Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of

December 12, 2012

among

WESCO DISTRIBUTION, INC.,

as US Borrower,

WDCC ENTERPRISES INC.,

as Canadian Borrower,

WESCO INTERNATIONAL, INC.,

as Holdings,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent

BARCLAYS BANK PLC,

as Syndication Agent

CREDIT SUISSE SECURITIES (USA) LLC,

BARCLAYS BANK PLC,

UBS SECURITIES LLC, and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Lead Arrangers

UBS SECURITIES LLC and GOLDMAN SACHS LENDING PARTNERS LLC,

as Co-Documentation Agents

SCHEDULES

Schedule 1.01(a)	Company Related Loan Parties
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(d)	Mortgaged Properties
Schedule 2.01	Lenders and Commitments
Schedule 3.07(d)	Properties Under Contract for Sale
Schedule 3.08	Subsidiaries
Schedule 3.09	Litigation
Schedule 3.14	Taxes
Schedule 3.16(c)	Canadian Pension Plan Solvency
Schedule 3.18	Insurance
Schedule 3.19(a)	UCC and PPSA Filing Offices
Schedule 3.19(c)	Mortgage Filing Offices
Schedule 3.20(a)	Owned Real Property
Schedule 3.20(b)	Leased Real Property
Schedule 3.22	Intellectual Property
Schedule 4.02(a)	Local Counsel
Schedule 5.14	Post-Closing Matters
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.09(c)	Restrictive Contracts

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request
Exhibit D-1	Form of US Collateral Agreement
Exhibit D-2	Form of Canadian Collateral Agreement
Exhibit D-3	Form of Canadian Cross-Border Collateral Agreement
Exhibit D-4	Form of Guarantee Agreement
Exhibit E	Form of Mortgage
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H	Compliance Certificate
Exhibit I-1	Form of Tranche B-1 Note
Exhibit I-2	Form of Tranche B-2 Note

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TERM LOAN AGREEMENT dated as of December 12, 2012 (this “Agreement”), among WESCO DISTRIBUTION INC., a Delaware corporation (the “US Borrower”), a wholly owned subsidiary of WESCO INTERNATIONAL INC., a Delaware corporation (“Holdings”), WDCC ENTERPRISES INC., an Alberta corporation and a wholly owned subsidiary of Holdings (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”, and each a “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and CREDIT SUISSE CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The US Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of US$700,000,000. The Canadian Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of C$150,000,000. The proceeds of the Term Loans are to be used solely (i) to finance, in part, the Acquisition (ii) to discharge or defease the Existing Senior Notes in accordance with a Permitted Debt Defeasance and (iii) fees and expenses incurred in connection with the Acquisition and the Transactions.

The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2029 Convertible Debentures” shall mean those 6.0% Convertible Senior Debentures due 2029 issued by Holdings under the 2029 Convertible Indenture.

“2029 Convertible Debentures Indenture” shall mean that Indenture dated as of August 27, 2009, by and among Holdings, the US Borrower and The Bank of New York Mellon, as trustee.

“ABL Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders under the ABL Credit Facility, and any successor thereof.

“ABL Credit Facility” shall mean that certain Amended and Restated Agreement dated as of December 12, 2012 among US Borrower, WESCO Equity Corporation, a Delaware corporation, Bruckner Supply Company, Inc., a Delaware corporation, WESCO Nevada, Ltd., a Nevada corporation, Communications Supply Corporation, a Connecticut corporation, Calvert Wire & Cable Corporation, a Delaware corporation, Liberty Wire & Cable, Inc., a Delaware corporation, TVC Communications, L.L.C., a Delaware limited liability company, Carlton-Bates Company, an Arkansas corporation, Conney Safety Products, LLC, a Delaware limited liability company, WESCO Distribution Canada LP, an Ontario limited partnership, Canadian Borrower, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian administrative agent.

“ABR”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the US Collateral Agreement.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Acquisition” shall mean the acquisition by Canadian Borrower of the Company through the purchase of the issued and outstanding shares of the Company’s parent, EECOL Holdings, Ltd (the “Existing Parent”), and its direct or indirect parent holding companies, Jarich Holdings, Ltd. and EESA Corp. (collectively, the “Existing Holdcos”, and each an “Existing Holdco”).

“Acquisition Consummation Condition” shall mean that each of the following conditions shall have occurred or otherwise been satisfied: (a) no Default or Event of Default exists or would exist after giving effect to the Acquisition, (b) the Acquisition shall have been fully consummated in accordance with applicable law and the terms of the Purchase Agreement as in effect on the Closing Date, without modification or waiver of any material terms or conditions, (c) each of the Existing Parent, the Existing Holdcos, EESA Holdings Ltd and the Company Related Loan Parties shall have (i) executed and delivered a joinder to the applicable Security Documents in connection with all material Collateral substantially in the form attached as an exhibit thereto, as applicable, and (ii) the conditions described in clauses (e), (f), (i), (k) and (p) of Section 4.02 shall be satisfied with respect to each of the Existing Parent, the Existing Holdcos, EESA Holdings Ltd and the Company Related Loan Parties, mutatis mutandis, (d) the Administrative Agent shall have received evidence that all Intercompany Step Transactions to be consummated on or prior to the Closing Date shall have been consummated, and (e) the Administrative Agent shall have received a certificate from a Responsible Officer of Holdings in form and substance reasonably satisfactory to the Administrative Agent certifying as to the foregoing clauses (a) through (d).

“Acquisition Joinder Date” shall mean the date on which the Acquisition Consummation Condition is fully satisfied and each of the Company Related Loan Parties is a Loan Party hereunder.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the greater of 1.0% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(a).

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“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Tranche” shall have the meaning assigned to such term in Section 2.13(i)(i).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee” the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the relevant Credit Party would be required to pay if such Hedging Agreement were terminated or is required to pay if such Hedging Agreement has been terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the US Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), respectively, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the US Prime Rate or, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the US Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amended and Restated Receivables Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of the Closing Date by and among the ABL Agent, the Administrative Agent, the Collateral Agent, PNC Bank, National Association, in its capacity as Receivables Agent under and as defined in the Receivables Securitization Documents, Receivables SPV, Wesco Distribution, Inc. and the other parties hereto, as the same

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may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.

“Anti-Money Laundering Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, including any guidelines or orders thereunder.

“Applicable Margin” shall mean, for any day (a) in the case of any Tranche B-1 Loan (i) with respect to any Eurodollar Term Loan, 3.50% per annum, and (ii) with respect to any ABR Term Loan, 2.50% per annum, and (b) in the case of any Tranche B-2 Loan, (i) with respect to any CDOR Rate Term Loan, 4.00% per annum, and (ii) with respect to any Canadian Prime Rate Term Loan, 3.00% per annum.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by any Credit Party of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of a Loan Party or any of the Restricted Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, and (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of US$2,500,000).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Amount” shall mean, on any date of determination, the sum of (a) US$45,000,000 and (b) the sum of (without duplication):

(i) the aggregate Excess Cash Flow for each fiscal year of Holdings, commencing with the fiscal year of Holdings ended December 31, 2013, that was not required to be applied to prepay Term Loans pursuant to Section 2.13(d) so long as, in respect of any distribution made pursuant to Section 6.06(vi) or any payment of Subordinated Indebtedness made pursuant to Section 6.09(b)(ii), the Secured Leverage Ratio would not exceed 3.00:1.00 on a pro forma basis after giving effect to such distribution or payment, as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such determination for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c), have been delivered, plus

(ii) cash proceeds from the issuance of common stock of Holdings otherwise permitted hereunder, plus

(iii) the net proceeds of sales of Investments made using the Available Amount in an amount not exceeding the original amount of such Investment to the extent previously deducted in computing Available Amount, plus

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(iv) returns, profits, distributions and similar amounts received on Investments made using the Available Amount (in an amount not to exceed the amount of such original Investment to the extent previously deducted in computing Available Amount), plus

(v) the investments of the Borrowers and their Restricted Subsidiaries in any Unrestricted Subsidiary to the extent made using the Available Amount that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated into the Borrowers or any of their Restricted Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Borrowers or any of their Restricted Subsidiaries, in each case, in an amount not to exceed the amount of the original investment in such Unrestricted Subsidiary to the extent previously deducted in computing Available Amount, less, such amounts as previously applied in determining the permissibility of a transaction under Sections 6.01(k), 6.01(l), 6.04(a), 6.04(c), 6.04(g), 6.04(o), 6.06(vi), 6.09(b)(ii) or otherwise where such permissibility was (or may have been) contingent on the receipt or availability of such amount and less amounts specified under Section 6.09(b)(i).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrowing” shall mean Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Term Loans or CDOR Rate Term Loans, as to which a single Interest Period is in effect.

“Borrowing Base Limit” means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 75% of an amount equal to (A) the net book value of the accounts receivables of the US Loan Parties less (B) any commitments or purchase limits under the Receivables Facility (or any refinancing or replacement thereof permitted hereunder); provided, however, that at such time as the Receivables Facility has been terminated (and not refinanced or replaced as aforesaid), then 85% of the net book value of the accounts receivable of the Credit Parties, plus (ii) 85% of the net book value of the accounts receivables of the Canadian Loan Parties plus (iii) 70% of the net book value of the Credit Parties’ inventories. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivables and inventories of an Acquired Entity may be included if such acquisition has been completed on or prior to the date of determination and such Acquired Entity has become a Loan Party).

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

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“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a Eurodollar Term Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (b) when used in connection with any Tranche B-2 Loan, the term “Business Day” shall also exclude any day in which commercial banks in Toronto, Canada are authorized or required by law to remain closed.

“CAM” has the meaning assigned to such term in Section 7.03.

“CAM Exchange” has the meaning assigned to such term in Section 7.03.

“CAM Exchange Date” has the meaning assigned to such term in Section 7.03.

“CAM Percentage” has the meaning assigned to such term in Section 7.03.

“Canadian Blocked Person” means any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Canadian Collateral Agreement” means the Collateral Agreement, substantially in the form of Exhibit D-2 dated as of the date hereof and as amended, modified or supplemented from time to time, among the Canadian Borrower, the Subsidiary Guarantors from time to time party thereto and the Collateral Agent.

“Canadian Cross-Border Collateral Agreement” means the Collateral Agreement, substantially in the form of Exhibit D-3 dated as of the date hereof and as amended, modified or supplemented from time to time, among the Subsidiary Guarantors from time to time party thereto and the Collateral Agent.

“Canadian Cross-Border Guarantors” means, individually or collectively as the context may require, (a) WESCO Distribution Canada Co., an unlimited liability company organized under the laws of Nova Scotia, WESCO Distribution II ULC, an unlimited liability company organized under the laws of Nova Scotia and TVC Canada Corp., an unlimited liability company organized under the laws of Nova Scotia, and (b) any Canadian Subsidiary Guarantor (other than a CFC Subsidiary or a CFC Subsidiary Holding Company) that becomes a party to the applicable Security Documents after the Closing Date pursuant to a joinder agreement and is required to guarantee the payment of the Canadian Obligations and the US Obligations pursuant to Section 5.12 and (c) the successors and assigns (that do not constitute CFC Subsidiaries or CFC Subsidiary Holding Companies) of the Persons described in clauses (a) and (b) of this definition.

“Canadian Dollars” and “C$” shall mean dollars in the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with

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countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act, (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code, (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Loan Parties” shall mean the Canadian Borrower, the Canadian Subsidiary Guarantors, and, upon the occurrence of the Acquisition Joinder Date, the applicable Company Related Loan Parties, collectively and “Canadian Loan Party” shall mean any such Person, individually.

“Canadian Obligations” shall mean (a) the Loan Document Obligations in respect of the Canadian Borrower or any Canadian Subsidiary Guarantor that is a CFC Subsidiary or a CFC Subsidiary Holding Company and (b) the Secured Hedging Obligations in respect of the Canadian Borrower or any Canadian Subsidiary Guarantor that is a CFC Subsidiary or a CFC Subsidiary Holding Company.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party or any Subsidiary of any Loan Party for its Canadian employees or former Canadian employees, but does not include a Canadian Union Plan, the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Person” means a Person, other than a natural person, organized and existing under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” shall mean, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the Administrative Agent in Toronto, Ontario then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars made in Canada to commercial borrowers and (ii) the one-month CDOR Rate, plus 1.0% per annum, adjusted automatically with each quoted, published or displayed change in such rate, all without necessity of any notice to the Canadian Borrower or any other Person. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the CDOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Canadian Prime Rate shall be determined without regard to clause (ii) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Canadian Prime Rate due to a change in the Canadian Prime Rate or the CDOR Rate shall be effective on the effective date of such change in the Canadian Prime Rate or the CDOR Rate, as the case may be. This prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Canadian Subsidiary Guarantors” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee

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Agreement as a guarantor of Canadian Obligations (other than Holdings, the US Borrower and the US Subsidiary Guarantors).

“Canadian Union Plan” shall mean any registered pension plan for the benefit of Canadian employees or former Canadian employees of a Loan Party or any of its Subsidiaries that is not maintained, sponsored or administered by a Loan Party or any of its Subsidiaries or any Governmental Authority, but to which a Loan Party or its Subsidiaries is required to contribute pursuant to a collective agreement.

“Capital Expenditures” shall mean, for any period, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding in each case, any such expenditure (a) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, and other capital expenditures, in each case to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds relating to any such damage, loss, destruction or condemnation or other expenditures, (b) constituting the permitted reinvestment of cash proceeds from Asset Sales in accordance with the terms hereof, (c) constituting the consideration paid (and transaction expenses incurred) in connection with a Permitted Acquisition, (d) constituting the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent of the credit granted by the seller of the equipment being traded at such time or (e) to the extent a Credit Party has received reimbursement in cash from a Person that is not an Affiliate of a Credit Party in respect of leasehold improvements made by such Credit Party.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means, for the relevant Interest Period, the greater of (i) 1.00% per annum and (ii) the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the 2006 International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial

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loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“CFC Subsidiary” shall mean any Foreign Subsidiary that constitutes a controlled foreign corporation within the meaning of Section 957 of the Code to the extent the providing by such Foreign Subsidiary of a Guarantee of the Obligations of the US Borrower could reasonably be expected to result in adverse tax consequences to Holdings or any of its Subsidiaries.

“CFC Subsidiary Holding Company” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia engaged in no material business activities other than the holding of Equity Interests and other investments in one or more CFC Subsidiaries.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) other than pursuant to a transaction permitted under Section 6.05, cessation of ownership (directly or indirectly) by Holdings of 100% of the outstanding voting Equity Interests of the other Loan Parties on a fully diluted basis; or (d) the occurrence of any “Fundamental Change” as defined in the 2029 Convertible Debentures Indenture.

“Change in Law” shall mean (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 2.06(g).

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“Class”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are Tranche B-1 Loans, Tranche B-2 Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or Incremental Term Loan Commitment.

“Closing Date” shall mean December 12, 2012.

“Co-Documentation Agents” shall mean, collectively, UBS Securities LLC and Goldman Sachs Lending Partners LLC.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties; provided that, for the avoidance of doubt, with respect to any US Obligation, Collateral shall not include (a) the assets of any CFC Subsidiary or (b) more than 65% of the issued and outstanding Equity Interests of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2)).

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Collateral Agreements” shall mean the US Collateral Agreement, the Canadian Collateral Agreement and the Canadian Cross-Border Collateral Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment and Incremental Term Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Company” shall mean EECOL Electric Corporation, a corporation formed under the laws of Alberta.

“Company Related Loan Parties” shall mean the Company and those direct and indirect subsidiaries of the Company identified on Schedule 1.01(a).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Holdings dated November 8, 2012.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income of Holdings for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, including taxes based on profits and capital and including franchise taxes and taxes in respect of repatriated funds and similar taxes, (iii) all amounts attributable to depreciation and amortization for such period, (iv) amortized debt discount during such period, (v) any non-cash losses or non-cash charges for such period that relate to the write-down or write-off of inventory to the extent such non-cash charges or non-cash losses do not exceed US$10,000,000 in the aggregate during such period, (vi) any other

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non-cash losses or non-cash charges for such period (but excluding any write-down or write-off of receivables and any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period), (vii) restructuring costs, facilities relocation costs and acquisition integration costs and fees, including cash severance payments made in connection with acquisitions permitted hereunder, in an amount not to exceed 7.5% of Consolidated EBITDA (prior to giving effect to this clause (vii)) for such period, (viii) any expenses or charges related to any Permitted Investment, offering of Equity Interests, or any acquisition, disposition, recapitalization or incurrence of Indebtedness permitted hereunder (including a refinancing thereof), whether or not successful, and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, (ix) the amount of any earn out payments or deferred purchase price in conjunction with acquisitions, (x) any costs or expenses incurred by the Borrowers or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the US Borrower or net cash proceeds of issuance of Qualified Capital Stock of Holdings, and (xi) any losses attributable to the sale, lease, transfer or other disposition of assets out of the ordinary course of business and minus (b) without duplication and to the extent included in Consolidated Net Income during such period, (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) or (vi) above in a previous period, (ii) income tax credits and refunds, (iii) interest income, (iv) any non-cash gains and non-cash items of income for such period that relate to any write-up of inventory to the extent such non-cash gains and non-cash income does not exceed US$10,000,000 in the aggregate during such period, (v) any other non-cash gains and non-cash items of income for such period, all calculated for Holdings on a consolidated basis in accordance with GAAP, and (vi) any gains attributable to the sale, lease, transfer or other disposition of assets out of the ordinary course of business; provided that, for purposes of calculating the Leverage Ratios for all purposes hereunder, (A) the Consolidated EBITDA of any Acquired Entity acquired by a Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period and taking into account such adjustments as are consistent with the standards set forth in Rule 11-02(b)(6) of Regulation S-X) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by a Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period; provided, further, in each case, that such pro forma adjustments are reasonably acceptable to the Administrative Agent in its reasonable discretion. For purposes of determining the Leverage Ratios as of or for the periods ended on December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended December 31, 2011, US$137,958,000, (ii) for the fiscal quarter ended March 31, 2012, US$129,289,000, (iii) for the fiscal quarter ended June 30, 2012, US$142,826,000 and (iv) for the fiscal quarter ended September 30, 2012, US$145,016,000.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (whether cash or non-cash interest expense and including imputed interest expense in

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respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Holdings that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by a Credit Party with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with a Loan Party or any Restricted Subsidiary or the date that such Person’s assets are acquired by a Loan Party or any Restricted Subsidiary, and (c) the income of any Person in which any other Person (other than a Loan Party or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Loan Party or a Wholly Owned Subsidiary by such Person during such period.

“Constituent Canadian Loan Party” shall have the meaning assigned to such term in Section 6.05(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Parties” shall mean, collectively, Holdings, the US Borrower and the Restricted Subsidiaries (including, for avoidance of doubt, the Canadian Borrower), and “Credit Party” shall mean any such Person, individually, as the context may require.

“Current Assets” shall mean, with respect to Holdings at any time, determined on a consolidated basis in accordance with GAAP, the consolidated current assets (other than cash and Permitted Investments) of Holdings.

“Current Liabilities” shall mean, with respect to Holdings at any time, determined on a consolidated basis in accordance with GAAP, the consolidated current liabilities of Holdings at such time, but excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) outstanding loans under the ABL Credit Facility and Receivables Facility, (iii) the current portion of interest payable and (iv) the current portion of current and deferred income taxes.

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“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Designated Obligations” shall have the meaning assigned to such term in Section 7.03(a).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Equity Interest of such Person which is not itself Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days after the later of the Term Loan Maturity Date or the Incremental Term Loan Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable unless at the sole option of the issuer thereof for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case on or prior to the date that is 91 days after the later of the Term Loan Maturity Date or the Incremental Term Loan Maturity Date in effect at the time such Equity Interest is issued; provided, however, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interest upon the occurrence of an “asset sale”, “casualty event”, “fundamental change” or “change of control” occurring prior to the Term Loan Maturity Date or Incremental Term Loan Maturity Date shall not constitute Disqualified Stock if any such requirement only becomes operative after compliance with the terms applicable under this Agreement, including the prepayment of Term Loans pursuant hereto. Notwithstanding the foregoing, and for the avoidance of doubt, the 2029 Convertible Debentures shall not constitute Disqualified Stock.

“Dollars” or “US$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia other than (a) any CFC Subsidiary Holding Company and (b) any Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that is a Subsidiary of a CFC Subsidiary.

“Eligible Assignee” shall mean any Person (other than a natural Person) that is (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender or (iv) any other Person (other than a natural person) approved by the Administrative Agent; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate thereof.

“Engagement Letter” shall mean the Engagement Letter dated November 6, 2012 among Holdings, the Administrative Agent, Barclays Bank PLC, UBS Securities LLC and Goldman Sachs Lending Partners LLC.

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“Environmental Claim” shall mean any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (written or oral) by any Person alleging any liability, contingent or otherwise (including liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equivalent Amount” shall mean, on any date of determination, with respect to obligations or valuations denominated in Canadian Dollars, the amount of Dollars which would result from the conversion of the relevant amount of Canadian Dollars into Dollars at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (or if such source is not available, such other source as determined by the Administrative Agent to be a replacement for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between the Borrowers and the Administrative Agent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with either Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(a) of ERISA has been waived), (b) the failure by any Plan to meet the minimum funding standard of Section 412 of the Code applicable to such Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of either of the Borrowers or any of their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan unless the failure is cured within 30

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days, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by either of the Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan, or the withdrawal or partial withdrawal of either of the Borrowers or any of their ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by either of the Borrowers or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (f) the receipt by either of the Borrowers or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from either of the Borrowers or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of (ERISA), (g) the imposition of liability on either of the Borrowers or any of their ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, or (h) the occurrence of any comparable event with respect to a Foreign Pension Plan.

“Eurodollar”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of Holdings, an amount equal to the excess of:

(a) the sum, without duplication, of: (i) Consolidated Net Income for such period, (ii) income tax expense for such period to the extent deducted in arriving at such Consolidated New Incomes, (iii) an amount equal to the amount of all non-cash charges during such period, including amounts attributable to depreciation, amortization and amortized debt discount, to the extent deducted in arriving at such Consolidated Net Income, (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by any Credit Party during such period (other than in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and (v) reductions to noncash working capital of the Credit Parties for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) (provided that, for purposes of determining changes in such noncash working capital during such fiscal year, (A) acquisitions occurring during such fiscal year shall be deemed to have occurred on the first day of such fiscal year and (B) any reduction to noncash working capital for such fiscal year shall, for purposes of determining Excess Cash Flow for such fiscal year, be offset (but not beyond the amount of such reduction) by the excess, if any, of the aggregate amount of all repayments of borrowings under the ABL Credit Facility and the Receivables Facility (or any other facility permitted under Section 6.01(n) or (p)) during such fiscal year, other than repayments subtracted in determining such Excess Cash Flow pursuant to clause (b)(iii) below, over the aggregate amount of all borrowings under the ABL Credit Facility and the Receivables Facility (or any other facility permitted under Section 6.01(n) or (p)) during such fiscal year),

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over

(b) the sum, without duplication, of: (i) an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income, (ii) the amount of Capital Expenditures made in cash during such period, (iii) permanent repayments of Indebtedness (other than mandatory prepayments of Term Loans under Section 2.13 and voluntary prepayments of Term Loans that reduce the mandatory prepayment under Section 2.13) made during such period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness with new Indebtedness, (iv) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by a Credit Party during such period (other than in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) cash payments by a Credit Party during such period in respect of long-term liabilities (other than Indebtedness) not expensed or otherwise deducted in determining Consolidated Net Income during such period, (vi) the amount expended in cash during such period with respect to Permitted Acquisitions and Investments permitted under Section 6.04(i) (other than Investments permitted as a result of clause (b) of the definition of Available Amount), (vii) payments made in cash during such period by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the US Borrower to holders of minority Equity Interests in such Restricted Subsidiary that are not Affiliates of such Restricted Subsidiary, including pursuant to dividends declared or paid on Equity Interests held by such holders, to the extent permitted hereunder, (viii) the aggregate amount of expenditures actually made by the Credit Parties in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed or otherwise deducted in determining Consolidated Net Income during such period, (ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Credit Parties during such period that are required to be made in connection with any prepayment of Indebtedness, (x) the amount of cash taxes paid in such period, (xi) earnout payments and deferred purchase price payments made in cash during such fiscal year, and (xii) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) (provided that, for purposes of determining changes in such noncash working capital during such fiscal year, acquisitions occurring during such fiscal year shall be deemed to have occurred on the first day of such fiscal year); provided that no amount paid or expended under this clause (b) shall be deducted in determining Excess Cash Flow to the extent financed with the proceeds of Indebtedness of a Credit Party or of the issuance or sale of equity interests of Holdings or proceeds of casualty or condemnation or other proceeds that would not be included in Consolidated Net Income.

“Excluded Subsidiary” shall mean any Subsidiary that (a) is a bankruptcy remote special purpose vehicle consented to by the Administrative Agent (including Receivables SPV but excluding the Real Estate Subsidiaries at any time after March 1, 2013), (b) any Foreign Subsidiary that is not a party to a Security Agreement, (c) any Foreign Subsidiary that is not organized under the laws of Canada or a province thereof or a parent of such Foreign Subsidiary that is organized under the laws of the Netherlands, or (d) is identified in writing to the Administrative Agent and (i) the assets of which do not exceed 5.0% of the consolidated assets of Holdings and the revenues of which do not exceed 5.0% of the consolidated revenues of Holdings, and (ii) the aggregate assets of which, when taken together with all other Excluded

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Subsidiaries under this clause (d), do not exceed 15.0% of the consolidated assets of Holdings and the aggregate revenues of which, when taken together with all other Excluded Subsidiaries under this clause (d), do not exceed 15.0% of the consolidated revenues of Holdings, in each case as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such determination for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c) have been delivered.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (other than on account of the execution, delivery, performance, filing, recording and enforcement of, and the other activities contemplated in this Agreement and the other Loan Documents), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any Tax imposed by FATCA, (d) in the case of a Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.21(a)), any withholding Tax that is imposed on amounts payable to such Lender (or which would have been imposed had such amount been paid) at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 2.20(a), and (e) any withholding Tax that is solely attributable to such recipient’s failure to comply with Section 2.20(e).

“Existing Holdcos” shall have the meaning assigned to such term in the definition of “Acquisition”.

“Existing Parent” shall have the meaning assigned to such term in the definition of “Acquisition”.

“Existing Senior Notes” shall mean the US Borrower’s 7.50% Senior Subordinated Notes Due 2017 issued pursuant to that certain Indenture dated as of September 27, 2005 between the US Borrower and the Senior Notes Trustee.

“Facility” shall mean the term loan facility provided for by this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System

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arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Upfront Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person and, in the case of the Canadian Borrower, any officer thereof that performs for the Canadian Borrower the responsibilities commonly associated with a chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.

“Foreign Pension Plan” shall mean any defined benefit employee benefit plan (other than a Canadian Pension Plan) that is not subject to U.S. law and is maintained by Holdings, a Borrower or any Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority, which employee benefit plan is subject to the laws of any jurisdiction outside the United States.

“Foreign Prepayment Proceeds Receipt” shall have the meaning assigned to such term in Section 2.13(i).

“Foreign Subsidiary” shall mean any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(n).

“Governmental Authority” shall mean any applicable federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

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“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit D-4 dated as of the date hereof and as amended, modified or supplemented from time to time, among Holdings, the US Borrower, the Canadian Borrower, the US Subsidiary Guarantors, the Canadian Subsidiary Guarantors, the Canadian Cross-Border Guarantors, the Netherlands Subsidiary Guarantors and the Administrative Agent.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of ISDA Master Agreement, including any such obligations or liabilities under any ISDA Master Agreement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) an aggregate principal amount not to exceed US$300,000,000, over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24. For purposes of determining the aggregate amount of Incremental Term Loan Commitments established pursuant to Section 2.24, the principal amount of each Incremental Term Loan shall be equal to the Dollar amount (in the case of Incremental Loans denominated in Dollars) or the Equivalent Amount (in the case of Incremental Loans denominated in Canadian Dollars) of such Incremental Term Loan Commitment determined as of the date of the applicable Incremental Term Loan Assumption Agreement.

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“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to a Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances; provided that, for the avoidance of doubt, all obligations in respect of the Receivables Facility or any replacement thereof, shall be Indebtedness hereunder. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. Notwithstanding the foregoing, Indebtedness shall not include (i) operating leases as defined under GAAP as of the Closing Date to the extent that such leases are deemed to be Indebtedness solely as a result of any change in the requirements under GAAP after the Closing Date and (ii) Indebtedness related to the Existing Senior Notes to the extent such Indebtedness has been discharged or defeased pursuant to a Permitted Debt Defeasance but only for a period of up to forty-five (45) days after the Closing Date.

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“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intercompany Step Transactions” shall mean the series of intercompany loans (including the New Canada LP I $150,000,000 Intercompany Loan and the other loans evidenced by the Transaction Related Intercompany Notes), capital contributions, property transfers, amalgamations and other transactions scheduled to occur during the period commencing on or before the Closing Date and ending on or about December 18, 2012, all in accordance with and as more fully described in the Step Plan.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Closing Date by and among the ABL Agent, the Administrative Agent and the Collateral Agent, as the same may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.

“Interest Payment Date” shall mean (a) with respect to any ABR Term Loan or Canadian Prime Rate Term Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Term Loan or CDOR Rate Term Loan, the last day of the Interest Period applicable to the Borrowing of which such Term Loan is a part and, in the case of a Eurodollar Borrowing or CDOR Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, if available to all applicable Lenders, 12 months thereafter, as the applicable Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Term Loan shall extend beyond the maturity date of such Term Loan. Interest on each Eurodollar Borrowing or CDOR Rate Borrowing shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Intermediate Holding Company” means a Subsidiary which has no Indebtedness (other than pursuant to the Loan Documents or intercompany Indebtedness to Holdings or any Restricted Subsidiary of Holdings not prohibited by Section 6.01) and holds no material assets other than Equity Interests in another Subsidiary.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Lead Arrangers” shall mean, collectively, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, UBS Securities LLC and Goldman Sachs Lending Partners LLC (it being understood that “Joint Lead Arrangers” shall include Credit Suisse Securities (USA) LLC, Barclays Bank PLC, UBS Securities LLC and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners with respect to the primary syndication of the Facility).

“judgment currency” shall have the meaning assigned to such term in Section 9.20.

“Lender Parties” shall mean the Administrative Agent, each Lender, each SPV and each other recipient of a payment from the Borrowers or the Guarantors under the Loan Documents.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratios” shall mean the Total Leverage Ratio and the Secured Leverage Ratio.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, hypothec, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

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“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrowers to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Loan Documents” shall mean this Agreement, the Security Documents, the Intercreditor Agreement, each Incremental Term Loan Assumption Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean, collectively, the US Loan Parties and the Canadian Loan Parties, including, on and after the Acquisition Joinder Date, the Company Related Loan Parties.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition, of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents to which they are a party, (c) the Collateral, the Collateral Agent’s Liens on the Collateral or the priority of such Liens (this clause (c) to be taken as a whole), or (d) the rights of or remedies available to the Administrative Agent or the Lenders under any of the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Term Loans), or obligations in respect of one or more Hedging Agreements, of any Credit Party in an aggregate principal amount exceeding US$35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Credit Party in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.06(g).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(d), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Sections 5.12 and 5.13; provided that, for the avoidance of doubt, with respect to any US Obligation, Mortgaged Properties shall not include such owned real properties and leasehold and subleasehold interests, or any other parcel of real property and improvements thereto, of any CFC Subsidiary.

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“Mortgages” shall mean the mortgages, deeds of trust, modifications, hypothecs and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Sections 5.12 or 5.13, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling fees, costs and expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the US Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve and not applied to any such liability, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds or is paid in order to obtain any necessary consent to such Asset Sale or by applicable law, is required to be repaid out of the proceeds from such Asset Sale (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the US Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the US Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the US Borrower and its Restricted Subsidiaries within 365 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds, (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith and (c) with respect to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset, the cash proceeds received from such casualty, damage or condemnation event, net of fees and expenses and the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by such property and which is required to be repaid with such proceeds.

“Netherlands Subsidiary Guarantors” means, individually or collectively as the context may require, (a) WDINESCO III B.V., WDINESCO III C.V., WDINESCO II C.V. and WDINESCO C.V. and (b) any Person organized under the laws of the Netherlands that hereafter becomes a party to the applicable Security Documents after the Closing Date pursuant to a joinder agreement and is required to guarantee the payment of the Canadian Obligations pursuant to Section 5.12 and (c) the successors and assigns of the Persons described in clauses (a) and (b) of this definition.

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“New Canada LP I” shall mean WESCO Canada I, LP, a limited partnership organized under the laws of Alberta.

“New Canada LP I $150,000,000 Intercompany Loan” shall mean that certain Intercompany Loan by WDC Holding Inc. to New Canada LP I in the original principal amount of $150,000,000 evidenced by the New Canada LP I Intercompany Note.

“New Canada LP I $150,000,000 Intercompany Note” shall mean that certain Subordinated Promissory Note from New Canada LP I to WDC Holding Inc. dated as of December 12, 2012 in the original principal amount of US$150,000,000.

“New Canada LP II” shall mean WESCO Canada II, LP, a limited partnership organized under the laws of Alberta.

“Obligations” shall mean, individually and collectively, as the context may require, the US Obligations and the Canadian Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loan OID” shall have the meaning assigned to such term in Section 2.24(b).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).

“Parallel Debt” shall have the meaning assigned to such term in the Guarantee Agreement.

“parent” shall have the meaning assigned to such term in the definition of “subsidiary.”

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” means (a) the whole or partial withdrawal of a Canadian Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might reasonably constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Canadian Pension Plan.

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“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Collateral Agreements.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Debt Defeasance” shall mean, with respect to the Existing Senior Notes, that the Indebtedness relating thereto (i) has been called for redemption and for which funds sufficient to redeem such Indebtedness and pay interest thereon to the applicable redemption date have been irrevocably deposited with the Senior Notes Trustee on or before the Closing Date pursuant to Section 8.01(a) of the indenture pursuant to which the Existing Senior Notes were issued or (ii) has otherwise been discharged or defeased to the reasonable satisfaction of the Administrative Agent.

“Permitted Defeased Debt” shall mean, with respect to the Existing Senior Notes, the Indebtedness relating thereto after the Permitted Debt Defeasance.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State thereof that has a combined capital and surplus and undivided profits of not less than US$500,000,000 and that either (i) issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P or (ii) has (or the parent of which has) a long term senior unsecured debt rating of at least “A2” (or the then equivalent grade) by Moody’s or “A” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, which (i) are rated AAA by S&P and Aaa by Moody’s and (ii) have portfolio assets of at least US$500,000,000; and

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(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, unlimited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which either of the Borrowers or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Closing Amalgamation Transaction” shall mean the various amalgamations occurring on or after the Acquisition in accordance with and as contemplated by the Step Plan, whereby (i) on or about December 18, 2012 the Existing Holdcos, Existing Parent and EESA Holdings Ltd., in one or more transactions, shall amalgamate into one Canadian operating company such that, after giving effect to such transactions, such entities shall continue under the laws of Alberta as “EECOL Holdings, Ltd.”, which corporation shall be a direct, wholly-owned Subsidiary of Canadian Borrower, and (ii) in a series of transactions occurring on or prior to December 31, 2013, EECOL Holdings, Ltd. (the corporation resulting from the amalgamations contemplated in clause (i)) shall amalgamate with Canadian Borrower and Canadian Borrower shall then amalgamate with EECOL Electric Corp. such that, after giving effect to such transactions, such entities shall continue under the laws of Alberta as a single corporation governed by the constituent documents of Canadian Borrower under either the name “WDCC Enterprises Inc.” or “EECOL Electric Corp.”, and shall be a direct, wholly-owned Subsidiary of WDINESCO III B.V. (it being understood that WDINESCO III B.V. shall be a direct, wholly-owned Subsidiary of New Canada LP I). Any single amalgamation between any Canadian Loan Party and any other Canadian Loan Party contemplated by the Step Plan may be referred to herein as a “Post-Closing Amalgamation Transaction.”

“primary obligor” shall have the meaning assigned to such term in the definition of “Guarantee.”

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchase Agreement” shall mean that certain Share Purchase Agreement dated October 15, 2012 among the Canadian Borrower, the Company, the shareholders of (x) the Company, (y) the Existing Parent and (z) the Existing Holdcos party thereto and the other parties party thereto.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Real Estate Loan Agreements” means, collectively, (a) the Loan Agreement dated as of December 13, 2002 originally between WESCO Real Estate IV, LLC as borrower and Bear

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Stearns Commercial Mortgage, Inc. as lender, (b) the Loan Agreement dated as of February 14, 2003 originally between WESCO Real Estate I, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, (c) the Loan Agreement dated as of February 24, 2003 originally between WESCO Real Estate II, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, and (d) the Loan Agreement dated as of January 30, 2003 originally between WESCO Real Estate III, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, in each case, as amended, restated, modified, waived or supplemented from time to time.

“Real Estate Subsidiaries” means WESCO Real Estate I, LLC, WESCO Real Estate II, LLC, WESCO Real Estate III, LLC, and WESCO Real Estate IV, LLC, each of which is a Delaware limited liability company.

“Receivables Facility” shall mean that certain accounts receivable securitization facility, through which certain US Loan Parties sell, on a continuous basis, an undivided interest in certain accounts receivable to Receivables SPV, which, in turn, sells, without recourse, a senior undivided interest in such receivables to third-party conduits and financial institutions for cash, pursuant to and in accordance with the Receivables Securitization Documents.

“Receivables Securitization Documents” shall mean (i) that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009 (as amended through and in effect on the Closing Date), by and among Receivables SPV, US Borrower, the Purchasers and Purchaser Agents party thereto (as defined therein) and PNC Bank, National Association, as Administrator thereunder, (ii) that certain Purchase and Sale Agreement dated as of June 30, 1999, among Receivables SPV and WESCO Distribution, Inc., and (iii) all other documents, agreements and instruments executed or delivered in connection therewith, in each case, as amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms hereof.

“Receivables SPV” shall mean WESCO Receivables Corp., a Delaware corporation and indirect wholly owned Subsidiary of US Borrower.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation S-X” shall mean Regulation S-X under the Securities Act of 1933, as amended, together with the interpretations of the Securities and Exchange Commission thereunder.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Election” shall have the meaning assigned to such term in Section 2.13(b).

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“Reinvestment Net Cash Proceeds” shall have the meaning assigned to such term in Section 2.13(b).

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Repayment Date” shall have the meaning given such term in Section 2.11(a).

“Repricing Event” shall mean the repayment, prepayment or refinancing of all or any portion of the loans under the Facility substantially concurrently with the incurrence by Holdings, either Borrower or any of their respective Restricted Subsidiaries of any new Indebtedness for borrowed money having a lower “effective” yield than such loans under the Facility, or any amendment to the Facility that has the effect of reducing the “effective” yield (as reasonably determined by the Administrative Agent in consultation with Holdings, but excluding any bona fide arrangement, underwriting, structuring or similar fees not generally shared with the applicable lenders) then applicable to, such loans under the Facility (including any mandatory assignment in connection therewith with respect to each Lender that refuses to consent to such amendment).

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Term Loan Commitments representing more than 50% of the sum of all Term Loans outstanding and Term Loan Commitments at such time.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of a Loan Party or any Restricted Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property, other than Qualified Capital Stock of the Person making such dividend or distribution so long as any such dividend or distribution that is made by a Subsidiary is issued ratably to such Subsidiary’s equityholders) with respect to any Equity Interests in any Loan Party or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in a Loan Party or any Restricted Subsidiary (other than any such payment made with Qualified Capital Stock of the issuer of the Equity Interests being purchased, redeemed, retired, acquired, cancelled or terminated).

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“Restricted Subsidiary” shall mean any Subsidiary of a Borrower other than an Unrestricted Subsidiary and shall include each of the Company Related Loan Parties as of the Acquisition Joinder Date.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Debt” shall mean, at any time with respect to a Person, the aggregate Indebtedness of such Person (excluding Indebtedness of the type described in clauses (i), (j), (k) and (l) of the definition of such term, except in the case of such clause (l), to the extent of any unreimbursed drawings thereunder) secured by a Lien on any of its properties or assets at such time.

“Secured Hedging Agreement” shall mean a Hedging Agreement with a Loan Party that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, in each case, for the avoidance of doubt, whether or not the Administrative Agent, a Lender, or an Affiliate of the Administrative Agent or Lender ceases to be the Administrative Agent, Lender, or Affiliate of the Administrative Agent or Lender after the date the Hedging Agreement was entered into.

“Secured Hedging Obligations” shall mean the due and punctual payment of all obligations and liabilities (including interest accruing at the then applicable rate provided in any Secured Hedging Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) arising under or pursuant to any Secured Hedging Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or otherwise, in each case whether on account of scheduled periodic payments, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the relevant counterparty to the Secured Hedging Agreement, as applicable, that are required to be paid by the applicable Loan Party pursuant to the terms of such Secured Hedging Agreement).

“Secured Leverage Ratio” shall mean, on any date, the ratio of Secured Debt of the Credit Parties on such date to Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters ending prior to such date for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c) have been delivered (or such other date as otherwise specified in this Agreement).

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Secured Hedging Agreement, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Mortgages, the Guarantee Agreement, the Collateral Agreements and each of the security agreements, mortgages, hypothecs and other

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instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Notes Trustee” shall mean Bank of New York Mellon, as successor to J.P. Morgan Trust Company, National Association, as Trustee.

“Significant Subsidiary” shall mean, with respect to paragraphs (g) and (h) of Article VII hereof, on any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, would constitute a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in paragraph (g) or (h) of Article VII hereof has occurred, would collectively satisfy the criteria for the determination of a Significant Subsidiary under clause (a) of this definition.

“Solvent” shall mean, (a) with respect to any US Person or group of US Persons, as the case may be, (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date, and (b) with respect to any Canadian Person, each such Canadian Person (i) is able to meet its obligations as they generally become due, (ii) is paying its current obligations in the ordinary course of business as they generally become due, and (iii) owns aggregate property that is, at fair valuation, sufficient or, if disposed of at a fairly conducted sale under legal process would be sufficient to enable payment of all its obligations due and accruing.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Prior Claims” means claims for unpaid wages, vacation pay, worker’s compensation, unemployment insurance premiums, pension plan contributions or unfunded pension liabilities, employee or non-resident withholding tax source deductions, realty taxes (including utility charges and business taxes which are collectable like realty taxes), unremitted goods and services taxes, provincial sales or harmonized sales taxes, customs duties or similar statutory obligations secured by a Lien on a Loan Party’s assets.

“Statutory Prior Liens” means Liens securing Statutory Prior Claims.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch,

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Affiliate or other fronting office making or holding a Term Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Term Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Step Plan” shall mean that certain “Project Odyssey” step plan dated December 5, 2012 prepared for Holdings.

“Subordinated Indebtedness” shall mean Indebtedness evidence by the Subordinated Notes issued pursuant to the Subordinated Notes Documents and any other Indebtedness of a Loan Party subordinated to the Obligations on terms acceptable to the Administrative Agent.

“Subordinated Note Documents” shall mean the 2029 Convertible Debentures Indenture and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other right in respect thereof.

“Subordinated Notes” shall mean the 2029 Convertible Debentures and any other notes, debentures or other instruments evidencing Subordinated Indebtedness.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrowers.

“Subsidiary Guarantors” shall mean the US Subsidiary Guarantors, the Canadian Subsidiary Guarantors, the Canadian Cross-Border Guarantors and the Netherlands Subsidiary Guarantors, collectively.

“Syndication Agent” shall mean Barclays Bank PLC.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

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“Tax Affected Tranche” shall have the meaning assigned to such term in Section 2.13(i)(ii).

“Tax Neutral Tranche” shall have the meaning assigned to such term in Section 2.13(i)(ii)

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, similar charges or withholdings imposed by any Governmental Authority.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Loan Maturity Date” shall mean the seventh year anniversary of the Closing Date.

“Term Loan Repayment Dates” shall mean the Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean the Tranche B-1 Loans and the Tranche B-2 Loans, collectively. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.

“Total Debt” shall mean, at any time, the total Indebtedness of Holdings, the Borrowers and the Restricted Subsidiaries at such time (excluding Indebtedness of the type described in clauses (i), (j), (k) and (l) of the definition of such term, except in the case of such clause (l), to the extent of any unreimbursed drawings thereunder); provided, that for purposes of this definition, the Subordinated Notes shall be included in Total Debt at par.

“Total Leverage Ratio” shall mean, on any date, the ratio of Total Debt of the Credit Parties on such date to Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters ending prior to such date for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c) have been delivered (or such other date as otherwise specified in this Agreement).

“Tranche” shall refer to a category of Term Loans comprised of either the Tranche B-1 Loans or the Tranche B-2 Loans, as the context may require.

“Tranche B-1 Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B-1 Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its B-1 Loan Commitment,

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as applicable. The aggregate amount of the Lenders’ Tranche B-1 Commitments is US$700,000,000.

“Tranche B-1 Lender” shall mean a Lender with a Tranche B-1 Commitment or an outstanding Tranche B-1 Loan.

“Tranche B-1 Loan” shall mean the term loans made by the Lenders to the US Borrower pursuant to Section 2.01(a)(i).

“Tranche B-2 Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B-2 Loan hereunder on the Closing Date in the amount set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B-2 Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche B-2 Commitments is C$150,000,000.

“Tranche B-2 Lender” shall mean a Lender with a Tranche B-2 Commitment or an outstanding Tranche B-2 Loan.

“Tranche B-2 Loan” shall mean the term loans made by the Lenders to the Canadian Borrower pursuant to Section 2.01(a)(ii).

“Transaction Related Intercompany Notes” shall mean, collectively, (i) the New Canada LP I $150,000,000 Intercompany Note, (ii) that certain Promissory Note issued by the Canadian Borrower to WDC Holding Inc. in the original principal amount of C$480,000,000, and (iii) that certain Subordinated Promissory Note issued by the Canadian Borrower to WESCO Canada II, LP in the original principal amount of C$90,000,000, each dated as of December 13, 2012.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by Holdings and the Canadian Borrower of the Purchase Agreement and the consummation of the Acquisition and other transactions contemplated thereby, (b) the amendment and restatement of the ABL Credit Facility providing for lending commitments thereunder of US$600,000,000, (c) the amendment of the Receivables Facility providing for increased purchasing limits thereunder of US$475,000,000, (d) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (e) the discharge or defeasance of the Existing Senior Notes and (f) the payment of related fees and expenses.

“Type”, when used in respect of any Term Loan or Borrowing, shall refer to the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate, the Alternate Base Rate, the CDOR Rate or the Canadian Prime Rate.

“Unaffected Tranche” shall have the meaning assigned to such term in Section 2.13(i)(i)

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of a Borrower that is formed or acquired after the Closing Date that is designated as an Unrestricted Subsidiary in accordance with Section 6.12, (b) any Restricted Subsidiary designated or re-designated as an Unrestricted

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Subsidiary by a Borrower in a written notice to the Administrative Agent and in accordance with Section 6.12 and (c) each Subsidiary of an Unrestricted Subsidiary.

“Upfront Fees” shall have the meaning assigned to such term in Section 2.05(b).

“US Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“US Collateral Agreement” shall mean the Collateral Agreement, substantially in the form of Exhibit D-1 dated as of the date hereof and as amended, modified or supplemented from time to time, among Holdings, the US Borrower, the Subsidiary Guarantors from time to time party thereto and the Collateral Agent.

“US Loan Parties” shall mean Holdings, the US Borrower, the US Subsidiary Guarantors, collectively and “US Loan Party” shall mean any such Person, individually; provided that, for purposes of the provisions of Sections 6.01(j), 6.01(k), 6.04(a), 6.05, 6.06(ii), 6.06(iii) and 6.07(b), any US Loan Party that is not a Domestic Subsidiary shall be treated as a Canadian Loan Party and not as a US Loan Party under such provisions.

“US Obligations” shall mean (a) the Loan Document Obligations in respect of any US Loan Party and (b) the Secured Hedging Obligations in respect of any US Loan Party.

“US Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrowers. This prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“US Subsidiary Guarantors” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee Agreement as a guarantor of US Obligations; provided that, for the avoidance of doubt, US Subsidiary Guarantors shall not include any CFC Subsidiary or any CFC Subsidiary Holding Company.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

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“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” shall have the meaning assigned to such term in Section 2.24(b).

Section 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced, or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), and (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement and such Loan Document and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, unless agreed to by Borrowers and the Required Lenders, except that for purposes of calculating the Leverage Ratios, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.05; provided, however, that (i) for purposes of determining the outstanding amount of any Indebtedness, (A) any election by the Borrowers to measure an item of Indebtedness using fair value (as permitted by the Financial Accounting Standards Board Accounting Standards Codification 825-10-25, and any statements replacing, modifying or superseding such guidance) shall be disregarded and such determination shall be made as if such election had not been made and (B) any original issue discount with respect to such Indebtedness shall not be deducted in determining the outstanding amount of such Indebtedness, and (ii) if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition, or provisions relating to Excess Cash Flow, to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant or provisions relating to Excess Cash Flow (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI or any related definition, or provisions relating to Excess Cash Flow, for such purpose), then the Borrowers’ compliance with such covenant or provisions relating to Excess Cash Flow shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became

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effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders. Until such time as such an amendment shall have been executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders, all Leverage Ratios, Excess Cash Flow calculations, standards and other terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred, the Loan Parties shall provide to the Administrative Agent and the Lenders any documents and calculations required under this Agreement or as reasonably requested hereunder by the Administrative Agent or the Required Lender setting forth a reconciliation between calculations of such ratios and requirements and other terms of an accounting or a financial nature made before and after giving effect to such change in GAAP.

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the Uniform Commercial Code or the Personal Property Security Act shall be deemed to include publication under the Civil Code of Québec, (g) all references to “financing statement” shall be deemed to include a registration form for the purposes of effecting a registration at the Québec Registrar of Personal and Movable Real Rights, (h) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (i) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (j) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (k) an “agent” shall be deemed to include a “mandatary”.

Section 1.03 Pro Forma Calculations; Schedules. All pro forma calculations permitted or required to be made by the Borrowers or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (i) have been certified by a Financial Officer of the Borrowers as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition Consolidated EBITDA. All schedules attached hereto by the Loan Parties shall present the information relevant thereto both as of the Closing Date and as of the Acquisition Joinder Date, after giving effect to the Transactions.

Section 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., a “Tranche B-1 Loan”, a “Tranche B-2 Loan” or an “Other Term Loan”), by Type (e.g., an “ABR Term Loan”, a “Eurodollar Term Loan”, a “Canadian Prime Rate Term Loan” or a “CDOR Rate Term Loan”) or by Class and Type (e.g., an “ABR Tranche B-1 Loan”, a “Eurodollar Tranche B-1 Loan”, a “Canadian Prime Rate Tranche B-2 Loan” or a “CDOR Rate Tranche B-2 Loan”). Borrowings

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also may be classified and referred to by Class (e.g., a “Tranche B-1 Borrowing”), by Type (e.g., an “ABR Borrowing, a “Eurodollar Borrowing”, a “Canadian Prime Rate Borrowing” or a “CDOR Rate Borrowing”) or by Class and Type (e.g., a “Eurodollar Tranche B-1 Borrowing” or a “CDOR Rate Tranche B-2 Borrowing”).

Section 1.05 Designation as Senior Debt. The Term Loans and other Obligations are hereby designated as “Senior Debt”, “Senior Indebtedness”, “Designated Senior Indebtedness” and “Designated Senior Debt” for all purposes of the Subordinated Note Documents.

ARTICLE II

The Credits

Section 2.01 Term Loan Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) each Tranche B-1 Lender agrees, severally and not jointly, to make a Tranche B-1 Loan to the US Borrower on the Closing Date in a principal amount not to exceed its Tranche B-1 Commitment; and

(ii) each Tranche B-2 Lender agrees, severally and not jointly, to make a Tranche B-2 Loan to the Canadian Borrower on the Closing Date in a principal amount not to exceed it Tranche B-2 Loan Commitment.

Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

(b) Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

Section 2.02 Loans. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their applicable Term Loan Commitments; provided, however, that the failure of any Lender to make any Term Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Term Loan required to be made by such other Lender). The Term Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of US$1,000,000 or C$1,000,000, as applicable, and not less than US$5,000,000 or C$5,000,000, as applicable (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Term Loan Commitments.

(b) Subject to Sections 2.08 and 2.15 (i) each Borrowing of a Tranche B-1 Loan shall be denominated in Dollars and shall be comprised entirely of ABR Term Loans

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or LIBO Rate Loans as the US Borrower may request pursuant to Section 2.03 and (ii) each Borrowing of a Tranche B-2 Loan shall be denominated in Canadian Dollars and shall be comprised entirely of CDOR Rate Term Loans or Canadian Prime Rate Term Loans as the Canadian Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Term Loan or CDOR Rate Term Loan, as applicable, by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Term Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increase in the Adjusted LIBO Rate or increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.14 shall apply). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding or more than five CDOR Rate Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Term Loan to be made by it hereunder on the Closing Date or any date a Borrower requests funding of an Incremental Term Loan by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the applicable Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable at the time to the Term Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Term Loan as part of such Borrowing for purposes of this Agreement.

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Section 2.03 Borrowing Procedure. Each Borrower shall deliver a fully executed Borrowing Request at least one Business Day prior to the Closing Date and the applicable Borrower shall deliver a fully executed Borrowing Request prior to any date such Borrower requests funding of an Incremental Term Loan (i) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, two Business Days before the date of the proposed Borrowing, (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, (iii) in the case of a CDOR Rate Borrowing, not later than 12:00 (noon), New York City time, two Business Days before the date of the proposed Borrowing, and (iv) in the case of a Canadian Prime Rate Borrowing not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable (other than the initial Borrowing Requests delivered prior to the Closing Date) and shall specify the following information with respect to each Borrowing: (i) the name of the Borrower, (ii) whether the Borrowing being requested is to be a Tranche B-1 Loan, a Tranche B-2 Loan or an Incremental Term Borrowing, (iii) whether such Borrowing is to be a Eurodollar Borrowing, an ABR Borrowing, a CDOR Rate Borrowing or a Canadian Prime Rate Borrowing (provided that, until the Administrative Agent shall have notified the Borrowers that the primary syndication of the Term Loan Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrowers shall not be permitted to request a Eurodollar Borrowing or a CDOR Rate Borrowing with an Interest Period in excess of one month); (iv) the date of such Borrowing (which shall be a Business Day); (v) the number and location of the account to which funds are to be disbursed; (vi) the amount of such Borrowing; and (vii) if such Borrowing is to be a Eurodollar Borrowing or CDOR Rate Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable. If no Interest Period with respect to any Eurodollar Borrowing or CDOR Rate Borrowing is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04 Evidence of Debt; Repayment of Loans. (a) (i) The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-1 Lender the principal amount of each Tranche B-1 Loan of such Tranche B-1 Lender and (ii) the Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-2 Lender the principal amount of each Tranche B-2 Loan of such Tranche B-2 Lender, in each case, as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Term Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Class and Type thereof and, if

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applicable, the Interest Period applicable thereto (if any), (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, as applicable and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Term Loans in accordance with their terms.

(e) Any Lender may request that Term Loans made by it hereunder be evidenced by a promissory note substantially in the form of Exhibit I-1, Exhibit I-2 or Exhibit I-3, as applicable. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit I-1, Exhibit I-2 or Exhibit I-3 or otherwise in a form and substance reasonably acceptable to the Administrative Agent and such Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05 Fees.

(a) The Borrowers agree to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(b) The Borrowers agree to pay to the Administrative Agent, (i) for the account of each Tranche B-1 Lender, a fee equal to 1.00% of the aggregate amount of the Tranche B-1 Loans made on the Closing Date and (ii) for the account of each Tranche B-2 Lender, a fee equal to 2.00% of the aggregate amount of the Tranche B-2 Loans made on the Closing Date pursuant to the terms and conditions of the Engagement Letter (collectively, the “Upfront Fees”).

(c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06 Interest on Loans. (a) Subject to the provisions of Section 2.07, the Term Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Subject to the provisions of Section 2.07, the Term Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual

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number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof if made in accordance with Section 2.19) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Subject to the provisions of Section 2.07, the Term Loans comprising each CDOR Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days, as the case may be) and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof if made in accordance with Section 2.19) at a rate per annum equal to the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(d) Subject to the provisions of Section 2.07, the Term Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof if made in accordance with Section 2.19) at a rate per annum equal to the Canadian Prime Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(e) Interest on each Term Loan shall be payable on the Interest Payment Dates applicable to such Term Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Prime Rate or CDOR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) (i) For purposes of the Interest Act (Canada), and to the extent applicable, whenever any interest is calculated on the basis of a period of time other than a year of 365 or 366 days, as applicable, the annual rate of interest to which each rate of interest utilized pursuant to such calculation is equivalent is such rate so utilized multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in such calculation. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(ii) If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest (for purposes of Section 347 of the Criminal Code (Canada)) or other amount payable to any Lender under any Loan Documents in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, if any payment, collection or demand pursuant to this Agreement or any of the other Loan Documents in respect of such interest is determined to be contrary to the provisions of the Criminal Code (Canada), such payment, collection, or demand shall be deemed to have been made by mutual mistake of the affected Lender and Canadian Borrower and that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal

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rate, the adjustment to be effected, to the extent necessary, (A) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 2.06 and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

(iii) Notwithstanding clause (f)(ii), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to Canadian Borrower.

(iv) Any amount or rate of interest referred to in this Section 2.06(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall be prorated over that period of time and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of that determination.

(g) Notwithstanding anything herein to the contrary, but subject to Section 2.06(f), if at any time the interest rate applicable to any Term Loan, together with all fees, charges and other amounts which are treated as interest on such Term Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Term Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Term Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan or participation but were not payable as a result of the operation of this Section 2.06(g) shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 2.07 Default Interest. If a Borrower shall default in the payment of any principal of or interest on any Term Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or if an Event of Default described in paragraph (g) or (h) of Section 7.01 shall have occurred, then, until such defaulted amount (or in the case of an Event of Default described in paragraph (g) or (h) of Section 7.01, all amounts outstanding hereunder, which shall be deemed overdue for purposes of this Section 2.07) shall have been paid in full, all such overdue amounts shall, to the extent permitted by applicable law, bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal, at the rate otherwise applicable to such Term Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days (in the case of any overdue amount

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denominated in Dollars) or 365 or 366 days, as the case may be (in the case of any overdue amount denominated in Canadian Dollars)) equal to the rate that would be applicable to an ABR Term Loan or Canadian Prime Rate Term Loan, as applicable, plus 2.00% per annum.

Section 2.08 Alternate Rate of Interest.

(a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing (i) the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Term Loans comprising such Borrowing are not generally available in the London interbank market, (ii) the Administrative Agent is advised by the Required Lenders that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Term Loans during such Interest Period, or (iii) the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the US Borrower and the Tranche B-1 Lenders. In the event of any such determination, until the Administrative Agent shall have advised the US Borrower and the Tranche B-1 Lenders that the circumstances giving rise to such notice no longer exist, any request by the US Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.

(b) In the event, and on each occasion, that on or prior to the commencement of any Interest Period for a CDOR Rate Borrowing (i) the Administrative Agent shall have determined that bankers’ acceptances in the principal amounts of the Term Loans comprising such Borrowing are not generally being bid for discount or purchase in the Canadian money markets, (ii) the Administrative Agent is advised by the Required Lenders that the rates at which such bankers’ acceptances are being bid will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining CDOR Rate Term Loans during such Interest Period, or (iii) the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the CDOR Rate for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Canadian Borrower and the Tranche B-2 Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Canadian Borrower and the Tranche B-2 Lenders that the circumstances giving rise to such notice no longer exist, any request by the Canadian Borrower for a CDOR Rate Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an Canadian Prime Rate Borrowing.

(c) Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09 Termination of Term Loan Commitments. The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date.

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Section 2.10 Conversion and Continuation of Borrowings. Each Borrower, as applicable, shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing or convert any CDOR Rate Borrowing into a Canadian Prime Rate Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, (c) not later than 12:00 (noon), New York City time, two Business Days prior to conversion or continuation, to convert any Canadian Prime Rate Borrowing into a CDOR Rate Borrowing or to continue any CDOR Rate Borrowing as a CDOR Rate Borrowing for an additional Interest Period, (d) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert an Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period and (e) not later than 12:00 (noon), New York City time, two Business Days prior to conversion, to convert an Interest Period with respect to any CDOR Rate Borrowing to another permissible Interest Period, subject in each case to the following:

(i) until the Acquisition takes place, the Borrowers shall not be entitled to borrow any Eurodollar Borrowing or CDOR Rate Borrowing;

(ii) until the Administrative Agent shall have notified the Borrowers that the primary syndication of the Term Loan Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month and no Canadian Prime Rate Term Loan may be converted into a CDOR Rate Term Loan with an Interest Period of more than one month;

(iii) each conversion or continuation shall be made pro rata among the Tranche B-1 Lenders and Tranche B-2 Lenders, as applicable, in accordance with the respective principal amounts of the Term Loans comprising the converted or continued Borrowing;

(iv) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(v) each conversion of a Tranche B-1 Loan shall be effected by each Tranche B-1 Lender and the Administrative Agent by recording for the account of such Lender the new Term Loan of such Tranche B-1 Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Term Loan (or portion thereof) being converted shall be paid by the US Borrower at the time of conversion;

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(vi) each conversion of a Tranche B-2 Loan shall be effected by each Tranche B-2 Lender and the Administrative Agent by recording for the account of such Lender the new Term Loan of such Tranche B-2 Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any CDOR Rate Term Loan (or portion thereof) being converted shall be paid by the Canadian Borrower at the time of conversion;

(vii) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the US Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(viii) if any CDOR Rate Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Canadian Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(ix) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing or CDOR Rate Borrowing;

(x) any portion of a Eurodollar Borrowing or CDOR Rate Borrowing that cannot be converted into or continued as a Eurodollar Borrowing or CDOR Rate Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing or Canadian Prime Rate Borrowing, respectively;

(xi) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of such Borrowings to be paid by the US Borrower on such Term Loan Repayment Date;

(xii) no Interest Period may be selected for any CDOR Rate Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the CDOR Rate Borrowings comprised of Term Loans or Other Terms Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Canadian Prime Rate Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of

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such Borrowings to be paid by the Canadian Borrower on such Term Loan Repayment Date; and

(xiii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Term Loan may be converted into, or continued as, a Eurodollar Term Loan or a CDOR Rate Term Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that each of the Borrowers requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing or as a CDOR Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a CDOR Rate Borrowing, as applicable, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or CDOR Rate Borrowing, as applicable, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of the relevant Tranche of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing or a Canadian Prime Rate Borrowing, as applicable.

Section 2.11 Repayment of Borrowings. (a) (i) The US Borrower shall pay to the Administrative Agent, for the account of the Tranche B-1 Lenders, on the last Business Day of each March, June, September and December prior to the Term Loan Maturity Date beginning on March 31, 2013, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), equal quarterly installments of principal equal to 0.25% of the original principal amount of the Tranche B-1 Loans advanced on the Closing Date (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) The Canadian Borrower shall pay to the Administrative Agent, for the account of the Tranche B-2 Lenders, on the Repayment Dates, equal quarterly installments of principal equal to 0.25% of the original principal amount of the Tranche B-2 Loans advanced on the Closing Date (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(iii) The Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan

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Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(g)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Term Loans and Other Term Loan shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Sections 2.16 and 2.25, but shall otherwise be without premium or penalty.

Section 2.12 Voluntary Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part without premium or penalty other than as provided in Section 2.16 and Section 2.25, (i) upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Term Loans, (ii) upon at least two Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of CDOR Rate Term Loans or (iii) written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Term Loans or Canadian Prime Rate Term Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that in each case, each partial prepayment shall be in an amount that is an integral multiple of US$1,000,000 or C$1,000,000, as applicable, and not less than US$5,000,000 or C$5,000,000, as applicable.

(b) Voluntary prepayments of Term Loans shall be applied against the remaining scheduled installments of principal due in respect of such Term Loans under Section 2.11 as directed by the applicable Borrower (or absent such direction, pro rata).

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Term Loans under any Tranche, or all Tranches, then the Borrowers may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that (i) if the then outstanding Term Loans under any Tranche or all Tranches are being prepaid in full Borrowers may extend the prepayment date by the amount of any delay in the consummation of any refinancing that is the source of such prepayment, and (ii) the provisions of Section 2.16 shall apply with respect to all such revocations or extensions. All prepayments under this Section 2.12 shall be subject to Sections 2.16 and 2.25 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.13 Mandatory Prepayments. (a) [Reserved]

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(b) No later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrowers shall apply 100% of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g), except with respect to those Net Cash Proceeds that are (x) Reinvestment Net Cash Proceeds (as defined below), (y) proceeds of ABL Priority Collateral (as defined in the Intercreditor Agreement), to the extent required to repay outstanding obligations under the ABL Credit Facility in accordance with the terms thereof and of the Intercreditor Agreement, or (z) proceeds received from the sale of accounts receivable to Receivables SPV pursuant to and in accordance with the Receivables Securitization Documents or from Asset Sales permitted under clause (i), (iii), (v), (viii) or (ix) of Section 6.05(b). So long as no Default or Event of Default is then continuing, the US Borrower, by written notice delivered on or before the fifth Business Day following receipt by a Loan Party or any Restricted Subsidiary of Net Cash Proceeds in respect of any Asset Sale, may elect (each, a “Reinvestment Election”) to reinvest such Net Cash Proceeds (such amount, “Reinvestment Net Cash Proceeds”) in accordance with the terms of this Section 2.13(b):

(i) The US Borrower may make a Reinvestment Election to reinvest the Reinvestment Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrowers and their Restricted Subsidiaries so long as each and every of the following is satisfied: (x) the Net Cash Proceeds from any Asset Sale of Collateral are reinvested in Collateral within 365 days of receipt of such Net Cash Proceeds; and (y) at the time of the notice of the Reinvestment Election with respect to Net Cash Proceeds in excess of US$10,000,000, a Financial Officer of the applicable Borrower certifies to the Administrative Agent, by delivery of a certificate that no Default or Event of Default shall have occurred and be continuing at the time of receipt of the Net Cash Proceeds or of such certificate, and (z) at the time of any proposed reinvestment with respect to Net Cash Proceeds in excess of US$10,000,000, a Financial Officer of the applicable Borrower certifies that no Default or Event of Default shall have occurred and be continuing at the time of the proposed reinvestment.

(ii) [Reserved].

(c) No later than the third Business Day following the Closing Date, the Borrowers shall prepay the Obligations, including the Term Loans, all interest accrued thereon and all fees then due and payable, in cash, in full, unless the Acquisition Consummation Condition has been fully satisfied.

(d) No later than 120 days after the end of each fiscal year of Holdings, commencing with the fiscal year ending on December 31, 2013, the Borrowers shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (A) (x) if the Secured Leverage Ratio calculated as of the last day of such fiscal year is greater than 2:50:1:00, in an amount equal to 50% of Excess Cash Flow for the fiscal year then most recently ended, (y) if the Secured Leverage Ratio calculated as of the last day of such fiscal year is equal to or less than 2:50:1:00 but greater than 2.00:1:00, in an amount equal to 25% of Excess Cash Flow for the fiscal year then most recently ended, or (z) if the Secured Leverage Ratio calculated as of the last day of such fiscal year is equal to or less than 2.00:1:00, in an

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amount equal to zero, minus (B) voluntary prepayments of Term Loans under Section 2.12 during such fiscal year but only to the extent that such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness with new Indebtedness.

(e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01), the Borrowers shall, promptly upon (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

(f) [Reserved].

(g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among Tranche B-1 Loans and Tranche B-2 Loans and the Other Term Loans, if any, and applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche B-1 Loans and Tranche B-2 Loans and the Other Term Loans, if any, under Sections 2.11(a)(i), (ii) and (iii); provided that, notwithstanding the foregoing, any application of proceeds from such prepayments relating solely to Collateral securing the Canadian Obligations shall be made solely in respect of the Tranche B-2 Loans.

(h) Each of the Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment or of the reallocation or retention of Net Cash Proceeds by a Foreign Subsidiary pursuant to Section 2.13(i) below, stating, in reasonable detail, the reasons for such reallocation or retention. Each notice of prepayment shall specify the prepayment date, the Type of each Term Loan being prepaid and the principal amount of each Term Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall (to the extent applicable) be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(i) Notwithstanding any other provisions of this Section 2.13,

(i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale received by a Foreign Subsidiary (each such receipt a “Foreign Prepayment Proceeds Receipt”) are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to either the US Borrower to repay the Term Loans made to the US Borrower or the Canadian Borrower to repay Term Loans made to the Canadian Borrower pursuant to Section 2.13(b) or (e), as applicable, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay such Term Loans made to the US Borrower or Term Loans made to the Canadian Borrower, as the case may be (such Tranche, the “Affected Tranche”), at the times provided

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in Section 2.13(b), but shall instead be applied to the repayment of the outstanding principal balance of the other Tranche (the “Unaffected Tranche”), and if such Unaffected Tranche has been repaid in full, of if both the Term Loans made to the US Borrower and the Term Loans made to the Canadian Borrower are Affected Tranches, then any remaining Net Cash Proceeds may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the US Borrower or the Canadian Borrower (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and cash equivalents of Holdings and its Subsidiaries to make the relevant prepayment), and if such repatriation of any of such affected Net Cash Proceeds becomes permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such applicable Term Loans pursuant to this Section 2.13(i), or

(ii) to the extent that the applicable Borrower has determined in good faith that repatriation to the US Borrower to repay the Tranche B-1 Loans or to the Canadian Borrower to repay the Tranche B-2 Loans pursuant to Section 2.13, as applicable, of any of or all the Net Cash Proceeds of any disposition by a Foreign Subsidiary or the Net Cash Proceeds of any Foreign Prepayment Proceeds Receipt would have material adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay such Term Loans made to the US Borrower or the Term Loans made to the Canadian Borrower, as applicable (such Tranche, the “Tax Affected Tranche”), at the times provided in Section 2.13(b), but shall instead be applied to the repayment of the outstanding principal balance of the other Tranche of Loans (the “Tax Neutral Tranche”) subject to Section 2.13(g), provided that if such Tax Neutral Tranche has been repaid in full or if both the Term Loans made to the US Borrower and the Term Loans made to the Canadian Borrower are Tax Affected Tranches, then any remaining Net Cash Proceeds may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and cash equivalents of Holdings and its Subsidiaries to make the relevant prepayment), and if such repatriation of any of such affected Net Cash Proceeds would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of (A) the amount of any other cash and cash equivalents of Holdings and its Subsidiaries otherwise used to make the relevant prepayment, (B) additional taxes payable or reserved against as a result of such repatriation and (C) additional costs

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relating to such repatriation) to the repayment of such Term Loans pursuant to this Section 2.13.

Section 2.14 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition, cost or expense (other than Indemnified Taxes and Excluded Taxes, but including any bank tax or special assessment based on the activities, assets, leverage or similar factors of a Lender Party) affecting this Agreement or Eurodollar Term Loans or CDOR Rate Term Loans made by such Lender or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Term Loan or of maintaining its obligation to make any such Eurodollar Term Loan or CDOR Rate Term Loan or increase the cost to any Lender of purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers obligated on such Term Loan will pay to such Lender, upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers obligated on such Term Loan or the beneficiary of such Commitment shall pay to such Lender such additional amount or amounts as will compensate such Lender holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could

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reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 2.15 Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Term Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Term Loan, then, by written notice to the US Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Term Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Term Loans will not thereafter (for such duration) be converted into Eurodollar Term Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Term Loan (or a request to continue an ABR Term Loan as such for an additional Interest Period or to convert a Eurodollar Term Loan into an ABR Term Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Term Loans made by it be converted to ABR Term Loans, in which event all such Eurodollar Term Loans shall be automatically converted to ABR Term Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Term Loans that would have been made by such Lender or the converted Eurodollar Term Loans of such Lender shall instead be applied to repay the ABR Term Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Term Loans.

(b) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any CDOR Rate Term Loan or to give effect to its obligations as contemplated hereby with respect to any CDOR Rate Term Loan, then, by written notice to the Canadian Borrower and to the Administrative Agent:

(i) such Lender may declare that CDOR Rate Term Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and Canadian Prime Rate Term Loans will not thereafter (for such duration) be converted into

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CDOR Rate Term Loans, whereupon any request for a CDOR Rate Borrowing (or to convert a Canadian Prime Rate Borrowing to a CDOR Rate Borrowing or to continue a CDOR Rate Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Canadian Prime Rate Term Loan (or a request to continue a Canadian Prime Rate Term Loan as such or to convert a CDOR Rate Term Loan into a Canadian Prime Rate Term Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding CDOR Rate Term Loans made by it be converted to Canadian Prime Rate Term Loans, in which event all such CDOR Rate Term Loans shall be automatically converted to Canadian Prime Rate Term Loans as of the effective date of such notice as provided in paragraph (c) below.

(c) In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the CDOR Rate Term Loans that would have been made by such Lender or the converted CDOR Rate Term Loans of such Lender shall instead be applied to repay the Canadian Prime Rate Term Loans made by such Lender in lieu of, or resulting from the conversion of, such CDOR Rate Term Loans.

(d) For purposes of this Section 2.15, a notice to a Borrower by any Lender shall be effective as to each Eurodollar Term Loan and CDOR Rate Term Loan made by such Lender to such Borrower, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Term Loan and CDOR Rate Term Loan; in all other cases such notice shall be effective on the date of receipt by the US Borrower.

Section 2.16 Breakage. Each of the Borrowers, as applicable, shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Term Loan (in the case of the US Borrower) or CDOR Rate Term Loan (in the case of the Canadian Borrower) prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Term Loan to an ABR Term Loan, or the conversion of the Interest Period with respect to any Eurodollar Term Loan (in the case of the US Borrower) or CDOR Rate Term Loan (in the case of the Canadian Borrower), in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Term Loan to be made by such Lender to the US Borrower (including any Eurodollar Term Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Term Loan shall have been given by the US Borrower hereunder or any CDOR Rate Term Loan to be made by such Lender to the Canadian Borrower (including any CDOR Rate Term Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Term Loan shall have been given by the Canadian Borrower, (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Term Loan or CDOR Rate

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Term Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Term Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the US Borrower and shall be conclusive absent manifest error. Notwithstanding the foregoing, so long as the Adjusted LIBO Rate of such Eurodollar Term Loan, or the CDOR Rate of such CDOR Rate Term Loan, is equal to the rate set forth in clause (a) of the definition of Adjusted LIBO Rate, or the rate set forth in clause (i) of the definition of CDOR Rate, as applicable, the Borrowers shall not be liable for any amount under this Section 2.16.

Section 2.17 Pro Rata Treatment. Except as otherwise expressly provided pursuant to this Agreement (including Section 2.13(i) and Section 2.15), each payment or prepayment of principal of any Borrowing, each payment of interest on the Term Loans, each reduction of the Term Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Term Loan Commitments (or, if such Term Loan Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Term Loans); it being acknowledged that this Section 2.17 shall not apply to any payment obtained by any Lender as consideration for the assignment or participation in any Term Loan to any assignee or participant in accordance with this Agreement). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar or Canadian Dollar, as applicable, amount. Notwithstanding the foregoing, any such application of proceeds from the Collateral securing solely the Canadian Obligations shall be made solely in respect of the Obligations of the Canadian Loan Parties.

Section 2.18 Sharing of Setoffs. (a) Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the US Borrower or any other US Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loan made to the US Borrower as a result of which the unpaid principal portion of its Term Loans made to the US Borrower shall be proportionately less than the unpaid principal portion of the Term Loans made to the US Borrower of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Terms Loan made to the US Borrower of such other Lender, so that the aggregate unpaid principal amount of the Term Loans made to the US Borrower and participations in Term Loans made to the US Borrower held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans made to the US Borrower then outstanding as the principal amount of its Term Loans made to the US Borrower prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Term Loans made to the US Borrower outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such

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purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the US Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans made to the US Borrower to any assignee or participant, other than to Holdings or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The US Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loans made to the US Borrower deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the US Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to the US Borrower in the amount of such participation.

(b) Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Canadian Borrower or any other Canadian Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loan made to the Canadian Borrower as a result of which the unpaid principal portion of its Term Loans made to the Canadian Borrower shall be proportionately less than the unpaid principal portion of the Term Loans made to the Canadian Borrower of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Terms Loan made to the Canadian Borrower of such other Lender, so that the aggregate unpaid principal amount of the Term Loans made to the Canadian Borrower and participations in Term Loans made to the Canadian Borrower held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans made to the Canadian Borrower then outstanding as the principal amount of its Term Loans made to the Canadian Borrower prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Term Loans made to the Canadian Borrower outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans made to the Canadian Borrower to any assignee or participant, other than to Holdings or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Canadian Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loans made to the Canadian Borrower deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Canadian

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Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to the Canadian Borrower in the amount of such participation.

Section 2.19 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars or Canadian Dollars, as applicable, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20 Taxes. (a) Any and all payments by or on account of any obligation of either Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that, if either Borrower or any other Loan Party shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Loan Party shall make such deductions and (iii) such Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, if the Administrative Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then the Administrative Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) Each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, as applicable to such Borrower.

(c) Each Borrower shall indemnify the Lender Parties within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by a Lender Party on or with respect to any payment by or on account of any obligation of such Borrower or any other applicable Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

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Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower or any other Loan Party to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments to be made to it under this Agreement or under any other Loan Document shall deliver to such Borrower (with a copy to the Administrative Agent) and, if required, to any applicable Governmental Authority, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender Party entitled to payments with respect to any US Obligation that is not a US Person shall deliver to the US Borrower and the Administrative Agent on or prior to the date on which such Lender Party becomes a party to this Agreement (or, in the case of an SPV, on or prior to the date such SPV makes a Term Loan in accordance with Section 9.04(i)) (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent and at the time or times prescribed by applicable law), whichever of the following is applicable:

(i) Two (2) duly completed, executed, original copies of IRS Form W-8BEN (or successor forms) establishing eligibility for benefits of an income tax treaty to which the United States is a party or an exemption provided by the Code,

(ii) Two (2) duly completed, executed, original copies of IRS Form W-8ECI (or successor forms), establishing that such Lender Party is not subject to deduction or withholding of United States federal income tax, or

(iii) in the case of such Lender Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two (2) duly completed, executed, original copies of IRS Form W-8BEN (or successor forms), and (y) a certificate certifying that such Lender Party is not (A) a “bank” as such term is used in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or of a guarantor and (C) a controlled foreign corporation related,

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directly or indirectly, to the Borrowers within the meaning of Section 864(d) of the Code.

In addition to the foregoing, an Administrative Agent that is not a US Person shall deliver to the US Borrower on or prior to the date on which the Administrative Agent becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower and at the time or times prescribed by applicable law) two (2) duly completed, executed, original copies of IRS Form W-8IMY (or successor forms).

Each Lender Party that is a US Person shall deliver to the US Borrower and the Administrative Agent on or prior to the date on which such Lender Party becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent and at the time or times prescribed by applicable law), two (2) duly completed, executed, original copies of IRS Form W-9 (or successor forms) certifying that such Lender Party is not subject to backup withholding. or otherwise establish that such Lender Party is exempt from backup withholding; provided that nothing in this paragraph or in the rest of this Section 2.20(e) shall require any Lender Party to deliver any form or documentation that such Lender Party is not legally able to deliver (including as a result of a Change in Law).

(f) If a payment made to a Lender Party hereunder or under any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to the US Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the US Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for the US Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If a Lender Party determines, in its good faith discretion, that it has received a refund or a credit of any Indemnified Taxes or Other Taxes as to which it has been indemnified by either Borrower or with respect to which either Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund or credit to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out of pocket expenses of such Lender Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that the applicable Borrower, upon the request of such Lender Party, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such refund or credit to such Governmental Authority; provided that, notwithstanding anything to the contrary in this paragraph, in no event shall any Lender Party be required to pay any amount to an indemnified

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party pursuant to this paragraph or take any other action that would be, in the sole judgment of such Lender Party exercised in good faith, legally or commercially or otherwise disadvantageous to such Lender Party in any respect or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

Section 2.21 Assignment of Term Loan Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) either Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the applicable Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender, as the case may be, and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Term Loans or Term Loan Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment; provided that (w) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (x) such Borrower shall have received the prior written consent of the Administrative Agent, which consents shall not unreasonably be withheld or delayed, (y) the applicable Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16) and (z) if such assignment is in connection with a Lender that refuses to consent to an amendment, waiver or other modification with respect to a Repricing Event, the applicable Borrower shall pay to such Lender the premium or fee (if any) set forth in Section 2.25 on or prior to the date of the consummation of such assignment); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender agrees that, if

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necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a), it shall promptly execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence the assignment and shall deliver to the Administrative Agent any promissory note (if promissory notes have been issued in respect of such Lender’s Term Loans) subject to such Assignment and Acceptance; provided that the failure of any such Lender to execute an Assignment and Acceptance shall not render such assignment invalid and such assignment shall be recorded in the Register.

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the applicable Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22 [Reserved].

Section 2.23 [Reserved].

Section 2.24 Incremental Term Loans.

(a) Either Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, all of which must be Eligible Assignees. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of US$1,000,000 or C$1,000,000, as applicable, and a minimum amount of US$5,000,000 or C$5,000,000, as applicable, or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice or as otherwise agreed to by the Administrative Agent), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans as permitted under this Section 2.24 (“Other Term Loans”).

(b) Either Borrower may seek Incremental Term Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the Administrative Agent’s consent (not to be unreasonably withheld or delayed) additional banks, financial institutions and other institutional lenders who will

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become Incremental Term Lenders in connection therewith. The applicable Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. The terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans except as otherwise set forth herein or in the Incremental Term Loan Assumption Agreement. Without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the Tranche B-1 Loans or the Tranche B-2 Loans, as applicable, (iii) no Default or Event of Default exists or would exist after giving effect thereto, and (iv) if the initial yield on such Other Term Loans (as determined by the Administrative Agent, taking into account the applicable margin, upfront fees, any original issue discount and any LIBO Rate or ABR floor or CDOR Rate or Canadian Prime Rate floor (but excluding any bona fide arrangement, underwriting, structuring or similar fees not generally shared among the applicable Lenders), computed as the sum of (x) the margin above the Adjusted LIBO Rate (in the case of Other Term Loans to be made to the US Borrower) or the CDOR Rate (in the case of Other Term Loans to be made to the Canadian Borrower) and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than a customary arrangement or underwriting fee) directly or indirectly from Holdings, the applicable Borrower or any Restricted Subsidiary for doing so (the amount of such discount or upfront fee, expressed as a percentage of the Other Term Loans, being referred to herein as “Other Term Loan OID”), the amount of such Other Term Loan OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds the Applicable Margin on Tranche B-1 Loans or on Tranche B-2 Loans, as applicable, as then in effect for Eurodollar Term Loans or CDOR Rate Term Loans, respectively, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for all such existing Term Loans shall, subject to Sections 2.06(f) and (g), automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on a pro forma basis after giving effect to the incurrence of any such Incremental Term Loans (and after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any additional Incremental Term Loans were fully drawn on the effective date thereof), the Secured Leverage Ratio is equal to or less than 3.00:1.00, (ii) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and setting forth the calculation of the Secured Leverage Ratio in reasonable detail, executed by a Financial Officer of the applicable Borrower, (iii) except as otherwise

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specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, and (iv) all fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders shall have been paid.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrowers, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Tranche B-1 Borrowing or CDOR Rate Tranche B-2 Borrowing to be converted into an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable, on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Tranche B-1 Borrowing or CDOR Rate Tranche B-2 Borrowing, as applicable, on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans or of CDOR Rate Term Loans to Canadian Prime Rate Term Loans as required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Tranche B-1 Borrowing or a CDOR Rate Tranche B-2 Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation.

Section 2.25 Repricing Events. Notwithstanding any provision to the contrary herein, but subject to Sections 2.06(f) and (g), at the time of the effectiveness of any Repricing Event that is consummated on or prior to the first anniversary of the Closing Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of each Lender (other than, for the avoidance of doubt, any new Lender that, pursuant to Section 2.21(a), is replacing a Lender that is refusing to consent to an amendment, waiver or other modification with respect to a Repricing Event) with Term Loans that are prepaid, repaid or subject to a pricing reduction, as applicable, in connection with such Repricing Event (including each Lender that refuses to consent to an amendment, waiver or other modification with respect to a Repricing Event and is replaced as a Lender under Section 2.21), a fee in an amount equal to 1.00% of the aggregate principal amount of all Term Loans prepaid in connection with such Repricing Event.

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ARTICLE III

Representations and Warranties

Each of Holdings and each Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that (it being understood and agreed that with respect to the making of the following representations and warranties prior to the Acquisition Joinder Date, each Company Related Loan Party shall be deemed to be a Restricted Subsidiary as if the Acquisition Transfer Date had occurred):

Section 3.01 Organization; Powers. Holdings, each of the Borrowers and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

Section 3.02 Authorization. The Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership, and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, each of the Borrowers or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which Holdings, either Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Material Indebtedness or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, either Borrower or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents or under the ABL Credit Facility or the Securitization Facility).

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrowers and constitutes, and each other Loan Document when executed and delivered by the each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code and Personal Property Security Act financing statements and filings with the United States

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Patent and Trademark Office and the United States Copyright Office and the Canadian Intellectual Property Office and any other filings necessary to perfect Liens created by the Loan Documents, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

Section 3.05 Financial Statements. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Credit Parties as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b) Holdings has heretofore delivered to the Lenders (i) unaudited consolidated balance sheets and statements of income of the Company (on a consolidated basis prepared in accordance with the Canadian Accounting Standards Board Accounting Standards for Private Enterprises), with reconciliation to GAAP, prepared by the Company for the fiscal quarter ended July 31, 2012; and (ii) a pro forma balance sheet and related pro forma statements of income of Holdings as of and for the six-month period ending June 30, 2012 (utilizing amounts from the information provided pursuant to the preceding clause (i)), prepared after giving effect to the Acquisition as if the Acquisition had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements). Such pro forma financial statements have been prepared in good faith by Holdings, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Holdings and the Borrowers on the date hereof and on the Closing Date to be reasonable), are based on the best information available to Holdings and to the Borrowers as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Acquisition and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of Holdings and its consolidated Subsidiaries as of such date and for such period, assuming that the Acquisition had actually occurred at such date or at the beginning of such period, as the case may be.

Section 3.06 No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2011.

Section 3.07 Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrowers and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except where the failure to have such title or interest could not reasonably be expected

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to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of Holdings, the Borrowers and the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrowers and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have a Material Adverse Effect.

(c) As of the Closing Date, none of Holdings, the US Borrower or the Canadian Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any real property with a fair market value in excess of US$1,000,000 or any sale or disposition thereof in lieu of condemnation.

(d) As of the Closing Date, to the Borrowers’ knowledge, except as set forth on Schedule 3.07(d), none of Holdings, the Borrowers or any Restricted Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any real property with a fair market value in excess of US$1,000,000 or any interest therein.

Section 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings, the Borrowers or any Restricted Subsidiary therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable (to the extent such concepts are applicable) and are owned by Holdings, the Borrowers or a Restricted Subsidiary, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents, Liens created by the ABL Credit Facility, Liens created by the Receivables Securitization Documents and Statutory Prior Liens for Statutory Prior Claims that are not delinquent or which are being contested in compliance with Section 5.03). An accurate organization chart, showing the ownership structure of (i) Holdings, the Borrowers and each Subsidiary on the Closing Date and (ii) Holdings, the Borrowers and each Subsidiary (including each Company Related Loan Party) after giving effect to the Transactions on the Acquisition Joinder Date, is set forth on Schedule 3.08.

Section 3.09 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or either Borrower, threatened against or affecting Holdings or either Borrower or any Subsidiary (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of Holdings, the Borrowers or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the

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continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c) To the extent applicable, each of the Borrowers and their Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, (iii) the United States Foreign Corrupt Practices Act of 1977, as amended, and (iv) any Anti-Money Laundering Legislation. Notwithstanding the foregoing, the provisions of this Section 3.09(c) shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by the Canadian Borrower, any Canadian Subsidiary Guarantor, or any Subsidiary that is organized under the laws of Canada or any province thereof.

Section 3.10 Agreements. (a) None of Holdings, the Borrowers or any of the Subsidiaries is subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of Holdings, the Borrowers or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Federal Reserve Regulations. (a) None of Holdings, the Borrowers or any of the Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of Holdings, the Borrowers or any of the Restricted Subsidiaries owns Margin Stock as of the Closing Date.

(b) No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

Section 3.12 Investment Company Act. None of Holdings, the Borrowers or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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Section 3.13 Use of Proceeds. The Borrowers will (a) use the proceeds of the Term Loans only for the purposes specified in the introductory statement to this Agreement and (b) use the proceeds of Incremental Term Loans only to finance Permitted Acquisitions (including the payment of related fees and expenses) for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

Section 3.14 Tax Returns. Except as set forth on Schedule 3.14, each of Holdings, the Borrowers and the Restricted Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign income tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrowers or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves. Neither the Borrowers, nor any Restricted Subsidiary is party to any tax sharing agreement pursuant to which any of them could be responsible for any amount of taxes, except as otherwise reviewed and approved by the Administrative Agent in its reasonable discretion. Each Canadian Loan Party has paid or remitted or caused to be paid or remitted all tax and source deductions comprised in Statutory Prior Claims due and payable by it, except as set forth on Schedule 3.14 or taxes for which the validity or amount thereof is being contested in good faith by appropriate proceedings and for which the Borrowers have set aside on their books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

Section 3.15 No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of a Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain, when taken as a whole, any material misstatement of fact or omitted, omits or will omit, when taken as a whole, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, or forward looking statement or is based on general economic conditions, each of Holdings and the Borrowers represents only that it acted in good faith and utilized reasonable assumptions at the time furnished and due care in the preparation of such information, report, financial statement, exhibit or schedule; it being understood that actual results may differ and such difference may be material.

Section 3.16 Employee Benefit Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification 715-30) did not, as of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

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(b) With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans.

(c) Each Canadian Loan Party and its Subsidiaries is in compliance with the requirements of the Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each Canadian Pension Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Pension Event which has resulted or could reasonably be expected to result in any Loan Party incurring any liability in excess of US$5,000,000 has occurred. As of the date hereof, except as set forth on Schedule 3.16(c), each Canadian Pension Plan has no solvency deficiency and is funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles. All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable laws and the terms of each Canadian Pension Plan. No Loan Party or any of its Subsidiaries is required to contribute to a Canadian Union Plan.

Section 3.17 Environmental Matters. Except for those matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) Holdings, the Borrowers and each of the Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes the possession of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof); (ii) there is no Environmental Claim pending or, to the knowledge of Holdings or the Borrowers, threatened against Holdings or the Borrowers or any Subsidiary or, to the knowledge of Holdings or the Borrowers, against any Person whose liability for such Environmental Claims Holdings or the Borrowers or any Subsidiary has or may have retained or assumed either contractually or by operation of law; and (iii) there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which could be reasonably expected to form the basis of any Environmental Claim against Holdings or the Borrowers or any Subsidiary, or to the knowledge of Holdings or the Borrowers, against any Person whose liability for such Environmental Claims Holdings or the Borrowers or any Subsidiary has or may have retained or assumed either contractually or by operation of law.

Section 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrowers or by the Borrowers for their subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums in respect of such insurance that were due and payable have been duly

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paid. The Borrowers believe that the insurance maintained by or on behalf of the Borrowers and their Restricted Subsidiaries is adequate.

Section 3.19 Security Documents. (a) The Collateral Agreements, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreements) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Collateral Agreements) is delivered to the Collateral Agent together with stock, membership interest powers or other appropriate instruments of transfer duly executed in blank, and assuming that any applicable foreign perfection requirements have been satisfied with respect to any non-U.S. and non-Canadian issuers, the Lien created under the Collateral Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Collateral Agreements will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreements), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 to the extent filing a financing statement perfects such security interest.

(b) Upon the recordation of the Collateral Agreements (or a short-form security agreement in form and substance reasonably satisfactory to the Borrowers and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office and the Canadian Intellectual Property Office (and, with respect to any equivalent foreign rights, the taking of appropriate actions under the laws of such jurisdictions as required pursuant to the terms of the Collateral Agreements, including filing in other appropriate foreign or international offices or registrars), together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Collateral Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreements) in which a security interest may be perfected by filing in the United States and its territories and possessions and Canada (and, with respect to any equivalent other foreign rights material to Holdings and its Subsidiaries taken as a whole, the taking of appropriate actions under the laws of such jurisdictions as required pursuant to the terms of the Collateral Agreements, including filing in other appropriate foreign or international offices or registrars), in each case prior and superior in right to any other Person apart from Statutory Prior Claims (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and the Canadian Intellectual Property Office (and appropriate foreign or international offices or registers) may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c),

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the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in, or first charge on, as applicable, such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

Section 3.20 Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Credit Parties and the addresses thereof.

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Credit Parties and the addresses thereof. The Credit Parties have valid leases in all the real property set forth on Schedule 3.20(b), except where the failure so to have a valid lease in such real property could not reasonably be expected to result in a Material Adverse Effect.

Section 3.21 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of Holdings or the Borrowers, threatened. The hours worked by and payments made to employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. All payments due from a Loan Party or any Restricted Subsidiary, or for which any claim may be made against a Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party or such Restricted Subsidiary, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which a Loan Party or any Restricted Subsidiary is bound, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Section 3.22 Intellectual Property. Holdings, the Borrowers and each of the Restricted Subsidiaries has a valid right to use all patents, trademarks, service marks, trade names, design rights, copyrights and other intellectual property rights necessary to the present conduct of each of their respective businesses, and has or reasonably will obtain such rights with regard to the planned conduct of each of their respective businesses, without any known infringements of any third party rights, except where the failure to have such right or obtain such right could not be reasonably expected to have a Material Adverse Effect. All U.S. federal and foreign registered, issued or applied for patents, trademarks, service marks and copyrights owned by Holdings, the Borrowers and each of the Subsidiaries (other than Excluded Subsidiaries) as of the Closing Date are set forth on Schedule 3.22, and all such registrations, issuances, and applications are duly and properly registered, issued or filed in the appropriate offices of the appropriate jurisdictions for such registrations, issuances or filings except where the failure to be registered, issued or filed could not reasonably be expected to have a Material Adverse Effect.

Section 3.23 Solvency. Immediately after the consummation of those Transactions to occur on the Closing Date and immediately following the making of the Term

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Loans and after giving effect to the application of the proceeds of the Term Loans, (a) Holdings, Borrowers and their consolidated Restricted Subsidiaries, taken as a whole, are Solvent and (b) US Borrower and its consolidated Restricted Subsidiaries, taken as a whole, are Solvent.

Section 3.24 Transaction Documents. Holdings and the Borrowers have delivered to the Administrative Agent a complete and correct copy of the Purchase Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto) as in effect on the Closing Date. Neither Holdings, the Borrowers nor any Loan Party (other than any Company Related Loan Parties, the Existing Holdcos and the Existing Parent) or, to the knowledge of Holdings, the Borrowers or any Loan Party, any Company Related Loan Party or any other Person party thereto (including any shareholders listed on Schedule A of the Purchase Agreement) is in default in the performance or compliance with any material provisions thereof. The Purchase Agreement complies in all material respects with all applicable laws. All representations and warranties of the Credit Parties (other than any Company Related Loan Parties, the Existing Parent and the Existing Holdcos) and, to the knowledge of Holdings, the Borrowers or each Loan Party, all representations and warranties of the Company Related Loan Parties, the Existing Parent, the Existing Holdcos or the shareholders listed on Schedule A of the Purchase Agreement, set forth in the Purchase Agreement were true and correct in all material respects at the time, as of which such representations and warranties were made (or deemed made).

Section 3.25 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under and as defined in the Subordinated Note Documents. The Obligations rank, and at all times after the Closing Date will rank, senior in right of payment to the obligations of Holdings and the US Borrower under the Subordinated Notes and the Subordinated Note Documents. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the making of the Term Loans hereunder do not violate the terms of the Subordinated Note Documents, the Receivables Securitization Documents, the Existing Senior Notes (unless defeased pursuant to a Permitted Debt Defeasance) or any Real Estate Loan Agreement.

Section 3.26 Sanctioned Persons. No Credit Party nor any subsidiary thereof, nor any director, officer or employee of any Credit Party or any subsidiary thereof, nor, to the knowledge of the Borrowers, any agent or Affiliate of any Credit Party or any subsidiary thereof is currently subject to any U.S. sanctions administered by OFAC; and the Borrowers will not directly or indirectly use the proceeds of the Term Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC, or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business to obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the transactions contemplated by the Loan Documents violates the Canadian Economic Sanctions and Export Control Laws. Furthermore, no Credit Party nor any subsidiary thereof is a Canadian Blocked Person and, to the actual knowledge of each Credit Party, no Credit Party or subsidiary thereof engages in any dealings or transactions, or is otherwise associated, with a Canadian Blocked Person.

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ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Term Loans are subject to the satisfaction of the following conditions:

Section 4.01 All Borrowings (including Incremental Term Loans). On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall be deemed given in accordance with Section 2.02);

(b) [Reserved]; and

(c) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by Holdings and the Borrowers on and as of the date of such Borrowing as to the matters specified in paragraph (c) above.

Section 4.02 Borrowings on the Closing Date. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion in form and substance reasonably acceptable to the Administrative Agent of (i) Jones Day, counsel for Holdings and the Borrowers, (ii) McMillan, Canadian counsel for Holdings and the Borrowers, and (iii) each local counsel listed on Schedule 4.02(a), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrowers hereby request such counsel to deliver such opinions.

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date such Term Loans are to be made, expect to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) The Administrative Agent shall have received a fully executed copy of the Intercreditor Agreement.

(d) The Administrative Agent shall have received a fully executed copy of the Amended and Restated Receivables Intercreditor Agreement.

(e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or formation, or memorandum of association and articles

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of association, or equivalent constitutive document, as applicable, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or its equivalent) of the state of its organization or existence (or Registrar of Joint Stock Companies for the Province of Nova Scotia or equivalent in foreign jurisdictions), and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State, Registrar of Joint Stock Companies (or, in each case, a comparable governmental official); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, limited liability company agreement, unanimous shareholder agreement or operating agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or equivalent governing body of such Loan Party or unanimous shareholder agreement authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions or unanimous shareholder agreement have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a true and complete copy of the certificate or articles of incorporation or certificate of formation, as applicable, of such Loan Party, and all amendments thereto, as in effect on the Closing Date, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrowers, confirming that the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date such Term Loans are to be made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and compliance with the conditions precedent set forth in paragraph (c) of Section 4.01.

(g) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(h) The Security Documents and other Loan Documents to be executed and delivered on or prior to the Closing Date shall have been duly executed by each Loan Party that is to be a party thereto and delivered to the Collateral Agent and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have or, concurrently herewith, will have, a security interest in the Collateral of the type and priority described in each such Security Document.

(i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties and the Company Related Loan Parties dated the Closing Date

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and duly executed by a Responsible Officer of each Borrower, and shall have received the results of a search of the Uniform Commercial Code filings, Personal Property Security Act filings or equivalent filings made with respect to the Loan Parties and the Company Related Loan Parties in the states, provinces (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(j) (i) Each of the Security Documents, in form and substance reasonably satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been or, concurrently herewith, will be, filed and recorded in the recording office as specified on Schedule 3.19(c) (or a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been or, concurrently herewith, will be, received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally or regionally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

(k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(l) The Administrative Agent shall have received a certificate from a Responsible Officer of Holdings in form and substance reasonably satisfactory to the Administrative Agent certifying that all conditions precedent to the consummation of the Acquisition, except for those conditions that can only be satisfied on the closing date of the Acquisition, shall have been consummated in accordance with the Purchase Agreement and applicable law, without giving effect to any waiver of any material terms or conditions of the Purchase Agreement not approved in writing by the Required Lenders. The Administrative Agent shall have received copies of the Purchase Agreement and all material certificates,

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opinions and other documents delivered thereunder, certified by a Financial Officer as being complete, correct and in effect.

(m) With respect to the Existing Senior Notes, the US Borrower shall have delivered evidence to the Administrative Agent that, concurrently with the receipt by the US Borrower of the proceeds of the Term Loans, the Indebtedness relating thereto (i) has been called for redemption and for which funds sufficient to redeem such indebtedness and pay interest thereon to the applicable redemption date have been irrevocably deposited with the Senior Notes Trustee pursuant to Section 8.01(a) of the indenture pursuant to which the Existing Senior Notes were issued or (ii) has otherwise been discharged or defeased or satisfied to the reasonable satisfaction of the Administrative Agent. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Credit Parties shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Subordinated Notes, (c) the Transaction Related Intercompany Notes, and (d) Indebtedness permitted by Section 6.01.

(n) The Lenders shall have received the financial statements referred to in Section 3.05.

(o) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent certifying that Holdings and its Restricted Subsidiaries, and the US Borrower and its Restricted Subsidiaries, each on a consolidated basis after giving effect to the Transactions, are Solvent.

(p) The Administrative Agent shall have received copies of or, to the extent required to be pledged under the Security Documents once issued, forms of the Transaction Related Intercompany Notes together with all guarantees, forward subscription agreements and other material documents executed and delivered (or to be executed and delivered) by a Credit Party in connection therewith, certified by a Financial Officer as being complete and correct.

(q) The Administrative Agent shall have received copies of the ABL Credit Facility and the Receivables Securitization Documents set forth in clauses (i) and (ii) of the definition thereof, and all material documents delivered in connection therewith, certified by a Financial Officer as being complete, correct and in effect and such agreements and documents shall be in full force and effect and in form and substance reasonably acceptable to the Administrative Agent.

(r) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal and waiting periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

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(s) Lenders shall have received, at least five (5) Business Days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

ARTICLE V

Affirmative Covenants

Holdings and each Borrower each covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until all Commitments have terminated and the principal of and interest on each Term Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent obligations for which no claim has been asserted), unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrowers will, and will cause each of the Restricted Subsidiaries, and, with respect to Sections 5.08, 5.09 and 5.10, each of the other Subsidiaries, to:

Section 5.01 Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and other intellectual property rights material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business, taken as a whole, and keep such property in good working order and condition, ordinary wear and tear excepted.

Section 5.02 Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which

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endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrowers or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrowers, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent (or to the ABL Agent, as their respective interests appear); cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

(d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

Section 5.03 Obligations and Taxes. Pay its Material Indebtedness and other material liabilities and obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that are subject to or, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with

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respect to any such obligation, tax, assessment, charge, levy or claim, (i) so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrowers shall have set aside on their books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property or (ii) if, other than in the case of material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and, other than with respect to quarterly reports during the remainder of the first fiscal year after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Holdings in the form of Exhibit H certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent in respect of the Available Amount and Holdings’ calculation of Excess Cash Flow and (ii) certifying a list of names of all Excluded Subsidiaries and Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Excluded Subsidiary or Unrestricted Subsidiary, as the case may be;

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(d) [Reserved].

(e) within 45 days after the beginning of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal year);

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, either Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) [Reserved];

(h) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and

(i) promptly, following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, either Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

The Borrowers hereby acknowledge and agree that all financial statements and certificates furnished pursuant to paragraphs (a), (b) and (c) above are hereby deemed to be Borrower Materials suitable for distribution to, and to be made available to, Public Lenders as contemplated by the fourth paragraph of Section 9.01 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph.

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against either Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(d) any change in either of the Borrowers’ corporate rating by S&P, in the Borrowers’ corporate family rating by Moody’s or in the ratings of the Facility by S&P or

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Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place either Borrower or the Facility on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrowers or the Facility; and

(e) any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding US$10,000,000; any such notice delivered under this subsection (e) shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings or the applicable Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or such Borrower proposes to take with respect thereto.

Section 5.06 Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in the jurisdiction of the chief executive office of any Canadian Loan Party or the jurisdiction in which Collateral of any Canadian Loan Party valued in excess of US$1,000,000 is located, (iv) in any Loan Party’s identity or corporate structure or (v) in any Loan Party’s Federal Taxpayer Identification Number or classification for U.S. federal income tax purposes. Holdings and the Borrowers agree not to effect or permit any change referred to in the preceding sentence unless (i) the Administrative Agent has had 30 days’ notice of such change and (ii) all filings have been made under the Uniform Commercial Code, Personal Property Security Act or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrowers also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrowers, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Sections 1, 2, 6, 7, 8, 9, 10, 12, 13 and 14 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

Section 5.07 Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, if an Event of Default has occurred and is continuing, any Lender, upon reasonable notice, to visit and inspect the financial records and the properties of such Person at reasonable times during normal business hours, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor (provided that a representative of the Borrowers is given the opportunity to be present); provided that, so long as

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no Event of Default has occurred and is continuing, any such visit and inspection by the Administrative Agent in excess of one per calendar year shall be at the expense of the Administrative Agent.

(b) In the case of the Borrowers, use commercially reasonable efforts to cause the Facility to be continuously rated by S&P and Moody’s, and in the case of Holdings, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s.

Section 5.08 Use of Proceeds; Anti Money Laundering.

(a) Use the proceeds of (i) the Term Loans only for the purposes specified in the introductory statement to this Agreement and (ii) the Incremental Term Loans only to finance Permitted Acquisitions (including the payment of related fees and expenses) for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

(b) Shall adopt and maintain adequate policies, procedures and controls to ensure that each of Holdings and its Subsidiaries is in material compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, (iii) the United States Foreign Corrupt Practices Act of 1977, as amended, and (iv) all Anti-Money Laundering Legislation applicable to it. Each Loan Party acknowledges that, pursuant to (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, (iii) the United States Foreign Corrupt Practices Act of 1977, as amended, or (iv) Anti-Money Laundering Legislation, the Administrative Agent or any Lender may be required to obtain, verify and record information regarding each of Holdings and its Subsidiaries, their respective directors, authorized signing officers, direct or indirect shareholders or other persons in Control of a Loan Party, and the transactions contemplated hereby, and disclose such information to Governmental Authorities. Each Loan Party consents to such information being obtained, verified, recorded and disclosed to Governmental Authorities and agrees to promptly provide to the Administrative Agent or such Lender all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lender, or any prospective assignee or participant of the Lender, in order to comply with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, (iii) the United States Foreign Corrupt Practices Act of 1977, as amended, and (iv) Anti-Money Laundering Legislation. Notwithstanding the foregoing, the provisions of this Section 5.08(b) shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by the Canadian Borrower, any Canadian Subsidiary Guarantor, or any Subsidiary that is organized under the laws of Canada or any province thereof.

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(c) Shall comply in all material respects with applicable Canadian Economic Sanctions and Export Control Laws and other applicable Canadian trade-related laws. Each of Holdings and its Subsidiaries shall adopt and maintain adequate policies, procedures, and controls to ensure that it is in material compliance with applicable Canadian Economic Sanctions and Export Control Laws and other applicable Canadian trade-related laws.

Section 5.09 Employee Benefits. Comply with the applicable provisions of ERISA and the Code and all other laws applicable to any Plan (including any Foreign Pension Plan), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Compliance with Environmental Laws. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Person occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain, renew and comply with all environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrowers or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 5.11 Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days (or such later date as agreed to by the Administrative Agent) without Holdings, the Borrowers or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request (or such later date as agreed to by the Administrative Agent), at the expense of the Loan Parties, a written report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

Section 5.12 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, Personal Property Security Act and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Holdings and the Borrowers will cause any subsequently acquired or organized Restricted Subsidiary (other than (i) Excluded Subsidiaries satisfying clauses (a) or (d) of the definition of such term, (ii) any Restricted Subsidiary with respect to which the Administrative Agent reasonably determines that the costs or burdens of obtaining such guarantee are excessive in relation to the benefits to the Lenders afforded thereby and (iii) with respect to any US Obligation, any CFC Subsidiary or CFC Subsidiary Holding Company;

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provided, that a Restricted Subsidiary that is a borrower or guarantor with respect to, or provides a security interest in any of its assets to secure the payment of any obligations under, the ABL Credit Facility or Material Indebtedness of any Loan Party shall not be excepted from the requirements of this sentence pursuant to this parenthetical) to become a Loan Party by executing the Guarantee Agreement, the applicable Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent as soon as reasonably practicable and in any case on or prior to 30 days after such acquisition or organization (or such longer period as the Administrative Agent may agree in its sole discretion). In addition, from time to time, the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties (other than, with respect to any US Obligation, (a) the assets of any CFC Subsidiary or (b) more than 65% of the issued and outstanding Equity Interests of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2))) as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that certain of the Obligations shall be secured by substantially all the assets of the Loan Parties (including material owned real property and other personal properties acquired subsequent to the Closing Date) on the same basis as secured pursuant to the Security Documents on the Closing Date). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust, hypothecs and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies, lien searches and intellectual property ownership searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. In furtherance of the foregoing, the Borrowers will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any owned real property (or any interest in real property) having a value in excess of US$1,000,000.

Section 5.13 Real Estate Mortgages. On or before June 1, 2013 (or such later date as agreed to by the Administrative Agent), Holdings and the Borrowers shall cause the Real Estate Subsidiaries to Guarantee the Obligations by executing and joining the Guarantee Agreement and the applicable Collateral Agreement on the same terms as required with respect to other Subsidiary Guarantors and grant first priority Mortgage on all real property (or any interest in real property) having a value in excess of US$1,000,000 and otherwise comply with the requirements of Section 5.12 hereof. Additionally, Holdings and Borrowers shall provide to the Administrative Agent (i) an ALTA (or its equivalent) title policy covering the real property subject to such Mortgage in an amount at least equal to the fair market value of the real property subject to such Mortgage and including extended coverage and customary endorsements, (ii) a current ALTA survey thereof together with a surveyor’s certificate, (iii) any estoppel letters reasonably deemed necessary or advisable by the Administrative Agent, (iv) customary legal opinions relating to the enforceability of the Mortgage if reasonably requested by the Administrative Agent, and (v) as to the properties located within the United States, a FEMA life of loan flood insurance determination in a form reasonably acceptable to the Administrative Agent and, if applicable, proof of flood insurance required pursuant to Section 5.02(c).

Section 5.14 Post-Closing Matters. Holdings and the Borrowers shall, and shall cause the Subsidiaries to, satisfy the requirements set forth on Schedule 5.14 on or before the

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date specified for such requirements therein, in each case as such date may be extended at the sole discretion of the Administrative Agent.

ARTICLE VI

Negative Covenants

Holdings and each Borrower each covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Commitments have terminated and the principal of and interest on each Term Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent obligations for which no claim has been asserted) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrowers will, nor will they cause or permit any of the Restricted Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and, except for any Indebtedness arising under or evidenced by the Real Estate Loan Agreements, any extensions, renewals or replacements of such Indebtedness to the extent that (i) the principal amount of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property or assets of any Credit Party, (iii) no Credit Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) in the case of any extension, refinancing, replacement or renewal of any of such Indebtedness, such extension, refinancing, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, replaced or renewed, (v) the terms of any such extension, refinancing, replacement or renewal are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness, and (iv) if the Indebtedness that is refinanced, renewed, replaced or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, replacement or extension Indebtedness must include subordination terms and conditions that are substantially similar to those that were applicable to the refinanced, renewed, replaced or extended Indebtedness;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) (i) Indebtedness in respect of the Transaction Related Intercompany Notes and (ii) other intercompany Indebtedness of the Credit Parties to the extent permitted by Section 6.04(c) so long as such Indebtedness owing by a US Loan Party to a Credit Party that is not a US Loan Party or by a Canadian Loan Party to a Credit Party that is not a Canadian Loan Party is subordinated to the Obligations in a manner reasonably acceptable to the Collateral Agent and in the case of clauses (i) and (ii), to the extent required by the Security Documents, the sole original promissory note or instruments, if any, evidencing such intercompany debt, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer are delivered to the Collateral Agent;

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(d) Indebtedness of the Borrowers or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed US$50,000,000 at any time outstanding;

(e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of US$50,000,000 at any time outstanding;

(f) Indebtedness under performance bonds or with respect to workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(g) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(g) shall not exceed US$50,000,000 at any time outstanding;

(h) Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and not for speculative purposes;

(i) Indebtedness of any Loan Party or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business and so long as the aggregate amount of all Indebtedness pursuant to this Section 6.01(i) does not exceed US$75,000,000 at any one time outstanding;

(j) (i) Indebtedness owing by any US Loan Party to any US Loan Party and Guarantees by any US Loan Party of Indebtedness of any US Loan Party, (ii) Indebtedness owing by any Canadian Loan Party to any other Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any other Canadian Loan Party, and (iii) Indebtedness owing by any US Loan Party to any Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any US Loan Party, provided that (A) in the case of any Indebtedness owing by any US Loan Party to any Canadian Loan Party, such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and

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(B) Guarantees permitted under this Section 6.01(j) shall be subordinated to the Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(k) Indebtedness owing by any Canadian Loan Party to any US Loan Party and Guarantees by any US Loan Party of any Indebtedness of any Canadian Loan Party so long as: (i) (A) the aggregate amount of all such Indebtedness owing or Guaranteed does not exceed at one time outstanding US$75,000,000 or (B) the aggregate amount of such Indebtedness did not exceed the Available Amount at the time such Indebtedness was incurred; (ii) no Event of Default has occurred and is continuing at the time of the incurrence of any such Indebtedness or execution of such Guarantee, or would result therefrom; (iii) in the case of Indebtedness owing by any Canadian Loan Party to any US Loan Party, such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; and (iv) Guarantees permitted under this Section 6.01(k) shall be subordinated to the Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(l) Indebtedness owing by any Foreign Subsidiary (other than a Canadian Subsidiary Guarantor) or other Excluded Subsidiary to any Loan Party and Guarantees by any Loan Party of Indebtedness of any Foreign Subsidiary (other than a Canadian Subsidiary Guarantor) or other Excluded Subsidiary, so long as (i) (A) the aggregate amount of all such Indebtedness owing or Guaranteed (together with the aggregate amount of all Investments made pursuant to Section 6.04(c)) does not exceed at any one time outstanding US$75,000,000 or (B) the aggregate amount of such Indebtedness did not exceed the Available Amount at the time such Indebtedness was incurred, (ii) such Guarantees are unsecured, and (iii) no Event of Default has occurred and is continuing at the time of incurrence of such Indebtedness or execution of such Guarantee, or would result therefrom;

(m) secured or unsecured Indebtedness of any Foreign Subsidiary (other than a Canadian Subsidiary Guarantor) or any other Excluded Subsidiary to any financial institution or other Person that (i) is not Guaranteed by any Loan Party or (ii) if Guaranteed by any Loan Party, such Guarantee is permitted under Section 6.01(l); provided that the aggregate principal amount of Indebtedness outstanding under this Section 6.01(m) shall not exceed US$50,000,000;

(n) Indebtedness incurred under the ABL Credit Facility as in effect on the Closing Date or amended, modified, restated or supplemented in accordance with the terms of the Intercreditor Agreement, in an aggregate principal amount up to the greater of the Borrowing Base Limit and US$700,000,000;

(o) other unsecured Indebtedness so long as (i) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, (ii) on the date such unsecured Indebtedness is incurred, and after giving effect thereto, the Total Leverage Ratio as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such determination for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c), have been delivered would be less than 4.75:1.00, (iii) the stated maturity date of such Indebtedness is not earlier than 91 days after the Term Loan Maturity Date (as such Term Loan Maturity Date is in effect at the time of the incurrence of such Indebtedness) and the weighted average life of such

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Indebtedness is not less than the weighted average life of the Term Loans, and (iv) if the amount of such Indebtedness to be incurred under this clause (o) would exceed $25,000,000, the US Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent;

(p) Indebtedness under the Receivables Securitization Documents and any replacement thereof;

(q) the Permitted Defeased Debt; and

(r) other unsecured Indebtedness of the Borrowers or the Restricted Subsidiaries in an aggregate principal amount not exceeding US$35,000,000 at any time outstanding; provided that no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrowers or any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) Liens on Accounts sold to Receivables SPV pursuant to the Receivables Securitization Agreements;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Loan Party or Restricted Subsidiary or any other Loan Party or Restricted Subsidiary;

(e) any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or any Restricted Subsidiary or existing on any property or assets of any Person that becomes a Loan Party or Restricted Subsidiary after the date hereof prior to the time such Person becomes a Loan Party or Restricted Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party or Restricted Subsidiary, (ii) such Lien does not apply to any other property or assets of a Loan Party and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party or a

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Restricted Subsidiary, as the case may be, and extension, renewals and replacements of any such obligations that comply with the requirements with respect to extensions, renewals and replacements of Indebtedness pursuant to Section 6.01(a) above;

(f) Liens for taxes and Statutory Prior Liens for Statutory Prior Claims not yet due or delinquent or which are being contested in compliance with Section 5.03;

(g) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable by more than 30 days or which are being contested in compliance with Section 5.03;

(h) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(i) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(j) zoning restrictions, easements, rights-of-way, encroachments, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any of their Restricted Subsidiaries;

(k) Liens on real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrowers or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and, (iv) such security interests do not apply or attach to any other property or assets of the Borrowers or any Restricted Subsidiary;

(l) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(m) Liens on assets of Foreign Subsidiaries (other than Canadian Subsidiaries) and other Excluded Subsidiaries described in clause (a), (b) or (c) of the definition of such term; provided that such Liens do not extend to, or encumber, assets that constitute Collateral;

(n) Liens securing the ABL Credit Facility, so long as such Liens are subject to the Intercreditor Agreement;

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(o) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon (or the equivalent in foreign jurisdictions);

(p) Liens arising out of sale and leaseback transactions permitted by Section 6.03;

(q) any interest of title of a lessor under, and Liens relating to Uniform Commercial Code or Personal Property Security Act financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in connection with, leases permitted by this Agreement;

(r) Liens granted by any Subsidiary that is not a Loan Party in favor of either Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(s) all reservations in the original grant from the Crown in right of Canada or any province or territory thereof of any lands or interests therein and all statutory exceptions, qualifications and reservations in respect of title with respect thereto;

(t) security given by any Loan Party or Restricted Subsidiary to a public utility or any municipality or governmental or other public authority when required by such public utility or municipality or other governmental authority in the ordinary course of business of any Loan Party or Restricted Subsidiary in connection with such Loan Party’s or Restricted Subsidiary’s operations; provided such security does not either alone or in the aggregate materially detract from the value of the property or assets affected thereby or materially impair its use in the conduct of such Loan Party’s or Restricted Subsidiary’s business;

(u) the right reserved to or vested in any municipality or governmental of other public authority by the terms of any lease, license, franchise, grant or permit acquired by any Loan Party or Restricted Subsidiary or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(v) subdivision agreements, site plan control agreements, development agreements, servicing agreements, utility agreements and other similar agreements with a Governmental Authority or public utilities that do not materially impair the use, operation or marketability of any of the subject Mortgaged Property, provided such have in each case been complied with in all material respects;

(w) any rights of expropriation, access or user or any similar rights conferred or reserved by or in any statutes of any Governmental Authority; and

(x) other Liens securing liabilities hereunder in an aggregate amount not to exceed US$35,000,000 at any time outstanding.

Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter

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rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) sales or transfers of such property permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (each, an “Investment”), except:

(a) Investments made after the date hereof by: (i) a US Loan Party in any other US Loan Party; (ii) a Canadian Loan Party in any other Canadian Loan Party; or (iii) a US Loan Party in a Canadian Loan Party so long as, in the case of this subclause (iii): (A) (1) the aggregate amount of such Investments (together with the aggregate Indebtedness and Guarantees outstanding pursuant to Section 6.01(k)) shall not exceed at any time outstanding US$75,000,000 or (2) the amount of any such Investment did not exceed the Available Amount at the time of such Investment (in each case determined without regard to any write-downs or write-offs) and (B) no Event of Default has occurred and is continuing at the time of such Investment or would result therefrom;

(b) Permitted Investments;

(c) Investments made after the date hereof by a Loan Party in any Foreign Subsidiary, other Excluded Subsidiary, Unrestricted Subsidiary or in any Intermediate Holding Company which owns directly, or through one or more subsidiaries, a Foreign Subsidiary, other Excluded Subsidiary or Unrestricted Subsidiary (whether consisting of (i) Investments in existing Foreign Subsidiaries, Excluded Subsidiaries, Unrestricted Subsidiaries (or Intermediate Holding Companies) or (ii) the acquisition or formation of any new Foreign Subsidiary, other Excluded Subsidiary or Unrestricted Subsidiary (or Intermediate Holding Company)), so long as: (A) (1) the aggregate amount of such Investments (together with the aggregate Indebtedness and Guarantees outstanding pursuant to Section 6.01(l)) shall not exceed at any time outstanding US$75,000,000 or (2) the amount of any such Investment did not exceed the Available Amount at the time of such Investment (in each case determined without regard to any write-downs or write-offs) and (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom;

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Credit Parties may make loans and advances (i) to employees of the Loan Parties on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of US$1,000,000 in the aggregate at any one time outstanding and (ii) to executive officers of Holdings on an arms-length basis in the ordinary course of business to permit such officers to purchase Equity Interests in Holdings (or to exercise options to purchase Equity

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Interests in Holdings) up to a maximum of US$5,000,000 in the aggregate at any one time outstanding;

(f) the Borrowers and the Restricted Subsidiaries may enter into Hedging Agreements that are permitted by Section 6.01(h);

(g) the Borrowers or any Restricted Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity (or line of business acquired) shall be in a similar line of business as that of the Borrowers and the Restricted Subsidiaries as conducted during the current and most recent calendar year (and any such assets acquired shall be used or useful in such line of business or reasonably related thereto or a logical extension thereof); and (ii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrowers or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) in which the Acquired Entity is designated as an Unrestricted Subsidiary or is otherwise an Excluded Subsidiary or to the extent such acquired line of business or assets do not become Collateral shall not in the aggregate exceed an amount equal to the sum of, without duplication, (1) the Available Amount, plus (2) other than in the case in which an Acquired Entity is to be designated as an Unrestricted Subsidiary, the aggregate amount of Indebtedness incurred by the Credit Parties under Section 6.01(g), (k), (l), (m), (n), (o), (p) and (r), in each case raised or incurred solely for the purpose of financing the proposed acquisition (it being understood and agreed that the designation of any Acquired Entity as an Unrestricted Subsidiary is subject to the satisfaction of the terms set forth in Section 6.12); (C) if the total consideration paid in connection with such acquisition exceeds US$35,000,000, the US Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing clauses (i) and (ii) and containing reasonably detailed calculations in support thereof, in a form reasonably satisfactory to the Administrative Agent; and (D) the Borrowers shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h) subject to the provisions of the Security Documents, notes payable, or stock or other securities issued by account debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the ordinary course of business, consistent with past practices;

(i) Investments received in connection with the dispositions of assets permitted by Section 6.05;

(j) Investments in existence on the date hereof (including Investments by the Loan Parties in Equity Interests in their respective Subsidiaries) and set forth in Schedule 6.04;

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(k) Investments constituting deposits described in Section 6.02(k) and Section 6.02(l);

(l) Investments constituting Indebtedness permitted under Section 6.01(h) or 6.01(k);

(m) the formation by (i) any US Loan Party of any Domestic Subsidiary, Canadian Subsidiary or Foreign Subsidiary, (ii) any Canadian Loan Party of any Canadian Subsidiary or Foreign Subsidiary, and (iii) any Foreign Subsidiary of any other Foreign Subsidiary, so long as, in each case: (x) the contribution or investment of any assets in such Person comply with the provisions of this Section 6.04, (y) the Loan Parties comply with Section 5.12, and (z) no Event of Default has occurred and is continuing or would result after giving effect to such formation;

(n) Guarantees by Holdings or the US Borrower of obligations of Canadian Subsidiary Guarantors or Foreign Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness;

(o) additional Investments by any Credit Party so long as (i) the aggregate amount invested, loaned or advanced pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed, in the aggregate, the Available Amount and (ii) no Event of Default has occurred and is continuing at the time of such Investment or would result therefrom;

(p) the Acquisition; and

(q) the Transaction Related Intercompany Notes and the other Investments contemplated by the Intercompany Step Transactions.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve (and distribute its assets), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any US Loan Party may merge into another US Loan Party so long as in a transaction in which the US Borrower is involved, the US Borrower is the surviving corporation, (ii) any Canadian Loan Party may merge or amalgamate into another Canadian Loan Party so long as, except as expressly contemplated by the Post-Closing Amalgamation Transactions, in a transaction in which the Canadian Borrower is involved, the Canadian Borrower is the surviving corporation, (iii) TVC Canada Corp. may merge or amalgamate into any US Loan Party or any Canadian Cross-Border Guarantor or WDCH, LP may liquidate or dissolve TVC Canada Corp., (iv) any Subsidiary that is an Unrestricted Subsidiary or an Excluded Subsidiary may liquidate or dissolve (and distribute its assets to its immediate parent) if Holdings determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers, is otherwise permitted under this Agreement and is not materially disadvantageous to the Lenders, (v) any Subsidiary may transfer its assets to a Loan Party (other than a Netherlands Subsidiary Guarantor), any Subsidiary which is not a Loan Party may transfer its assets to another Subsidiary that is not a Loan Party and any Netherlands

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Subsidiary Guarantor may transfer its assets to a Loan Party, (vi) the Loan Parties may consummate the Post-Closing Amalgamation Transactions, provided that the Administrative Agent receives substantially contemporaneously therewith a ratification and confirmation agreement to confirm that each resulting entity has succeeded to and is bound by all of the obligations of each Canadian Loan Party party to such amalgamation under the Loan Documents, together with such other reaffirmations, joinders, other agreements, filings, legal opinions and other documents as reasonably requested by Administrative Agent to reaffirm the obligations of each applicable Loan Party hereunder and under the other applicable Loan Documents and to continue the validity, perfection and priority of the Administrative Agent’s Liens in the Collateral of each such Loan Party after giving effect to such amalgamation (including with respect to any Company Related Party or other entity resulting from the Post-Closing Amalgamations), all of which shall be satisfactory in form and substance to the Administrative Agent, (vii) any Credit Party (other than Holdings or a Borrower) may liquidate or dissolve so long as the assets and properties of such Credit Party are received by or distributed to another Credit Party organized or formed in the same country as such dissolving or liquidating Credit Party and such dissolution or liquidation would not reasonably be expected to have a Material Adverse Effect, and (viii) any Loan Party may merge or amalgamate with any other Person in connection with the consummation of a Permitted Acquisition so long as (A) no Change of Control results therefrom, (B) in the case of a merger of any Loan Party with any other Person, such Loan Party is the surviving entity or, in the case such Loan Party is not Holdings or a Borrower, such other Person is the surviving entity, so long as such Person shall be organized in the same jurisdiction as such Loan Party and shall substantially contemporaneously with the consummation of such merger become a Loan Party hereunder and otherwise comply with the requirements of Section 5.12 hereof and of the Security Documents (including the execution and delivery by such Person and its parent of joinders, pledges, reaffirmations, and other agreements, legal opinions and certificates as reasonably requested by the Administrative Agent), and (C) in the case of the amalgamation of any Canadian Loan Party (the “Constituent Canadian Loan Party”) with any other Person, the entity resulting from such amalgamation shall confirm in writing that it is a Canadian Loan Party and has succeeded to and is bound by all of the obligations of the Constituent Canadian Loan Party under the Loan Documents in the same manner and to the same extent as the Constituent Canadian Loan Party was so bound immediately prior to such amalgamation and shall take such other actions and execute and deliver such other documents as the Administrative Agent may reasonably request to ratify and confirm such obligations and the continuing validity, perfection and priority of the Administrative Agent’s Liens in the Collateral of the Constituent Canadian Loan Party after giving effect to such amalgamation, all of which shall be satisfactory in form and substance to the Administrative Agent.

(b) Make or consummate any Asset Sale except,

(i) Asset Sales from (A) any US Loan Party to any other US Loan Party, (B) any Canadian Loan Party to any Loan Party (other than a Netherlands Subsidiary Guarantor) or (C) any Netherlands Subsidiary Guarantor to any Loan Party;

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(ii) sales of Accounts by the US Loan Parties to Receivables SPV pursuant to and in accordance with the Receivables Securitization Documents;

(iii) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;

(iv) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of either Borrower or any Restricted Subsidiary;

(v) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(vi) the granting of Liens permitted by Section 6.02

(vii) sales, transfers and other dispositions of real property, equipment or other fixed or capital assets in the ordinary course of business or consistent with past practice that are no longer used or useful to the business operations of the Loan Parties;

(viii) sales, transfers and dispositions to the extent constituting Investments permitted under Section 6.04 (other than sales of Equity Interests in Loan Parties or in any parent of any Loan Party);

(ix) any sales, transfers or other dispositions by Loan Parties and Subsidiaries to other Loan Parties and Subsidiaries contemplated by the Intercompany Step Transactions; and

(x) so long as no Event of Default has occurred and is continuing or would result therefrom, Asset Sales that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all Asset Sales made in reliance upon this paragraph (ix) shall not exceed US$35,000,000 during any fiscal year of Holdings, provided further that, subject to the condition set forth at the beginning of this paragraph (ix), any portion of the basket amount set forth in the foregoing proviso that is not utilized by the Loan Parties in any particular fiscal year may be carried forward and utilized in the immediately succeeding fiscal year of Holdings;

provided that all Asset Sales permitted by clauses (vii) or (x) shall be made for fair value and for consideration at least 75% of which is cash or cash equivalents.

Section 6.06 Restricted Payments. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that

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(i) each Loan Party and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii) any US Loan Party may make dividends to any other US Loan Party;

(iii) any Canadian Loan Party (other than the Canadian Borrower) may make dividends to any other Canadian Loan Party or any US Loan Party;

(iv) any Unrestricted Subsidiary (A) may make dividends or distributions to any other Unrestricted Subsidiary or (B) to any Loan Party;

(v) any Subsidiary (including any Foreign Subsidiary or other Excluded Subsidiary) may make dividends to any direct holder of its Equity Interests; provided that (A) such dividends are made ratably to all such holders, (B) if any Intermediate Holding Company receives any dividend at any time, then substantially contemporaneously with its receipt of such dividend, such Intermediate Holding Company shall use all of the proceeds thereof to make a dividend to a Loan Party or to another Intermediate Holding Company and (C) Holdings may not make any Restricted Payments other than as provided in clause (vi) of this Section;

(vi) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, (A) Holdings may repurchase its Equity Interests owned by employees of Holdings or make payments to employees of Holdings upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed US$10,000,000 plus the Available Amount in any fiscal year, and (B) Holdings may make any Restricted Payment not otherwise permitted hereunder, including dividends by Holdings to the holders of its Equity Interests and repurchases by Holdings of its Equity Interests (in public or private transactions, including tender and exchange offers) so long as (1) such dividends and repurchases are made in accordance with applicable law and (2) the amount of all Restricted Payments made pursuant to this subclause (B) does not exceed the Available Amount; provided that the foregoing shall not operate to prevent the making of dividends or repurchases previously declared by Holdings so long as (x) at the declaration date, such dividend or repurchase was permitted by the foregoing and (y) such dividend or repurchase is consummated within the earlier of 60 days and any date under applicable law on which such dividend or repurchase must be consummated.

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(vii) Restricted Payments expressly contemplated by and necessary to consummate the Acquisition and the Intercompany Step Transactions.

Section 6.07 Transactions with Affiliates. Except for transactions otherwise expressly permitted by this Agreement, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrowers or any Restricted Subsidiary may engage in any of the foregoing transactions: (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the applicable Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among: (i) any US Loan Parties or (ii) any Canadian Loan Parties, (c) investments permitted by Section 6.04(a) or (c), (d) Indebtedness permitted under Section 6.01(c), (j), (k) or (l), (e) Restricted Payments permitted by Section 6.06, (f) loans or advances to employees permitted under Section 6.04(e), (g) the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties in the ordinary course of business, the Acquisition and the Intercompany Step Transactions, and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ board of directors.

Section 6.08 Business of Holdings, Borrowers and Subsidiaries. (a) Holdings will not engage in any business or activity other than the ownership of Equity Interests in its Subsidiaries (including the US Borrower) and activities and liabilities incidental thereto (including the Subordinated Notes, the ABL Credit Facility and pursuant to the US Collateral Agreement). Holdings will not own or acquire any material assets (other than Equity Interests in its Subsidiaries and the cash proceeds of any Restricted Payments permitted by Section 6.06) or incur any liabilities (other than liabilities under the Loan Documents, Indebtedness permitted under Section 6.01, and liabilities reasonably incurred in connection with its maintenance of its existence).

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries, to engage in any business other than businesses substantially similar to the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto and logical extensions thereof.

(c) Receivables SPV will not engage in any business or activity other than the ownership and disposition of accounts receivable sold to it by the US Loan Parties pursuant to the Receivables Securitization Documents and the incurrence of Indebtedness pursuant to the Receivables Securitization Documents and activities incidental thereto. Receivables SPV shall not own or acquire any material assets other than accounts receivable sold to it by the US Loan Parties and the proceeds received from the sale thereof or incur any liabilities, in each case, except pursuant to and in accordance with the Receivables Securitization Documents (other than liabilities reasonably incurred in connection with its maintenance of its existence).

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(d) The Real Estate Subsidiaries will not engage in any business or activity other than the ownership and leasing of real property (and the fixtures and equipment located thereon) and, until March 1, 2013, the incurrence of Indebtedness pursuant to the Real Estate Loan Agreements as in effect on the date hereof and thereafter pursuant to the Loan Documents or as otherwise permitted by Section 6.01(e), and activities incidental thereto until March 1, 2013. The Real Estate Subsidiaries will not own or acquire any material assets other than real property (and the fixtures and equipment located thereon) or incur any liabilities, in each case, except pursuant to and in accordance with the Real Estate Loan Agreements as in effect on the date hereof and until the maturity thereof, and thereafter subject solely to the covenants of the Loan Documents other than this Section 6.08(d).

(e) Unless such entity shall have complied with the applicable provisions of Section 5.12 within the time periods set forth in such Section and except as otherwise contemplated by the Intercompany Step Transactions:

(i) TVC International Holding, LLC, WESCO Distribution III ULC, and Carlton Bates Company of Texas GP, Inc. will not engage in any business or activity and will not own or acquire any material assets or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of their existence);

(ii) TVC Canada Corp. will not engage in any business or activity other than the ownership of Equity Interests in WESCO Distribution Canada Co. and activities incidental thereto; and

(iii) TVC Canada Corp. will not own or acquire any material assets (other than Equity Interests in WESCO Distribution Canada Co.) or incur any liabilities (other than Indebtedness under the Loan Documents and liabilities reasonably incurred in connection with the maintenance of its existence).

(f) WDINESCO II B.V. will not engage in any business or activity other than the ownership of Equity Interests in WDCH, LP and in Excluded Subsidiaries and Unrestricted Subsidiaries and activities incidental thereto. WDINESCO II B.V. will not own or acquire any material assets (other than Equity Interests in WDCH, LP and in Unrestricted Subsidiaries and Excluded Subsidiaries and intercompany Indebtedness owing from Holdings or one or more of its Subsidiaries to WDINESCO II B.V.) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO II B.V. to Holdings or one or more of its Subsidiaries).

(g) WDINESCO II C.V. will not engage in any business or activity other than the ownership of Equity Interests in WDINSESCO C.V. and in Excluded Subsidiaries and Unrestricted Subsidiaries and activities incidental thereto. WDINESCO II C.V. will not own or acquire any material assets (other than Equity Interests in WDINESCO C.V. and in Excluded Subsidiaries and Unrestricted Subsidiaries and intercompany Indebtedness owing from Holdings or one or more it its Subsidiaries to WDINESECO II C.V.) or incur any liabilities (other than

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liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO II C.V. to Holdings or one or more of its Subsidiaries).

(h) WDINESCO C.V. will not engage in any business or activity other than the ownership of Equity Interests in WESCO Distribution Canada GP Inc. and WESCO Distribution Canada LP and in Excluded Subsidiaries and Unrestricted Subsidiaries and activities incidental thereto. WDINESCO C.V. will not own or acquire any material assets (other than Equity Interests in WESCO Distribution Canada GP Inc. and WESCO Distribution Canada LP and in Excluded Subsidiaries and Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO C.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO C.V. to Holdings or one or more of its Subsidiaries).

(i) WDINESCO III C.V. will not engage in any business or activity other than the ownership of Equity Interests in WDINESCO II C.V. and in Excluded Subsidiaries and Unrestricted Subsidiaries and activities incidental thereto. WDINESCO III C.V. will not own or acquire any material assets (other than Equity Interests in WDINESCO II C.V. and in Excluded Subsidiaries and Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO III C.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO III C.V. to Holdings or one or more of its Subsidiaries).

(j) WDINESCO III B.V. will not engage in any business or activity other than the ownership of Equity interests in the Canadian Borrower and in Excluded Subsidiaries and Unrestricted Subsidiaries and activities incidental thereto. WDINESCO III B.V. will not own or acquire any material assets (other than Equity Interests in the Canadian Borrower and in Excluded Subsidiaries and Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO III B.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO III B.V. to Holdings or one or more of its Subsidiaries).

Section 6.09 Other Indebtedness and Agreements; Restrictive Agreements. (a) Permit any waiver, supplement, modification or amendment of (x) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, (y) the Subordinated Note Documents, the Real Estate Loan Agreements or Transaction Related Intercompany Notes, in each case to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect, or (z) the Receivables Securitization Documents, except as permitted by the Amended and Restated Receivables Intercreditor Agreement. No Loan Party will forgive, cancel or set off against any obligation or liability against or otherwise compromise any Transaction Related Intercompany Note.

(b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when

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due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, any Subordinated Indebtedness or (ii) pay in cash any amount in respect of any Subordinated Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, except:

(i) payment by Holdings or US Borrower in respect of any conversion, put or mandatory repurchase obligation with respect to the 2029 Convertible Debentures arising under Section 10.01(a)(1) or 10.01(a)(8) of the 2029 Convertible Debentures Indenture; provided that, in the event the aggregate amount expended under this clause (i) exceeds US$5,000,000 in any fiscal year, the amount in excess of US $5,000,000 shall reduce the Available Amount (regardless of whether, following such reduction, the Available Amount would be negative);

(ii) payment, prepayment, redemption, retirement, acquisition, cancellation, termination or repurchase of any Subordinated Indebtedness, in an amount up to the Available Amount, so long as no Default or Event of Default has occurred and is continuing;

(iii) refinancing of Subordinated Indebtedness to the extent permitted by Section 6.01; and

(iv) payment of secured Indebtedness incurred pursuant to Section 6.01(a), (d), (e), (g) or (m) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

provided that (A) such Indebtedness is permitted by Section 6.01 and (B) no Loan Party shall be permitted to make any payment in respect of any Indebtedness to any Affiliate which is not a Loan Party if (x) an Event of Default has occurred and is continuing or would result therefrom or (y) such payment would be prohibited by the subordination provisions of such Indebtedness.

(c) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Loan Party or any Restricted Subsidiary (other than an SPV) to create, incur or permit to exist any Lien upon any of its property or assets, (ii) the ability of any Loan Party or any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests, (iii) the ability of any Loan Party or any Restricted Subsidiary to make or repay loans or advances to a Loan Party or any Restricted Subsidiary or (iv) the ability of any Loan Party or Restricted Subsidiary (other than an SPV) to Guarantee Indebtedness of a Loan Party or any Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary (other than any Canadian Subsidiary Guarantor) by the terms of any Indebtedness of such Foreign Subsidiary (other than any Canadian

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Subsidiary Guarantor) permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to restrictions and conditions existing on the date hereof with respect to documents identified on Schedule 6.09(c) or any extension or renewal of, or any amendment, modification or replacement of such documents (to the extent such extension, renewal, amendment, modification or replacement is not prohibited by this Agreement) which does not expand the scope of, any such restriction or condition), (G) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (H) clause (i) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

Section 6.10 Fiscal Year. With respect to Holdings and the other Credit Parties, change their fiscal year-end to a date other than December 31 other than a change of any Company Related Party to a fiscal year-end of December 31.

Section 6.11 Certain Equity Securities. Issue any Equity Interest, except (a) Holdings may issue Qualified Capital Stock and, to the extent permitted by Section 6.01, Disqualified Stock, and (b) Holdings, the US Borrower or any Restricted Subsidiary may issue Equity Interests for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of any Credit Party in such Person or in any class of Equity Interests of such Person.

Section 6.12 Designation of Subsidiaries. Designate any Restricted Subsidiary of a Borrower (other than the Canadian Borrower) as an Unrestricted Subsidiary of such Borrower unless (i) such Borrower delivers a written notice to the Administrative Agent of such designation, (ii) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such designation, the Total Leverage Ratio is less than 4.75 : 1.00 and the Secured Leverage Ratio is less than 3.00 : 1.00, in each case as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such designation for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(c), have been delivered and, as a condition precedent to the effectiveness of any such designation such Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iv) such Subsidiary is not designated as a “Restricted Subsidiary” (or the equivalent) for the purpose of the Subordinated Note Documents or the ABL Credit Facility and is not otherwise generally subject to the representations, warranties, covenants and events of default under such Subordinated Note Documents or ABL Credit Facility, (v) such Restricted Subsidiary and its subsidiaries do not own any Equity Interests or Indebtedness of, or own or hold any Lien on, any property of any Credit Party (other than any subsidiary of the Subsidiary to be so designated) or (vi) such Subsidiary’s subsidiaries have not at the time of designation, and do not, thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Credit Party. The designation of any

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Subsidiary as an Unrestricted Subsidiary shall constitute an Investment therein by such Borrower and its Restricted Subsidiaries, as applicable, at the date of designation in an amount equal to the fair market value of the applicable parties’ investment therein (the fair market value of such investment to be calculated without regard to any guarantee provided by such designated or re-designated Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by such Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Borrower’s and its Restricted Subsidiaries’ (as applicable) Investment in such Subsidiary. Notwithstanding anything to the contrary herein, any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Term Loan or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by any Loan Party or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by any Loan Party or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the US Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of any Loan Party;

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(f) (i) any Loan Party or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due or terminating prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, termination or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or any Significant Subsidiary, or of a substantial part of the property or assets of any Loan Party or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, monitor or similar official for a Loan Party or any Significant Subsidiary or for a substantial part of the property or assets of a Loan Party or a Significant Subsidiary or (iii) the winding-up, dissolution or liquidation of a Loan Party or any Significant Subsidiary and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, monitor or similar official for a Loan Party or any Significant Subsidiary or for a substantial part of the property or assets of a Loan Party or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (vii) effect or implement any plan of arrangement under any corporations statute seeking a compromise or an arrangement with respect to creditors or any class of creditors of such Loan Party, or (viii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount in excess of US$35,000,000 (to the extent not covered by insurance as to which the relevant insurance company has not disputed coverage) shall be rendered against any Loan Party or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of a Loan Party or any Restricted Subsidiary to enforce any such judgment or any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, which

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judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(j) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect or (ii) a Pension Event shall occur which, in the Administrative Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if a Loan Party or any of its Subsidiaries is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan, or any Canadian Loan Party is in default of or with respect to any required contributions to a Canadian Pension Plan or any Lien arises (except for contribution amounts not yet due) in connection with any Canadian Pension Plan and any such event could reasonably be expected to have a Material Adverse Effect;

(k) the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor’s obligations thereunder in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by either Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(m) the Indebtedness under the Subordinated Notes or any other Subordinated Indebtedness of Holdings and its Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the Subordinated Note Documents or the agreements evidencing such other Subordinated Indebtedness; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times declare the Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein

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or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or either Borrower described in paragraph (g) or (h) above, the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02 Application of Proceeds.

(a) Subject to the Intercreditor Agreement and Sections 7.02(b) and (c) below, the Administrative Agent and the Collateral Agent shall apply (a) the proceeds of any collection, sale, foreclosure or other realization upon any Collateral securing Term Loans and Obligations, including any such Collateral consisting of cash, and (b) any amounts received in respect of the Obligations following the automatic termination of any Incremental Term Loan Commitments and the Term Loans automatically becoming due and payable pursuant to Section 7.01, in each case as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with any collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, any amounts for which the Administrative Agent and/or the Collateral Agent is entitled to indemnification, fees, or reimbursement of costs or expenses under the terms of any Loan Document, and any other Loan Document Obligations owed to the Administrative Agent and/or the Collateral Agent, in their respective capacities as such hereunder or under any other Loan Document;

SECOND, to the payment in full of all Obligations consisting of accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, and scheduled periodic payments then due under Secured Hedging Agreements (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

THIRD, to the payment in full of all Obligations (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) consisting of unpaid principal amount of the Term Loans and any premium thereon or breakage or termination fees, costs or expenses related thereto and any other Obligations in respect of Secured Hedging Agreements (the amounts so applied to be distributed among the Secured Parties pro rata in

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accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the payment in full of all other Obligations, (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

FIFTH, to the Borrowers, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(b) The Administrative Agent and the Collateral Agent shall apply (a) the proceeds of any collection, sale, foreclosure or other realization upon any Collateral solely securing the Canadian Obligations, including any associated Collateral consisting of cash, and (b) any amounts received in respect of the Canadian Obligations following the automatic termination of the Incremental Term Loan Commitments and the Term Loans automatically becoming due and payable pursuant to Section 7.01, in each case as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with any collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Canadian Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Canadian Loan Party, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, any amounts for which the Administrative Agent and/or the Collateral Agent is entitled to indemnification, fees, or reimbursement of costs or expenses under the terms of any Loan Document, and any other Loan Document Obligations owed to the Administrative Agent and/or the Collateral Agent, in their respective capacities as such hereunder or under any other Loan Document, in each case to the extent constituting Canadian Obligations;

SECOND, to the payment in full of all Canadian Obligations consisting of accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, and scheduled periodic payments then due under Secured Hedging Agreements (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Canadian Obligations owed to them on the date of any such distribution);

THIRD, to the payment in full of all Canadian Obligations (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) consisting of unpaid principal amount of the Term Loans to the Canadian Borrower and any premium thereon or breakage or termination fees, costs or expenses related thereto and any other Canadian Obligations in respect of Secured Hedging Agreements (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Canadian Obligations owed to them on the date of any such distribution);

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FOURTH, to the payment in full of all other Canadian Obligations, (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Canadian Obligations owed to them on the date of any such distribution); and

FIFTH, to the Canadian Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(c) The Administrative Agent and the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys, balances or amounts in accordance with this Agreement and the other Loan Documents. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 7.03 Lender Loss Sharing Agreement

(a) Definitions. As used in this Section 7.03, the following terms shall have the following meanings:

(i) “CAM” means the mechanism for the allocation and exchange of interests in the Term Loans and collections thereunder established under Section 7.03(b).

(ii) “CAM Exchange” means the exchange of interests of holders of the Tranche B-1 Loans and interests of the holders of Tranche B-2 Loans provided for in Section 7.03(b).

(iii) “CAM Exchange Date” means the first date after the Closing Date on which there shall occur (a) any event described in clauses (g) or (h) of Section 7.01 with respect to any Loan Party, (b) an acceleration of Term Loans pursuant to Section 7.01, and (c) any date on which an Unaffected Tranche or a Tax Neutral Tranche is prepaid pursuant to the terms Section 2.13(i).

(iv) “CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate amount of the Term Loans held by such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate amount (as so determined) of the aggregate outstanding Term Loans (whether or not at the time due and payable).

(v) “Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal and interest under the Term Loans, and (b) fees under Section 2.05.

(b) CAM Exchange.

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(i) On the CAM Exchange Date,

(1) any Term Loan Commitment shall terminate in accordance with Article VII; and

(2) the Lenders shall purchase at par, interests in the Designated Obligations under each Tranche (and shall make payments in Dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) such that, in lieu of the interests of each Lender in the Designated Obligations under Term Loans made to the US Borrower and Term Loans made to the Canadian Borrower in which it shall have participated immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(ii) Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 7.03 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to the Lenders all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Term Loans under this Agreement to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(iii) As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.

Notwithstanding any other provision of this Section 7.03, each Lender agrees that if the Administrative Agent or a Lender is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by any Lender subject to such withholding to the Administrative Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of such Lender subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be

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treated as, for the purpose of this Section 7.03, having been paid to such Lender with respect to which such withholding or deduction was made.

ARTICLE VIII

The Administrative Agent and the Collateral Agent; Etc.

Each Lender hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch as Administrative Agent and each Secured Party hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch as the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, including to negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender, and Credit Suisse AG, Cayman Islands Branch hereby accepts such appointments. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender, and (iii) in the event of a foreclosure by the Agents on any of the Collateral pursuant to a public or private sale or a sale of any of the Collateral pursuant to Section 363 of the Bankruptcy Code or any foreign bankruptcy, insolvency, receivership or similar law, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, with the consent or at the direction of the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. It is understood and agreed that the use of the term “Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent is not intended to create or connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of Guarantors as will be described in the Parallel Debt, including that any payment received by the Collateral Agent in respect of the Parallel Debt will be deemed a satisfaction of a pro rata portion of the corresponding Obligations.

In addition, and without limiting any of the foregoing, for the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each of the

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Lenders hereby irrevocably appoints and authorizes Credit Suisse Cayman Islands Branch and, to the extent necessary, ratifies the appointment and authorization of Credit Suisse Cayman Islands Branch, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Collateral Agent, in its capacity as Custodian, shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Collateral Agent, in its capacity as Custodian, (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Collateral Agent, in its capacity as Custodian, as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Collateral Agent in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Collateral Agent, in its capacity as Custodian, subject to any other actions as may be necessary or advisable to fully maintain the effectiveness of the Loan Documents.

In respect of any person who becomes a Lender after the date hereof by its execution of an Assignment and Acceptance, each Borrower, on its own behalf and on behalf of the Loan Parties, expressly acknowledges, declares, agrees and confirms that (i) such Lender, through the naming of the Collateral Agent, has all the benefits of and is hereby acknowledged as being a payee under any bond (or similar instrument) granted by any Loan Party under the laws of the province of Québec pursuant to any of the Security Documents, jointly with the other Lenders, in the same manner and to the same extent as though such Lender were an original named payee thereunder, and (ii) pursuant to the pledge of any such bond (or similar instrument), the Collateral Agent holds such bond (or similar instrument) in pledge for the benefit of such Lender, jointly with the other Lenders.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept

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deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable bankruptcy, insolvency or other similar law, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrowers or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrowers or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall either Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents, or any Related Parties of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld, conditioned or delayed) of the Borrowers, to appoint a successor; provided that no consent of the Borrowers shall be required if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial or trust bank with an office in New York, New York, or an Affiliate of any such commercial or trust bank (which successor Agent or Affiliate, so long as an Event of Default has not occurred and is not continuing, is reasonably acceptable to the Borrowers). If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint with the consent of the Borrowers (not to be unreasonably withheld, conditioned or delayed) (provided no consent of the Borrowers shall be required if an Event of Default has occurred and is continuing), successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with the above provisions, provided that the parties hereto acknowledge and agree that, for purposes of the Parallel Debt, any resignation by the Collateral Agent is not effective with respect to its rights under the Parallel Debt until such rights are assigned to the successor.

The Collateral Agent, the successor Agent, the Lenders and the Loan Parties shall execute all documents and take all other actions necessary or in the opinion of successor Agent reasonably desirable in connection with the substitution by successor Agent of Collateral Agent as holder of the security under the Loan Documents, all in accordance with applicable law.

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In case of the pendency of any proceeding under any bankruptcy, insolvency or similar law or any other judicial proceeding relating to the Loan Documents relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.05 and 9.05) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, receiver and manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Collateral Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Collateral Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Collateral Agent or any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Collateral Agent or any Lender or to authorize the Administrative Agent to vote in respect of the claim of the Collateral Agent or any Lender in any such proceeding.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document. Without limitation of the foregoing, none of the Joint Lead Arrangers, the Syndication Agent or the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship or trust relationship in respect of any Lender, Loan Party or any other Person.

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ARTICLE IX

Miscellaneous

Section 9.01 Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to either Borrower or Holdings, to it at 225 West Station Square Drive, Suite 700, Pittsburgh, PA 15219-1122, Attn: Kenneth S. Parks, Tel. No. (412) 454-2392, Fax No. (412) 222-7566, Email: kparks@wesco.com, with a copy to it at 225 West Station Square Drive, Suite 700, Pittsburgh, PA 15219-1122, Attn: Diane Lazzaris, Tel. No. (412) 454-4878, Fax No. (412) 222-7304, Email: dlazzaris@wesco.com;

(b) if to the Administrative Agent, to Credit Suisse AG, Attn: Sean Portrait – Agency Manager, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Fax No. (212) 322-2291, Email: agency.loanops@credit-suisse.com and if to the Collateral Agent, to Credit Suisse AG, Attn: Loan Operations – Boutique Management, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Tel. No. (212) 538-3525, Fax No. (212) 325-8315, Email: ops-collateral@credit-suisse.com; and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications (i) given by the Administrative Agent to the US Borrower in accordance with the terms hereof shall constitute and be deemed to be notice given to all Loan Parties (including, without limitation the Canadian Borrower) and (ii) to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Each of Borrowers hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to each of the Borrowers, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice

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of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of the Borrowers agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Each of the Borrowers hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrowers or their securities) (each, a “Public Lender”). Each of Holdings and the Borrowers hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Holdings or either of the Borrowers notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings or the Borrowers or their securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY

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OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

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Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns permitted hereby.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it) with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) the US Borrower, in the case of Tranche B-1 Loans, and the Canadian Borrower, in the case of Tranche B-2 Loans, must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed to have been given by the applicable Borrower if such Borrower has not responded within five Business Days of a request for such consent) (provided that the consent of the applicable Borrower shall not be required to any such assignment made (x) to another Lender, or an Affiliate or Related Fund of a Lender, (y) during the period after the Closing Date, in connection with the primary syndication of the Term Loan Commitments or Term Loans, as the case may be, to persons identified by the Administrative Agent to the Borrowers prior to the Closing Date or (z) after the occurrence and during the continuance of any Event of Default), (ii) the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, US$1,000,000 or C$1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Term Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of US$3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights

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and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 (subject to the requirements of each respective provision) with respect to facts and circumstances occurring on or prior to the effective date of such assignment).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts of and stated interest on the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this

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Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the applicable Borrower and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of either Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements of each respective provision) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Term Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Term Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Term Loans in which such participating bank or Person has an interest, or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts of, and stated interest on, each participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Term Loans or its other obligations under this Agreement or any other Loan Document) except to the extent that such disclosure is necessary to establish that such Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though

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it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender, including any assignment to secure obligations to a federal reserve or central bank having jurisdiction over such Lender (and this Section 9.04 shall not apply to any such assignment); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Term Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPV hereunder shall utilize the Term Loan Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including obligations under Sections 2.14, 2.16 and 2.20), (ii) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender), and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for

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the account of such SPV to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j) Neither Holdings nor the Borrowers shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

Section 9.05 Expenses; Indemnity. (a) Each of the Borrowers and Holdings agree, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agents in connection with the syndication of the Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents, any Lender or any Receiver (as defined in the Security Documents), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Term Loans made hereunder, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent and the Collateral Agent, one local counsel in each applicable jurisdiction and one regulatory or specialty counsel, to the extent reasonably deemed appropriate by the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agents or any Lender.

(b) Each of the Borrowers and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents, each Lender, each Receiver (as defined in the Security Documents) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, (provided that such fees, charges and disbursements shall be limited to one external counsel (and appropriate specialty and local counsel) for all such persons except that separate counsel may be retained to the extent there are actual or potential conflicting interests between or among such persons arising out of the matters within the scope of this Section 9.05(b)) incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Facility), (ii) the use or proposed use of the proceeds of the Term Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by either Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged

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presence or release of Hazardous Materials on any property currently or formerly owned or operated by either Borrower, Holdings or any of its other Subsidiaries, or any Environmental Claim related in any way to either Borrower, Holdings or any of its other Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.05(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, liabilities and other related expenses arising from a non-Tax claim (it being understood that Section 2.20 shall apply).

(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent or the Co-Documentation Agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Person, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent or the Co-Documentation Agents in their capacities as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans.

(d) To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06 Right of Setoff. (a) Each of Holdings and the US Borrower agrees that if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the US Borrower against any of and all the obligations of Holdings or the US Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The applicable Lender shall notify the Borrowers and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect

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the validity of any such set-off or application under this Section 9.06. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.08 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

(b) The Canadian Borrower agrees that if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Canadian Borrower against any of and all the obligations of the Canadian Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective

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only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or Holdings in any case shall entitle the Borrowers or Holdings to any other or further notice or demand in similar or other circumstances. No amendment or modification to Section 7.02 that directly and adversely affects the relative priorities of any Secured Party (other than a Lender or Agent in each case in such capacity, subject to the other provisions of this Section) to receive applications of proceeds in respect of the Obligations will have any effect as to such Secured Party without the consent of such Secured Party, except for any such amendment or modification to reflect the addition of one or more Classes of Term Loans in a manner consistent with the treatment of Loan Document Obligations under Section 7.02 immediately prior to such amendment or modification.

(b) Neither this Agreement nor any other Loan Document (other than the Engagement Letter) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on or any fees (including any prepayment fee or premium (including for the avoidance of doubt, the fees set forth in Section 2.25) but excluding the incurrence of default interest) payable with respect to any Term Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on or reduce any fees (including any prepayment fee or premium (including, for the avoidance of doubt, the fees set forth in Section 2.25) but excluding the incurrence of default interest) payable with respect to any Term Loan, without the prior written consent of each Lender directly adversely affected thereby (provided, that any extension or waiver of a mandatory prepayment shall not require the consent of each Lender directly adversely affected thereby, other than the mandatory prepayment provided for in Section 2.13(c), which shall require the consent of each Lender directly adversely affected thereby), (ii) amend or modify the pro rata requirements of Section 2.17 or any provision hereunder requiring pro rata treatment of the Lenders or distributions of payments received hereunder or proceeds of Collateral without the consent of each Lender directly affected thereby, (iii) amend or modify the provisions of Section 9.04(j) or the provisions of this Section 9.08 without the prior written consent of each Lender, (iv) release (A) one or more Guarantors that represent all or substantially all of the value of the guarantees of the Obligations pursuant to the Loan Documents with respect to a Class of Term Loans (it being understood and agreed that the merger, consolidation or amalgamation of a Guarantor into or with another Guarantor shall not be deemed to be a release of such Guarantor’s guarantee of the Obligations) or (B) all or substantially all of the Collateral securing a Class of Term Loans, without the prior written consent of each Lender holding Term Loans of such Class, (v) impose any additional restriction on any Lender’s ability to assign any of its rights or obligations without the written consent of such Lender, (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Term Loans of one Class differently from the rights of Lenders holding Term Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Term Loans of each adversely affected Class, (vii) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV or (viii) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination

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of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, or the Collateral Agent.

(c) Notwithstanding anything in clause (b) or otherwise herein to the contrary, (i) any amendment or modification that would extend the final maturity date of the Term Loans of any Lender, with such Lender’s prior written consent, and increase the rate of interest and fees payable on the Term Loans of such Lender shall not require the prior written consent of each Lender, so long as such extension is offered to all Lenders holding such Term Loans on a pro rata basis based on the aggregate principal amount of such Term Loans then outstanding pursuant to procedures approved by the Administrative Agent, (ii) the payment in full of any Term Loans on the applicable final maturity date of such Term Loans and the payment of interest and fees made on account of the Term Loans of any Lender as required under this Agreement after giving effect to an amendment or other modification described in the preceding clause (i) shall not be deemed to violate Section 2.17 or be an event that would require the purchase of participations pursuant to Section 2.18; provided that, except as expressly set forth in the preceding clause (i), no such amendment or modification shall alter the pro rata requirements of Section 2.17, (iii) if the Borrowers shall request the release of any Collateral to be sold as part of any Asset Sale permitted under Section 6.05 and shall deliver to the Collateral Agent a certificate to the effect that such Asset Sale and the disposition of the proceeds thereof will comply with the terms of this Agreement, then the Collateral Agent, if reasonably satisfied that the certificate is correct, shall and is hereby authorized to, without the consent of any Lender (but subject to Section 9.08(b)(iv)), execute and deliver all such instruments as may be required to effect the release of such Collateral and (iv) the Collateral Agent, the Borrowers and the Guarantors may amend, supplement or otherwise modify any Security Document so long as such amendment, supplement or other modification is not adverse to any Secured Party and such amendment shall become effective without any further consent of any other party to such Security Document. For the avoidance of doubt, any amendment or modification of the type described in the preceding clause (i) will require an agreement or agreements in writing entered into by the applicable Borrower and the Required Lenders and any extension of the final maturity date of the Term Loans of any Lender will require the prior written consent of such Lender.

(d) The Administrative Agent and the Borrowers may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

Section 9.09 [Reserved].

Section 9.10 Entire Agreement. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing

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in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding

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may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in the Borough of Manhattan, and any appellate court thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) To the extent permitted by law, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees (and each Lender agrees to cause its SPV, if any) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, and to any rating agency in connection with rating Holdings and the Borrowers or the facilities hereunder or the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities hereunder or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents (ii) any pledge referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrowers or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from either Borrower, Holdings or any other Loan Party and related to either Borrower, Holdings or any other Loan Party or their business or the Transactions, other

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than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to its disclosure by the Borrowers or Holdings; provided that, in the case of Information received from either Borrower, Holdings or any other Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.18 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings, the Borrowers and the other Loan Parties, which information includes the name and address of Holdings, the Borrowers and the other Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings, the Borrowers and the other Loan Parties in accordance with the USA PATRIOT Act.

Section 9.19 Release of Liens. If any of the Collateral shall be sold, transferred or otherwise disposed of by a Borrower or any other Loan Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Restricted Subsidiary permitted hereunder), then the Liens created by any of the Security Documents on such property shall be automatically released (without need for further action by any person) and in connection therewith, upon receipt by the Collateral Agent of a certificate of the applicable Borrower to the effect that such transaction and the disposition of the proceeds thereof will comply with the terms of this Agreement (with such supporting detail as the Collateral Agent may reasonably request), the Collateral Agent, at the request and sole expense of the Borrowers or such other Loan Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable to evidence the release of the Liens created by any of the Security Documents on such Collateral.

Section 9.20 Judgment Currency. In respect of any judgment or order given or made for any amount due under this Agreement or any other Loan Document that is expressed and paid in a currency (the “judgment currency”) other than Dollars (or Canadian Dollars, as applicable), the Loan Parties will indemnify the Administrative Agent and any Lender against any loss incurred by them as a result of any variation as between (i) the rate of exchange at which the Dollar (or Canadian Dollar, as applicable) amount is converted into the judgment

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currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by the Administrative Agent or by a known dealer in the judgment currency that is designated by the Administrative Agent, at which the Administrative Agent or such Lender is able to purchase Dollars (or Canadian Dollars, as applicable) with the amount of the judgment currency actually received by the Administrative Agent or such Lender. The foregoing indemnity shall constitute a separate and independent obligation of the Loan Parties and shall survive any termination of this Agreement and the other Loan Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars (or Canadian Dollars, as applicable).

Section 9.21 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Liens and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by such Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WESCO DISTRIBUTION INC., a Delaware corporation

By:	/s/ Kenneth S. Parks
Name:	Kenneth S. Parks
Title:	Vice President and Chief Financial Officer

WESCO INTERNATIONAL INC., a Delaware corporation

By:	/s/ Kenneth S. Parks
Name:	Kenneth S. Parks
Title:	Vice President and Chief Financial Officer

WDCC ENTERPRISES INC., an Alberta corporation

By:	/s/ Kenneth S. Parks
Name:	Kenneth S. Parks
Title:	Vice President

[Signature Page to Term Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, as Collateral Agent and as a Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Director

By:	/s/ Wei-Jen Yuan
Name:	Wei-Jen Yuan
Title:	Associate

[Signature Page to Term Loan Agreement]

SCHEDULE 1.01(A)

Company Related Loan Parties

1.	EECOL Electric Corp.

2.	EECOL Properties Corp.

3.	EECOL Holdings Ltd.

4.	Jarich Holdings Ltd.

5.	EESA Holdings Ltd.

6.	EESA Corp.

SCHEDULE 1.01(B)

Subsidiary Guarantors

US Subsidiary Guarantors

1.	Bruckner Supply Company, Inc.

2.	Calvert Wire & Cable Corporation

3.	Carlton-Bates Company

4.	CBC LP Holdings, LLC

5.	CDW Holdco, LLC

6.	Communications Supply Corporation

7.	Conney Investment Holdings, LLC

8.	Conney Safety Products, LLC

9.	Liberty Wire & Cable, Inc.

10.	TVC Communications, L.L.C.

11.	WDC Holding Inc.

12.	WDCH, LP

13.	WDCH US LP

14.	WESCO Enterprises, Inc.

15.	Wesco Equity Corporation

16.	WESCO Finance Corporation

17.	WESCO Nevada, Ltd.

18.	WESCO Nigeria, Inc.

19.	WESCO Distribution Canada Co.

20.	WESCO Distribution II ULC

21.	TVC Canada Corp.

22.	WDINESCO II B.V.

Canadian Subsidiary Guarantors

1.	WESCO Distribution Canada LP

2.	WESCO Distribution Canada GP Inc.

3.	WESCO Canada I, LP

4.	WESCO Canada II, LP

5.	WESCO Holdings, LLC

6.	WDINESCO III B.V.

7.	WDINESCO C.V.

8.	WDINESCO II C.V.

9.	WDINESCO III C.V.

10.	EECOL Electric Corp.

11.	EECOL Properties Corp.

12.	EECOL Holdings Ltd.

13.	Jarich Holdings Ltd.

14.	EESA Holdings Ltd.

15.	EESA Corp.

SCHEDULE 1.01(D)

Mortgaged Property

Loan Party	Street Address	City	State / Province	Zip Code	Country
WESCO Distribution Canada Co.	6000 Lougheed Highway	Burnaby	BC	V5B 4V6	Canada

WESCO Distribution Canada Co.	95 O’Leary Street	St. Johns	NF	A1B 2C9	Canada

WESCO Distribution Canada Co.	2320 St. Laurent Boulevard	Ottawa	ON	K1G 4K6	Canada

WESCO Distribution Canada Co.	1910 Barton Street, East	Hamilton	ON	L8H 2Y6	Canada

WESCO Distribution Canada Co.	10 Goodrich Drive	Kitchener	ON	N2G 4J3	Canada

WESCO Distribution Canada Co.	810 59th Avenue, SE	Calgary	AB	T2H 2G5	Canada

WESCO Distribution Canada Co.	481 Cecelia Road	Victoria	BC	V8T 4T4	Canada

WESCO Distribution Canada Co.	2223 Nicholson Street, North	Prince George	BC	V2N 1V9	Canada

EECOL Properties Corp.	63 Sunpark Drive S.E.	Calgary	Alberta	T2X 3V4	Canada

EECOL Properties Corp.	11004-48 Street S.E.	Calgary	Alberta	T2C 3E1	Canada

EECOL Properties Corp.	16021 -121A Avenue	Edmonton	Alberta	T5V 1H1	Canada

EECOL Properties Corp.	10945-89 Avenue	Grand Prairie	Alberta	T8V 5B9	Canada

EECOL Properties Corp.	5213 – 63 Street	Lloydminster	Alberta	T9V 2E7	Canada

EECOL Properties Corp.	4747 – 61 Street	Red Deer	Alberta	T4N 7C9	Canada

Loan Party	Street Address	City	State / Province	Zip Code	Country
EECOL Properties Corp.	P.O. Box 1510 Hwy 4 North	RM of North Battleford	Saskatchewan	S9A 3W1	Canada

EECOL Properties Corp.	339 – 17th Street W.	Prince Albert	Saskatchewan	S6V 3X6	Canada

EECOL Properties Corp.	1711 MacRae Drive East	Regina	Saskatchewan	S4N 0S4	Canada

EECOL Properties Corp.	2906 Millar Avenue	Saskatoon	Saskatchewan	S7K 5X7	Canada

EECOL Properties Corp.	640 Chaplin Street West	Swift Current	Saskatchewan	S9H 0E7	Canada

EECOL Properties Corp.	203 York Road East	Yorkton	Saskatchewan	S3N 3N5	Canada

EECOL Properties Corp.	506 1st Avenue West	Meadow Lake	Saskatchewan	S9X 1T6	Canada

EECOL Properties Corp.	700 Industrial Road #1	Cranbrook	B.C.	V1C 4C6	Canada

EECOL Properties Corp.	1760 Wellington Avenue	Winnipeg	Manitoba	R3H 0E9	Canada

SCHEDULE 2.01

LENDERS AND COMMITMENTS

Name	Tranche B-1 Commitment		Tranche B-2 Commitment		Notice Address
Credit Suisse AG, Cayman Islands Branch	US$	700,000,000	C$	150,000,000	Eleven Madison Avenue, 23rd Floor New York, NY 10010 Fax No. (212) 322-2291 Email: agency.loanops@credit-suisse.com

SCHEDULE 3.07(D)

Properties Under Contract for Sale

None.

SCHEDULE 3.08

Subsidiaries

Capitalization

Name of Entity	Type of Equity Interest	Owner of Equity Interest	Percentage Owned of Equity Interest Outstanding
WESCO Distribution, Inc.	Common Stock	WESCO International, Inc.	100%
Bruckner Supply Company, Inc.	Common Stock	WDC Holding Inc.	100%
Calvert Wire & Cable Corporation	Common Stock	Communication Supply Corporation	100%
Carlton-Bates Company	Class A Common Stock	WDCH US LP	100%
Carlton-Bates Company of Texas GP, Inc.	Common Stock	Carlton-Bates Company	100%
CBC LP Holdings, LLC	Membership Interest	WESCO Enterprises, Inc.	100%
CDW Holdco, LLC	Units	WESCO Distribution, Inc.	100%
Communications Supply Corporation	Common Stock	WDCH US LP	100%
Conney Investment Holdings, LLC	Units	WESCO Distribution, Inc.	100%
Conney Safety Products, LLC	Units	Conney Investment Holdings, LLC	100%
Liberty-Wire & Cable, Inc.	Common Stock	Communication Supply Corporation	100%
TVC Communications, L.L.C.	Units	WESCO Distribution, Inc.	100%
TVC International Holding, L.L.C.	Membership Interest	TVC Communications, L.L.C.	100%
WDC Holding Inc.	Class A Common Stock	WESCO Distribution, Inc.	100%
WDC Holding Inc.	Class B Common Stock	WESCO Distribution, Inc.	100%
WDCH, LP	Partnership Interest	CBC LP Holdings, LLC	0.1%
WDCH, LP	Partnership Interest	WDINESCO II B.V.	99.9%
WDCH US LP	Partnership Interest	WESCO Distribution Canada Co.	99.85%
WDCH US LP	Partnership Interest	WESCO Distribution II ULC	0.15%
WESCO Enterprises, Inc.	Common Stock	WDC Holding Inc.	100%
Wesco Equity Corporation	Common Stock	WESCO Distribution, Inc.	100%
WESCO Finance Corporation	Common Stock	WESCO International, Inc.	100%

Name of Entity	Type of Equity Interest	Owner of Equity Interest	Percentage Owned of Equity Interest Outstanding
WESCO Holdings, LLC	Membership Interest	WDC Holding Inc.	100%
WESCO Nevada, Ltd.	Common Stock	WDCH US LP	100%
WESCO Nigeria, Inc.	Common Stock	WESCO Distribution, Inc.	100%
1502218 Alberta, Ltd.	Various Classes	WESCO Distribution Canada Co.	100%
Stone Eagle Electrical Supply GP Inc.	Various Classes	WESCO Distribution Canada Co.	100%
Stone Eagle Electrical Supply LP	Partnership Interest	1502218 Alberta, Ltd.	49%
Stone Eagle Electrical Supply LP	Partnership Interest	Stone Eagle Electrical Supply GP Inc.	.001%
TVC Canada Corp.	Common Stock	WDCH, LP	100%
WESCO Distribution Canada Co.	Common Stock	WDCH, LP	100%
WESCO Distribution Canada Co.	Class A Preferred Stock	TVC Canada Corp.	100%
WESCO Distribution Canada GP Inc.	Membership Interest	WDINESCO C.V.	100%
WESCO Distribution Canada LP	Partnership Interest	WESCO Distribution Canada GP Inc.	6.6809%
WESCO Distribution Canada LP	Partnership Interest	WDINESCO C.V.	93.3191%
WESCO Distribution II ULC	Common Stock	WESCO Distribution Canada Co.	100%
WESCO Distribution III ULC	Common Stock	WDINESCO C.V.	100%
WESCO Canada I, LP	Partnership Interest	WESCO Holdings, LLC	<0.01%
WESCO Canada I, LP	Partnership Interest	WDC Holding Inc.	>99.99%
WESCO Canada II, LP	Partnership Interest	WESCO Distribution II ULC	.15%
WESCO Canada II, LP	Partnership Interest	WESCO Distribution Canada Co.	99.85%
WDINESCO II B.V.	Ordinary	WESCO Enterprises, Inc.	100%
WDCC Enterprises Inc.	Common	WDINESCO III B.V.	100%
WDINESCO III B.V.	Ordinary	WESCO Canada I, LP	100%

Name of Entity	Type of Equity Interest	Owner of Equity Interest	Percentage Owned of Equity Interest Outstanding
WDINESCO C.V.	Partnership Interest	WESCO Distribution II ULC	0.15%
WDINESCO C.V.	Partnership Interest	WDINESCO II C.V.	99.85%
WDINESCO II C.V.	Partnership Interest	WESCO Distribution II ULC	0.15%
WDINESCO II C.V.	Partnership Interest	WDINESCO III C.V.	99.85%
WDINESCO III C.V.	Partnership Interest	WESCO Distribution Canada Co.	57.00%
WDINESCO III C.V.	Partnership Interest	WESCO Enterprises, Inc.	42.85%
WDINESCO III C.V.	Partnership Interest	WESCO Distribution II ULC	0.15%
WESCO Real Estate I, LLC	Membership Interest	CDW Holdco, LLC	100%
WESCO Real Estate II, LLC	Membership Interest	CDW Holdco, LLC	100%
WESCO Real Estate III, LLC	Membership Interest	CDW Holdco, LLC	100%
WESCO Real Estate IV, LLC	Membership Interest	CDW Holdco, LLC	100%
WESCO Receivables Corp.	Class A Common Stock	WESCO Distribution, Inc.	0.3 of total common %
WESCO Receivables Corp.	Class B Common Stock	WDCH US LP	99.7 of total common %
TVC UK Holding Limited	Ordinary	WDCH, LP	100%
M&M Power Products	Partnership Interest	WESCO Distribution, Inc.	45%
WESCO International Supply Co. Singapore Pte Ltd.	—	WESCO Distribution, Inc.	100%
Carlton-Bates Company de Mexico, S.A. de C.V.	—	Carlton-Bates Company	100%
WDI Angola, LDA	—	WDINESCO B.V.	49%
WDINESCO Cooperatief U.A.	—	WESCO Distribution III ULC	90.08%
WDINESCO Cooperatief U.A.	—	WDINESCO C.V.	9.92%
TVC Espana Distribucion	—	WDINESCO B.V.	100%
WESCO do Brasil Equipamentos Eletronicos Ltda.	—	WDINESCO B.V.	100%
WEAS Company Srl	—	WDINESCO Cooperatief U.A.	.00015%
WEAS Company Srl	—	WDINESCO B.V.	99.9985%
TVC Mexico Services	—	WEAS Company Srl	99%
TVC Mexico Services	—	WDINESCO Cooperatief U.A.	1%

Name of Entity	Type of Equity Interest	Owner of Equity Interest	Percentage Owned of Equity Interest Outstanding
WESCO Distribution de Mexico, Srl	—	WDINESCO Cooperatief U.A.	.00015%
WESCO Distribution de Mexico, Srl	—	WDINESCO B.V.	99.9985%
TVC Mexico Distribution	—	WDINESCO Cooperatief U.A.	1%
TVC Mexico Distribution	—	WESCO Distribution de Mexico, Srl	99%
WESCO Australia Pty Ltd.	—	WDINESCO B.V.	100%
WESCO Sourcing and Procurement Services Pte Ltd.	—	WDINESCO B.V.	100%
Bruckner Supply Singapore	—	WESCO Sourcing and Procurement Services Pte Ltd.	100%
WESCO Distribution HK Limited	—	WDINESCO B.V.	100%
WESCO (Suzhou) Trading Co. Ltd.	—	WESCO Distribution HK Limited	100%
WESCO Distribution International, Ltd.	—	WDINESCO B.V.	100%
Bruckner Polska sp z.o.o.	—	WESCO Distribution International, Ltd.	1%
Bruckner Polska sp z.o.o.	—	WDINESCO B.V.	99%
EESA Corp.	Class A Voting Shares, Series I and XVI	WDCC Enterprises Inc.	100%
Jarich Holdings, Ltd.	Class A Common Voting Shares	WDCC Enterprises Inc.	100%
EECOL Electric Corp.	Class A Common Voting Shares	EECOL Holdings Ltd.	100%
EECOL Electric Corp.	Class B Common Voting Shares	EECOL Holdings Ltd.	100%
EECOL Electric Corp.	Class G, Non-Voting, Retractable Preferred Shares, Series 3	EECOL Holdings Ltd.	100%
EECOL Electric Corp.	Class G, Non-Voting, Retractable Preferred Shares, Series 4	EECOL Holdings Ltd.	100%
EECOL Properties Corp.	Class A Common Voting Shares	EECOL Holdings Ltd.	100%
EECOL Properties Corp.	Class B Common Voting Shares	EECOL Holdings Ltd.	100%
EECOL Properties Corp.	Class G Non-Voting Retractable Preferred Shares, Series 1	EECOL Holdings Ltd.	100%
EECOL Properties Corp.	Class G Non-Voting Retractable Preferred Shares, Series 2	EECOL Holdings Ltd.	100%

Name of Entity	Type of Equity Interest	Owner of Equity Interest	Percentage Owned of Equity Interest Outstanding
EECOL Holdings Ltd.	Class A Common Voting Shares	EESA Holdings Ltd.	44.48%
EECOL Holdings Ltd.	Class A Common Voting Shares	Jarich Holdings Ltd.	53.36%
EECOL Holdings Ltd.	Class A Common Voting Shares	WDCC Enterprises Inc.	2.16%
EESA Holdings Ltd.	Class A Common Shares	EESA Corp.	100%

Closing Date Organizational Chart

Attached.

WESCO International, Inc.
WESCO Distribution, Inc.
WESCO Finance Corporation
CDW Holdco, LLC
WESCO Equity Corporation
M&M Power Products
WDC Holding, Inc.
Bruckner Supply Company, Inc. (Delaware, 2008)
WESCO Enterprises, Inc.
WESCO Holdings, LLC
TVC Communications, LLC
TVC International Holding, LLC
Conney Investment Holdings, LLC
Conney Safety Products, LLC
WESCO Nigeria, Inc.
WESCO Real Estate I, LLC
WESCO Real Estate II, LLC
WESCO Real Estate III, LLC
WESCO Real Estate IV, LLC
WESCO Canada I, LP
WDINESCO III B.V.
WDCC Enterprises Inc.
CBC LP Holdings, LLC
WESCO International Supply Co. Singapore Pte Ltd.
WESCO Nigeria Ltd.
WDINESCO II BV
TVC Canada Corp.
WDCH, LP
TVC UK Holding Limited
WESCO Distribution Canada Co
WDCH US LP
WESCO Receivables Corp.
WESCO Nevada, Ltd.
Communications Supply Corporation
Carlton-Bates Company
Calvert Wire & Cable Corporation
Liberty Wire & Cable, Inc.
Carlton-Bates Company of Texas GP, Inc.
Carlton-Bates Company de Mexico, S.A. de C.V.
WESCO Canada II, LP
WESCO Distribution II ULC
WDINESCO III CV
WDINESCO II CV
Stone Eagle Electrical Supply GP Inc.
1502218 Alberta, Ltd. (aka Brews Supply Holding Co.)
Stone Eagle Electrical Supply LP
WDINESCO CV
WESCO Distribution Canada GP Inc.
WESCO Distribution III ULC
WESCO Distribution Canada LP
WDINESCO Cooperatief U.A.
WDINESCO B.V.
TVC Espana Distribucion
Wesco do Brasil Equipamentos Eletronicos Ltda.
WEAS Company Srl
WESCO Distribution de Mexico, Srl
WESCO Australia Pty Ltd
WESCO Sourcing and Procurement Services Pte Ltd.
WESCO Distribution HK Limited
WESCO Distribution International, Ltd.
WDI Angola, LDA
TVC Mexico Services
TVC Mexico Distribution
Bruckner Supply Singapore
WESCO (Suzhou) Trading Co. Ltd.
Bruckner Polska sp z.o.o.
Key:
US Legal Entity
Foreign Legal Entity
United States
After EECOL 1.0 – 10/22/2012
WESCO Corporate Entity

Acquistion Joinder Date Organizational Chart

Attached.

WESCO International, Inc. (Delaware, 1993) (f/k/a CDW Holding Corporation)
WESCO Distribution, Inc. (Delaware, 1993) (f/k/a CDW Acquisition Company)
WESCO Finance Corporation (Delaware, 1999)
CDW Holdco, LLC (Delaware, 2003) (f/k/a CDW Realco, Inc.)
WESCO Equity Corporation (Delaware, 1997)
M&M Power Products (California 1997)
45% Limited Partnership Interest
WDC Holding, Inc. (Delaware, 2004)
Bruckner Supply Company, Inc. (Delaware, 2008)
WESCO Enterprises, Inc. (Delaware Corp 2012)
WESCO Holdings, LLC (Delaware 2012)
TVC Communications, LLC (Delaware, 2004)
TVC International Holding, LLC (Delaware, 2004)
Conney Investment Holdings, LLC (Delaware, 2007)
Conney Safety Products, LLC (Delaware, 1998)
WESCO Nigeria, Inc. (Delaware, 1998) (f/k/a Wesco Azerbaijan, Inc.)
WESCO Real Estate I, LLC (Delaware, 2002)
WESCO Real Estate II, LLC (Delaware, 2002)
WESCO Real Estate III, LLC (Delaware, 2002)
WESCO Real Estate IV, LLC (Delaware, 2002)
CBC LP Holdings, LLC (Delaware, 2001)
WESCO Canada I, LP (Canada, 2012)
WDINESCO III B.V. (Netherlands, 2012)
WDCC Enterprises Inc. (Canada, 2012)
WDINESCO II BV (Netherlands, 2010)
WESCO International Supply Co. Singapore Pte Ltd. (Singapore, 1999)
WESCO Nigeria Ltd. (Nigeria, 2001)
TVC Canada Corp. (ULC Nova Scotia, 2004)
TVC UK Holding Limited (UK 2004)
WDCH, LP (Pennsylvania, 2010)
WESCO Distribution Canada Co (Nova Scotia, 2004)
1,000,000 Class A Preferred Shares
WDCH US LP (Delaware LP, 2012)
WESCO Receivables Corp. (Delaware, 1998)
WESCO Nevada, Ltd. (Nevada, 2004)
Communications Supply Corporation (Connecticut, 1977)
Carlton-Bates Company (Arkansas, 1957)
Calvert Wire & Cable Corporation (Delaware, 2006)
Liberty Wire & Cable, Inc. (Delaware, 2004)
Carlton-Bates Company of Texas GP, Inc. (Texas, 1986)
Carlton-Bates Company de Mexico, S.A. de C.V. (Mexico, 1997)
EESA Corp (Canada)
Minority Shareholders (Canada)
EESA Holdings Ltd (Canada)
Jarich Holdings Ltd (Canada)
EECOL Holdings Ltd (Canada)
IEO Limited Partnership (Canada)
EECOL Electric Corp. (Canada)
EECOL Properties Corp (Canada)
See EECOL Org Chart on next page for full detail
WESCO Canada II, LP (Canada, 2012)
WESCO Distribution II ULC (Nova Scotia 2007)
WDINESCO III CV (Netherlands, 2012)
WDINESCO II CV (Netherlands, 2010)
Stone Eagle Electrical Supply, GP Inc. (Alberta, 2009)
1502218 Alberta, Ltd. (aka Brews Supply Holding Co. (Alberta, 2009)
Stone Eagle Electrical Supply LP (Alberta, 2009)
WDINESCO CV (Netherlands, 2008)
WESCO Distribution Canada GP Inc. (Nova Scotia 2004)
WESCO Distribution III ULC (Nova Scotia 2008)
WESCO Distribution Canada LP (Ontario, 2004)
WDINESCO Cooperatief U.A. (Netherlands, 2008)
WDINESCO B.V. (Netherlands, 2008)
TVC Espana Distribucion (Spain, 2000)
Wesco do Brasil Equipamentos Eletronicos Ltda. (Brazil 1999)
WEAS Company Srl (Mexico, 2010)
WESCO Distribution de Mexico, Srl (Mexico, 2010)
TVC Mexico Services (Mexico 2001)
TVC Mexico Distribution (Mexico 2001)
WESCO Australia Pty Ltd (Australia, 2006)
WESCO Sourcing and Procurement Services Pte Ltd. (Singapore, 1999) (f/k/a Bruckner Int'l Group, Pte)
WESCO Distribution HK Limited (Hong Kong, 2008)
WESCO Distribution International, Ltd. (UK, 1998)
WDI Angola, LDA (Angola, 2009)
Bruckner Supply Singapore (Singapore, 2007)
WESCO (Suzhou) Trading Co. Ltd. (China, 2008)
Bruckner Polska sp z.o.o. (Poland, Reactivated in 2008)
Key:
US Legal Entity
Foreign Legal Entity
United States
After EECOL 1.0 – 10/22/2012
WESCO Corporate Entity

EECOL Corporate Entity Structure

WDCC Enterprises Inc. (Canada, 2012)
100%
EESA Corp (Canada)
100%
EESA Holdings,Ltd (Canada)
Jarich Holdings,Ltd (Canada)
100%
44.48%
2.16%
EECOL Holdings,Ltd (Canada)
53.36%
100%
100%
IED Limited Partnership (Canada)
60%
EECOL Electric Corp. (Canada)
EECOL Properties Corp (Canada)
100%
100%
SASK ALTA HOLDINGS S.A. (Chile)
EECOL Electric Argentina S.A (Argentina)
100%
100%
EECOL Industrial Electric Limitada. (Chile)
EECOL Industrial Electric (SudAmerica Limitada) (Argentina)
60%
1%
99%
1%
99%
99%
1%
99%
EECOL ECUADOR (Ecuador)
EECOL Electric Peru S.A.C. (Peru)
EECOL Power S.A. (Chile)
DISTRIBUIDORA MATERIALS ELECTRICOS E-SUPPLY LIMITADA (Chile)
EECOL Industrial BOLIVIA LTDA. (Bolivia)
99.95%
1%
OBRAS Y SERVICIOS SUNPARK S.A.C. (OS SUNPARK) (PERU)

SCHEDULE 3.09

Litigation

None.

SCHEDULE 3.14

Taxes

A registration under the Personal Property Security Act (Ontario) was filed in early 2012 by Her Majesty in Right of Ontario (represented by the Ministry of Revenue) (the “Ministry”) against WESCO Distribution Canada, Inc. (“WESCO Canada”) in the amount of $5,243,195 (Registration #20120123 0941 1031 4338) (the “1998-2003 Tax Registration”). The 1998-2003 Tax Registration was made in respect of corporate income taxes allegedly owing by WESCO Canada for taxation years 1998 through 2003 in relation to transfer-pricing related issues. WESCO Canada disputed and ultimately settled the alleged tax amount through the US-Canada competent authority process available under the Canada-United States Income Tax Convention (1980), as amended, for an amount of just over $1,000,000, which was paid in full (the paperwork for the settlement was received earlier this year from Canada’s federal revenue authority, the Canada Revenue Agency (“CRA”), and we understand has been sent by the CRA to the Ministry for purposes of clearing the outstanding tax balance for 1998 to 2003, and discharging the 1998-2003 Tax Registration).

Subsequent to the above-noted tax settlement, a notice of assessment was issued against WESCO Canada for its 2004 taxation year in relation to transfer-pricing matters. WESCO Canada has strenuously objected to this assessment through the filing of an objection notice and a request for competent authority relief. A registration under the Personal Property Security Act (Ontario) was filed on November 21, 2012 by Her Majesty in Right of Ontario (represented by the Ministry of Finance) against WESCO Distribution Canada Co. in the amount of $332,141 (Registration #20121121 1410 1031 3830) (the “2004 Tax Registration”). Exposure under this reassessment and the 2004 Tax Registration will in no case be in excess of $500,000.

SCHEDULE 3.16(C)

Canadian Pension Plan Solvency

The estimated plan deficit for the EECOL Electric Corp. Retirement Plan is $29.5 million on a U.S. GAAP financial reporting basis as at September 30, 2012 and $25 million on a wind up deficit basis as at September 30, 2012.

SCHEDULE 3.18

Insurance

Coverage	Expiration	Carrier	Premium
Automobile Liability (U.S.) $500K Deductible	6/4/2013	Travelers	$265,854

Automobile Liability (Canada) $500K Deductible	6/4/2013	Travelers	$1,447

General Liability (U.S. & Puerto Rico) $500K Deductible	6/4/2013	Travelers	$222,326

General Liability (Canada) $500K Deductible	6/4/2013	Travelers	$43,675

Workers’ Compensation $500K Deductible	6/4/2013	Travelers	$489,009

Taxes, Surcharges & Assessments	~	Travelers	$80,542

Umbrella Liability ($25MM)	6/4/2013	Travelers	$356,655

2nd Layer Excess Liability ($25MM xs $25MM)	6/4/2013	Zurich	$90,396

3rd Layer Excess Liability ($25MM xs $50MM)	6/4/2013	Chubb	$50,500

4th Layer Excess Liability ($25MM xs $75MM)	6/4/2013	Fireman’s Fund	$39,270

5th Layer Excess ($50MM xs $100MM)	6/4/2013	Liberty Insurance Underwriters	$63,300

Non-Owned Aviation	6/4/2013	USAIG	$13,000

Differences In Conditions (DIC)	6/4/2013	Chubb	$74,973

U.K. Employers Liability	6/4/2013	Lloyds of London	Included Above

Mexican Tourist	6/4/2013	AXA	$139

Totals:	~	~	$1,791,086

Coverage	Expiration	Carrier	Premium
D&O ($15MM)	10/1/2013	St. Paul	$182,700

1st Excess ($10MM xs $15MM)	10/1/2013	Chartis	$76,220

2nd Excess ($10MM xs $25MM)	10/1/2013	Arch	$62,310

3rd Excess ($10MM xs $35MM)	10/1/2013	HCC	$57,000

4th Excess ($10 MM xs $45 MM)	10/1/2013	AXIS	$49,000

5th Excess ($10 MM xs $55 MM)	10/1/2013	Chubb	$48,450

6th Excess ($10 MM xs $65MM)	10/1/2013	Lloyd’s of London	$50,000

Total D&O			$525,680

Coverage	Expiration	Carrier	Premium
Stock Throughput ($5 MM)	5/31/2013	Fireman’s Fund (Allianz)	$274,725

1st Excess ($15MM xs $5 MM)	5/31/2013	Lloyds Syndicate	$65,250

2nd Excess ($15MM xs $20 MM)	5/31/2013	Great American Insurance Co.	$28,500

Total Stock throughput - $35 MM			$368,475

Coverage	Expiration	Carrier	Premium
Property ($5 MM)	5/31/2013	Firemans’s Fund (Allianz)	$497,430

1st Excess ($5 MM xs $5 MM)	5/31/2013	Westport Insurance Co. (IRI)	$147,200

2nd Excess ($35 MM xs $10 MM)	5/31/2013	Arch	$168,500

Total Property - $45 MM			$813,130

Executive Risk Program	Expiration	Carrier	Premium
Fiduciary Liability	10/1/2013	Travelers	$25,500

Blanket Crime	10/1/2013	Chartis	$35,190

Employment Practices Liability	10/1/2013	Travelers	$80,000

SCHEDULE 3.19(A)

UCC, PPSA and RPMRR Filing Offices

Entity Name	Type of Filing	Filing Office

(A) U.S. Loan Parties

WESCO Distribution, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

Bruckner Supply Company, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

Calvert Wire & Cable Corporation	UCC-1 Financing Statement	Delaware Secretary of State

Carlton-Bates Company	UCC-1 Financing Statement	Arkansas Secretary of State

CBC LP Holdings, LLC	UCC-1 Financing Statement	Delaware Secretary of State

CDW Holdco, LLC	UCC-1 Financing Statement	Delaware Secretary of State

Communications Supply Corporation	UCC-1 Financing Statement	Connecticut Secretary of State

Conney Investment Holdings, LLC	UCC-1 Financing Statement	Delaware Secretary of State

Conney Safety Products, LLC	UCC-1 Financing Statement	Delaware Secretary of State

Liberty Wire & Cable, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

TVC Communications, L.L.C.	UCC-1 Financing Statement	Delaware Secretary of State

WDC Holding Inc.	UCC-1 Financing Statement	Delaware Secretary of State

WDCH US LP	UCC-1 Financing Statement	Delaware Secretary of State

WDCH, LP	UCC-1 Financing Statement	Pennsylvania Secretary of the Commonwealth

WESCO Enterprises, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

Wesco Equity Corporation	UCC-1 Financing Statement	Delaware Secretary of State

Entity Name	Type of Filing	Filing Office

WESCO Finance Corporation	UCC-1 Financing Statement	Delaware Secretary of State

WESCO International, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

WESCO Nevada, Ltd.	UCC-1 Financing Statement	Nevada Secretary of State

WESCO Nigeria, Inc.	UCC-1 Financing Statement	Delaware Secretary of State

(B) Canadian Loan Parties

WESCO Distribution Canada Co.	UCC-1 Financing Statement	Washington, D.C.

WESCO Distribution II ULC	UCC-1 Financing Statement	Washington, D.C.

TVC Canada Corp.	UCC-1 Financing Statement	Washington, D.C.

WDCC Enterprises Inc.	PPSA	Alberta, Ontario

WESCO Distribution Canada Co.	PPSA	Alberta, Ontario, Manitoba, British Columbia, Saskatchewan, Nova Scotia, New Brunswick, Newfoundland and Labrador

WESCO Distribution Canada GP Inc.	PPSA	Alberta, Ontario, Manitoba, British Columbia, Saskatchewan, Nova Scotia, New Brunswick, Newfoundland and Labrador

WESCO Distribution Canada LP	PPSA	Alberta, Ontario, Manitoba, British Columbia, Saskatchewan, Nova Scotia, New Brunswick, Newfoundland and Labrador

WESCO Distribution Canada LP	RPMRR	Quebec

WESCO Distribution II ULC	PPSA	Ontario, Nova Scotia

WESCO Canada I, LP	PPSA	Alberta

WESCO Canada II, LP	PPSA	Alberta

WESCO Holdings, LLC	UCC-1 Financing Statement	Delaware

TVC Canada Corp.	PPSA	Alberta

Entity Name	Type of Filing	Filing Office

(C) Netherlands Loan Parties

WDINESCO II B.V.	UCC-1 Financing Statement	Washington, D.C.

(D) Company Related Loan Parties

EECOL Electric Corp.	PPSA	British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, NWT, YT

EECOL Properties Corp.	PPSA	British Columbia, Alberta, Saskatchewan, Manitoba, Ontario

EECOL Holdings Ltd.	PPSA	Alberta

Jarich Holdings Ltd.	PPSA	Alberta

EESA Holdings Ltd.	PPSA	Alberta

EESA Corp.	PPSA	Alberta

SCHEDULE 3.19(C)

Mortgage Filing Offices

Entity Name	Street Address of Mortgaged Property	Filing Office

(A) U.S. Loan Parties

TVC Communications, L.L.C.	600 Plum Street, Wadsworth, Ohio	Medina County, Ohio, Recorder’s Office

(B) Canadian Loan Parties

WESCO Distribution Canada Co.	1910 Barton Street, Hamilton, ON	Ontario Land Registry Office, Wentworth No. 62, Hamilton, ON

WESCO Distribution Canada Co.	2320 St. Laurent Boulevard, Ottawa, ON	Ontario Land Registry Office, Ottawa-Carlton, No. 4, Ottawa, ON

WESCO Distribution Canada Co.	10 Goodrich Drive, Kitchener, ON	Ontario Land Registry Office, Waterloo No. 58, Kitchener, ON

WESCO Distribution Canada Co.	95 O’Leary Avenue, St. John’s, NF	Registry of Deeds for the Province of Newfoundland and Labrador

WESCO Distribution Canada Co.	6000 Lougheed Highway, Burnaby, BC	New Westminster Land Title Office

WESCO Distribution Canada Co.	2223 Nicholson Street North, Prince George, BC	Prince George Land Title Office

WESCO Distribution Canada Co.	481 Cecelia Road, Victoria, BC	Victoria Land Title Office
WESCO Distribution Canada Co.	810-59th Avenue S.E., Calgary, AB	Land Titles Office in the City of Calgary, Alberta

(C) Company Related Loan Parties

EECOL Properties Corp.	1760 Wellington Avenue, Winnipeg, Manitoba	Manitoba Land Titles Office, District of Winnipeg

EECOL Properties Corp.	63 Sunpark Drive S.E., Calgary, Alberta	Land Titles Office in the City of Calgary, Alberta

EECOL Properties Corp.	11004-48 Street S.E, Calgary, Alberta	Land Titles Office in the City of Calgary, Alberta

Entity Name	Street Address of Mortgaged Property	Filing Office
EECOL Properties Corp.	16021-121A Avenue, Edmonton, Alberta	Land Titles Office in the City of Edmonton, Alberta

EECOL Properties Corp.	10945-89 Avenue, Grande Prairie, Alberta	Land Titles Office in the City of Edmonton, Alberta

EECOL Properties Corp.	5213 – 63 Street, Lloydminster, Alberta	Land Titles Office in the City of Edmonton, Alberta

EECOL Properties Corp.	4747 – 61 Street, Red Deer, Alberta Descriptive	Land Titles Office in the City of Calgary, Alberta

EECOL Properties Corp.	P.O. Box 1510 Hwy 4 North, RM of North Battleford, Saskatchewan	Saskatchewan Land Titles Registry, Regina, SK
EECOL Properties Corp.	339 – 17th Street W., Prince Albert, Saskatchewan	Saskatchewan Land Titles Registry, Regina, SK

EECOL Properties Corp.	1711 MacRae Drive East, Regina, Saskatchewan	Saskatchewan Land Titles Registry, Regina, SK

EECOL Properties Corp.	2906 Millar Avenue, Saskatoon, Saskatchewan	Saskatchewan Land Titles Registry, Regina, SK

EECOL Properties Corp.	640 Chaplin Street West, Swift Current, Saskatchewan,	Saskatchewan Land Titles Registry, Regina, SK
EECOL Properties Corp.	203 York Road East, Yorkton, Saskatchewan,	Saskatchewan Land Titles Registry, Regina, SK

EECOL Properties Corp.	506 1st Avenue West, Meadow Lake, Saskatchewan	Saskatchewan Land Titles Registry, Regina, SK

EECOL Properties Corp.	700 Industrial Road #1, Cranbrook, B.C.	Nelson Land Title Office

SCHEDULE 3.20(A)

Owned Real Property

See Schedule 2(d) of the Perfection Certificate delivered by WESCO International, Inc. on December 12, 2012 and Schedule 2(d) of the Perfection Certificate delivered by WESCO International, Inc. on or about December 14, 2012 related to the Company Related Parties.

SCHEDULE 3.20(B)

Leased Real Property

See Schedule 2(d) of the Perfection Certificate delivered by WESCO International, Inc. on December 12, 2012 and Schedule 2(d) of the Perfection Certificate delivered by WESCO International, Inc. on or about December 14, 2012 related to the Company Related Parties.

SCHEDULE 3.22

Intellectual Property

Patents

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
ARGENTINA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00 01 03188	06/23/2000	AR0024479B1	12/28/2006
ARGENTINA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	08 01 03795	08/29/2008
AUSTRALIA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	2003274928	03/01/2005	2003274928	05/14/2009
AUSTRALIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	56305/00	08/02/2001	765406	01/15/2004
AUSTRALIA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	2009269933	11/30/2010
AUSTRIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	E335297	08/02/2006

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
AUSTRIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	E260031	04/07/2004
BELGIUM	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
BELGIUM	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
BRAZIL	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	PI 0804127-0	09/01/2008
BRAZIL	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	PI 0313874-7	02/25/2005
BRAZIL	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	PI 0914236-3	12/22/2010
BRAZIL	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	PI 0007628-7	07/20/2001

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
BRAZIL	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR INTRODUCING AN ITEM INTO A CONDUIT (AKA SPLIT PROJECTILE)	Prov. No. 1120120235168	09/18/2012
CANADA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	2,729,337	12/23/2010
CANADA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	2,361,750	07/24/2001	2,361,750	01/19/2010
CANADA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2,638,580	08/08/2008
CANADA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	2,496,520	04/28/2005	2,496,520	01/17/2012
CHILE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	1582-2000	06/16/2000	43.186	07/11/2007
CHILE	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	1450-2010	12/16/2010

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
CHILE	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2446-2008	08/19/2008
CHINA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00807334.1	11/09/2001	ZL 00807334.1	01/21/2004
CHINA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	200810210897.5	08/25/2008
CHINA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	03820359.6	02/28/2005	ZL03 8 20359.6	01/30/2008
CHINA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	200980123710.0	12/22/2010
COLOMBIA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	10-156.286	12/13/2010
COLOMBIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00.046.790	06/22/2000	28746	04/13/2007

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
COLOMBIA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	08.090.721	08/29/2008
DENMARK	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
DENMARK	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
EPO	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
EPO	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
EUROPE	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	09788786.3	12/09/2010
EUROPE	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	03759208.6	03/23/2005

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
EUROPE	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	08252717.7	08/15/2008
EUROPE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR INTRODUCING AN ITEM INTO A CONDUIT (AKA SPLIT PROJECTILE)	11711402.5	06/15/2012
FINLAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
FINLAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
FRANCE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
FRANCE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
GERMANY	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	600 09 706.4-08	04/07/2004
GERMANY	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	600 29 848.5-08	08/02/2006
GREAT BRITAIN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
GREAT BRITAIN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
GREECE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	GR 3049852	04/07/2004
GREECE	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	GR 3059348	08/02/2006

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
HONG KONG	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	09104466.8	05/15/2009
HONG KONG	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	11103290.8	03/31/2011
HONG KONG	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	02103414.0	05/06/2002	HK1041745B	04/07/2004
INDIA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	1981/DEL/2008	08/21/2008
INDIA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	9120/DELNP/2010	12/22/2010
INDIA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	484/CHENP/2005	03/24/2005	222663	08/20/2008
INDIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	IN/PCT/2001,00897/MUM	07/27/2001	208,227	07/19/2007
INDONESIA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	W-00 2005 00798	03/28/2005	ID 0 019 756	09/05/2007

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
IRELAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
IRELAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
ISRAEL	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	145847	10/10/2001	145847	08/16/2007
ISRAEL	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	209821	12/07/2010
ITALY	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	IT 72160BE/2006	08/02/2006
ITALY	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	IT 69597- BE/2004	04/07/2004

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
JAPAN	WESCO EQUITY CORPORATION	MULTI-COMPARTMENT AERIAL DUCT	2003-582452	09/29/2004	4128534	05/23/2008
JAPAN	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	2011-516269	12/24/2010
JAPAN	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE (U)	2004-569758	02/25/2005	4047332	11/30/2007
JAPAN	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2008-223554	09/01/2008
JAPAN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	2001-505121	07/30/2001	4236841	12/26/2008
KOREA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	10-2001-7010015	08/08/2001	0638191	10/18/2006
KOREA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	2005-7003503	02/28/2005	10-0985729	09/30/2010
KOREA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	10-2008-0083286	08/26/2008

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
KOREA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	10-2011-7000601	01/10/2011
MALAYSIA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	PI 2010005842	12/09/2010
MALAYSIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	PI 20002550	06/07/2000	MY-123531-A	05/31/2006
MEXICO	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	MX/a/2010/013744	12/13/2010
MEXICO	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	MX/a/2008/011051	08/28/2008	281843	12/07/2010
MEXICO	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	007620	07/27/2001	250749	10/24/2007
NETHERLANDS	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
NETHERLANDS	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
NEW ZEALAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	514969	10/19/2001	514969	02/03/2003
NEW ZEALAND	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	538785	03/11/2005	538785	05/10/2007
NEW ZEALAND	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	589623	11/30/2010
NORWAY	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	2001 4964	10/12/2001	329627	11/22/2010
PCT	WESCO EQUITY CORPORATION	CONDUIT INNERDUCT HAVING REDUCED FRICTION AND HIGH STRENGTH (MULTI PLY MAXCELL)	PCT/US2011/052678	09/22/2011
PCT	WESCO EQUITY CORPORATION	SELF-OPENING INNERDUCT FOR A CONDUIT (MAXCELL WITH SPRING LOADED STIFFENER)	PCT/US2011/052704	09/22/2011

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
PERU	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	1398-2008	08/18/2008
PERU	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	000585/2000	06/13/2000	2973	04/30/2003
PHILIPPINES	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	1-2005-500341	02/21/2005	1-2005-500341	04/16/2010
PHILIPPINES	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	1-2010-502770	12/09/2010
PHILIPPINES	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	1-2000-001479	06/06/2000	1-2000-001479	10/26/2007
PORTUGAL	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
PORTUGAL	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
RUSSIA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	2001127534	10/10/2001	2241290	11/27/2004
RUSSIA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	2011102445	01/21/2011
RUSSIA	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	2005108345	03/22/2005	2319056	03/10/2008
RUSSIA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2008135299	08/29/2008
SINGAPORE	WESCO EQUITY CORPORATION	CABLE GUIDE SLEEVING STRUCTURE	200501059-0	05/03/2005	110575	03/30/2007
SOUTH AFRICA	WESCO EQUITY CORPORATION	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	2010/08931	12/10/2010	2010/08931	08/31/2011
SOUTH AFRICA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	20018410	10/17/2001	2001/8410	03/26/2003
SPAIN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	ES 2270266	08/02/2006

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
SPAIN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	ES 2170738	04/07/2004
SWEDEN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
SWEDEN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
SWITZERLAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING CONDUITS INTO COMPARTMENTS	04076072.0	04/05/2004	1453165	08/02/2006
SWITZERLAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	00941616.5	06/20/2001	1196974	04/07/2004
TAIWAN	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	97130553	08/11/2008

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
TAIWAN	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	89112215	06/21/2000	148337	05/01/2002
THAILAND	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	0001002216	06/20/2000
UNITED STATES	WESCO DISTRIBUTION, INC.	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS	09/705,296	11/03/2000	6,251,201	06/26/2001

UNITED STATES	WESCO DISTRIBUTION, INC.	CONDUIT SPACE RECOVERY SYSTEM	13/622,173	09/18/2012
UNITED STATES	WESCO DISTRIBUTION, INC.	METHOD AND APPARATUS FOR INTRODUCING AN ITEM INTO A CONDUIT (AKA SPLIT PROJECTILE)	12/661,473	03/18/2010	20110227011
UNITED STATES	WESCO DISTRIBUTION, INC.	CONDUIT INNERDUCT HAVING REDUCED FRICTION AND HIGH STRENGTH (MULTI PLY MAXCELL)	13/193,915	07/29/2011	20120073854
UNITED STATES	WESCO DISTRIBUTION, INC.	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS	09/338,364	06/23/1999	6,262,371	07/17/2001

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
UNITED STATES	WESCO DISTRIBUTION, INC.	(CIP APPLICATION) SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	12/214,093	06/17/2008	20090056122
UNITED STATES	WESCO DISTRIBUTION, INC.	SLEEVE ASSEMBLY FOR RECEIVING ELONGATED ITEMS WITHIN A DUCT	10/651,198	08/28/2003	6,963,031	11/08/2005
UNITED STATES	WESCO DISTRIBUTION, INC.	SELF-OPENING INNERDUCT FOR A CONDUIT (MAXCELL WITH SPRING LOADED STIFFENER)	13/193,974	07/29/2011	20120073860
UNITED STATES	WESCO DISTRIBUTION, INC.	MULTI-COMPARTMENT AERIAL DUCT	10/401,222	03/27/2003	6,886,601	05/03/2005
UNITED STATES	WESCO DISTRIBUTION, INC.	CABLE GUIDE SLEEVING STRUCTURE	10/650,429	08/28/2003	7,078,615	07/18/2006
UNITED STATES	WESCO DISTRIBUTION, INC.	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	11/897,101	08/30/2007	20090057628
UNITED STATES	WESCO DISTRIBUTION, INC.	COMMUNICATIONS CABLE WITH FABRIC SLEEVE (AKA MAXZIP)	12/455,356	06/02/2009	20090314517
VENEZUELA	WESCO EQUITY CORPORATION	SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	001708-2008	08/19/2008

Jurisdiction of PTO	Registered Owner	Title	Serial No	Filing Date	Patent No	Issue Date
VENEZUELA	WESCO EQUITY CORPORATION	METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS (MAXCELL)	1294-2000	06/14/2000
UNITED STATES	WESCO DISTRIBUTION, INC.	EMERGENCY SAFETY SWITCH	13/540,668	07/03/2012
UNITED STATES	WESCO DISTRIBUTION, INC.	LATCH FOR FLUSH MOUNTING ON ACCESS PANELS AND DOOR			D449511	10/23/2001
UNITED STATES	WESCO DISTRIBUTION, INC.	PULL			D422878	4/18/2000
UNITED STATES	TVC COMMUNICATIONS, L.L.C.	METHOD AND APPARATUS FOR INTRODUCING A CABLE INTO A CONDUIT			6019351	2/1/2000

Trademarks

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
ARGENTINA	Wesco Equity Corporation	MAXCELL	2,452,867	08/20/2003
AUSTRALIA	Wesco Equity Corporation	MAXCELL	965520	08/08/2003	965520	12/11/2006
BRAZIL	Wesco Equity Corporation	MAXCELL	825802784	09/03/2003
CANADA	Wesco Equity Corporation	MAXCELL	1,187,084	08/13/2003	TMA616,857	08/18/2004
CHINA	Wesco Equity Corporation	MAXCELL	3713181	09/11/2003	3713181	05/14/2005
EUROPEAN COMMUNITY	Wesco Equity Corporation	MAXCELL	003309416	08/14/2003	003309416	05/16/2005

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
HONG KONG	Wesco Equity Corporation	MAXCELL	300062315	08/13/2003	300062315	12/23/2003
INDIA	Wesco Equity Corporation	MAXCELL	01233740	09/08/2003
INDONESIA	Wesco Equity Corporation	MAXCELL	034957	10/19/2006	IDM000165828	06/24/2008
ISRAEL	Wesco Equity Corporation	MAXCELL	166,278	08/13/2003	166,278	07/04/2004
KOREA	Wesco Equity Corporation	MAXCELL	2004-51142	11/12/2004	635977	10/20/2005
MALAYSIA	Wesco Equity Corporation	MAXCELL	2003/10272	08/13/2003	03010272	07/29/2006
NEW ZEALAND	Wesco Equity Corporation	MAXCELL	684136	08/08/2003	684136	02/09/2004
NORWAY	Wesco Equity Corporation	MAXCELL	2003 07716	08/14/2003	222 530	01/15/2004
PERU	Wesco Equity Corporation	TVC AND DESIGN	162772	09/24/2002	98922	02/08/2004
RUSSIA	Wesco Equity Corporation	MAXCELL	2003715586	08/12/2003	274294	08/30/2004
SOUTH AFRICA	Wesco Equity Corporation	MAXCELL	2003/13855	08/15/2003	2003/13855	11/03/2008
TAIWAN	Wesco Equity Corporation	MAXCELL	092048736	08/11/2003	1163564	07/16/2005
THAILAND	Wesco Equity Corporation	MAXCELL	527313	08/18/2003	TM198890	06/28/2004
UNITED STATES	Wesco Equity Corporation	MAXCELL	75/837,125	10/29/1999	2,526,613	01/08/2002
UNITED STATES	WESCO Distribution, Inc.	TOOLS	77/355,921	12/19/2007	3,951,162	04/26/2011
UNITED STATES	WESCO Distribution, Inc.	WHITE SANDS	78/799,055	01/25/2006	3,249,173	06/05/2007
UNITED STATES	WESCO Distribution, Inc.	MARATHON & DESIGN	75/981,125	04/08/1998	2,526,028	01/01/2002
UNITED STATES	WESCO Distribution, Inc.	TVC	72/226,100	08/19/1965	812,942	08/16/1966
UNITED STATES	WESCO Distribution, Inc.	MAXCELL & DESIGN	78/631,430	05/17/2005	3,087,610	05/02/2006
UNITED STATES	WESCO Distribution, Inc.	MARATHON	85/469,237	11/10/2011
UNITED STATES	WESCO Distribution, Inc.	MARATHON & DESIGN	75/125,259	06/25/1996	2,089,054	08/19/1997
VENEZUELA	Wesco Equity Corporation	MAXCELL	11512-2003	08/22/2003
BRAZIL	Wesco Equity Corporation	WESCO DO BRASIL EQUIPAMENTOS ELETRÔNICOS LTDA.	840171021	06/25/2012
BRAZIL	Wesco Equity Corporation	RUNNING MAN LOGO (alone)	840170998	06/25/2012
BRAZIL	Wesco Equity Corporation	WESCO (word)	840170963	06/25/2012
UNITED STATES	WESCO Distribution, Inc.	FX2	76/592,229	05/14/2004	3,008,340	10/25/2005
UNITED STATES	WESCO Distribution, Inc.	QUICK-CORE	75/767,086	08/03/1999	2,488,737	09/11/2001
UNITED STATES	WESCO Distribution, Inc.	FRAMELOC	75/362,314	09/24/1997	2,222,472	02/09/1999

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
UNITED STATES	WESCO Distribution, Inc.	WINLOC	75/292,628	05/14/1997	2,169,447	06/30/1998
UNITED STATES	WESCO Distribution, Inc.	PULL TITE	75/201,767	11/19/1996	2,114,160	11/18/1997
UNITED STATES	WESCO Distribution, Inc.	FASBIN	75/028,207	11/14/1995	2,023,669	12/17/1996
UNITED STATES	WESCO Distribution, Inc.	MILLENIUM BRASS	78/551,294	01/20/2005	3,207,388	02/13/2007
UNITED STATES	WESCO Distribution, Inc.	FIC	85/654,210	06/18/2012
UNITED STATES	Liberty Wire & Cable, Inc.	PANELCRAFTERS Logo	78041637	1/3/2001	2899282	11/2/2004
UNITED STATES	Liberty Wire & Cable, Inc.	AXLINK	78600393	4/1/2005	3079322	4/11/2006
UNITED STATES	Liberty Wire & Cable, Inc.	AUDIOCAT	78600395	4/1/2005	3079323	4/11/2006
UNITED STATES	Liberty Wire & Cable, Inc.	EXTRAFLEX	78601707	4/5/2005	3073467	3/28/2006
UNITED STATES	Liberty Wire & Cable, Inc.	HOMETRAX	78601734	4/5/2005	3092717	5/16/2006
UNITED STATES	Liberty Wire & Cable, Inc.	KO+	78601959	4/5/2005	3073478	3/28/2006
UNITED STATES	Liberty Wire & Cable, Inc.	LIBERTYLINK	78601971	4/5/2005	3260038	7/10/2007
UNITED STATES	Liberty Wire & Cable, Inc.	QUADFLEX	78601980	4/5/2005	3071107	3/21/2006
UNITED STATES	Liberty Wire & Cable, Inc.	TTP	78601987	4/5/2005	3071108	3/21/2006
UNITED STATES	Liberty Wire & Cable, Inc.	ULTRACAP	78601995	4/5/2005	3073485	3/28/2006
UNITED STATES	Liberty Wire & Cable, Inc.	CATMASTER	78601997	4/5/2005	3095283	5/23/2006
UNITED STATES	Liberty Wire & Cable, Inc.	RACKMATE	78602075	4/5/2005	3173222	11/21/2006
UNITED STATES	Liberty Wire & Cable, Inc.	WEBBLOX	78602163	4/5/2005	3103558	6/13/2006
UNITED STATES	Liberty Wire & Cable, Inc.	CADQUOTE	78602198	4/5/2005	3076465	4/4/2006
UNITED STATES	Liberty Wire & Cable, Inc.	LIBERTY WIRE & CABLE	78602280	4/5/2005	3079345	4/11/2006
UNITED STATES	Liberty Wire & Cable, Inc.	CONNECTEC	78604688	4/8/2005	3116615	7/18/2006
UNITED STATES	Liberty Wire & Cable, Inc.	PANELCRAFTERS	78604698	4/8/2005	3097745	5/30/2006
UNITED STATES	Liberty Wire & Cable, Inc.	LIBERTY AV SOLUTIONS	78809704	2/8/2006	3478125	7/29/2008
UNITED STATES	Liberty Wire & Cable, Inc.	ACTIVELINX	78861931	4/14/2006	3327653	10/30/2007
UNITED STATES	Liberty Wire & Cable, Inc.	LWC	78874092	5/2/2006	3213154	2/27/2007
UNITED STATES	Liberty Wire & Cable, Inc.	EZSTAGE	77297684	10/5/2007	3444671	6/10/2008
UNITED STATES	Liberty Wire & Cable, Inc.	AUDIO CONNECTEC	77326251	11/9/2007	3655438	7/14/2009
UNITED STATES	Liberty Wire & Cable, Inc.	GREEN CONNECTIVITY	77404132	2/22/2008	3690757	9/29/2009
UNITED STATES	Liberty Wire & Cable, Inc.	THE LIBERTY ADVANTAGE	77725110	4/29/2009	3718176	12/1/2009

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
UNITED STATES	Liberty Wire & Cable, Inc.	LIBERTY AV SOLUTIONS	85082799	7/12/2010	4195150	8/21/2012
UNITED STATES	Liberty Wire & Cable, Inc.	MYLIBERTY	85266247	3/14/2011
UNITED STATES	Liberty Wire & Cable, Inc.	EDGEONLINE	85293230	4/12/2011
UNITED STATES	Liberty Wire & Cable, Inc.	COOL SPOOL	85266266	3/14/2011
UNITED STATES	Liberty Wire & Cable, Inc.	SKYPLAY	85592185	4/9/2012
UNITED STATES	Liberty Wire & Cable, Inc.	RUN WITH US	85753851	10/15/2012
UNITED STATES	Communications Supply Corporation	CSC (Trademark)	75618006	1/11/1999	2318936	2/15/2000
UNITED STATES	Communications Supply Corporation	CSC and Design	75549515	9/8/1998	2349513	5/16/2000
UNITED STATES	Communications Supply Corporation	SECURE IT	77557281	8/27/2008	3753428	2/23/2010
UNITED STATES	Communications Supply Corporation	FIBERTRON	76583859	3/26/2004	3014564	11/15/2005
UNITED STATES	Communications Supply Corporation	THE DATA CENTER COMPANY CSC & Design	85165708	10/31/2010
Canada	Wesco Equity Corporation	WESCO BUYERS GUIDE - Canada	1,130,228	2/1/2002	TMA 669280	8/4/2006
CTM	Wesco Equity Corporation	Running Man Design - CTM	003238871	6/23/2003	03238871	01/14/2005
CTM	Wesco Equity Corporation	WESCALC - CTM	003306149	8/11/2003	003306149	12/22/2004
CTM	Wesco Equity Corporation	WESCO BUYERS GUIDE - CTM	002561272	2/4/2002	002561272	09/01/2003
CTM	Wesco Equity Corporation	WESCO DISTRIGUTION & Design - CTM	003239159	6/23/2003	003239159	10/04/2004
Mexico	Wesco Equity Corporation	WESCO - Mexico	897,547	7/12/2004	897547	7/12/2004
Mexico	Wesco Equity Corporation	WESCO BUYERS GUIDE - Mexico	540,824	3/27/2002	874045	3/30/2005
Mexico	Wesco Equity Corporation	WESCO GENTE QUE SE ESFUERZA AL MAXIMO & Design	167,522	5/13/1993	444992	10/26/1993

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
Mexico	Wesco Equity Corporation	WESCO THE EXTRA EFFORT PEOPLE & Design	167,521	5/13/1993	462664	6/7/1994
Singapore	Wesco Equity Corporation	Design (Stick Figure without Lines)	T01/09471B	6/29/2001	T01/09471B	12/29/2000
Singapore	Wesco Equity Corporation	WESCO - Singapore	T01/09470D	6/29/2001	T01/09470D	12/29/2000
Singapore	Wesco Equity Corporation	WESCO BUYERS GUIDE - Singapore	T02/01352Z	2/5/2002	T02/01352Z	10/1/2001
United Kingdom	Wesco Equity Corporation	Design (Stick Figure without Lines)	2,273,918	6/28/2001	2,273,918	6/28/2001
United Kingdom	Wesco Equity Corporation	WESCO - UK	2,273,948	6/28/2001	2,273,948	6/28/2001
United Kingdom	Wesco Equity Corporation	WESCO - UK	2,273,948	6/28/2001	2,273,948	6/28/2001
United States	Registrant: Ace Electric Inc. 1/27/12 Merger recorded from Herning Enterprisees Inc. to Wesco Distribution, Inc. (executed 2/25/10) (no record of assignment from Ace Electric to Herning)	ACE Electric Inc. & Design	74/305,424	8/17/1992	1,764,906	4/13/1993
United States	Carlton-Bates Company	Carlton-Bates Company - CB Design Only	76/693,312	10/3/2008	3,621,323	5/19/2009
United States	Carlton-Bates Company	Carlton-Bates Company - Words & Design - Horizontal	76/693,550	10/14/2008	3,621,334	5/19/2009
United States	Carlton-Bates Company	Carlton-Bates Company - Words Only	76/693,673	10/20/2008	3,618,004	5/12/2009
United States	WESCO Distribution, Inc.	Construction WESCO Distribution & Design	76/693,227	10/1/2008	3,726,961	12/22/2009
United States	WESCO Distribution, Inc.	Design (Stick Figure without Lines)- Incontestability Renewal	76/187,871	12/29/2000	2,549,664	3/19/2002

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
United States	WESCO Distribution, Inc.	EESCO Buyers Guide Trademark Registration	76/693,259	10/1/2008	3,703,893	11/3/2009
United States	WESCO Distribution, Inc.	EESCO E Design	73/680,193	8/24/1987	1,487,215	5/3/1988
United States	WESCO Distribution, Inc.	EESCO Trademark Registration	76/693,310	10/3/2008	3,614,275	5/5/2009
United States	WESCO Distribution, Inc.	EESCO E Design	73/680,258	8/24/1987	1,495,501	7/5/1998
United States	WESCO Distribution, Inc.	EESCO United	73/680,192	8/24/1987	1,487,214	5/3/1988
United States	Fastec Industrial Corp.	EZ-JUST	78/795,960	1/20/2006	3,314,261	10/16/2007
United States	WESCO Distribution, Inc.	Go Green with WESCO & Design (Horizontal)	76/693,262	10/1/2008	3,703,894	11/3/2009
United States	WESCO Distribution, Inc.	Go Green with WESCO & Design (Vertical)	76/693,226	10/1/2008	3,703,892	11/3/2009
United States	WESCO Distribution, Inc.	Green Buyers Guide - WESCO	76/693,260	10/1/2008	3,671,121	8/18/2009
United States	WESCO Distribution, Inc.	Leadership in Lighting - Words	76/693,311	10/3/2008	3,614,276	5/5/2009
United States	WESCO Distribution, Inc.	Leadership in Lighting - Words & Design	76/693,309	10/2/2008	3,614,274	5/5/2009
United States	WESCO Distribution, Inc.	Lean - Green with WESCO - Horizontal	76/694,866	12/17/2008	3,649,179	7/7/2009
United States	WESCO Distribution, Inc.	Lean - Green with WESCO - Vertical	76/694,867	12/17/2008	3,649,180	7/7/2009
United States	WESCO Distribution, Inc.	OUR EXPERTISE. YOUR ADVANTAGE.	85/436,760	9/30/2011	4,149,817	5/29/2012
United States	Registrant: Isotech Consultants Inc. 8/2/94 Assignment of interest and goodwill from Isotech Consultants Inc. to NLW Holdings, Inc. and JCM Holdings, Inc.	QUADREX	73/329,111	9/21/1981	1,307,628	12/4/1984
United States	WESCO Distribution, Inc.	Running Man Design - U.S.	76/477,773	12/24/2002	2,866,090	7/27/2004

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
United States	WESCO Distribution, Inc.	TECH 411	76/693,228	10/1/2008	3,707,272	11/10/2009
United States	WESCO Distribution, Inc.	The Extra Effort People - US (Renewal)	76/187,872	12/29/2000	2,544,566	3/5/2002
United States	WESCO Distribution, Inc.	Tree Design	76/693,261	10/1/2008	3,625,084	5/26/2009
United States	WESCO Distribution, Inc.	WESCO - U.S.	76/187,870	12/29/2000	2,835,737	4/27/2004
United States	WESCO Distribution, Inc.	WESCO BUYERS GUIDE - U.S.	76/320,505	10/1/2001	2,726,553	6/17/2003
United States	WESCO Distribution, Inc.	WESCO DISTRIBUTION and Design - U.S.x	76/477,772	12/24/2002	2,868,516	8/3/2004
United States	WESCO Distribution, Inc.	WESCO Express (Name) - TM Registration	76/676,096	4/27/2007	3,364,173	1/8/2008
United States	WESCO Distribution, Inc.	WESCO Express and Design (Logo) - TM Registration	76/676,097	4/27/2007	3,364,174	1/8/2008
United States	WESCO Distribution, Inc.	WHAT YOU NEED. DELIVERED.	76/693,308	10/3/2008	3,617,997	5/12/2009
Canada	Wesco Equity Corporation	WESCO - Canada	1,178,221	5/16/2003	TMA 646,537	8/24/2005
Canada	Wesco Equity Corporation	WESCO Les Gens Qui Se Surpassent & Design	711041	8/14/1992	TMA 443,851	6/16/2010
Canada	Wesco Equity Corporation	WESCO The Extra Effort People Design - Canada	711285	8/19/2002	TMA 461,377	8/23/2011
United States	Conney Investment Holdings, LLC		78965243	8/31/2006	3264864	7/17/2007
United States	Conney Investment Holdings, LLC	CONNEY	73222454	7/6/1979	1168874	9/15/1981
United States	Conney Investment Holdings, LLC	CONNEY (Stylized)	73322550	8/7/1981	1258195	11/22/1983
United States	Conney Investment Holdings, LLC	CONNEY & Design	78967464	9/5/2006	3555471	12/30/2008

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
United States	Conney Investment Holdings, LLC	CONNEY & Design	78965273	8/31/2006	3264866	7/17/2007
United States	Conney Investment Holdings, LLC	CONNEY & Design	73222182	7/5/1979	1168873	9/15/1981
United States	Conney Investment Holdings, LLC	CONNEY.COM & Design	78965231	8/31/2006	3264863	7/17/2007
United States	Conney Investment Holdings, LLC	CONNEY FIRST IN FIRST AID & Design	73322482	8/6/1981	1292551	8/28/1984
United States	Conney Investment Holdings, LLC	CONNEY SAFETY & Design	78965294	8/31/2006	3264867	7/17/2007
United States	Conney Investment Holdings, LLC	CONNEY SAFETY PRODUCTS & Design	73323842	8/17/1981	1235489	4/19/1983
United States	Conney Investment Holdings, LLC	CONNEY - YOUR SAFETY PROBLEM SOLVER	74096482	9/11/1990	1657752	8/17/1991

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
United States	Conney Investment Holdings, LLC	DIRECT SAFETY	78808266	2/6/2006	3241663	5/15/2007
United States	Conney Investment Holdings, LLC	DIRECT SAFETY & Design	77980647	6/11/2008	3888082	12/7/2010
United States	Conney Investment Holdings, LLC	DIRECT SAFETY & Design	77496416	6/11/2008
United States	Conney Investment Holdings, LLC	DIRECT SAFETY COMPANY	73553082	8/15/1985	1386342	3/11/1986
United States	Conney Investment Holdings, LLC	K-GEAR	78482541	9/13/2004	3099248	5/30/2006
United States	Conney Investment Holdings, LLC	K-GEAR & Design	78482555	9/13/2004	3099249	5/30/2006
Canada	WESCO Distribution Canada LP		0609276	6/14/1988	TMA357951	6/30/1989
Canada	WESCO Distribution Canada LP		0725118	3/19/1993	TMA441337	3/31/1995
Canada	WESCO Distribution Canada LP		0725121	3/19/1993	TMA428369	6/3/1994

Country	Current Owner	Mark	Serial No	Filing Date	Registration No	Issue Date
Canada	WESCO Distribution Canada LP		0725120	3/19/1993	TMA437645	12/30/1994
United States	Carlton-Bates Company	RS ELECTRONICS	78317012	10/22/2003	2899869	11/2/2004
United States	Carlton-Bates Company		78317000	10/22/2003	2895814	10/19/2004
United States	WESCO Distribution, Inc.	J MARK INC.			3250438	6/12/2007
United States	WESCO Distribution, Inc.	Liberty Electrical Supply			4075910	12/27/2011
United States	WESCO Distribution, Inc.	Wesco Integrated Supply	85763019	10/25/2012
United States	WESCO Distribution, Inc.	WIS	85763004	10/25/2012
United States	Liberty Wire & Cable, Inc.	COAXMASTER			3097744	5/30/2006
United States	WESCO Distribution, Inc.	Millenium Kitchen & Bathware			3188719	12/26/2006
United States	WESCO Distribution, Inc.	SIDEWINDER			3186683	12/19/2006
United States	WESCO Distribution, Inc	WESLINK			2591489	7/9/2002
United States	KINGSEAL	WESCO Enterprises, Inc.			4077155	12/27/2011
United States	NITRILE SELECT	WESCO Enterprises, Inc.			4195677	8/21/2012
United States	SAFETY SELECT	WESCO Enterprises, Inc.			4087163	1/17/2012
Canada	EECOL Holdings Ltd.	EECOL			TMA529048
Canada	EESA Corporation	EESA			TMA712157
Canada	EESA Corporation	EECOL Electric			Unregistered

Copyrights

Country	Registered Owner	Title	Registration Number	Status
United States	Carlton-Bates Company	Carlton-Bates Company CROP, customer remote order procedure	TXu000448541	1990-12-03
United States	Carlton-Bates Company	Carlton-Bates Company employee handbook	TXu000421788	1990-05-30
United States	Carlton-Bates Company	Carlton-Bates Company: quality control manual	TXu000427345	1990-07-06
United States	Conney Safety Products	Are your first aid kits ready for action? : Conney first aid buyers guide : spring 2006	TX0006403406	2006-06-09
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561921	2007-04-11
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561920	2007-04-11
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561930	2007-04-11
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006506823	2006-12-12
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006506822	2006-12-12
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006506821	2006-12-12
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561931	2007-04-13
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561925	2007-04-13
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006561926	2007-04-13
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006180249	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006179723	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006179725	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006179728	2005-03-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006179724	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335213	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006352222	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335219	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335216	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335221	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335220	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006290752	2005-12-30
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006290753	2005-12-30
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006290750	2005-12-30
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006335218	2005-10-21
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006290751	2005-12-30
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006290749	2005-12-30
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099503	2004-03-10

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099501	2004-03-10
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099753	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099752	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099754	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099755	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099749	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099750	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099751	2005-01-19
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006179722	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006173546	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006180250	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006173547	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006173548	2005-05-25
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099502	2004-03-10
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099505	2004-03-10
United States	Conney Safety Products	Conney : we’ll solve your safety problems : [catalog]	TX0006099504	2004-03-10
United States	Conney Safety Products	Conney : your safety problem solver	TX0003013382	1991-02-05
United States	Conney Safety Products	Conney customer favorites : March 2006	TX0006403405	2006-06-09
United States	Conney Safety Products	Conney Safety Buyers Guide - Ready for Action - September - December 2007 - B2073	TX0007095878	2007-12-10
United States	Conney Safety Products	Conney Safety Buyers Guide - Safety Solutions with Spark - September - December 2007 - B1073	TX0007095844	2007-12-10
United States	Conney Safety Products	Conney Safety buyers guide (that was then, this is now) Celebrating 60 years (January-April 2006)	TX0006400735	2006-06-09
United States	Conney Safety Products	Conney Safety buyers guide (that was then, this is now) Celebrating 60 years (January-April 2006)	TX0006400737	2006-06-09
United States	Conney Safety Products	Conney Safety featured products (Spring clean-up) : April 2006	TX0006400736	2006-06-09
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561934	2007-04-11
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561922	2007-04-11
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006626824	2007-08-03
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006626826	2007-08-03
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006626827	2007-08-03
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006626825	2007-08-03
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561927	2007-04-13

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561924	2007-04-13
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561923	2007-04-13
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006504942	2006-12-12
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006504943	2006-12-12
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561933	2007-04-11
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561929	2007-04-11
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006561932	2007-04-11
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006296706	2005-12-30
United States	Conney Safety Products	Conney Safety Products : …buyer’s guide	TX0006296705	2005-12-30
United States	Conney Safety Products	Conney your safety problem solver “Your no. 1 safety source (B4052 May-August 2005)	TX0006337853	2005-10-21
United States	Conney Safety Products	Direct Safety Company : sale flyer	TX0006536587	2006-12-14
United States	Conney Safety Products	Direct Safety Company : sale flyer	TX0006440400	2006-09-18
United States	Conney Safety Products	Direct Safety Company : sale flyer	TX0006536589	2006-12-14
United States	Conney Safety Products	Direct Safety Company : sale flyer	TX0006536588	2006-12-14
United States	Conney Safety Products	Don’t let winter slow you down : February 2006	TX0006403404	2006-07-09
United States	Conney Safety Products Company	America’s leading first aid supplier	TX0000484965	1980-02-29
United States	Conney Safety Products Company	America’s leading first aid supplier	TX0000487470	1980-06-06
United States	Conney Safety Products Company	Are you protecting your children?	TX0000354408	1979-10-29
United States	Conney Safety Products Company	Are you protecting your children?	TX0000125811	1978-10-23
United States	Conney Safety Products Company	Conney for personal safety	TX0000056209	1978-06-21
United States	Conney Safety Products Company, Inc.	AAA school patrol apparel	TX0002419195	1988-09-26
United States	Conney Safety Products Company, Inc.	AAA school safety patrol apparel	TX0002882860	1990-08-22
United States	Conney Safety Products Company, Inc.	Conney : school patrol safety	TX0002882859	1990-08-22
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006017760	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006017758	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006017759	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005950495	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006014703	2004-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006014702	2004-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006014701	2004-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006014704	2004-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006014268	2004-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050414	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947878	2004-03-10

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947879	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947874	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947880	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947881	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947882	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947883	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947877	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947876	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006017761	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005947875	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952033	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952034	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952035	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952026	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952036	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005952037	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050413	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050415	2004-03-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050416	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006030533	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006030532	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050419	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006030534	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006030531	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050417	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006050418	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0006030535	2004-03-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005106624	2000-01-18
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004941783	1999-03-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004941784	1999-03-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004941785	1999-03-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004941782	1999-03-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004941781	1999-03-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0005037809	2000-01-07
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718899	1998-02-06

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718898	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718894	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718895	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718892	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004859056	1998-11-04
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004859052	1998-11-04
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004859053	1998-11-04
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004900234	1998-12-07
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004509673	1997-08-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004509674	1997-10-16
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004684069	1997-08-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004652997	1997-10-20
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004581133	1997-11-10
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718891	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718893	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004718890	1998-02-06
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004184255	1996-03-18
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004184256	1996-03-18
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004408955	1997-01-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004520039	1997-01-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004557464	1997-01-08
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004488897	1997-02-12
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004043410	1995-04-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004025531	1995-04-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004037702	1995-04-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004414842	1995-10-13
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0004414841	1995-10-13
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003816551	1994-12-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003916724	1994-09-29
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003961842	1994-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003916723	1994-09-29
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003973370	1994-12-28
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003571221	1993-05-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003816552	1994-12-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003916725	1994-09-29

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002789988	1990-02-09
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002789993	1990-02-09
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002886532	1990-07-16
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002882857	1990-08-22
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002882861	1990-08-22
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0003029446	1991-01-09
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002647411	1989-07-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002659754	1989-08-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002652745	1989-09-20
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002739585	1990-01-25
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002228568	1988-01-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002287516	1988-03-01
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002287517	1988-03-01
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002287518	1988-03-01
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002378040	1988-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002378909	1988-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002387603	1988-07-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002388742	1988-08-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002388744	1988-08-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002388745	1988-08-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002487415	1988-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002474267	1988-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002474278	1988-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002474279	1988-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002475495	1988-12-23
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002228569	1988-01-19
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0001763756	1986-02-24
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0001895550	1986-08-29
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0002000601	1987-02-17
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog]	TX0001648793	1985-08-30
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003254152	1992-02-13
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003254153	1992-02-13
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003497395	1992-08-13
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003448551	1992-11-12
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003376203	1992-08-13

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003017557	1991-02-05
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003114490	1991-07-22
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003138297	1991-08-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003138298	1991-08-14
United States	Conney Safety Products Company, Inc.	Conney : we’ll solve your safety problems : [catalog].	TX0003218933	1992-01-06
United States	Conney Safety Products Company, Inc.	Conney : your safety problem solver, Spring 1999	TX0004926788	1999-01-19
United States	Conney Safety Products Company, Inc.	Conney environmental	TX0002882858	1990-08-22
United States	Conney Safety Products Company, Inc.	Conney environmental	TX0002796966	1989-08-10
United States	Conney Safety Products Company, Inc.	Conney environmental	TX0002796967	1989-08-10
United States	Conney Safety Products Company, Inc.	Conney ergonomics, fall 1993	TX0003971185	1994-12-23
United States	Conney Safety Products Company, Inc.	Conney ergonomics, fall 1994	TX0003971183	1994-12-23
United States	Conney Safety Products Company, Inc.	Conney ergonomics, spring 1994	TX0003971186	1994-12-23
United States	Conney Safety Products Company, Inc.	Conney ergonomics, summer 1993	TX0003971184	1994-12-23
United States	Conney Safety Products Company, Inc.	Conney first aid & personal safety supplies	TX0001297715	1984-03-05
United States	Conney Safety Products Company, Inc.	Conney first aid & personal safety supplies : [catalog]	TX0001227690	1983-08-31
United States	Conney Safety Products Company, Inc.	Conney On-the-job safety products	TX0001544988	1985-01-31
United States	Conney Safety Products Company, Inc.	Conney On-the-job safety products	TX0001406501	1984-08-13
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0005106626	2000-01-18
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0005106625	2000-01-18
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0005097271	2000-05-05
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0005099873	1999-07-27
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0005037837	2000-01-07
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0004873365	1998-10-26
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0004152498	1995-10-16
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0004156870	1995-10-16
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0004180008	1996-03-18
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003964260	1994-12-14
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003863128	1994-09-20
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003863129	1994-09-20
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003964259	1994-12-14
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003863131	1994-09-20
United States	Conney Safety Products Company, Inc.	Conney Safety Products : … buyer’s guide	TX0003863130	1994-09-20
United States	Conney Safety Products Company, Inc.	Conney safety products : conney.com	TX0004735814	1998-03-02
United States	Conney Safety Products Company, Inc.	Conney Safety Products Company : catalog : America’s leading first aid center	TX0000277340	1979-06-27

Country	Registered Owner	Title	Registration Number	Status
United States	Conney Safety Products Company, Inc.	Conney Safety Products Company : catalog : America’s leading first aid center	TX0000354545	1979-10-29
United States	Conney Safety Products Company, Inc.	Conney Safety Products Company : catalog : America’s leading first aid center	TX0000354546	1979-10-29
United States	Conney Safety Products Company, Inc.	Conney school patrol rainwear and safety accessories	TX0000590019	1980-11-28
United States	Conney Safety Products Company, Inc.	Conney school patrol safety	TX0002659753	1989-08-28
United States	Conney Safety Products Company, Inc.	Conney school patrol safety	TX0002392501	1988-08-31
United States	Conney Safety Products Company, Inc.	Conney, spring ‘95	TX0004046687	1995-04-17
United States	Conney Safety Products Company, Inc.	Emergency medical supplies	TX0001763727	1986-02-24
United States	Conney Safety Products Company, Inc.	Emergency medical supplies	TX0001895549	1986-08-29
United States	Conney Safety Products Company, Inc.	Emergency medical supplies	TX0002000847	1987-02-17
United States	Conney Safety Products Company, Inc.	Emergency medical supplies / Conney	TX0001544987	1985-01-31
United States	Conney Safety Products Company, Inc.	Emergency medical supplies / Conney	TX0001648792	1985-08-30
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000982434	1982-03-04
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0001001842	1982-05-25
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000980067	1982-09-22
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000664969	1981-04-02
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000758349	1981-09-01
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000782881	1981-10-14
United States	Conney Safety Products Company, Inc.	First aid supplies : at discount prices	TX0000588994	1980-10-06
United States	Conney Safety Products Company, Inc.	First aid supplies: at discount prices	TX0001159939	1983-04-20
United States	Conney Safety Products Company, Inc.	School safety patrol—Conney	TX0003232000	1991-08-14
United States	Conney Safety Products, Company, Inc.	Conney, your safety problem solver	TX0002616409	1989-07-14
Canada	EECOL Electric Corp.	EECOL brochures, catalogues, and promotional material	N/A	Unregistered

SCHEDULE 4.02(A)

Local Counsel

1.	Houthoff Buruma Cooperatief U.A., Dutch counsel to the Loan Parties

2.	Friday Eldredge & Clark, LLP, Arkansas counsel to the Loan Parties

3.	Robinson & Cole LLC, Connecticut counsel to the Loan Parties

4.	K&L Gates, Pennsylvania counsel to the Loan Parties

5.	Burton, Bartlett & Glogovac, Nevada counsel to the Loan Parties

SCHEDULE 5.14

POST-CLOSING MATTERS

1.	Within 60 days following the Closing Date (or such longer time as may agreed upon by the Administrative Agent in its sole discretion), Holdings and the Borrowers shall take all action, or shall cause the Subsidiary Guarantors to take all action, necessary to ensure that the Collateral Agent have a first priority Mortgage on the real property of TVC Communications, L.L.C. located at 600 Plum Street, Wadsworth, OH, 44281 USA. Additionally, Holdings and Borrowers shall provide, or shall cause TVC Communications, L.L.C. to take all action, to the Administrative Agent (i) an ALTA (or its equivalent) title policy covering the real property subject to such Mortgage in an amount at least equal to the fair market value of the real property subject to such Mortgage and including extended coverage and customary endorsements, (ii) a current ALTA survey thereof together with a surveyor’s certificate, (iii) any estoppel letters reasonably deemed necessary or advisable by the Administrative Agent to the extent obtainable after using commercially reasonable efforts, (iv) customary legal opinions relating to the enforceability of the Mortgage if reasonably requested by the 5-14Administrative Agent, and a FEMA life of loan flood insurance determination in a form reasonably acceptable to the Administrative Agent and, if applicable, proof of flood insurance required pursuant to Section 5.02(c).

2.	Within 60 days following the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), Holdings and the Borrowers shall take all action, or shall cause the Subsidiary Guarantors to take all action, necessary to obtain a good and valid discharge of the mortgage in favor of Westinghouse Canada Inc. securing the original principal amount of $6,757,250 registered against title to the property municipally known as 810-59th Avenue S.E., Calgary, Alberta (the “Property”) as Instrument No. 941 053 717 (and all related PPSA registrations, as applicable) in registrable form and to register same on title to the Property, and to advise of the registration particulars thereof as soon as possible thereafter.

3.	Within 3 Business Days after the Acquisition Joinder Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), the Borrowers shall deliver, or shall cause their respective Subsidiaries to deliver, to the Collateral Agent original stock certificates and stock powers evidencing ownership of the stock in EECOL Holdings, Ltd., EECOL Properties Corp. and EECOL Electric Corp., in each case, in form and substance reasonably satisfactory to the Administrative Agent.

4.	Within 2 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), the Borrowers shall deliver, or shall cause their respective Subsidiaries to deliver, to the Collateral Agent (a) the original New Canada LP I $150,000,000 Intercompany Note, (b) the original Subordinated Promissory Note issued by the Canadian Borrower to WESCO Canada II, LP in the original principal amount of C$90,000,000, and (c) allonges endorsed in blank corresponding to the foregoing, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

5.	Within 2 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion) the Borrowers shall deliver, or shall cause their respective Subsidiaries to deliver, to the Collateral Agent all original undated membership interest, stock or note powers, as applicable, duly executed in blank, reasonably satisfactory to the Collateral Agent, corresponding to each share certificate evidencing Pledged Securities or notes evidencing intercompany Indebtedness of the Borrower or its Subsidiaries returned by JPM as administrative agent to the ABL Lenders on the Closing Date.

6.	Within 2 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), the Holdings and the Borrowers shall deliver, or shall cause their respective Subsidiaries to deliver, to the Collateral Agent: (a) Certificate GP-1 issued to WESCO Distribution II ULC, evidencing its ownership of 100% GP interest in WDCH US LP, (b) Certificate LP-2 issued to WESCO Distribution Canada Co., evidencing its ownership of 100% LP interest in WDCH US LP, (c) Certificate 1 issued to WDC Holding, Inc., evidencing its ownership of 1 membership unit of WESCO Holdings, LLC, (d) Certificate 1 issued to WDC Holding, Inc., evidencing its ownership of 100 common shares of WESCO Enterprises, Inc., (e) Certificate 1 issued to Conney Investment Holdings, LLC, evidencing its ownership of 100 membership units of Conney Safety Products, LLC, (f) Certificate 1 issued to WESCO Distribution, Inc., evidencing its ownership of 100 membership units of Conney Investment Holdings, LLC, (g) Certificate 6 issued to WDCH US LP, evidencing its ownership of 1,000 common shares of WESCO Nevada, Ltd., (h) Certificate C144 issued to WDCH US LP, evidencing its ownership of 1,000 common shares of Communications Supply Corporation, (i) Certificate 3 issued to WDCH US LP, evidencing its ownership of 1,000 Class A common shares of Carlton-Bates Company, (j) Certificate 3 issued to WESCO Enterprises, Inc., evidencing its ownership of 101 shares of CBC LP Holdings, LLC, (k) that certain Note issued by WESCO Enterprises to WDC Holding, Inc. in the intial principal amount of C$290,000,000, (l) that certain Note issued by WDCH US LP to WDCH, LP in the intial principal amount of C$134,000,000, (m) that certain Note issued by WDCH US LP to WDCH, LP in the intial principal amount of C$108,000,000, (n) that certain Note issued by WDCH US LP to WDCH, LP in the initial principal amount of C$203,000,000, and (o) original membership interest, stock or note powers, as applicable, duly executed in blank corresponding to the foregoing, in each case, reasonably satisfactory to the Collateral Agent.

7.

Within 4 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), Holdings and the Borrowers shall issue and deliver, or shall cause their respective Subsidiaries to issue and deliver, to the Collateral Agent (a) a new partnership interest certificate evidencing the ownership interest of WDINESCO II B.V. in WDCH, LP, replacing the existing certificate numbered LP-2 evidencing 100% of Limited Partnership Interests and correcting the punctuation in the name of the holder thereof, (b) a new stock certificate evidencing the ownership interest of WDINESCO C.V. in WESCO Distribution Canada GP Inc., replacing the existing certificate numbered 6, evidencing 17,783,061 shares of common stock and correcting the punctuation in the name of the holder thereof, (c) a new stock certificate

2

evidencing the ownership interest of the US Borrower in WESCO Equity Corporation, replacing the existing certificate numbered 1, evidencing 1,000 shares of common stock, and correcting the name of the issuer thereof, (d) that certain stock certificate issued to WDCH, LP evidencing its ownership of 100,000,000 shares of common stock in TVC Canada Corp., (e) that certain stock certificate issued to WESCO Distribution Canada Co. evidencing its ownership of 1,000,000 shares of common stock in WESCO Distribution II ULC, (f) that certain partnership interest certificate issued to WESCO Distribution Canada GP Inc., evidencing its ownership of 6.6809% of the partnership interests in WESCO Distribution Canada LP, (g) that certain partnership interest certificate issued to WDINESCO C.V., evidencing its ownership of 93.3191% of the partnership interests in WESCO Distribution Canada LP, (h) that certain Note issued by WESCO (Suzhou) Trading Company Ltd. to WESCO Distribution, Inc. in the intial principal amount of $250,000, (i) that certain Note issued by WESCO Distribution, Inc. to WESCO Distribution Canada LP with no initial principal amount, (j) that certain Note issued by WESCO Distribution HK Limited to WESCO Distribution Ganada GP Inc. in the initial principal amount of C$571,578.75 and (k) original membership interest, stock or note powers, as applicable, duly executed in blank corresponding to the foregoing, in each case, reasonably satisfactory to the Collateral Agent.

8.	Within 90 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), the Borrowers shall effect, or shall cause their respective Subsidiaries to effect, the necessary corrective changes of ownership and recordals with all applicable patent, trademark, and copyright offices and domain name registrars where Intellectual Property (as defined in the applicable Collateral Agreement) of Holdings, a Borrower or any of their Subsidiaries is recorded in the name a legal predecessor, or where the relevant recordals of the patent, copyright, and trademark offices, and domain name registrars, and other similar authorities are incorrect for any other reason, in each case, at the Borrowers’ expense.

9.

On or before December 18, 2012, the Borrowers shall deliver to the Administrative Agent favorable legal opinions issued by Jones Day, US counsel for Holdings and Borrowers, and by McMillan, Canadian counsel for Holdings and Borrowers, as applicable, and otherwise in form and substance reasonably acceptable to Administrative Agent (it being understood and agreed that opinions in substantially the form and substance, including similar qualifications, assumptions and exceptions as the opinions accepted by the Administrative Agent on the Closing Date shall be acceptable) (a) covering the Company Related Loan Parties, their joinder to the Credit Agreement and other Loan Documents as Loan Parties and the validity and perfection of the security interests granted by such Company Related Loan Parties under the Loan Documents, (b) opining that EECOL Holdings, Ltd., as the entity resulting from the Post Closing Amalgamations described in clause (i) of the definition thereof, has succeeded to and is bound by all of the obligations and liabilities of the Existing Holdcos, Existing Parent and EESA Holdings, Ltd to the same extent as each such Canadian Loan Party was so bound immediately prior to such amalgamation; that the Loan Documents continue to be enforceable against EECOL Holdings, Ltd. in accordance with their terms; that no further filings, consents or amendments are necessary to preserve, protect or continue Agent’s interests under the Loan Documents as a result of the amalgamations contemplated hereby (other than such

3

filings are may be necessary to reflect any name changes of any Company Related Loan Parties); and that the Collateral Agent’s Liens in the Equity Interests of EECOL Holdings, Ltd., granted by Canadian Borrower as the immediate parent thereof, continue to be valid and enforceable perfected security interests, and (c) covering such other matters as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, the opinion issued by Jones Day with respect to EECOL Holdings Ltd., EECOL Electric Corp. and EECOL Properties Corp. (the “Joinder Entities”) shall be limited to and substantially similar to those opinions set forth in paragraphs (b)(ii), paragraph (b)(iv), the second sentence of paragraph (c) and paragraph (i) of the Jones Day legal opinion delivered on the Closing Date (the “Prior Opinion”), with similar qualifications, assumptions and exceptions as set forth in the Prior Opinion.

10.	Within 3 Business Days after the Closing Date (or such longer time as may be agreed upon by the Administrative Agent in its sole discretion), Holdings and the Borrowers shall provide, or shall cause the Subsidiary Guarantors to provide, to the Collateral Agent endorsements to insurance policies covering Collateral, such endorsements in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent pursuant to Section 5.02 of the Credit Agreement.

4

SCHEDULE 6.01

Existing Indebtedness

Intercompany Indebtedness

Holder and Original Payee	Obligor	Initial Principal Amount	Original Issue Date	Maturity Date	Interest Rate
WESCO Distribution, Inc.	WESCO Distribution-International Limited (UK)	$839,364	March 19, 2002 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	WESCO Nigeria, Inc.	$691,281	March 19, 2002 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	WESCO Finance Corporation	—	March 19, 2002 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	Wesco Equity Corporation	—	March 19, 2002 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	June 30, 1999	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Distribution, Inc.	WDC Holding Inc.	$300,000,000	September 28, 2005 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	Carlton-Bates Company of Texas GP, Inc.	—	September 29, 2005 August 22, 2011	Demand Note	0%
WESCO Distribution, Inc.	Liberty Wire & Cable, Inc.	$1,250,000	December 20, 2011	Demand Note	0%
Wesco Equity Corporation	WESCO Distribution, Inc.	$184,000,000	January 1, 2003 August 22, 2011		5%

Holder and Original Payee	Obligor	Initial Principal Amount	Original Issue Date	Maturity Date	Interest Rate
Wesco Equity Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	June 30, 1999	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Wesco Equity Corporation	WESCO Distribution, Inc.	—	March 19, 2002 August 22, 2011	Demand	0%
Carlton-Bates Company	WESCO Receivables Corp	Floating (shall not exceed $150,000,000)	October 4, 2005	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Finance Corporation	WESCO Distribution, Inc.	$334,181,639.04	March 19, 2002 August 22, 2011	October 31, 2015	Prime + 1%
WESCO Finance Corporation	WESCO Distribution, Inc.	$146,250,000	September 28, 2005 August 22, 2011	October 31, 2015	Prime + 1%
WESCO Finance Corporation	WESCO Distribution, Inc.	$226,690,302	March 19, 2002 August 22, 2011	Demand	0%
Bruckner Supply Company, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	January 29, 2009	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Communications Supply Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Calvert Wire & Cable Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Liberty Wire & Cable, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WDC HOLDING	WESCO Enterprises, Inc.	$290,000,000 (Canadian Dollars)	October 10, 2012	October 10, 2022	7.5%

Holder and Original Payee	Obligor	Initial Principal Amount	Original Issue Date	Maturity Date	Interest Rate
WDCH, LP	WDCH US LP	$134,393,721 (Canadian Dollars)	September 2, 2004 August 22, 2011	November 3, 2016	8.75%
WDCH, LP	WDCH US LP	$108,201,463 (Canadian Dollars)	October 10, 2012	November 3, 2016	8.75%
WDCH, LP	WDCH US LP	$203,000,000 (Canadian Dollars)	October 10, 2012	October 10, 2022	7.5%
TVC Communications, L.L.C.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	December 16, 2010	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Distribution Canada LP	WESCO Distribution, Inc.	—	February 22, 2010 August 22, 2011	Demand	0%
CDW Holdco, LLC	WESCO Distribution, Inc.	—	March 19, 2002 August 22, 2011	Demand note	0%
WESCO Nigeria, Inc.	WESCO Distribution, Inc.	—	March 19, 2002 August 22, 2011	Demand note	0%
Conney Safety Products, LLC	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	October 9, 2012	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Distribution Canada GP Inc.	WESCO Distribution HK Limited	$571,578.75 (Canadian Dollars)	July 31, 2010	Demand Note	0%
WESCO Distribution, Inc.	WESCO (Suzhou) Trading Company Ltd.	$250,000	June 17, 2009	Demand Note	0%

Transaction Related Intercompany Notes (as defined in the Credit Agreement)

Third Party Indebtedness

1.	Lease Guaranty dated December 13, 2002 by WESCO International, Inc. in favor of WESCO Real Estate IV, LLC.

2.	Lease Guaranty dated February 24, 2003 by WESCO International, Inc. in favor of WESCO Real Estate II, LLC.

3.	Lease Guaranty dated January 30, 2003 by WESCO International, Inc. in favor of WESCO Real Estate III, LLC.

4.	Indemnity Agreement between Orlando Corporation and WESCO Distribution, Inc. dated May 19, 2011 (regarding lease dated May 19, 2011 between Orlando Corporation and WESCO Distribution Canada LP)

5.	$8,000,000 Uncommitted Credit Facility between WESCO Distribution International, Ltd. and Bank of America, N.A. dated January 25, 2012 as amended from time to time.

6.	$7,500,000 Uncommitted Banker’s Undertaking Facility and Uncommitted Overdraft Facility between WESCO Australia Pty Ltd and Bank of America, N.A. dated January 4, 2010 as amended from time to time.

7.	$7,500,000 line of credit between WESCO Distribution de Mexico S.de.R.L. de C.V. and Bank of America Mexico, S.A. Institucion de Banca Multiple dated December 30, 2011 as amended from time to time.

8.	$5,000,000 line of credit between WESCO Sourcing and Procurement Services Pte Ltd and Bank of America, N.A. dated March 13, 2012

9.	$800,000 line of credit between WESCO do Brasil Equipamentos Electronicos Ltda and HSBC Bank Brasil S.A. dated April 16, 2012

10.	PLN8,397,716 Overdraft Facility between Bruckner Polska sp z.o.o. and HSBC Bank Polska S.A. dated September 5, 2012

11.	$2,000,000 line of credit between WESCO Distribution International, Ltd and HSBC Bank, plc dated May 25, 2012

12.	Amounts outstanding under the 6% Convertible Debentures due 2029 issued pursuant to outstanding under the Indenture, dated August 27, 2009, by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York, as Trustee

13.	Amounts outstanding under the Third Amended and Restated Receivables Purchase Agreement dated as of April 13, 2009, and as amended from time to time, among WESCO Receivables, as seller, WESCO Distribution, Inc., as servicer, the purchasers from time to time party thereto, and PNC Bank National Association, as administrator

SCHEDULE 6.02

Existing Liens

WESCO INTERNATIONAL, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	NMHG Financial Services, Inc.
	Filing Number:	60110650
	Filing Date:	1-11-2006
	Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Continuation File #:		03984006
	Filing date:	11-12-2010

2.	Secured Party:	Lease Plan USA, Inc.
	Filing Number:	63702222
	Filing Date:	10-04-2006
	Collateral:	Master Lease Agreement dated June 14th, 2006 between Wesco International, Inc as lessee and Lease Plan U.S.A., Inc as lessor Control No 40247 and in particular to Schedule 2006-01. Various vehicles and material handling equipment including the equipment more fully described therein

Amendment File #:		12064070 (change SP to General Electric Capital Corp)
	Filing date:	5-31-2011
Continuation File #:		12064320
	Filing date:	5-31-2011

3.	Secured Party:	AT&T Capital Services, Inc.
	Filing Number:	2010 2411647
	Filing Date:	7-12-2010
	Collateral:	All telecommunications and data equipment including but not limited to telephones, modems, private branch exchanges, switchboards, key services units, and other equipment including additions and accessions there to and other equipment licensed, leased or otherwise provided under Schedule No 001-4596800-002 and all supplementary schedules, exhibits and attachments including specific equipment

4.	Secured Party:	Cisco Systems Capital Corporation
	Filing Number:	2011 2969544
	Filing Date:	8/1/2011
	Collateral:	All equipment, insurance, warranty, rental and other claims, books, records, proceeds (routers, other computer networking And telecommunications equipment)

WESCO DISTRIBUTION, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Intentionally blank.

2.	Secured Party:	Citicorp Del Lease Inc. DBA Citibank Dealer Finance
	File Number:	30685746
	File Date:	2-28-2003
	Collateral:	Mitsubishi #FGC25KLP, Mitsubishi #FGC18KLP

Cont.: Filed 1-19-2008

3.	Secured Party:	St. Francis Bank
United Leasing Associates of America Ltd.
	File Number:	31246134
	File Date:	5-15-2003
	Collateral:	Panasonic Telephone System

Cont.: Filed 2-5-2008

4.	Intentionally blank.

5.	Secured Party:	WestBank
	File Number:	32886771
	File Date:	10-30-2003
	Collateral:	Personal property which is leased by SP to Debtor Pursuant to Lease Agreement dated 10-2-2003 (Kalmar Cushion Tire Lift)

Cont.: Filed 8-22-2008

6.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	43506872
	File Date:	12-13-2004
	Collateral:	Caterpillar #P5000LP

Cont.: Filed 9-14-2009

7.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	43632652
	File Date:	12-23-2004
	Collateral:	Clark #C25

Cont.: Filed 9-15-2009

8.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	51708081
	File Date:	6-3-2005
	Collateral:	Clark #TMX17
Cont.: Filed 1-19-2010

9.	Secured Party:	General Electric Company, GE Lighting
	File Number:	52165349
	File Date:	7-14-2005
	Collateral:	In Lieu of financing statement; also covers Lights and light bulbs, lighting fixtures

Cont.: Filed 6-24-2010

10.	Secured Party:	NMHG Financial Services Inc.
	File Number:	54023363
	File Date:	12-27-2005
	Collateral:	In Lieu Of financing statement (covers equipment)

	Amend.:	Filed 10-22-2010 (Changes debtor information)

Cont.: Filed 10-22-2010

11.	Secured Party:	NMHG Financial Services Inc.
	File Number:	62579167
	File Date:	7-26-2006
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Amend.:	Filed 6-9-2011 (change secured party information)
	Cont.:	Filed 6-9-2011

12.	Secured Party:	NMHG Financial Services Inc.
	File Number:	63985090
	File Date:	11-15-2006
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Cont.:	Filed 9-2-2011
	Amend.:	Filed 9-2-2012 (Update SP address)

13.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2007 1453744
	File Date:	4-18-2007
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Amend.:	Filed 2-9-2012 (amend debtor address)
	Amend.:	Filed 2-9-2012 (amend SP address)
	Cont.:	Filed 2-9-2012

14.	Secured Party:	Toyota Motor Credit Corporation
	File Number:	2007 2360229
	File Date:	6-21-2007
	Collateral:	1995 Crown Stock Picker

15.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2007 4529284
	File Date:	11-30-2007
	Collateral:	All equipment leased by SP to debtor

	Amend.:	Filed 9-15-2012 (amend SP address)
	Cont.:	Filed 9-15-2012

16.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2008 1756517
	File Date:	5-21-2008
	Collateral:	All equipment leased by SP to debtor

17.	Secured Party:	Motion Industries Inc.
	File Number:	2008 2305397
	File Date:	7-7-2008
	Collateral:	Maintenance, repair and operational assets, including without limitation, materials, parts, equipment, supplies and other tangible personal property, held for resale, use or consumption in Debtor’s business and supplied by SP under consignment or other agreement

18.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2335568
	File Date:	7-9-2008
	Collateral:	Ricoh Co Pier 3000CL38785300103

19.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2335584
	File Date:	7-9-2008
	Collateral:	Ricoh Co Pier MP2000L70856540816

20.	Secured Party:	Wells Fargo Financial Services Inc.
	File Number:	2008 2382263
	File Date:	7-11-2008
	Collateral:	Ricoh Aficio Copier

21.	Secured Party:	IBM Credit LLC
	File Number:	2008 2465415
	File Date:	7-17-2008
	Collateral:	3573-L2U (IBM) all additions, attachments, accessories

22.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2640520
	File Date:	8-1-2008
	Collateral:	Ricoh Aficio Copier

23.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2838397
	File Date:	8-20-2008
	Collateral:	Ricoh Co Pier 2550M6585401718

24.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2906046
	File Date:	8-26-2008
	Collateral:	Ricoh Copiers

25.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2929717
	File Date:	8-28-2008
	Collateral:	Ricoh Copier

26.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2988978
	File Date:	9-4-2008
	Collateral:	Ricoh Copier

27.	Secured Party:	IBM Credit LLC
	File Date:	2008 3025473
	File Date:	9-8-2008
	Collateral:	Equipment together with related software described on IBM Credit LLC Supplement #F63534

28.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3257753
	File Date:	9-25-2008
	Collateral:	Ricoh Copier

29.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3353271
	File Date:	10-3-2008
	Collateral:	Ricoh Copier

30.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3353446
	File Date:	10-3-2008
	Collateral:	Ricoh Copier

31.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3402680
	File Date:	10-2-2008
	Collateral:	Ricoh Copier

32.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3522222
	File Date:	10-20-2008
	Collateral:	Ricoh Co Pier 4500L9086721263

33.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3569082
	File Date:	10-23-2008
	Collateral:	Ricoh Co Pier 2550M6585600900

34.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3569348
	File Date:	10-23-2008
	Collateral:	Ricoh Co Pier 4000M5585700817

35.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3671862
	File Date:	10-31-2008
	Collateral:	Ricoh Copier

36.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3683701
	File Date:	11-3-2008
	Collateral:	Ricoh Copier

37.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3683750
	File Date:	11-3-2008
	Collateral:	Ricoh Copier

38.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3699541
	File Date:	11-4-2008
	Collateral:	Ricoh Copier 4000

39.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3962998
	File Date:	11-28-2008
	Collateral:	Ricoh Copier 2550

40.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3969191
	File Date:	12-1-2008
	Collateral:	Ricoh Copier 2550M6485800342

41.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4025852
	File Date:	12-4-2008
	Collateral:	Ricoh Copier 3500

42.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4053367
	File Date:	12-8-2008
	Collateral:	Ricoh Copier

43.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4112809
	File Date:	12-11-2008
	Collateral:	Ricoh Copier 2000

44.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4134068
	File Date:	12-12-2008
	Collateral:	Ricoh Copier 4000

45.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4188023
	File Date:	12-17-2008
	Collateral:	Ricoh copier 2550

46.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4312060
	File Date:	12-30-2008
	Collateral:	Ricoh Copier 2550

47.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2009 0064045
	File Date:	1-8-2009
	Collateral:	Ricoh Copier 7500

48.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0921277
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61432 (Model FX3000)

49.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0921285
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61437 (Model FX3000)

50.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0923638
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61436 (Model FX3000)

51.	Intentionally blank.

52.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1285979
	File Date:	4-23-2009
	Collateral:	Xerox Copier 4118 YHT 640199

53.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1286068
	File Date:	4-23-2009
	Collateral:	Xerox Copier 7328C FKA93877

54.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1286084
	File Date:	4-23-2009
	Collateral:	Xerox Copier 4118 YHT 641897
Xerox Copier 4118 YHT 641590
Xerox Copier 4118 YHT 641589 and all accessories

55.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1421509
	File Date:	5-5-2009
	Collateral:	Xerox Copier 7328C FKA93631599

56.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481594
	File Date:	5-11-2009
	Collateral:	Xerox Copier 5225 LNX 624521

57.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481677
	File Date:	5-11-2009
	Collateral:	Xerox Copier 5638 WRT038192

58.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481727
	File Date:	5-11-2009
	Collateral:	Xerox Copier 5632 WRR026630; Xerox Copier 5632 WRT036767

59.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1801676
	File Date:	6-8-2009
	Collateral:	Xerox Copier MAV775088

60.	Secured Party:	Kiewit Building Group, Inc.
	File Number:	2009 2116124
	File Date:	7-1-2009
	Collateral:	Specified electrical conduit, couplers and computers

61.	Secured Party:	Kiewit Building Group Inc.
	File Number:	2009 2116264
	File Date:	7-1-2009
	Collateral:	Specified electrical conduit, couplers and computers

62.	Secured Party:	Advantage Financial Services, LLC
	File Number:	2009 2492640
	File Date:	7-17-2009
	Collateral:	DocStar imaging System,. Fujistsu Scanner and all
attachments Products & proceeds

63.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009-2508130
	File Date:	8-5-2009
	Collateral:	XEROX 6204CP SN/ AGF 423195 and accessories

64.	Secured Party:	Comdoc, Inc.
	File Number:	2009-3122113
	File Date:	9-30-2009
	Collateral:	XEROX W5225AP S/N LNX625441 and all accessories

65.	Secured Party:	Comdoc, Inc.
	File Number:	2009-3343446
	File Date:	10-17-2009
	Collateral:	XEROX W5222P S/N NAF805118;
XEROX W5230AP S/N LNX625063;
XEROX MFP3635X S/N LBP251816;
XEROX MFP3635X LBP252171 and all accessories

66.	Secured Party:	United States Steel Corporation
	File Number:	2009 4010754
	File Date:	12-15-2009
	Collateral:	All US Steel owned equipment including but not limited to electric boards and motors “Notice of Bailment”

67.	Secured Party:	XCEL ENERGY Services, Inc.
	File Number:	2009 4041932
	File Date:	12-17-2009
	Collateral:	All equipment and inventory owned by Xcel or its affiliates and held by Wesco pursuant to an Electric Products and Logistics Agreement

68.	Secured Party:	Comdoc, Inc.
	File Number:	2009 4055072
	File Date:	12-18-2009
	Collateral:	Xerox WC7428P Copier SN3 PBB09891

69.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0304935
	File Date:	1-28-2010
	Collateral:	Xerox WC7428P S/N PBB009855

70.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2010 0330989
	File Date:	1-29-2010
	Collateral:	Xerox W5225AP S/N KBM 527220

71.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2010 0330997
	File Date:	1-29-2010
	Collateral:	Xerox W5225AP S/N KBM527220

72.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0331003
	File Date:	1-29-2010
	Collateral:	Xerox W5230AP S/N LNX625979

73.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0557375
	File Date:	2-19-2010
	Collateral:	Xerox WC7435P S/N PBB011038

74.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0655401
	File Date:	2-26-2010
	Collateral:	Xerox W5225AP S/NLNX627348

75.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1032006
	File Date:	3-25-2010
	Collateral:	Xerox WC7435P S/N PBB011841

76.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1286420
	File Date:	4-14-2010
	Collateral:	Xerox W5225AP S/N LNX625385

77.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1413909
	File Date:	4-23-2010
	Collateral:	Xerox WC4250X S/N MAC 585558

78.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1413917
	File Date:	4-23-2010
	Collateral:	Xerox WC4250X S/N MAC 585477

79.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1535420
	File Date:	5-3-2010
	Collateral:	Xerox WC7435P S/N PBB013884
Xerox W5638PT S/N WRT055874

80.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1641590
	File Date:	5-11-2010
	Collateral:	Xerox WC435P S/NBB013629

81.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1641608
	File Date:	5-11-2010
	Collateral:	Xerox WC7435P S/N PBB 013902

82.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1653504
	File Date:	5-12-2010
	Collateral:	Xerox WC7428P S/N PBB 013946

83.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1691983
	File Date:	5-14-2010
	Collateral:	Xerox WC7428P S/N PBB 014375

84.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1846496
	File Date:	5-26-2010
	Collateral:	Xerox W5225AP S/N LNX627332

85.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1852627
	File Date:	5-26-2010
	Collateral:	Xerox WC4250X S/N MAC 586733

86.	Secured Party:	LES Schwab Tire Centers of Portland Inc.
	File Number:	2010 1956170
	File Date:	6-4-2010
	Collateral:	Contractual Security Agreement in all present and future products and goods and proceeds thereto including but not limited to recapped tires, wheels and batteries

87.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2202749
	File Date:	6-24-2010
	Collateral:	Xerox WC4250X S/N MAC 586488

88.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2239295
	File Date:	6-28-2010
	Collateral:	Xerox WC7435P S/N PBB 014156

89.	Secured Party:	Comdoc, Inc.
	File Number:	2010-2257024
	File Date:	6-29-2010
	Collateral:	XEROX WC3Q90201 S/N BRE238707
XEROX WC4250X S/N MAC584995
XEROX MFP3635X S/N LBP268190 and all accessories

90.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2257792
	File Date:	6-29-2010
	Collateral:	Xerox W5225AP S/N LNX626870

91.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2321259
	File Date:	7-2-2010
	Collateral:	Xerox W5755APT S/N XEH 583056

92.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2333270
	File Date:	7-6-2010
	Collateral:	Xerox W5225AP S/N LNX627096

93.	Secured Party:	PNCEF, LLC
	File Number:	2010 2392383
	File Date:	7-9-2010
	Collateral:	All equipment and other goods, all software and other general intangibles, and other property which are described on Installment Purchase Agreement Number 1362250000 and Equipment described therein

94.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2461600
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC587902

95.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2462285
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC584058

96.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2462319
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC587795

97.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2671596
	File Date:	8-2-2010
	Collateral:	Xerox WC7425P S/N PBB015621

98.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3026733
	File Date:	8-30-2010
	Collateral:	Xerox WC4250X S/N MAC587410

99.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3096132
	File Date:	9-3-2010
	Collateral:	Xerox WC7120PT S/N XDC 337445

100.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3233156
	File Date:	9-16-2010
	Collateral:	Xerox WC4250X Copier

101.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3432543
	File Date:	10-1-2010
	Collateral:	(3) Xerox WC4250X S/N MAC590825;MAC590835;
MAC590849 (1) Xerox 3C9201 S/N BRE001318

102.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3433269
	File Date:	10-1-2010
	Collateral:	Xerox W5225AP S/N LNX628237

103.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3433285
	File Date:	10-1-2010
	Collateral:	Xerox WC7755P S/N PNX001378

104.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434036
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC590368

105.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434044
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC589590

106.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434069
	File Date:	10-1-2010
	Collateral:	Xerox W7120PT S/N XDC337496

107.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434085
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC584032

108.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3814070
	File Date:	11-1-2010
	Collateral:	Xerox WC7435P S/N PBB019603

109.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4191734
	File Date:	12-1-2010
	Collateral:	Xerox WC7428P S/N PBB021120

110.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4569665
	File Date:	12-23-2010
	Collateral:	Xerox WC5225AP S/N LNX629320

111.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4569699
	File Date:	12-23-2010
	Collateral:	Xerox WC4250X S/N MAC592359

112.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4656033
	File Date:	12-31-2010
	Collateral:	Xerox W5230AP S/N LNX630069

113.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0318751
	File Date:	1-27-2011
	Collateral:	Xerox W5225AP S/N LNX628814

114.	Secured Party:	IBM Credit, LLC
	File Number:	2011 0339799
	File Date:	1-28-2011
	Collateral:	Specific Equipment identified on IBM Credit Supplement
# G69245, G74118

115.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0386360
	File Date:	2-2-2011
	Collateral:	Xerox W5230AP S/N LNX628737

116.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0438773
	File Date:	2-7-2011
	Collateral:	Xerox W5225AP S/N LNX629419

117.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0547342
	File Date:	2-15-2011
	Collateral:	Xerox WC7435P S/N PBB097004

118.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0689797
	File Date:	2-24-2011
	Collateral:	Xerox WC4250X S/N MAC592686

119.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0690621
	File Date:	2-24-2011
	Collateral:	Xerox WC7428P S/NPBB026954

120.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0774458
	File Date:	3-2-2011
	Collateral:	Xerox WC4250XP S/N MAC593938

121.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0774466
	File Date:	3-2-2011
	Collateral:	Xerox WC4250X S/N MAC593786

122.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0916711
	File Date:	3-11-2011
	Collateral:	Xerox MFP365X S/N LBP359464

123.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1007882
	File Date:	3-18-2011
	Collateral:	Xerox W5735APT S/N XEF437435

124.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1029720
	File Date:	3-21-2011
	Collateral:	Xerox WWC7435P S/N PBB024489

125.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1111577
	File Date:	3-25-2011
	Collateral:	Xerox MFP3635X S/N LBP359095

126.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1187676
	File Date:	3-31-2011
	Collateral:	Xerox W7545P S/N XKP513965

127.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1188559
	File Date:	3-31-2011
	Collateral:	Xerox W5225AP S/N LNX630696

128.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1214991
	File Date:	4-1-2011
	Collateral:	Xerox W5225AP S/N LNX629889

129.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1215444
	File Date:	4-1-2011
	Collateral:	Xerox W7120P S/N XMK102854

130.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1227605
	File Date:	4-4-2011
	Collateral:	Xerox W7120P S/N XMK102776

131.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1232381
	File Date:	4-4-2011
	Collateral:	Xerox WC7775P S/N RFX351046

132.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1602062
	File Date:	4-28-2011
	Collateral:	Xerox W5225AP S/N LNX629451

133.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1644635
	File Date:	5-3-2011
	Collateral:	Xerox W5225AP S/N LNX631011

134.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2324690
	File Date:	6-17-2011
	Collateral:	Xerox WC4250X S/N MAC596210;
Xerox W7120P S/N XMK103181

135.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2542564
	File Date:	7-1-2011
	Collateral:	Xerox 5225AP S/N LNX631513

136.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2542572
	File Date:	7-1-2011
	Collateral:	Xerox WC4250X S/N MAC598001

137.	Secured Party:	NMHG Financial Services
	File Number:	2011 2766023
	File Date:	7-19-2011
	Collateral:	All equipment leased to debtor by SP.

138.	Secured Party:	Comdoc
	File Number:	2011 3000323
	File Date:	8-3-2011
	Collateral:	Xerox W5225AP S/N LNX630765

139.	Secured Party:	Wells Fargo Bank, NA
	File Number:	2011 4661883
	File Date:	12-6-2011
	Collateral:	Komatsu Forklift S/N 588845A

140.	Secured Party:	Toyota Motor Credit Corporation
C&D Factory Direct, Inc.
	File Number:	2012 1887977
	File Date:	4-27-2012
	Collateral:	BBI battery, S/N J3020

141.	Secured Party:	Orbian Financial Services II
	File Number:	2012 1948365
	File Date:	5-21-2012
	Collateral:	All accounts, general intangibles, or other receivables
Which are owed to debtor by Siemens Industry Inc.

142.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	2012 2518613
	File Number:	6-29-2012
	Collateral:	EMC SF for VMare System Items, EMC VNX-7500 System
Items, EMC PowerPath System Items, EMC VG2 Gateway
System Items, EMC Spares

143.	Secured Party:	Wells Fargo Bank, NA
	File Number:	2012 2821074
	File Date:	7-23-2012
	Collateral:	2 Caterpillar Forklifts

II.	ALLEGHENY COUNTY

PENNSYLVANIA

A.	UCC Financing Statements – Recorder

1.	Secured Party:	NMHG Financial Services, Inc.
	File Number:	2005-64081
	File Date:	6-21-2005
	Collateral:	All of the equipment now or hereafter leased by Lessor to
Lessee; and all accessions, additions, replacements, and
substitutions thereto and therefore; and all proceeds
including insurance proceeds thereof.

	Cont.:	Filed 3-18-2010

TVC COMMUNICATIONS, L.L.C.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	Commscope, Inc. of North Carolina
	Filing Number:	2009 1997995
	Filing Date:	6-23-2009
	Collateral:	All components and materials that the Secured party furnished to the Debtor for use in finished products, the finished products incorporating such components and material and all proceeds as defined in the UCC code and all payments under insurance, indemnity, warranty or guaranty, with respect to collaterals and all other amounts from time to time payable under and with respect to collateral

BRUCKNER SUPPLY COMPANY, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	NMHG Financial Services, Inc.
	Filing Number:	63965134
	Filing Date:	11-14-2006
	Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Continuation File #:		2011 3433573
	Filing date:	9/7/2011

Amendment File #:		2011 3434159
	Filing date:	9/7/2011 (change SP address)

2.	Secured Party:	Modern Leasing Inc. of Iowa
	Filing Number:	2011 0059736
	Filing Date:	1-6-2011
	Collateral:	All interest in all automatic merchandising equipment further described as Edge 5000 S/N 1252648 and or vending Machines purchased or financed by Seller

3.	Secured Party:	Sulzer Metco
	Filing Number:	2011 1184830
	Filing Date:	3-31-2011
	Collateral:	Schedule A dated June 1, 2010 attached therein shall be incorporated by reference to the Consignment Agreement dated June 1, 2010 and shall be part of the UCC-1

COMMUNICATIONS SUPPLY CORPORATION

I.	CONNECTICUT

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	Citibank, NA
	Filing Number:	0002333959
	Filing Date:	6-7-2005
	Collateral:	Accounts Receivable from The Stanley Works Co. purchased by Citibank, NA

Cont.: Filed 3-25-2010

2.	Secured Party:	Wells Fargo Bank, NA
	File Number:	0002880570
	File Date:	6/7/2012
	Collateral:	Toyota Forklift

WESCO DISTRIBUTION CANADA LP

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7684926

2.	Xerox Canada Ltd.	Wesco Distribution Canada LP	101901E

3.	CIT Financial Ltd	Wesco Distribution Canada LP	122315E

4.	CIT Financial Ltd	Wesco Distribution Canada LP	563612E

5.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	305402G

6.	The Bank of Nova Scotia	Wesco Distribution Canada LP	847942G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692

2.	CIT Financial Ltd.	Wesco Distribution Canada LP	08111906338

3.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974

4.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	11081718153

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	112282172

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	300762439

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	201113824803

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	672254604 - 20110817 1136 1590 6629

2.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc. Wesco Distribution Canada Co. Wesco Distribution Canada Inc. Wesco Distribution-Canada, Inc.	841343904 - 19980602 1901 1531 3453

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	20474078

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	9322743

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7716

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	18469288

QUEBEC

PART I — LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:
NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables Hypothec	AS1, AS2	Assumption of
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities		a published right
			CL	=	Claims	P1, P2	Prior Notice of Intention to a Right in the public

exercise

					interest	PR1, PR2	Preservation of Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount - Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.	11-0632493-0001 2011-08-18 02:11 PM	Holder: JPMorgan Chase Bank, N.A. Grantor: Wesco Distribution Canada LP	MH $700,000,000 2011-08-18 (Notarial Deed: Notary: Irwin Litvack Minute: 25 389)	G

Expiry date: 2021-08-18

Other mentions : The hypothec is granted to secure the payment bonds or other titles of indebtness.

Except for those claims consisting of securities pledged to the Attorney, the Grantor shall have authority to collect payments of interest and repayments of capital made on the claims included in the Hypothecated Property, until withdrawal of such authorization by the Attorney.

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	Wesco Distribution Canada, LP	Silverbirch Hotels and Resorts Limited Partnership	10-0313409-0001
2.	Wesco Districution Canada LP {sic}	9086-1675 Québec Inc	10-0243824-0001
3.	Wesco Distribution Canada	Corporation Minière Inmet	10-0153058-0001
4.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001
5.	Wesco Distribution Canada, LP	9086-1675 Québec Inc.	09-0736878-0001

6.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001

7.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001

8.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001

9.	Wesco Distribution	Sorevco Inc	08-0258641-0001

10.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001

11.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001

12.	Xerox Canada Ltd	Wesco Distribution Canada Inc. LP	08-0151291-0012

No.	Lessor	Lessee	Registration No.
13.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001

14.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001

15.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001

16.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada LP; Wesco Distribution Canada LP by its General Partner, Wesco Distribution Canada GP Inc.	05-0383591-0001

WESCO DISTRIBUTION CANADA GP INC.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7684926

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	305402G

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	305405G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692

2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	11081718091

4.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	11081718153

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	112282172

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	300762439

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	201113824803

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	201113825605

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	672254586 - 20110817 1135 1590 6628

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	672254604 - 20110817 1136 1590 6629

3.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc. Wesco Distribution Canada Co. Wesco Distribution Canada Inc. Wesco Distribution-Canada, Inc.	841343904 - 19980602 1901 1531 3453

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	20474078

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	20474151

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	9322743

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	9323038

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7716

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	18469288

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	18469650

QUEBEC

PART I — LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:
NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables Hypothec	AS1, AS2	Assumption of
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities		a published right
			CL	=	Claims	P1, P2	Prior Notice of
Intention to
					exercise		a Right
in the public
					interest	PR1, PR2	Preservation of
Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount - Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.	11-0632493-0002 2011-08-18 02:11 PM	Holder: JPMorgan Chase Bank, N.A. Grantor: Wesco Distribution Canada GP Inc.	MH $700,000,000 2011-08-18 (Notarial Deed: Notary: Irwin Litvack Minute: 25 390)	G

Expiry date: 2021-08-18

Other mentions : The hypothec is granted to secure the payment bonds or other titles of indebtness.

Except for those claims consisting of securities pledged to the Attorney, the Grantor shall have authority to collect payments of interest and repayments of capital made on the claims included in the Hypothecated Property, until withdrawal of such authorization by the Attorney.

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	WESCO Distribution	Corporation miniem Armet	10-0153058-0001
2.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001

3.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001

4.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001

5.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001

6.	Wesco Distribution	Sorevco Inc	08-0258641-0001

7.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001

8.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001

9.	Xerox Canada Ltd	Wesco Distribution Canada Inc. LP	08-0151291-0012

10.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001

No.	Lessor	Lessee	Registration No.
11.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001

12.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001

WESCO DISTRIBUTION CANADA CO.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	305406G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692

2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	11081718120

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	300762441

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017

2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	201113826202

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	957590 Ontario Inc. o/a Global Leasing	Wesco Distribution-Canada Inc.	677513079 - 20120411 1640 9049 0207

2.	Her Majesty in Right of Ontario Represented by the Minister of Revenue	Wesco Distribution-Canada Inc.	675770175 - 20120123 0941 1031 4338

3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	672254577 - 20110817 1135 1590 6627

4.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc. Wesco Distribution Canada Co. Wesco Distribution Canada Inc. Wesco Distribution-Canada, Inc.	841343904 - 19980602 1901 1531 3453

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	20474169

2.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	9323056

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	18469684

2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada, Inc.	16056202

QUEBEC

PART I — LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:
NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables Hypothec	AS1, AS2	Assumption of
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities		a published right
			CL	=	Claims	P1, P2	Prior Notice of
Intention to
					exercise		a Right
in the public
					interest	PR1, PR2	Preservation of
Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount - Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.				NIL

CHANGE OF NAME

Ref.	Registration # Date	Previous Name	New Name	Details
ChN1	04-0526213-0001 2004-09-09 01:58 PM	Wesco Distribution- Canada, Inc.	Wesco Distribution Canada Co.	Certificate of amalgamation dated 2004-08-12

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	Wesco Distribution Canada	Corporation Minière Inmet	10-0153058-0001
2.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001

3.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001

4.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001

5.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001

6.	Wesco Distribution	Sorevco Inc	08-0258641-0001

7.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001

8.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001

9.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001

10.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001

11.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001

WESCO DISTRIBUTION II ULC

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution II ULC	672254568 - 20110817 1135 1590 6626

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution II ULC	18469726

TVC CANADA CORP.

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	TVC Canada Corp.	672254541 - 20110817 1134 1590 6625

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	TVC Canada Corp.	18469759

WDCC ENTERPRISES INC.

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCC Enterprises Inc.	12120430664

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCC Enterprises Inc.	683334792 - 20121204 1635 1590 1981

EECOL ELECTRIC CORP.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Electric Corp.	308683D

2.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	420357F

3.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	685096F

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Electric Corp.	06102332555

2.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	10022210233

3.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	10072806271

4.	A.R. Williams Materials Handling	EECOL Electric	12103006329

5.	Brandt Tractor Ltd	EECOL Electric Corp.	12110804093

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Electric Corp.	300096477

2.	Ricoh Canada Inc.	EECOL Electric Corp.	300773791

3.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	300615597

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Electric Corp.	200619317105

2.	De Lage Landen Financial Services Canada (CAD)	EECOL Electric Corp.	200802263200

3.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	201002606203

4.	Pitney Bowes Global Financial Services	EECOL Electric Corp.	201012344304

ONTARIO

No.	Secured Party	Debtor	Base Registration No.
1.	Pitney Bowes Global Financial Services	EECOL Electric Corp	663295023 - 20100728 1440 8077 8349

2.	The Bank of Nova Scotia	EECOL Electric Corp.	630027054 - 20061024 1943 1531 5107

NORTHWEST TERRITORIES

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Electric Corp.	463489

2.	Pitney Bowes Global Financial Services	EECOL Electric Corp	801514

YUKON TERRITORY

No.	Secured Party	Debtor	Base Registration No.
1.	Bank of Nova Scotia	EECOL Electric Corp.	65754

2.	Pitney Bowes Global Financial Services	EECOL Electric Corp	70012

EECOL PROPERTIES CORP.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Properties Corp.	315505D

2.	The Bank of Nova Scotia	EECOL Properties Corp.	671857F

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Properties Corp.	06102616742

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Properties Corp.	300097883

2.	Bank of Nova Scotia	EECOL Properties Corp.	300612644

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Properties Corp.	200619567500

ONTARIO

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Properties Corp.	630099477 - 20061026 1453 1530 9488

EECOL HOLDINGS LTD.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Holdings Ltd.	617741F

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Holdings Ltd.	10061810759

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	The Bank of Nova Scotia	EECOL Holdings Ltd.	300599750

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	Bank of Nova Scotia	EECOL Holdings Ltd.	201009732301

YUKON TERRITORY

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EECOL Holdings Ltd.	58828

2.	Notice of Intention under Section 427 of the Bank Act executed by EECOL Electric Ltd. in favour of Bank of Nova Scotia filed in Yukon on May 26, 1999 under court file number S.C. 99-A0065.

JARICH HOLDINGS LTD.

ALBERTA

NONE.

EESA HOLDINGS LTD.

ALBERTA

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EESA Holdings Ltd.	10061810984

EESA CORP.

ALBERTA

No.	Secured Party	Debtor	Base Registration No.
1.	The Bank of Nova Scotia	EESA Corp.	10061811265

SCHEDULE 6.04

Existing Investments

1.	WESCO Distribution, Inc. owns a 45% limited partnership interest in M&M Power Products

2.	WDINESCO B.V. owns a 49% interest in WDI Angola Ltd.

3.	Stone Eagle Electrical Supply GP Inc. owns a .001% general partnership interest in Stone Eagle Electrical Supply LP

4.	1502218 Alberta, Ltd. owns a 49% limited partnership interest in Stone Eagle Electrical Supply LP

5.	The Investments set forth in Schedule 3.08

SCHEDULE 6.09(C)

Restrictive Contracts

1.	Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successor to Wachovia Capital Markets, LLC), as Administrator, as amended by the First Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 31, 2009, as further amended by the Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 7, 2010, as further amended by the Third Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2010, as further amended by the Fourth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011, as further amended by the Fifth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2012, as further amended by the Sixth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 9, 2012, and as further amended by the Seventh Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 12, 2012.

2.	Indenture, dated August 27, 2009, by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York Mellon, as Trustee.

3.	The Real Estate Loan Agreements and any and all documents related thereto.

4.	The Limited Liability Company Agreement of WESCO Real Estate I, LLC dated January 13, 2003.

5.	The Limited Liability Company Agreement of WESCO Real Estate II, LLC dated January 13, 2003.

6.	The Limited Liability Company Agreement of WESCO Real Estate III, LLC dated January 13, 2003.

7.	The Limited Liability Company Agreement of WESCO Real Estate IV, LLC dated November 1, 2002.

8.	Affiliate Subordination Agreement, dated as of December 12, 2012, made by and among the Subordinated Creditors and Subordinated Debtors party thereto (as defined therein) in favor of JPMorgan Chase Bank, N.A., as administrative agent.

EXHIBIT A

FORM OF

ADMINISTRATIVE QUESTIONNAIRE

WESCO DISTRIBUTION, INC. AND WDCC ENTERPRISES INC., Term Loan Agreement

Please accurately complete the following information and return via facsimile to the attention of Agency Manager at Credit Suisse as soon as possible, at facsimile number (212) 322-2291.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION – LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

A-1

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

POST-CLOSING, ONGOING ADMIN. CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS – PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

A-2

MAILINGS

Please specify the person to whom each Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all of the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and facsimile number and we will send a copy of the questionnaire via facsimile. If you have any questions about this form, please call the Agency Manager at Credit Suisse.

A-3

EXHIBIT B

FORM OF

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	which is an Eligible Assignee [and a [Lender] [Affiliate/Related Fund] of [identify Lender]][1]

3.	Borrowers:	WESCO Distribution, Inc. and WDCC Enterprises Inc.

[1]	Select as applicable.

4.	Administrative Agent:	Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Agreement dated as of December [ ], 2012 (as amended, restated, supplemented or otherwise modified from time to time), among Wesco Distribution, Inc., a Delaware corporation (the “US Borrower”), WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”), Wesco International, Inc., a Delaware corporation, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent.

6.	Assigned Interest:

Loan Assigned	Aggregate Amount of Loans for all Lenders[2]	Amount of Loans Assigned[3]	Percentage Assigned of Term Loans[4]
	[US$][C$]	[US$][C$]		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Select as applicable.
[3]	Select as applicable.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][5]

[WESCO DISTRIBUTION, INC.

By:
Name:
Title:][6]

[WDCC ENTERPRISES INC.

By:
Name:
Title:][7]

[5]	Not required for assignments pursuant to the proviso in Section 9.04(b) of the Credit Agreement
[6]	Select as applicable.
[7]	Select as applicable.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, Holdings, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, Holdings, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document .

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a foreign Lender subject to the terms of Section 2.20 of the Credit Agreement, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms the Credit Agreement, duly completed and executed by the Assignee, [and] (vi) it meets the requirements under the Credit Agreement to be an Eligible Assignee[, and (vii) it is a Lender, an Affiliate of a Lender or a Related Fund]8 and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[8]	Insert if applicable.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

FORM OF BORROWING REQUEST

[Insert Date]

Credit Suisse AG, Cayman Islands Branch,

as Administrative Agent

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Manager

Ladies and Gentlemen:

The undersigned, [Wesco Distribution, Inc.][WDCC Enterprises Inc.], a[n] [Delaware][Alberta] corporation, refers to the Term Loan Agreement dated as of December [    ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), and entered into by and among the undersigned, [WDCC Enterprises Inc.][Wesco Distribution, Inc.], a[n] [Alberta][Delaware] corporation, Wesco International, Inc., a Delaware corporation, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i) The Proposed Borrowing is a: (check one)

☐ Tranche B-1 Borrowing	☐ Tranche B-2 Borrowing

☐ Incremental Term Borrowing

(ii) The Proposed Borrowing is a: (check one)

☐ Eurodollar Borrowing	☐ ABR Borrowing

☐ CDOR Rate Borrowing	☐ Canadian Prime Rate Borrowing

(iii) The date of the Proposed Borrowing is , 20 .[1]

(iv) The number and location of the account to which funds are to be disbursed is

(v) The amount of the Proposed Borrowing is [US][C]$ .

[1]	Provided that such date must be a Business Day.

C-1

(vi) If the Proposed Borrowing is a Eurodollar Borrowing or a CDOR Rate Borrowing, the Interest Period is         .2

[The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the date of the Proposed Borrowing: at the time of and immediately after the Proposed Borrowing, no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.]3

The undersigned officer is executing this Borrowing Request not in its individual capacity but in its capacity as an authorized officer of the Borrower.

Very truly yours,

[WESCO DISTRIBUTION, INC.]
[WDCC ENTERPRISES INC.]

By
Name:
Title:

[2]

Provided that, until the Administrative Agent shall have notified the Borrowers that the primary syndication of the Term Loans has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrowers shall not be permitted to request a Eurodollar Borrowing or CDOR Rate Borrowing with an Interest Period in excess of one month.

[3]	To be included for all Borrowings, other than the Borrowing occurring on the Closing Date.

C-2

EXHIBIT D-1

FORM OF

US COLLATERAL AGREEMENT

EXECUTION VERSION

US COLLATERAL AGREEMENT

Dated as of December 12, 2012

Among

WESCO DISTRIBUTION, INC.,

as US Borrower,

WESCO INTERNATIONAL, INC.,

as Holdings,

SUBSIDIARY GUARANTORS PARTY HERETO,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

Table of Contents

		Page

ARTICLE I
DEFINITIONS

Section 1.1.	Terms Defined in Term Loan Agreement	1
Section 1.2.	Terms Defined in UCC	1
Section 1.3.	Definitions of Certain Terms Used Herein	1

ARTICLE II
PLEDGE OF SECURITIES

Section 2.1.	Pledged Collateral	7
Section 2.2.	Delivery of the Pledged Collateral	8
Section 2.3.	Representations, Warranties and Covenants	8
Section 2.4.	Certification of Limited Liability Company Interests and Limited Partnership Interests	10
Section 2.5.	[Intentionally omitted]	10
Section 2.6.	Voting Rights; Dividends and Interest, Etc.	10

ARTICLE III
GRANT OF SECURITY INTEREST

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1.	Title, Perfection and Priority	15
Section 4.2.	Type and Jurisdiction of Organization, Organizational and Identification Numbers	16
Section 4.3.	Principal Location	16
Section 4.4.	[Intentionally omitted]	16
Section 4.5.	Deposit Accounts, Securities Accounts and Lock Boxes	17
Section 4.6.	Exact Names	17
Section 4.7.	Letter-of-Credit Rights and Chattel Paper	17
Section 4.8.	Accounts and Chattel Paper	17
Section 4.9.	Perfection Certificate	17
Section 4.10.	Intellectual Property	17
Section 4.11.	[Intentionally omitted]	19
Section 4.12.	No Financing Statements, Guarantee and Collateral Agreements	19
Section 4.13.	No Conflicts	19

ARTICLE V
COVENANTS

Section 5.1.	General	19

i

ii

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate
Exhibit C	Form of Trademark Security Agreement
Exhibit D	Form of Patent Security Agreement
Exhibit E	Form of Copyright Security Agreement
Exhibit F	Form of Amendment

Schedules

Schedule I	Pledged Equity Interests and Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims
Schedule IV	Jurisdiction and Identification Numbers
Schedule V	Principal Locations
Schedule VI	Collateral Locations
Schedule VII	Accounts
Schedule VIII	L/C Rights and Chattel Paper

iii

US COLLATERAL AGREEMENT

THIS US COLLATERAL AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) is entered into as of December 12, 2012 by and between WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors from time to time party hereto (together with the US Borrower and Holdings, the “Grantors”, and each a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

PRELIMINARY STATEMENT

The US Borrower, Holdings, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”, and each a “Borrower”), Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the Collateral Agent and the lenders from time to time party thereto are entering into a Term Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Each Grantor is entering into this Collateral Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Term Loan Agreement and to secure the Obligations that the Borrowers have incurred as Borrowers under the Term Loan Agreement or that it has agreed to guarantee pursuant to the Guarantee Agreement, dated as of the date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among Holdings and the Subsidiary Guarantors party thereto.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Lenders, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Terms Defined in Term Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Term Loan Agreement.

Section 1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Collateral Agreement or the Term Loan Agreement are used herein as defined in the Article 8 or Article 9 of the UCC.

Section 1.3. Definitions of Certain Terms Used Herein. As used in this Collateral Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Collateral Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, with respect to any Grantor, collectively, all of such Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under those contracts and other agreements relating to the purchase and sale of Inventory and all Accounts related thereto and any and all other material contracts between such Grantor and any party other than the Agents or any Lender, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of such Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Canadian Obligations” shall have the meaning set forth in the Term Loan Agreement.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Term Loan Agreement.

“Collateral” shall have the meaning set forth in Article III.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Commercial Tort Claims” means “commercial tort claims” as set forth in Article 9 of the UCC and shall include, without limitation, the existing commercial tort claims of the Grantors set forth on Exhibit A attached hereto.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Loan Party, a banking institution, securities broker, issuer of uncertificated securities, securities intermediary or other financial institution holding such Loan party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account, Securities Account or Lock Box maintained by any Loan Party with such banking institution.

“Copyright License” shall mean any written agreement, now or hereafter in effect, (a) granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or (b) granting any right to any

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Grantor under any Copyright now or hereafter owned by any third Person or that any third Person otherwise has the right to license, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit E.

“Copyrights” shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule II, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Distribution Center” shall mean a location leased by a Grantor where such Grantor operates a distribution facility of inventory.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 6.1.

“Exhibit” refers to a specific exhibit to this Collateral Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

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“Intercreditor Agreement” shall have the meaning set forth in the Term Loan Agreement.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” shall have the meaning set forth in the Term Loan Agreement.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“License” shall mean (a) any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule II, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof

“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.

“Obligations” shall have the meaning set forth in the Term Loan Agreement.

“Patent” shall mean all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule II, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world.

“Patent License” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or (b) granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person or that any third Person otherwise has the right to license, is in existence, and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

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“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Holdings, the Initial Borrower and the Borrower.

“Pledged Collateral” shall have the meaning set forth in Article II.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged ULC Shares” shall have the meaning set forth in Section 2.6(e).

“Real Estate Subsidiaries” shall have the meaning set forth in the Term Loan Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Receivables Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the date hereof, among WESCO Distribution, Inc., the other Grantors party thereto, the ABL Agent, the Collateral Agent and PNC Bank, National Association, as Receivables Agent.

“Receivables Securitization Documents” shall have the meaning set forth in the Term Loan Agreement.

“Receivables Securitization Lien” means a Lien on a Grantor’s Accounts which are sold, or intended to be sold, to Receivables SPV pursuant to the Receivables Securitization Documents.

“Receivables SPV” shall have the meaning set forth in the Term Loan Agreement.

“Section” means a numbered section of this Collateral Agreement, unless another document is specifically referenced.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Secured Hedging Agreement, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing; provided that successors and assigns with respect to clauses (a) – (c) above are permitted under the terms of the Loan Documents.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

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“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademark License” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or (b) granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person or that any third Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit C.

“Trademarks” shall mean all of the following: (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, whether statutory or common law, and whether established or registered in the United States or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the perfection or priority of, or remedies with respect to, the Collateral Agent’s or any Lender’s Lien on any Collateral.

“ULC” shall have the meaning set forth in Section 2.6(e).

“US Loan Parties” shall have the meaning set forth in the Term Loan Agreement.

“US Obligations” shall have the meaning set forth in the Term Loan Agreement.

“US Subsidiary Guarantors” shall have the meaning set forth in the Term Loan Agreement.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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ARTICLE II

PLEDGE OF SECURITIES

Section 2.1. Pledged Collateral. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (all of the property and assets described in this Article II being hereinafter collectively referred to herein as the “Pledged Collateral”):

(a) the Equity Interests owned by such Grantor on the date hereof listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (collectively referred to herein as the “Pledged Equity Interests”); provided that such Pledged Collateral shall not include (i) the equity interests of (A) Excluded Subsidiaries described in clause (a) of the definition thereof other than the Receivables SPV or in clause (d) of the definition thereof or (B) Equity Interests in entities where such Grantor holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents or agreements with the other equity holders of such entity after the exercise of commercially reasonable efforts to remove or avoid such prohibition, and (ii) with respect to any US Obligation, more than 65% of the issued and outstanding Equity Interest of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2))) (such Equity Interests described in the preceding proviso being referred to as “Excluded Equity Interests”);

(b) (i) the debt securities or Indebtedness (including intercompany Indebtedness) held by such Grantor on the date hereof (including all debt securities listed on Schedule I) or Indebtedness represented by an instrument or other transferable document, (ii) any debt securities or Indebtedness (including intercompany Indebtedness) in the future issued to or held by such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities or Indebtedness (collectively referred to herein as the “Pledged Debt Securities”); provided that such Pledged Collateral shall not include the US$480,000,000 Hybrid Note made by WDCC Enterprises Inc. to WDC Holdings, Inc. (“Excluded Debt Securities”);

(c) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) and (b) above; and

(d) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of any of the foregoing.

(e) Notwithstanding anything herein to the contrary, Pledged Collateral shall not include, with respect to any US Obligation, the assets of any CFC Subsidiary.

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Section 2.2. Delivery of the Pledged Collateral.

(a) Subject to the Intercreditor Agreement, each Grantor (i) has delivered all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document) held by such Grantor on the Closing Date to the Collateral Agent, together with duly executed undated blank membership interest, stock or note powers, as applicable, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent and (ii) following the Closing Date, agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document).

(b) Subject to the terms of the Intercreditor Agreement (including in regards to promissory notes evidencing intercompany Indebtedness owed to any US Loan Party by the Receivables SPV), each US Loan Party will cause any Indebtedness for borrowed money owed to such US Loan Party by any Subsidiary of Holdings that is not a US Loan Party, including any Canadian Subsidiary, other than Excluded Debt Securities and Indebtedness with an outstanding principal amount of less than US$1,000,000, to be evidenced by a duly executed promissory note the sole original of which is pledged and delivered to the Collateral Agent pursuant to the terms hereof (it being understood that guarantees of Indebtedness for borrowed money shall not be required to be evidenced by a promissory note).

(c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated membership interest, stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

Section 2.3. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests, in each case owned by such Grantor, and includes, or after giving effect to any updates delivered pursuant to Section 2.2 will include, all Equity Interests, debt securities and promissory notes required to be pledged hereunder by such Grantor;

(b) the Transaction Related Intercompany Notes and, to the knowledge of the Grantors, the other Pledged Debt Securities have been duly authorized and validly issued by the issuers thereof and are legal, valid and binding obligations of the issuers thereof, except as limited by bankruptcy laws and equitable principles;

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(c) the Pledged Equity Interests have been duly authorized and validly issued by the issuers thereof and, apart from Pledged ULC Shares, are fully paid and non-assessable (to the extent such concepts are applicable);

(d) except for the security interests granted hereunder (or Liens otherwise permitted under the Term Loan Agreement or the other Loan Documents), such Grantor (i) is and, subject to any transfers made in compliance with the Term Loan Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Term Loan Agreement and the other Loan Documents and Liens permitted under the Term Loan Agreement or other Loan Documents, (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Liens permitted under the Term Loan Agreement or the other Loan Documents), however arising, of all Persons whomsoever and (v) subject to this Section 2.3 and Section 2.6, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(e) subject to the terms of the Intercreditor Agreement, except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or except as otherwise permitted under the Term Loan Agreement or the other Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and, except for restrictions contained in agreements with respect to joint ventures permitted under the Term Loan Agreement and the terms of the Intercreditor Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created or permitted by the Loan Documents), however arising, of all Persons whomsoever;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (except as may be required in connection with such disposition of Pledged Securities by laws affecting the offering and sale of securities generally and other than such as have been obtained and are in full force and effect and assuming that any applicable foreign perfection requirements have been satisfied with respect to any non-US issuer); and

(h) if any issuer of any of such Grantor’s Pledged Equity Interest is organized under a jurisdiction outside of the United States, such Grantor shall, to the extent reasonably requested by the Collateral Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or

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recordings, in each case as may be necessary or reasonably advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent therein.

Section 2.4. Certification of Limited Liability Company Interests and Limited Partnership Interests.

(a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder and is represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction and (ii) each such interest shall at all times hereafter be represented by a certificate.

(b) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder and is not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Collateral Agent of such election and, subject to the terms of the Intercreditor Agreement, promptly thereafter (and in any event, within three (3) Business Days) delivers any such certificate to the Collateral Agent pursuant to the terms hereof.

Section 2.5. [Intentionally omitted].

Section 2.6. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Collateral Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 7.01 of the Term Loan Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Collateral Agreement, the Term Loan Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Collateral Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

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(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Term Loan Agreement, the other Loan Documents and applicable laws; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(b) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.6, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.6 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.02 of the Term Loan Agreement. Subject to the terms of the Intercreditor Agreement, after all Events of Default have been cured or waived and Holdings or the US Borrower have delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, to the extent not applied to the Obligations, promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.6 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.6, then all rights of any Grantor to exercise

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the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, except in the case of the Pledged ULC Shares, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the period when only the Collateral Agent is entitled to exercise such rights under this clause (c) to permit the Grantors to exercise such rights. Each Grantor agrees to grant the Collateral Agent an irrevocable proxy, exercisable under such circumstances and to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting and consensual rights and powers.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e) Notwithstanding any provisions to the contrary contained in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto, with regard to any Pledged Collateral which is shares or membership interests in an unlimited company incorporated or otherwise formed under the laws of the Province of Alberta, British Columbia or Nova Scotia (the “Pledged ULC Shares”), any Grantor who has granted a security interest in Pledged ULC Shares or any Grantor that is as of the date of this Collateral Agreement the sole registered and beneficial owner of all Pledged ULC Shares will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Collateral Agent or any other Person on the books and records of such Alberta, British Columbia or Nova Scotia unlimited company (“ULC”). Nothing in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Collateral Agent or any Person other than such Grantor to be a member or shareholder of any ULC for the purposes of the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and the Companies Act (Nova Scotia), as the case may be, until such time as written notice is given to such Grantor and all further steps are taken so as to register the Collateral Agent or other Person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to this Collateral Agreement does not make the Collateral Agent a successor to such Grantor as a member or shareholder of any ULC, and neither the Collateral Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Collateral Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Such Grantor shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral relating to any such Pledged ULC Shares

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(except insofar as such Grantor has granted a security interest in such dividend on or other distribution) that is not otherwise permitted under this Collateral Agreement or the Term Loan Agreement and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to the Collateral Agent or to any other Person pursuant hereto. To the extent any provision hereof would have the effect of constituting the Collateral Agent to be a member or shareholder of any ULC prior to such time that written notice is delivered to such Grantor, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Collateral Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Collateral Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Collateral Agent or other Persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, such Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Collateral Agent to: (i) be registered as member or shareholder of such ULC; (ii) have any notation entered in its favor in the share register of such ULC; (iii) be held out as member or shareholder of such ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or other Person holding a security interest in the Pledged ULC Shares; or (v) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

ARTICLE III

GRANT OF SECURITY INTEREST

(a) To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest (the “Security Interest”) in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Documents;

(iv)	all Equipment;

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(v)	all Fixtures;

(vi)	all General Intangibles (other than General Intangibles comprising Excluded Collateral (as defined below));

(vii)	all Goods;

(viii)	all Intellectual Property;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Licenses;

(xiii)	all cash or cash equivalents;

(xiv)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations related to Accounts;

(xv)	all Deposit Accounts, Securities Accounts, and Lock Boxes;

(xvi)	all Commercial Tort Claims;

(xvii)	all Assigned Contracts;

(xviii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(xix)	all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xx)	all other property and rights of every kind and description and interest therein.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, the following (collectively, the “Excluded Collateral”): (i) Excluded Equity Interests, (ii) Excluded Debt Securities, (iii) prior to March 1, 2013, any real estate, leasehold rights or leasehold improvements held by any Real Estate Subsidiary, (iv) Accounts sold or otherwise transferred (including, without limitation, by means of capital contribution) to Receivables SPV pursuant to the Receivables Securitization Documents, (v) any property of any Loan Party or any other Restricted Subsidiary with respect

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to which the Collateral Agent reasonably determines that the costs or burdens of obtaining such security interests are excessive in relation to the benefits to the Lenders afforded thereby, or (y) any rights or property acquired under a lease, contract, property rights agreement or license, the grant of a security interest in which shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, provided that the Security Interest shall attach to any and all (I) monies due or to become due in respect of such asset or property right or (II) Proceeds from the sale, transfer, assignment, license, lease or other disposition of such asset or property right.

(b) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or limited liability company interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Collateral Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or limited liability company interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Lenders that:

Section 4.1. Title, Perfection and Priority.

(a) Such Grantor has good and valid rights in and the full power and authority to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 5.1(e), and has full power and authority to grant to the Collateral Agent for the ratable benefit of the Secured Parties the security interest in such Collateral pursuant hereto.

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(b) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, county, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrowers to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Term Loan Agreement), which are all the filings, recordings and registrations (other than filings to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to perfect the Security Interest in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Schedule IV, the Collateral Agent will have a fully perfected security interest, for the ratable benefit of the Secured Parties, in that Collateral of the Grantor in which a security interest may be perfected by filing.

(c) No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment which is still in effect in which any Grantor assigns any Collateral or any security agreement or similar instrument which is still in effect covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act of 1940, as amended, or (iv) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Term Loan Agreement or the other Loan Documents. Each Grantor does not hold any Commercial Tort Claims for amounts in excess of $100,000, individually, except as indicated on Schedule III.

Section 4.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the date hereof, the type of entity of such Grantor, its state or other jurisdiction of organization, the organizational number issued to it by its state or other jurisdiction of organization and its federal employer identification number, if applicable, are set forth on Schedule IV.

Section 4.3. Principal Location. As of the date hereof, such Grantor’s mailing address, the location of its principal place of business or its chief executive office, and the location of its records concerning the Collateral are disclosed in Schedule V.

Section 4.4. [Intentionally omitted].

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Section 4.5. Deposit Accounts, Securities Accounts and Lock Boxes. As of the date hereof, all of such Grantor’s Deposit Accounts, Securities Accounts and Lock Boxes are listed in Schedule VII.

Section 4.6. Exact Names. As of the date hereof, such Grantor’s name in which it has executed this Collateral Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or been a party to any acquisition.

Section 4.7. Letter-of-Credit Rights and Chattel Paper. As of the date hereof, Schedule VIII lists all Letter-of-Credit Rights in which the underlying letter of credit is in an amount exceeding $5,000,000 and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Schedule VIII (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule VIII, subject only to Liens permitted under Section 5.1(e).

Section 4.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

Section 4.9. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including the exact legal name of each Grantor and the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date in all material respects.

Section 4.10. Intellectual Property.

(a) Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement substantially in the forms attached hereto as Exhibits C, D and E respectively (or otherwise in form and substance reasonably satisfactory to the Collateral Agent)), and containing a description of all Collateral consisting of United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights will be delivered on the Closing Date to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in such Patents, Trademarks and Copyrights in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in

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respect of all Collateral consisting of such Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and, upon filing of such agreement or agreements, no further or subsequent filing, refiling, recording, rerecording, registration, reregistration or other action shall be necessary or desirable (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of such Patents, Trademarks and Copyrights acquired or developed after the date hereof or such actions that may be required by law for renewal of such Security Interests in the future) to protect and perfect the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights.

(b) Schedule II sets forth a correct and complete list as of the Closing Date of all (i) Intellectual Property owned by any Grantor as of the Closing Date which is the subject of a registration or application in any Intellectual Property registry and (ii) Licenses to which any Grantor is a party or otherwise bound (whether as licensor or licensee) and which is otherwise material to the business of the Grantors as currently conducted. Each Grantor is the sole and exclusive beneficial and record owner of the entire right, title and interest in and to all registered Intellectual Property listed as owned by such Grantor as of the Closing Date on Schedule II. Each Grantor owns, or is licensed to use, all material Intellectual Property used in its business as currently conducted and all other Intellectual Property set forth in Schedule II. On the date hereof, and to each Grantor’s knowledge, all material Intellectual Property owned by such Grantor is valid and enforceable, and has not been abandoned. Each Grantor has performed all necessary acts and has paid all registration, renewal and maintenance fees required to maintain each and every registration and application of Intellectual Property disclosed in Schedule II.

(c) Except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect, the use of the Intellectual Property owned by each Grantor and the conduct of the business of each Grantor does not infringe upon or otherwise violate any Intellectual Property of any other Person. No written claim has been asserted or is pending, or to the Grantors’ knowledge, threatened, by any Person challenging any Grantor’s use of any Intellectual Property, nor does any Grantor know of any valid basis for any such claim, except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect. To the Grantors’ knowledge, no Person is materially infringing upon, misappropriating, or otherwise violating any rights of any Grantor in any material Intellectual Property owned by such Grantor.

(d) As of the Closing Date, the Grantors’ rights in any Intellectual Property owned or used by the Grantors are not subject to any Licenses, covenants not to sue or similar arrangement other than as set forth on Schedule II or as is not material to their business.

(e) No holding, decisions or judgment has been rendered by any Governmental Authority (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), which limits the validity of or any Grantor’s ownership or rights to use or register any material Intellectual Property owned by the Grantors. No action or proceeding is pending, or, to the knowledge of the Grantors, threatened (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), against any Grantor on the date hereof seeking to limit the validity of any material Intellectual Property owned by any Grantor or any Grantor’s ownership interest therein or right to register the same.

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(f) Each Grantor takes reasonable steps to protect the confidentiality of such Grantor’s material trade secrets.

(g) Each Grantor uses and has been using appropriate statutory notices of registration in connection with such Grantor’s use of material registered Trademarks, proper marking practices in connection with the use of material Patents, and appropriate notices of copyright in connection with the publication of Copyrights material to such Grantor’s business.

Section 4.11. [Intentionally omitted].

Section 4.12. No Financing Statements, Guarantee and Collateral Agreements. As of the date hereof, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Collateral Agent on behalf of itself, and the Secured Parties, (b) in respect to other Liens permitted pursuant to Section 6.02 of the Term Loan Agreement, or (c) in respect of the Receivables Securitization Liens.

Section 4.13. No Conflicts. Neither the execution and delivery by a Grantor of this Collateral Agreement, the creation and perfection of the security interest in such Grantor’s Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or formation or other constitutive documents or by-laws or limited liability company agreement of such Grantor, (B) any order of any Governmental Authority applicable to such Grantor or (C) any provision of any indenture, agreement or other instrument to which such Grantor is a party or by which such Grantor or any of its property is or may be bound, except in the case of this clause (C) could not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Grantor (other than any Lien created hereunder or under the Loan Documents).

ARTICLE V

COVENANTS

From the date of this Collateral Agreement, and thereafter until this Collateral Agreement is terminated, each Grantor agrees that:

Section 5.1. General.

(a) Collateral Records. Such Grantor will maintain, at its own expense, complete and accurate books and records with respect to the Collateral owned by it and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Collateral Agent shall from time to time request.

(b) Authorization to File Financing Statements; Ratification.

(i) Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other

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documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain, subject to the Intercreditor Agreement, a perfected first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any Uniform Commercial Code jurisdiction and may (A) indicate such Grantor’s Collateral as all assets of such Grantor, whether now owned or hereafter acquired, or words of similar effect, and (B) contain any other information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ii) Such Grantor hereby authorizes the Collateral Agent to execute and/or file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor hereunder, including this Collateral Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) Further Assurances. (i) Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests and subject to the limitations set forth in the Term Loan Agreement, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may specify. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments and to use commercially reasonable efforts to obtain any third party agreements (including but not limited to Collateral Access Agreements and Control Agreements), and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to perfect this grant of security interest. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder;

(ii) In the event that any ABL Document (as defined in the Intercreditor Agreement) is amended, modified or supplemented in a manner that confers additional or new material rights to any secured parties under any ABL Document (as defined in the Intercreditor Agreement) or which imposes new or additional material

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obligations on the “Loan Parties” thereunder, in each case with respect to the Collateral, then (A) such Grantor shall provide prompt notice of such amendment, modification or supplement to the Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent) and (B) at the request of the Collateral Agent, such Grantor shall negotiate in good faith an amendment, modification or supplement to this Collateral Agreement that is comparable in form and substance to such amendment, modification or supplement to such ABL Document (as defined in the Intercreditor Agreement), taking into account the relative priorities of the Secured Parties, on the one hand, and the secured parties under such ABL Document, on the other hand, in such Collateral as provided in the Intercreditor Agreement.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions not prohibited pursuant to Section 6.05 of the Term Loan Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Collateral Agreement, (ii) the Receivables Securitization Liens, and (iii) other Liens permitted under Section 6.02 of the Term Loan Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements perfecting Liens as permitted by Section 5.1(e). Other than in connection with the Liens in favor of the ABL Agent pursuant to the ABL Documents and in accordance with the Intercreditor Agreement, such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) [Intentionally omitted].

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

Section 5.2. Receivables.

(a) Certain Agreements on Receivables. After the occurrence and during the continuation of an Event of Default, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof; provided, that so long as no Event of Default exists, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business, all in accordance with the terms of the Intercreditor Agreement.

(b) Collection of Receivables. Except as otherwise provided in this Collateral Agreement or the Term Loan Agreement, such Grantor will use commercially reasonable efforts

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to collect and enforce in accordance with its present policies, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) [Intentionally Omitted].

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing if such matter exceeds $7,500,000.

(e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.3. Inventory. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory in good repair and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

Section 5.4. Delivery of Chattel Paper and Documents. Subject to the terms of the Intercreditor Agreement, such Grantor will (a) deliver to the Collateral Agent promptly upon execution of this Collateral Agreement the originals of all Chattel Paper with a value in excess of $250,000, (b) hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, thereafter deliver to the Collateral Agent any such Chattel Paper, (c) upon the Collateral Agent’s request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, deliver to the Collateral Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Collateral Agreement, in the form of Exhibit F hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Collateral Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

Section 5.5. [Intentionally omitted].

Section 5.6. [Intentionally omitted].

Section 5.7. [Intentionally omitted].

Section 5.8. Commercial Tort Claims. Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim acquired by it having a value in excess of $1,000,000 and, unless the Collateral Agent otherwise consents, such Grantor shall enter into an amendment to this Collateral Agreement, in the form of Exhibit F hereto, granting to the Collateral Agent a security interest in such Commercial Tort Claim.

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Section 5.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a stated value in excess of $5,000,000, such Grantor shall promptly, and in any event within five (5) Business Days thereafter, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) subject to the terms of the Intercreditor Agreement, agree to direct all payments thereunder to a Deposit Account subject to a Control Agreement for application to the Secured Obligations, all in form and substance reasonably satisfactory to the Collateral Agent.

Section 5.10. [Intentionally omitted].

Section 5.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Collateral Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

Section 5.12. Insurance.

(a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in a total amount as to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(b) All insurance policies required hereunder and under Section 5.02 of the Term Loan Agreement shall name the Collateral Agent (for the benefit of itself, and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that: (i) subject to the provisions of the Term Loan Agreement and the Intercreditor Agreement, all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Collateral Agent.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from any Grantor’s failure to maintain such insurance or pay any premiums therefor.

Section 5.13. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each Distribution

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Center and each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral having a fair market value in excess of $1,000,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. After the Closing Date, if any Grantor leases any additional real property or warehouse space (other than a Distribution Center), such Grantor shall use commercially reasonably efforts to obtain a satisfactory Collateral Access Agreement with respect to such location (unless the Inventory located at such location has an aggregate value of less than $1,000,000) within thirty (30) days after the date such location was leased. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral having an aggregate value of $1,000,000 or more is or may be located.

Section 5.14. [Intentionally omitted].

Section 5.15. Change of Name or Location. Except as provided in the Term Loan Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state or jurisdiction of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, or the location of its records concerning the Collateral as set forth in this Collateral Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state or jurisdiction of incorporation or other organization, or (e) change its state or jurisdiction of incorporation or organization, in each case, unless the Collateral Agent shall have received at least ten (10) days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of itself and the Lenders, in any Collateral), provided that, any new location shall be in the US.

Section 5.16. Patent, Trademark and Copyright Collateral.

(a) Each Grantor will not, and will not permit any of its licensees to, do any act, or knowingly omit to do any act, whereby any Patent that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights

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under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will not, and will not permit any of its licensees to, do any act, or knowingly omit to do any act, whereby any Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and will, for each work covered by a Copyright that is material to the conduct of Holdings, the Borrowers and their Subsidiaries, taken as a whole, continue to publish, reproduce, display and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become abandoned, lapsed or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country (other than a routine office action in the course of prosecution where a response to such office action may be filed)) regarding any Grantor’s ownership of any such Patent, Trademark or Copyright, its right to use or register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licensee or designee, acquires ownership of any Patent, Trademark or Copyright registration or application or files any application for any Patent, Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, such Grantor shall promptly notify the Collateral Agent with written notice of such acquisition, registration or application (and, in any event, concurrently with the delivery of the financial statements with respect to the end of the fiscal quarter in which such Grantor acquires such ownership interest), and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright), and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney in being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) that are material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is

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material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, has been or is being infringed, misappropriated, diluted or otherwise violated by a third person, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation, dilution or other violation and to recover any and all damages for such infringement, misappropriation, dilution or other violation, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Each Grantor will execute and deliver, or cause to be executed and delivered, to the Collateral Agent filings registered or applied for in a jurisdiction outside the United States, with any governmental recording or registration office in any jurisdiction required by the Collateral Agent, in order to perfect or protect the Liens of the Collateral Agent granted under this Collateral Agreement or other Security Document in any material Intellectual Property, upon the Collateral Agent’s request.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or to its designee, and to enforce the Security Interest granted in such Licenses hereunder.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Term Loan Agreement shall constitute an Event of Default hereunder.

Section 6.2. Remedies.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) subject to Section 2.6(e) with respect to Pledged ULC Shares, those rights and remedies provided in this Collateral Agreement, the Term Loan Agreement, or any other Loan Document; provided that, this Section 6.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to an Event of Default;

(ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for

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trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally exercise those rights and remedies available to a Secured Party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or banker’s lien) when a debtor is in default under a security agreement;

(iii) without notice (except where written notice may be required pursuant to Section 2.6(e) in the case of Pledged ULC Shares, or as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(iv) concurrently with written notice to the applicable Grantor, or written notice in accordance with Section 2.6(e) in the case of Pledged ULC Shares, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangement to the extent that a waiver cannot be obtained).

(c) The Collateral Agent, on behalf of itself and the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of itself and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

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(e) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have, subject to the terms of the Intercreditor Agreement, the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, subject to the terms of the Intercreditor Agreement, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of itself and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

(f) [Intentionally omitted].

(g) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(h) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price

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that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 6.3. Grantor’s Obligations Upon Default.

(a) Upon the request of the Collateral Agent after the occurrence of and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor will:

(i) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(ii) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(iii) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance reasonably satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may reasonably specify.

(b) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any

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notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the “blue sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 6.3(b). Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 6.3(b) and that such failure would not be adequately compensable in damages, and therefore agrees that, subject to the terms of the Intercreditor Agreement, its agreements contained in this Section 6.3(b) may be specifically enforced.

Section 6.4. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Collateral Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, effective upon the occurrence and continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent an irrevocable, worldwide, non-exclusive license, with rights to grant sublicenses (exercisable without payment of royalty or other compensation to the Grantors), to use or otherwise exploit any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) subject to the terms of the Intercreditor Agreement, irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this US Collateral Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be automatically revoked upon any subsequent cure of such Event of Default.

Section 6.5. Application of Proceeds. The proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, shall be applied by the Collateral Agent in accordance with Section 7.02 of the Term Loan Agreement and the Intercreditor Agreement.

ARTICLE VII

ATTORNEY IN FACT; PROXY

Section 7.1. Authorization for Collateral Agent to Take Certain Action.

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(a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Collateral Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Term Loan Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) extend to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Collateral Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Collateral Agreement or under the Term Loan Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of itself and the Lenders, under this Section 7.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent agrees that (i) except for the powers granted in Sections 7.1(a)(i), (iii) and (xv), the Collateral Agent shall not exercise any power of attorney granted to it under such Section 7.1(a) unless an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not exercise any power of attorney granted to it under Section 7.1(a) in a manner that would violate the terms of the Intercreditor Agreement.

Section 7.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-

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FACT (AS SET FORTH IN AND SUBJECT TO THE PROVISIONS OF SECTION 7.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL EXCEPT FOR THE PLEDGED ULC SHARES, IN RESPECT OF WHICH SUCH RIGHTS DO NOT ARISE UNTIL AFTER THE GIVING OF NOTICE PROVIDED FOR IN SECTION 2.6(e), WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 7.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS COLLATERAL AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.16. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY LENDER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, in accordance with Section 8.24, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may

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lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Collateral Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Collateral Agreement or any Collateral.

Section 8.2. Limitation on Collateral Agent’s and Lenders’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation

33

upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Collateral Agreement or by applicable law in the absence of this Section 8.2.

Section 8.3. Compromises and Collection of Collateral.

(a) The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that, subject to the terms of the Intercreditor Agreement, the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its reasonable discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

(b) Subject to the terms of the Intercreditor Agreement, each Secured Party is hereby authorized at any time and from time to time, to set off and apply any and all Collateral in accordance with Section 9.06 of the Term Loan Agreement or Section 21 of the Guarantee Agreement.

Section 8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, subject to the terms of the Intercreditor Agreement, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Collateral Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Article II, Article V, Section 6.3 or 8.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Collateral Agreement, that subject to the terms of the Intercreditor Agreement, the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

Section 8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1(d) or as otherwise permitted under the Term Loan Agreement) shall be binding upon the

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Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

Section 8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Collateral Agreement or under any other Loan Document shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Collateral Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 9.08 of the Term Loan Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Collateral Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations have been paid in fall.

Section 8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Collateral Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Collateral Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Collateral Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Collateral Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Collateral Agreement are declared to be severable. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.9. Reinstatement. This Collateral Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant party of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.10. Benefit of Agreement. The terms and provisions of this Collateral Agreement shall be binding upon and inure to the benefit of the Grantors, the Agents and the Lenders and their respective successors and assigns (including all persons who become bound as

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a debtor to this Collateral Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Collateral Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of itself and the Lenders, hereunder.

Section 8.11. Survival of Representations. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Collateral Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans.

Section 8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Collateral Agreement shall be paid by the Grantors, together with interest and penalties, if any. Without limitation of its reimbursement obligations under Section 9.05 of the Term Loan Agreement or the other Loan Documents, the Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Collateral Agreement and, to the extent provided in the Term Loan Agreement, in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

Section 8.13. Headings. The title of and section headings in this Collateral Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Collateral Agreement.

Section 8.14. Other Pledge Agreements. The parties acknowledge and agree that certain of the Equity Interests constituting Pledged Collateral under this Collateral Agreement (the “Applicable Equity Interests”) may also be pledged to the Collateral Agent under a pledge agreement governed by the laws of Canada (or one or more provinces thereof) or the Netherlands (collectively, the “Foreign Pledge Agreements” and each individually, “Foreign Pledge Agreement”). If, in connection with any exercise of remedies by the Collateral Agent under any Foreign Pledge Agreement, a court of competent jurisdiction in Canada or the Netherlands, as applicable, determines that the pledge of the Applicable Equity Interests is governed by such Foreign Pledge Agreement, then such Foreign Pledge Agreement (and not this Collateral Agreement) shall control and shall supersede this Collateral Agreement, in each case, solely with respect to the pledge of such Applicable Equity Interests.

Section 8.15. Term Loan Agreement; Intercreditor Agreement Notwithstanding any other provision of this Collateral Agreement, the rights of the parties hereunder are subject to the provisions of the Term Loan Agreement, including the provisions thereof pertaining to the rights

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and responsibilities of the Collateral Agent. In the event that any provision of this Collateral Agreement is in conflict with the terms of the Term Loan Agreement, the Term Loan Agreement shall control. Notwithstanding anything to the contrary contained herein, this Collateral Agreement and each other Loan Document is subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Collateral Agreement (other than Sections 2.1 and 3(a) hereof), the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Collateral Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. The delivery of any Collateral to the ABL Agent under the ABL Credit Facility (as defined in the Term Loan Agreement) pursuant to the Loan Documents (as defined in the ABL Credit Facility) shall satisfy any delivery requirement hereunder or under any other Loan Document to the extent that such delivery is consistent with the terms of the Intercreditor Agreement. Furthermore, notwithstanding any other provision of this Agreement, the rights of the parties hereto are subject to the provisions of the Receivables Intercreditor Agreement, including the provisions thereof relating to the rights of the Collateral Agent with respect to Accounts. To the extent any provision of this Agreement is in conflict with the terms of the Receivables Intercreditor Agreement, the Receivables Intercreditor Agreement shall control.

Section 8.16. Termination.

(a) This Collateral Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then payable under any Loan Document have been paid in full in cash (other than contingent obligations for which no claim has been asserted), and all obligations of each Loan Party under each Secured Hedging Agreement shall have been paid in full (or other arrangements satisfactory to each counterparty under each applicable Secured Hedging Agreement have been made).

(b) In connection with any termination or release pursuant to paragraph (a) (and upon receipt by the Collateral Agent of a certificate of the Borrower to the effect that such transaction will comply with the terms of the Term Loan Agreement), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 8.16 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 8.16, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the reasonable out-of-pocket fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 8.16.

Section 8.17. Entire Agreement. This Collateral Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the

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Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

Section 8.18. CHOICE OF LAW. THIS COLLATERAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.19. Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collateral Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Collateral Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents in any New York State or federal court sitting in the Borough of Manhattan, and any appellate court thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Collateral Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.24. Nothing in this Collateral Agreement will affect the right of any party to this Collateral Agreement to serve process in any other manner permitted by law.

Section 8.20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COLLATERAL AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

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COLLATERAL AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.20.

Section 8.21. Indemnity.

(a) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor hereby agrees to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Collateral Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Lenders or any Grantor, and any claim for Intellectual Property infringement); provided that such indemnity shall not, as to the Collateral Agent and the Lenders, and their respective successors, assigns, agents and employees, be available to the extent such liabilities, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.21 shall remain operative and in full force and effect regardless of the termination of this Collateral Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Collateral Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8.21 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Term Loan Agreement.

Section 8.22. Counterparts. This Collateral Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Collateral Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Collateral Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Collateral Agreement.

Section 8.23. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Term Loan Agreement.

Section 8.24. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations

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of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Collateral Agreement.

Section 8.25. Binding Effect; Several Agreement. This Collateral Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by the Security Documents or the Term Loan Agreement. This Collateral Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Loan Party hereunder.

Section 8.26. Successors and Assigns. Whenever in this Collateral Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Collateral Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 8.27. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Term Loan Agreement shall enter into this Collateral Agreement as a Grantor as provided in the Term Loan Agreement upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of (i) a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Collateral Agreement.

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[Signature Page Follows]

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IN WITNESS WHEREOF, each Grantors has caused this US Collateral Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS: WESCO INTERNATIONAL, INC.,
as Grantor

By:
Name:
Title:

WESCO DISTRIBUTION, INC.,
as a Grantor

By:
Name:
Title:

[Signature Page to US Collateral Agreement]

BRUCKNER SUPPLY COMPANY, INC.
CALVERT WIRE & CABLE CORPORATION
CARLTON-BATES COMPANY
CBC LP HOLDINGS, LLC
CDW HOLDCO, LLC
COMMUNICATIONS SUPPLY CORPORATION
LIBERTY WIRE & CABLE, INC.
TVC COMMUNICATIONS, L.L.C.
WDC HOLDING INC.
WDCH, LP
by CBC LP HOLDINGS, LLC,
its General Partner
WESCO ENTERPRISES, INC.
WESCO EQUITY CORPORATION
WESCO FINANCE CORPORATION
each as a Grantor

By:
Name:
Title:

CONNEY INVESTMENT HOLDINGS, LLC
CONNEY SAFETY PRODUCTS, LLC
each as a Grantor

By:
Name:
Title:

WDCH US LP
by WESCO DISTRIBUTION II, ULC,
its General Partner
as a Grantor

By:
Name:
Title:

2

WESCO DISTRIBUTION CANADA CO.
WESCO DISTRIBUTION II ULC
each as a Grantor

By:
Name:
Title:

WDINESCO II B.V.,

By:
Name:
Title:

By:
Name:
Title:

3

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

4

Exhibit A to the

US Collateral Agreement

SUPPLEMENT NO.     , dated as of [            ], 20[    ] (this “Supplement”), to the US Collateral Agreement dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto (together with the US Borrower and Holdings, the “Grantors”, and each a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

A. Reference is made to the Term Loan Agreement, dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation, Holdings, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement or the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Term Loans. Section 8.27 of the Collateral Agreement provides that certain additional Subsidiaries of the Grantors shall become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement and the Collateral Agreement to become a Subsidiary Guarantor and a Grantor under the Collateral Agreement as consideration for Term Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.27 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder (giving effect to any supplements to schedules thereto delivered in connection herewith) are true and correct on and as of the date hereof (except any representation or warranty that relates to an earlier date). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement, when taken together, bears the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule as of the date hereof of (i) (A) any and all Pledged Equity Interests and Pledged Debt Securities owned by the New Subsidiary and (B) all subsidiaries of the New Subsidiary and the percentage ownership interest of Holdings, the Borrowers or any Restricted Subsidiary (including the New Subsidiary) therein, (ii) (A) Intellectual Property owned by the New Subsidiary which is the subject of a registration or application in any Intellectual Property registry and (B) Licenses to which the New Subsidiary is a party or otherwise bound (whether as licensor or licensee) and which is otherwise material to the business of the Grantors as currently conducted, (iii) any and all Commercial Tort Claims held by the New Subsidiary for an amount in excess of $100,000 individually, (iv) the type of entity of the New Subsidiary, its state or other jurisdiction of organization, the organizational number issued to it by its state or other jurisdiction of organization and its federal employer identification number, if applicable, (v) the New Subsidiary’s mailing address, the location of its principal place of business or its chief executive office, and the location of its records concerning the Collateral, (vi) all real property owned by the New Subsidiary and the addresses thereof (vii) all of the locations where the New Subsidiary’s Collateral is stored or located except for (A) Inventory in transit or (B) Inventory located at (x) any customer location acceptable to the Collateral Agent in its reasonable discretion and (y) at any location where the aggregate value of all Inventory of the Grantors is less than $100,000, (viii) all of the New Subsidiary’s Deposit Accounts, Securities Accounts and Lock Boxes and (ix) all Letter-of-Credit Rights of the New Subsidiary in which the underlying letter of credit is in an amount exceeding [$5,000,000] and all Chattel Paper of the New Subsidiary.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.23 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent promptly on demand for all reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including the reasonable out-of-pocket fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By

Name:
Title:

Schedule I

to Supplement No.     to the

US Collateral Agreement

Pledged Equity Interests and Debt Securities

Intellectual Property

Commercial Tort Claims

Jurisdiction and Identification Numbers

Principal Locations

Real Property

Collateral Locations

Deposit Accounts, Securities Accounts and Lock Boxes

L/C Rights and Chattel Paper

Exhibit B to the

US Collateral Agreement

[Form of] Perfection Certificate

[Delivered Separately]

B-1

Exhibit C to the

US Collateral Agreement

[Form of]

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Trademark Collateral”):

(i) (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, whether statutory or common law and whether established or registered in the United States, Canada or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the United States Patent and Trademark Office (or any successor office thereof), the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights, and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in any United States “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but only if and solely to the extent that the granting of the Security Interest in such application would result in the invalidation of such application or any resulting registration.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Trademarks at the United States Patent and Trademark Office and the Registrar of Trademarks at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Trademark Collateral.

SECTION 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

TRADEMARK SECURITY AGREEMENT

TRADEMARKS

[OWNER]

Mark	Application Number	File Date	Registration Number	Registration Date

Exhibit D to the

US Collateral Agreement

[Form of]

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Patent Collateral”):

(i) (a) all letters patent of the United States or Canada or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office thereof) or the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule I, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Commissioner of Patents at the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Patents at the United States Patent and Trademark Office and the Commissioner of Patents at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Patent Collateral.

SECTION 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

PATENT SECURITY AGREEMENT

Patents and Patent Applications

Country	Title	Appl. No.	Filing Date	Patent No.	Issue Date	Status

Exhibit E to the

US Collateral Agreement

[Form of]

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or

E-1

consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Copyright Collateral”):

(i) (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other country, including registrations, recordings, supplemental registrations and applications for registration in the United States Copyright Office (or any successor office thereof) or the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office or the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Register of Copyrights at the United States Copyright Office and the Registrar of Copyrights at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a

E-2

signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Copyright Collateral.

SECTION 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

E-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

E-4

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

E-5

SCHEDULE I TO

COPYRIGHT SECURITY AGREEMENT

Title Of Work	Reg. No.	Reg. Date [Pub Date]

E-6

Exhibit F to the

US Collateral Agreement

[FORM OF] AMENDMENT

This Amendment, dated [                    ] is delivered pursuant to Section [5.4][5.8] of the Collateral Agreement referred to below. All capitalized terms used but not defined herein shall have the meanings ascribed thereto or incorporated by reference in the Collateral Agreement. The undersigned hereby certifies that the representations and warranties in Articles II and IV of the Collateral Agreement, as amended by any updates to the schedules referred to therein, are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Collateral Agreement between the undersigned, as the Grantors, and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Collateral Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become part of the Collateral referred to in the Collateral Agreement and shall secure all Obligations referred to in the Collateral Agreement.

[ ]

By:
Name:
Title:

F-1

Schedule I

to Amendment No.      to the

US Collateral Agreement

[Commercial Tort Claims]

[L/C Rights and Chattel Paper]

F-2

EXHIBIT D-2

FORM OF

CANADIAN COLLATERAL AGREEMENT

EXECUTION VERSION

CANADIAN COLLATERAL AGREEMENT

Dated as of December 12, 2012

Among

WDCC ENTERPRISES INC.

as Canadian Borrower

SUBSIDIARY GUARANTORS PARTY HERETO,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

5.13.	Collateral Access Agreements	27
5.14.	[Intentionally omitted].	28
5.15.	Change of Name or Location	28
5.16.	Patent, Trademark and Copyright Collateral	28

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES		30

6.1.	Events of Default	30
6.2.	Remedies	30
6.3.	Grantor’s Obligations Upon Default	34
6.4.	Grant of Intellectual Property Licence	35
6.5.	Application of Proceeds	35

ARTICLE VII ATTORNEY IN FACT; PROXY		36

7.1.	Authorization for Collateral Agent and any Receiver to Take Certain Action	36
7.2.	Proxy	37
7.3.	Nature of Appointment; Limitation of Duty	37

ARTICLE VIII GENERAL PROVISIONS		37

8.1.	Waivers	37
8.2.	Limitation on Collateral Agent’s, Receiver’s and Lenders’ Duty with Respect to the Collateral	38
8.3.	Compromises and Collection of Collateral	39
8.4.	Secured Party Performance of Debtor Obligations	39
8.5.	Specific Performance of Certain Covenants	39
8.6.	Dispositions Not Authorized	40
8.7.	No Waiver; Amendments; Cumulative Remedies	40
8.8.	Limitation by Law; Severability of Provisions	40
8.9.	Reinstatement	40
8.10.	Benefit of Agreement	41
8.11.	Survival of Representations	41
8.12.	Taxes and Expenses	41
8.13.	Headings	41
8.14.	Other Pledge Agreements	41
8.15.	Term Loan Agreement; Intercreditor Agreement	42
8.16.	Termination	42
8.17.	Entire Agreement	43
8.18.	CHOICE OF LAW	43
8.19.	Jurisdiction; Consent to Service of Process	43
8.20.	WAIVER OF JURY TRIAL	43
8.21.	Indemnity	44
8.22.	Currency Conversions	44
8.23.	Receipt of a Copy	45
8.24.	Information	45

3

8.25.	Counterparts	45
8.26.	Notices	45
8.27.	Security Interest Absolute	45
8.28.	Binding Effect; Several Agreement	45
8.29.	Successors and Assigns	46
8.30.	Additional Subsidiaries	46

4

EXECUTION VERSION

CANADIAN COLLATERAL AGREEMENT

THIS CANADIAN COLLATERAL AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) is entered into as of December 12, 2012 by and between WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”), the Subsidiary Guarantors from time to time party hereto (together with the Canadian Borrower, the “Grantors”, and each, a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

PRELIMINARY STATEMENT

WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), Holdings, WESCO International Inc., a Delaware corporation (“Holdings”) the Canadian Borrower (together with the US Borrower, the “Borrowers”, and each, a “Borrower”), Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the Collateral Agent and the lenders from time to time party thereto are entering into a Term Loan Agreement, dated as of the date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Each Grantor is entering into this Collateral Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Term Loan Agreement and to secure the Obligations that the Canadian Borrower has incurred as Borrower under the Term Loan Agreement or that it has agreed to guarantee pursuant to the Guarantee Agreement, dated as of the date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among Holdings and the Subsidiary Guarantors party thereto.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Lenders, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Term Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Term Loan Agreement.

1.2. Terms Defined in PPSA. Terms defined in the Personal Property Security Act or Securities Transfer Act which are not otherwise defined in this Collateral Agreement or the Term Loan Agreement are used herein as defined in the Personal Property Security Act and the Securities Transfer Act, respectively.

1.3. Definitions of Certain Terms Used Herein. As used in this Collateral Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Article” means a numbered article of this Collateral Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, with respect to any Grantor, collectively, all of such Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under those contracts and other agreements relating to the purchase and sale of Inventory and all Accounts related thereto and any and all other material contracts between such Grantor and any party other than the Agents or any Lender, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of such Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Closing Date” means the date of the Term Loan Agreement.

“Collateral” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Control” shall have the meaning given to the uncapitalized form of that term in the Securities Transfer Act when used in relation to any financial assets.

“Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Loan Party, a banking institution, securities broker, issuer of uncertificated securities, securities intermediary or other financial institution holding such Loan party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account, Securities Account or Lock Box maintained by any Loan Party with such banking institution.

“Copyright Licence” shall mean any written agreement, now or hereafter in effect, (a) granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to licence, or (b) granting any right to any Grantor under any Copyright now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, and all rights of such Grantor under any such agreement.

6

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit E.

“Copyrights” shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of Canada or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in Canada or any other country, including registrations, recordings, supplemental registrations and applications for registration in the Canadian Intellectual Property Office (or any successor office or any similar office in any other country), including those listed on Schedule II, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Distribution Center” shall mean a location leased by a Grantor where such Grantor operates a distribution facility of inventory.

“Documents of Title” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Equipment” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Event of Default” means an event described in Section 6.1.

“Excluded Debt Securities” shall have the meaning set forth in Section 2.1(b).

“Excluded Equity Interests” shall have the meaning set forth in Section 2.1(a).

“Exhibit” refers to a specific exhibit to this Collateral Agreement, unless another document is specifically referenced.

“Fixtures” means goods which have been affixed to real or immoveable property to such an extent that it is regarded under applicable law as part of that real or immoveable property.

“Futures Account” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Goods” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Futures Contract” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

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“Instruments” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Intangibles” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall have the meaning set forth in the Term Loan Agreement.

“Inventory” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Investment Property” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Lenders” shall have the meaning set forth in the Term Loan Agreement.

“Licence” shall mean (a) any Patent Licence, Trademark Licence, Copyright Licence or other licence or sublicence agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule II, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.

“Obligations” shall have the meaning given to “Canadian Obligations” in the Term Loan Agreement.

“Patent” shall mean all of the following: (a) all letters patent of Canada or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of Canada or the equivalent thereof in any other country, including registrations, recordings and pending applications in the Canadian Intellectual Property Office (or any successor or any similar offices in any other country), including those listed on Schedule II, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world.

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“Patent Licence” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to licence, is in existence, or (b) granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, is in existence, and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Canadian Borrower.

“Personal Property Security Act” means the Personal Property Security Act, as in effect from time to time, of the Province of Ontario or of any other province or territory the laws of which are required as a result thereof to be applied in connection with the perfection or priority of, or remedies with respect to, the Collateral Agent’s or any Lender’s Lien on any Collateral.

“Pledged Collateral” shall have the meaning set forth in Section 2.1.

“Pledged Debt Securities” shall have the meaning set forth in Section 2.1(b).

“Pledged Equity Interests” shall have the meaning set forth in Section 2.1(a).

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged ULC Shares” shall have the meaning set forth in Section 2.6(e).

“Real Estate Subsidiaries” shall have the meaning set forth in the Term Loan Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents of Title, Investment Property, Instruments and any other rights or claims to receive money which are Intangibles or which are otherwise included as Collateral.

“Receivables Securitization Documents” shall have the meaning set forth in the Term Loan Agreement.

“Receivables Securitization Lien” means a Lien on a Grantor’s Accounts which are sold, or intended to be sold, to Receivables SPV pursuant to the Receivables Securitization Documents.

“Receivables SPV” shall have the meaning set forth in the Term Loan Agreement.

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“Receiver” means any receiver or receiver and manager for the Collateral or any of the business, undertakings, property and assets of any Grantor appointed by the Collateral Agent pursuant to this Collateral Agreement or by a court on application by the Collateral Agent.

“Section” means a numbered section of this Collateral Agreement, unless another document is specifically referenced.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Secured Hedging Agreement, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing; provided that successors and assigns with respect to clauses (a) – (c) above are permitted under the terms of the Loan Documents.

“Securities Transfer Act” means the Securities Transfer Act, as in effect from time to time, in the Province of Ontario, or of any other province or territory the laws of which are required as a result thereof to be applied in connection with the perfection of the Collateral Agent’s Lien on any Collateral.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trademark Licence” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to licence, or (b) granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit C.

“Trademarks” shall mean all of the following: (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and intangibles of like nature, whether statutory or common law, and whether established or registered in Canada or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the Canadian Intellectual Property Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all

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rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world.

“ULC” shall have the meaning set forth in Section 2.6(e).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

PLEDGE OF SECURITIES

2.1. Pledged Collateral. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (all of the property and assets described in this Article II being hereinafter collectively referred to herein as the “Pledged Collateral”):

(a) the Equity Interests owned by such Grantor on the date hereof listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (collectively referred to herein as the “Pledged Equity Interests”); provided that such Pledged Collateral shall not include (i) the equity interests of Excluded Subsidiaries described in clause (a) of the definition thereof other than the Receivables SPV or in clause (d) of the definition thereof or (ii) Equity Interests in entities where such Grantor holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents or agreements with the other equity holders of such entity after the exercise of commercially reasonable efforts to remove or avoid such prohibition (such Equity Interests described in the preceding proviso being referred to as “Excluded Equity Interests”);

(b) (i) the debt securities or Indebtedness (including intercompany Indebtedness) held by such Grantor on the date hereof (including all debt securities listed on Schedule I) or Indebtedness represented by an instrument or other transferable document, (ii) any debt securities or Indebtedness (including intercompany Indebtedness) in the future issued to or held by such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities or Indebtedness (collectively referred to herein as the “Pledged Debt Securities”); provided that such Pledged Collateral shall not include the [US$480,000,000] Hybrid Note made by WDCC Enterprises Inc. to WDC Holdings, Inc. (“Excluded Debt Securities”);

(c) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) and (b) above; and

(d) [Intentionally omitted].

(e) [Intentionally omitted].

(f) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in

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exchange for or upon the conversion of, and all other Proceeds received in respect of any of the foregoing.

2.2. Delivery of the Pledged Collateral.

(a) Subject to the terms of the Intercreditor Agreement, each Grantor (i) has delivered all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document) held by such Grantor on the Closing Date to the Collateral Agent, together with duly executed undated blank membership interest, stock or note powers, as applicable, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent and (ii) following the Closing Date, agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document).

(b) Subject to the terms of the Intercreditor Agreement, each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Subsidiary that is not a Canadian Loan Party, other than Excluded Debt Securities and Indebtedness with an outstanding principal amount of less than US$1,000,000, to be evidenced by a duly executed promissory note the sole original of which is pledged and delivered to the Collateral Agent pursuant to the terms hereof (it being understood that guarantees of Indebtedness for borrowed money shall not be required to be evidenced by a promissory note).

(c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated membership interest, stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

2.3. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests, in each case owned by such Grantor, and includes, or after giving effect to any updates delivered pursuant to Section 2.2 will include, all Equity Interests, debt securities and promissory notes required to be pledged hereunder by such Grantor;

(b) the Transaction Related Intercompany Notes and, to the knowledge of the Grantors, the other Pledged Debt Securities have been duly authorized and validly issued by the issuers thereof and are legal, valid and binding obligations of the issuers thereof, except as limited by bankruptcy laws and equitable principles;

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(c) the Pledged Equity Interests have been duly authorized and validly issued by the issuers thereof and, apart from Pledged ULC Shares, are fully paid and non-assessable (to the extent such concepts are applicable);

(d) except for the security interests granted hereunder (or Liens otherwise permitted under the Term Loan Agreement or the other Loan Documents), such Grantor (i) is and, subject to any transfers made in compliance with the Term Loan Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Term Loan Agreement and the other Loan Documents and Liens permitted under the Term Loan Agreement or other Loan Documents, (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted under the Term Loan Agreement or the other Loan Documents), however arising, of all Persons whomsoever and (v) subject to this Section 2.3 and Section 2.6, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(e) subject to the terms of the Intercreditor Agreement, except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or except as otherwise permitted under the Term Loan Agreement or the other Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and, except for restrictions contained in agreements with respect to joint ventures permitted under the Term Loan Agreement and the terms of the Intercreditor Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created or permitted by the Loan Documents), however arising, of all Persons whomsoever;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (except as may be required in connection with such disposition of Pledged Securities by laws affecting the offering and sale of securities generally and other than such as have been obtained and are in full force and effect and assuming that any applicable foreign perfection requirements have been satisfied with respect to any non-Canadian issuer); and

(h) [Intentionally omitted].

(i) if any issuer of any of such Grantor’s Pledged Equity Interest is organized under a jurisdiction outside of Canada, such Grantor shall, to the extent reasonably requested by

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the Collateral Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or reasonably advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent therein.

2.4. Certification of ULC Interests and Limited Partnership Interests.

(a) Each Grantor acknowledges and agrees that (i) each interest in any ULC or limited partnership which is a Subsidiary and pledged hereunder and is represented by a certificate shall be a “security” within the meaning of the Securities Transfer Act and shall be governed by the Securities Transfer Act of any applicable jurisdiction and (ii) each such interest shall at all times hereafter be represented by a certificate.

(b) [Intentionally omitted].

2.5. [Intentionally omitted].

2.6. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Collateral Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 7.01 of the Term Loan Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Collateral Agreement, the Term Loan Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Collateral Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Term Loan Agreement, the other Loan Documents and applicable laws; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or

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Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(b) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.6, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.6 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.02 of the Term Loan Agreement. Subject to the terms of the Intercreditor Agreement, after all Events of Default have been cured or waived and Holdings or the US Borrower have delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, to the extent not applied to the Obligations, promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.6 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.6, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, except in the case of the Pledged ULC Shares, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the period when only the Collateral Agent is entitled to

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exercise such rights under this clause (c) to permit the Grantors to exercise such rights. Each Grantor agrees to grant the Collateral Agent an irrevocable proxy, exercisable under such circumstances and to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting and consensual rights and powers.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e) Notwithstanding any provisions to the contrary contained in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto, with regard to any Pledged Collateral which is shares or membership interests in an unlimited company or unlimited liability company incorporated or otherwise formed under the laws of the Province of Alberta, British Columbia or Nova Scotia (the “Pledged ULC Shares”), any Grantor who has granted a security interest in Pledged ULC Shares or any Grantor that is as of the date of this Collateral Agreement the sole registered and beneficial owner of all Pledged ULC Shares will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Collateral Agent or any other Person on the books and records of such Alberta, British Columbia or Nova Scotia unlimited company or unlimited liability company (“ULC”). Nothing in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Collateral Agent or any Person other than such Grantor to be a member or shareholder of any ULC for the purposes of the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) or the Companies Act (Nova Scotia), as the case may be, until such time as written notice is given to such Grantor and all further steps are taken so as to register the Collateral Agent or other Person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to this Collateral Agreement does not make the Collateral Agent a successor to such Grantor as a member or shareholder of any ULC, and neither the Collateral Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Collateral Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Such Grantor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Collateral relating to any such Pledged ULC Shares (except insofar as such Grantor has granted a security interest in such dividend on or other distribution) that is not otherwise permitted under this Collateral Agreement or the Term Loan Agreement and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to the Collateral Agent or to any other Person pursuant hereto. To the extent any provision hereof would have the effect of constituting

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the Collateral Agent to be a member or shareholder of any ULC prior to such time that written notice is delivered to such Grantor, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Collateral Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Collateral Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Collateral Agent or other Persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, such Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Collateral Agent to: (i) be registered as member or shareholder of such ULC; (ii) have any notation entered in its favor in the share register of such ULC; (iii) be held out as member or shareholder of such ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or other Person holding a security interest in the Pledged ULC Shares; or (v) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

ARTICLE III

GRANT OF SECURITY INTEREST

(a) To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest (the “Security Interest”) in all of its right, title and interest in, to and under all present and after-acquired personal property of such Grantor, including, without limitation, the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Documents of Title;

(iv)	all Equipment;

(v)	all Fixtures;

(vi)	all Intangibles (other than Intangibles comprising Excluded Collateral (as defined below));

(vii)	all Goods;

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(viii)	all Intellectual Property;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Licences;

(xiii)	all cash or cash equivalents;

(xiv)	all Futures Contracts;

(xv)	all Deposit Accounts, Securities Accounts, and Lock Boxes;

(xvi)	all Futures Accounts;

(xvii)	all Assigned Contracts;

(xviii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any Intangibles at any time evidencing or relating to any of the foregoing;

(xix)	all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xx)	all other property and rights of every kind and description and interest therein.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, the following (collectively, the “Excluded Collateral”): (i) Excluded Equity Interests, (ii) Excluded Debt Securities, (iii) prior to March 1, 2013, any real estate, leasehold rights or leasehold improvements held by any Real Estate Subsidiary, (iv) Accounts sold or otherwise transferred (including, without limitation, by means of capital contribution) to Receivables SPV pursuant to the Receivables Securitization Documents, (v) any property of any Loan Party or any other Restricted Subsidiary with respect to which the Collateral Agent reasonably determines that (x) the costs or burdens of obtaining such security interests are excessive in relation to the benefits to the Lenders afforded thereby, or (y) any rights or property acquired under a lease, contract, property rights agreement or licence, the grant of a security interest in which shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or licence, provided that the Security Interest shall attach to any and all

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(I) monies due or to become due in respect of such asset or property right or (II) Proceeds from the sale, transfer, assignment, licence, lease or other disposition of such asset or property right. Notwithstanding anything herein to the contrary, each Grantor’s grant of security in Trademarks under this Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor’s right, title and interest in such Trademarks.

(b) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral and the Intercreditor Agreement.

(c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or ULC interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Collateral Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or ULC interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

(d) Each Grantor agrees that value has been given, that such Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the security interest granted hereunder and that such security interest is intended to attach, as to all of the Collateral in which such Grantor now has rights, when such Grantor executes this Collateral Agreement and, as to all Collateral in which such Grantor only has rights after the execution of this Collateral Agreement, when such Grantor first has such rights. For certainty, each Grantor confirms and agrees that the security interest granted hereunder is intended to attach to all present and future Collateral of such Grantor and each successor of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Lenders that:

4.1. Title, Perfection and Priority.

(a) Such Grantor has good and valid rights in and the full power and authority to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under

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Section 5.1(e), and has full power and authority to grant to the Collateral Agent for the ratable benefit of the Secured Parties the security interest in such Collateral pursuant hereto.

(b) Personal Property Security Act financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, county, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrowers to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Term Loan Agreement), which are all the filings, recordings and registrations (other than filings to be made in the Canadian Intellectual Property Office in order to perfect the Security Interest in the Collateral consisting of Canadian Patents, Trademarks and Copyrights and publication under the Civil Code of Quebec) that are necessary to perfect the Security Interest in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in Canada (or any political subdivision thereof) and its provinces and territories, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of financing change statements or registration at the Quebec Registrar of Personal and Movable Real Rights. When financing statements have been filed in the appropriate offices or registration at the Quebec Registrar of Personal and Movable Real Rights against such Grantor in the locations listed on Schedule IV, the Collateral Agent will have a fully perfected security interest, for the ratable benefit of the Secured Parties, in that Collateral of the Grantor in which a security interest may be perfected by filing.

(c) No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Personal Property Security Act or any other applicable laws covering any Collateral, (ii) any assignment which is still in effect in which any Grantor assigns any Collateral or any security agreement or similar instrument which is still in effect covering any Collateral with the Canadian Intellectual Property Office, (iii) any notice under the Financial Administration Act (Canada), as amended, or (iv) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Term Loan Agreement or the other Loan Documents.

4.2. Type and Jurisdiction of Organization, Organizational Numbers. As of the date hereof, the type of entity of such Grantor, its federal, province, territory or other jurisdiction of organization, the organizational number issued to it by its federal, province, territory or other jurisdiction of organization are set forth on Schedule IV.

4.3. Principal Location. As of the date hereof, such Grantor’s mailing address, the location of its principal place of business and its chief executive office, the place where it is located for the purpose of section 7(3) of the Personal Property Security Act of Ontario and the location of its records concerning the Collateral are disclosed in Schedule V.

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4.4. [Intentionally omitted.]

4.5. Deposit Accounts, Securities Accounts and Lock Boxes. As of the date hereof, all of such Grantor’s Deposit Accounts, Securities Accounts and Lock Boxes are listed in Schedule VII.

4.6. Exact Names. As of the date hereof, such Grantor’s name in which it has executed this Collateral Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set out in its organizational documents, no Grantor has adopted a French, English or combined French and English form of name. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or been a party to any acquisition.

4.7. Chattel Paper. As of the date hereof, Schedule VIII lists all Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Schedule VIII (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule VIII, subject only to Liens permitted under Section 5.1(e).

4.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

4.9. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including the exact legal name of each Grantor and the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date in all material respects.

4.10. Intellectual Property.

(a) Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement substantially in the forms attached hereto as Exhibits C, D and E respectively (or otherwise in form and substance reasonably satisfactory to the Collateral Agent)), and containing a description of all Collateral consisting of Canadian Patents and Canadian registered Trademarks (and Trademarks for which Canadian registration applications are pending) and Canadian registered Copyrights will be delivered on the Closing Date to the Collateral Agent for recording by the Canadian Intellectual Property Office, to protect the validity of and to establish a legal, valid and perfected security interest in such Patents, Trademarks and Copyrights in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of such Patents, Trademarks and

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Copyrights in which a security interest may be perfected by filing, recording or registration in Canada (or any political subdivision thereof) and its territories and possessions, and, upon filing of such agreement or agreements, no further or subsequent filing, refiling, recording, rerecording, registration, reregistration or other action shall be necessary or desirable (other than publication under the Civil Code of Quebec or such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of such Patents, Trademarks and Copyrights acquired or developed after the date hereof or such actions that may be required by law for renewal of such Security Interests in the future) to protect and perfect the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights.

(b) Schedule II sets forth a correct and complete list as of the Closing Date of all (i) Intellectual Property owned by any Grantor as of the Closing Date which is the subject of a registration or application in any Intellectual Property registry and (ii) Licences to which any Grantor is a party or otherwise bound (whether as licensor or licencee) and which is otherwise material to the business of the Grantors as currently conducted. Each Grantor is the sole and exclusive beneficial and record owner of the entire right, title and interest in and to all registered Intellectual Property listed as owned by such Grantor as of the Closing Date on Schedule II. Each Grantor owns, or is licenced to use, all material Intellectual Property used in its business as currently conducted and all other Intellectual Property set forth in Schedule II. On the date hereof, and to each Grantor’s knowledge, all material Intellectual Property owned by such Grantor is valid and enforceable, and has not been abandoned. Each Grantor has performed all necessary acts and has paid all registration, renewal and maintenance fees required to maintain each and every registration and application of Intellectual Property disclosed in Schedule II.

(c) Except as could not reasonably be expected to result in the aggregate, in a Material Adverse Effect, the use of the Intellectual Property owned by each Grantor and the conduct of the business of each Grantor does not infringe upon or otherwise violate any Intellectual Property of any other Person. No written claim has been asserted or is pending, or to the Grantors’ knowledge, threatened, by any Person challenging any Grantor’s use of any Intellectual Property, nor does any Grantor know of any valid basis for any such claim, except as could not reasonably be expected to result in the aggregate, in a Material Adverse Effect. To the Grantors’ knowledge, no Person is materially infringing upon, misappropriating, or otherwise violating any rights of any Grantor in any material Intellectual Property owned by such Grantor.

(d) As of the Closing Date, the Grantors’ rights in any Intellectual Property owned or used by the Grantors are not subject to any Licences, covenants not to sue or similar arrangement other than as set forth on Schedule II or as is not material to their business.

(e) No holding, decisions or judgment has been rendered by any Governmental Authority (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), which limits the validity of or any Grantor’s ownership or rights to use or register any material Intellectual Property owned by the Grantors. No action or proceeding is pending, or, to the knowledge of the Grantors, threatened (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), against any Grantor on the date hereof seeking to limit the validity of any material Intellectual Property owned by any Grantor or any Grantor’s ownership interest therein or right to register the same.

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(f) Each Grantor takes reasonable steps to protect the confidentiality of such Grantor’s material trade secrets.

(g) To the extent required under applicable law, each Grantor uses and has been using appropriate statutory notices of registration in connection with such Grantor’s use of material registered Trademarks, proper marking practices in connection with the use of material Patents, and appropriate notices of copyright in connection with the publication of Copyrights material to such Grantor’s business.

4.11. [Intentionally omitted].

4.12. No Financing Statements, Guarantee and Collateral Agreements. As of the date hereof, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Collateral Agent on behalf of itself, and the Secured Parties, (b) in respect to other Liens permitted pursuant to Section 6.02 of the Term Loan Agreement, or (c) in respect of the Receivables Securitization Liens.

4.13. No Conflicts. Neither the execution and delivery by a Grantor of this Collateral Agreement, the creation and perfection of the security interest in such Grantor’s Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or formation or other constitutive documents or by-laws or limited liability company agreement of such Grantor, (B) any order of any Governmental Authority applicable to such Grantor or (C) any provision of any indenture, agreement or other instrument to which such Grantor is a party or by which such Grantor or any of its property is or may be bound, except in the case of this clause (C) could not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Grantor (other than any Lien created hereunder or under the Loan Documents).

4.14. Consumer Goods. The Collateral does not and shall not at any time include consumer goods.

ARTICLE V

COVENANTS

From the date of this Collateral Agreement, and thereafter until this Collateral Agreement is terminated, each Grantor agrees that:

5.1. General.

(a) Collateral Records. Such Grantor will maintain, at its own expense, complete and accurate books and records with respect to the Collateral owned by it and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Collateral Agent shall from time to time request.

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(b) Authorization to File Financing Statements; Ratification.

(i) Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain, subject to the Intercreditor Agreement, a perfected first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any Personal Property Security Act jurisdiction and may (A) indicate such Grantor’s Collateral as all assets of such Grantor, whether now owned or hereafter acquired, or words of similar effect, and (B) contain any other information required by the Personal Property Security Act of each applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any Personal Property Security Act jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ii) Such Grantor hereby authorizes the Collateral Agent to execute and/or file with the Canadian Intellectual Property Office (or any successor office or any similar office in any other country), as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor hereunder, including this Collateral Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) Further Assurances.

(i) Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests and subject to the limitations set forth in the Term Loan Agreement, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may specify. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments and to use commercially reasonable efforts to obtain any third party agreements (including but not limited to Collateral Access Agreements and Control Agreements), and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to perfect this grant of security interest. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral

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Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(ii) In the event that any ABL Document (as defined in the Intercreditor Agreement) is amended, modified or supplemented in a manner that confers additional or new material rights to any secured parties under any ABL Document (as defined in the Intercreditor Agreement) or which imposes new or additional material obligations on the “Loan Parties” thereunder, in each case with respect to the Collateral, then (A) such Grantor shall provide prompt notice of such amendment, modification or supplement to the Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent) and (B) at the request of the Collateral Agent, such Grantor shall negotiate in good faith an amendment, modification or supplement to this Collateral Agreement that is comparable in form and substance to such amendment, modification or supplement to such ABL Document (as defined in the Intercreditor Agreement), taking into account the relative priorities of the Secured Parties, on the one hand, and the secured parties under such ABL Document, on the other hand, in such Collateral as provided in the Intercreditor Agreement.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions not prohibited pursuant to Section 6.05 of the Term Loan Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Collateral Agreement, (ii) the Receivables Securitization Liens, and (iii) other Liens permitted under Section 6.02 of the Term Loan Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements perfecting Liens as permitted by Section 5.1(e). Other than in connection with the Liens in favor of the ABL Agent pursuant to the ABL Documents and in accordance with the Intercreditor Agreement, such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under the Personal Property Security Act of Ontario or equivalent in any other jurisdiction.

(g) [Intentionally omitted].

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

5.2. Receivables.

(a) Certain Agreements on Receivables. After the occurrence and during the continuation of an Event of Default, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in

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satisfaction of a Receivable less than the original amount thereof; provided, that so long as no Event of Default exists, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business, all in accordance with the terms of the Intercreditor Agreement.

(b) Collection of Receivables. Except as otherwise provided in this Collateral Agreement or the Term Loan Agreement, such Grantor will use commercially reasonable efforts to collect and enforce in accordance with its present policies, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) [Intentionally Omitted].

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defence exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing if such matter exceeds $7,500,000.

(e) [Intentionally omitted].

5.3. Inventory. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory in good repair and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

5.4. Delivery of Chattel Paper and Documents of Title. Subject to the terms of the Intercreditor Agreement, such Grantor will (a) deliver to the Collateral Agent promptly upon execution of this Collateral Agreement the originals of all Chattel Paper with a value in excess of $250,000, (b) hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, thereafter deliver to the Collateral Agent any such Chattel Paper, (c) upon the Collateral Agent’s request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, deliver to the Collateral Agent) any Document of Title evidencing or constituting Collateral and (d) promptly upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Collateral Agreement, in the form of Exhibit F hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Collateral Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

5.5. [Intentionally omitted].

5.6. [Intentionally omitted].

5.7. [Intentionally omitted].

5.8. [Intentionally omitted].

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5.9. [Intentionally omitted].

5.10. [Intentionally omitted].

5.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Collateral Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

5.12. Insurance.

(a) [Intentionally omitted].

(b) All insurance policies required hereunder and under Section 5.02 of the Term Loan Agreement shall name the Collateral Agent (for the benefit of itself, and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that: (i) subject to the provisions of the Term Loan Agreement and the Intercreditor Agreement, all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Collateral Agent.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from any Grantor’s failure to maintain such insurance or pay any premiums therefor.

5.13. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each Distribution Center and each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral having a fair market value in excess of $1,000,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. After the Closing Date, if any Grantor leases any additional real property or warehouse space (other than a Distribution Center), such Grantor shall use commercially reasonably efforts to obtain a satisfactory Collateral Access Agreement with respect to such location (unless the Inventory located at such location has an aggregate value of less than $1,000,000) within thirty (30) days after the date such location was leased. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral having an aggregate value of $1,000,000 or more is or may be located.

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5.14. [Intentionally omitted].

5.15. Change of Name or Location. Except as provided in the Term Loan Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state, province or territory of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, or the location of its records concerning the Collateral as set forth in this Collateral Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state, province or territory of incorporation or other organization, or (e) change its state, province or territory of incorporation or organization or the jurisdiction in which Collateral valued in aggregate in excess of $1,000,000 is located, in each case, unless the Collateral Agent shall have received at least ten (10) days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of itself and the Lenders, in any Collateral), provided that, any new location shall be in Canada or the US.

5.16. Patent, Trademark and Copyright Collateral.

(a) Each Grantor will not, and will not permit any of its licencees to, do any act, or knowingly omit to do any act, whereby any Patent that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and agrees, to the extent required under applicable law, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licencees or its sublicencees) will, for each Trademark that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, (i) maintain applications or registrations pertaining to such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licencees or sublicencees) will not, and will not permit any of its licencees to, do any act, or knowingly omit to do any act, whereby any Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and will, for each work covered by a Copyright that is material to the conduct of Holdings, the Borrowers and their Subsidiaries, taken as a whole, continue to publish, reproduce, display and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

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(d) Each Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become abandoned, lapsed or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country (other than a routine office action in the course of prosecution where a response to such office action may be filed)) regarding any Grantor’s ownership of any such Patent, Trademark or Copyright, its right to use or register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licencee or designee, acquires ownership of any Patent, Trademark or Copyright registration or application or files any application for any Patent, Trademark or Copyright with the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, such Grantor shall promptly notify the Collateral Agent with written notice of such acquisition, registration or application (and, in any event, concurrently with the delivery of the financial statements with respect to the end of the fiscal quarter in which such Grantor acquires such ownership interest), and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright), and the Intangibles of such grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney in being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps in any proceeding before the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) that are material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, has been or is being infringed, misappropriated, diluted or otherwise violated by a third person, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation, dilution or other violation and to recover any and all damages for such infringement, misappropriation, dilution or other violation, and take such other actions as are appropriate under the circumstances to protect such Collateral.

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(h) Each Grantor will execute and deliver, or cause to be executed and delivered, to the Collateral Agent filings registered or applied for in a jurisdiction outside Canada, with any governmental recording or registration office in any jurisdiction required by the Collateral Agent, in order to perfect or protect the Liens of the Collateral Agent granted under this Collateral Agreement or other Security Document in any material Intellectual Property, upon the Collateral Agent’s request.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright Licence, Patent Licence or Trademark Licence, and each other Licence, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or to its designee, and to enforce the Security Interest granted in such Licenses hereunder.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Term Loan Agreement shall constitute an Event of Default hereunder.

6.2. Remedies.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) subject to Section 2.6(e) with respect to Pledged ULC Shares, those rights and remedies provided in this Collateral Agreement, the Term Loan Agreement, or any other Loan Document; provided that, this Section 6.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to an Event of Default;

(ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally exercise those rights and remedies available to a Secured Party under the Personal Property Security Act (whether or not the Personal Property Security Act applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or banker’s lien) when a debtor is in default under a security agreement;

(iii) without notice (except where written notice may be required pursuant to Section 2.6(e) in the case of Pledged ULC Shares, or as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise

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dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iv) concurrently with written notice to the applicable Grantor, or written notice in accordance with Section 2.6(e) in the case of Pledged ULC Shares, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof; and

(v) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to licence or sublicence, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangement to the extent that a waiver cannot be obtained).

(b) [Intentionally deleted.]

(c) The Collateral Agent, on behalf of itself and the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of itself and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(e) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have, subject to the terms of the Intercreditor Agreement, the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, subject to the terms of the Intercreditor Agreement, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of itself and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

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(f) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the applicable securities laws of Canada or any province or territory thereof, as now or hereafter in effect, (“Canadian Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Canadian Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Canadian Securities Laws and (ii) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

(h) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, in addition to its other enforcement rights expressed herein or otherwise at law, the Collateral Agent may appoint by instrument in writing one or more Receivers of any Collateral of any Grantor. Any such Receiver shall have the rights set out in paragraph (j) below. In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of such Grantor and no Secured Party shall be responsible for any act or default of any Receiver. The Collateral Agent may remove any Receiver and appoint another from time to time. No Receiver appointed by the Collateral Agent need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court. If two

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or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally. The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting any Secured Party a mortgagee in possession in respect of the Collateral.

(i) Any Receiver appointed by the Collateral Agent in accordance with Section 6.2(i) shall have such of the following rights, powers, authorities and remedies as the Collateral Agent shall grant to such Receiver in the instrument appointing such Receiver:

(i) any Receiver may exercise any rights, powers and remedies to which the Collateral Agent is entitled, save that only the Collateral Agent, and not the Receiver, shall have the right to exercise any rights or remedies with respect to Pledged ULC Shares;

(ii) any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by any Grantor or where any Collateral is located to take possession of, disable or remove any Collateral, and may use whatever means the Receiver considers advisable to do so;

(iii) any Receiver shall be entitled to immediate possession of Collateral and each Grantor shall forthwith upon demand by any Receiver deliver up possession to a Receiver of any Collateral;

(iv) any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of any Grantor and may, to the exclusion of all others, including each Grantor, enter upon, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by any Grantor and may use any of the Equipment and Intangibles of such Grantor for such time and such purposes as the Receiver sees fit. No Receiver shall be liable to any Grantor for any negligence in so doing or in respect of any rent, charges, costs, depreciation or damages in connection with any such action; and

(v) except in relation to ULC Shares, any Receiver may have, enjoy and exercise all of the rights of and enjoyed by each Grantor with respect to the Collateral or incidental, ancillary, attaching or deriving from the ownership by any Grantor of the Collateral, including the right to enter into agreements pertaining to Collateral, the right to commence or continue proceedings to preserve or protect Collateral and the right to grant or agree to Liens and grant or reserve profits à prendre, easements, rights of ways, rights in the nature of easements and licences over or pertaining to the whole or any part of the Collateral.

(j) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Collateral Agent pursuant to this Collateral Agreement.

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6.3. Grantor’s Obligations Upon Default.

(a) Upon the request of the Collateral Agent after the occurrence of and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor will:

(i) assemble and make available to the Collateral Agent or any Receiver the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent or Receiver, whether at a Grantor’s premises or elsewhere;

(ii) permit the Collateral Agent or any Receiver, by the Collateral Agent’s or Receiver’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(iii) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the securities commission of Canada or any province thereof or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent or any Receiver may request, all in form and substance reasonably satisfactory to the Collateral Agent or Receiver, and furnish to the Collateral Agent or Receiver, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent or Receiver, any information regarding the Pledged Collateral in such detail as the Collateral Agent or Receiver may reasonably specify.

(iv) [Intentionally omitted].

(b) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent or any Receiver desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent or Receiver, use its reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent or Receiver to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, each Receiver, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent or Receiver of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the

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same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent, any other Secured Party or any Receiver expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the securities laws of such provinces and territories as may be requested by the Collateral Agent or any Receiver and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 6.3(b). Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 6.3(b) and that such failure would not be adequately compensable in damages, and therefore agrees that, subject to the terms of the Intercreditor Agreement, its agreements contained in this Section 6.3(b) may be specifically enforced.

6.4. Grant of Intellectual Property Licence. For the purpose of enabling the Collateral Agent and any Receiver to exercise rights and remedies under this Collateral Agreement at such time as the Collateral Agent or Receiver shall be lawfully entitled to exercise such rights and remedies, effective upon the occurrence and continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent and each Receiver an irrevocable, worldwide, non-exclusive licence, with rights to grant sublicences, (exercisable without payment of royalty or other compensation to the Grantors), to use or otherwise exploit any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such licence access to all media in which any of the licenced items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) subject to the terms of the Intercreditor Agreement, irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Collateral Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Any licence, sublicence or other transaction entered into by the Collateral Agent or any Receiver in accordance herewith shall be automatically revoked upon any subsequent cure of such Event of Default.

6.5. Application of Proceeds. The proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, shall be applied by the Collateral Agent or any Receiver in accordance with Section 7.02 of the Term Loan Agreement.

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ARTICLE VII

ATTORNEY IN FACT; PROXY

7.1. Authorization for Collateral Agent and any Receiver to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent and each Receiver at any time and from time to time in the sole discretion of the Collateral Agent or Receiver and appoints the Collateral Agent and each Receiver as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s or Receiver’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Collateral Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent or Receiver in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Term Loan Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent, the Receiver or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to extend, settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent or Receiver may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Collateral Agreement; and such Grantor agrees to reimburse the Collateral Agent and each Receiver on demand for any payment made or any expense incurred by the Collateral Agent or Receiver in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Collateral Agreement or under the Term Loan Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, and each Receiver, for the benefit of itself and the Lenders, under this Section 7.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent, any Lender or any Receiver to exercise any such powers. The Collateral Agent agrees that (i) except for the powers granted in Sections 7.1(a)(i)-(iii) and (xv), the Collateral Agent shall not exercise any power of attorney

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granted to it under such Section 7.1(a) unless an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not exercise any power of attorney granted to it under Section 7.1(a) in a manner that would violate the terms of the Intercreditor Agreement.

7.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN AND SUBJECT TO THE PROVISIONS OF SECTION 7.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL EXCEPT FOR THE PLEDGED ULC SHARES, IN RESPECT OF WHICH SUCH RIGHTS DO NOT ARISE UNTIL AFTER THE GIVING OF NOTICE PROVIDED FOR IN SECTION 2.6(e), WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

7.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS COLLATERAL AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.16. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY LENDER, NOR ANY RECEIVER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the

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Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, in accordance with Section 8.24, at least (i) fifteen (15) days prior to the date of any such public sale or (ii) prior to the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent, any Receiver or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent, Receiver or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any Receiver or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defences it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Collateral Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Collateral Agreement or any Collateral.

8.2. Limitation on Collateral Agent’s, Receiver’s and Lenders’ Duty with Respect to the Collateral. Neither the Collateral Agent nor any Receiver shall have any obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent, each Receiver and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent, nor any Receiver nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, the Receiver or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent or any Receiver to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent or any Receiver (i) to fail to incur expenses deemed significant by the Collateral Agent or Receiver to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition

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warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent or any Receiver against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent or any Receiver a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent or Receiver, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent or Receiver in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent or any Receiver would be commercially reasonable in the Collateral Agent’s or Receiver’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent or Receiver shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent or any Receiver that would not have been granted or imposed by this Collateral Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral.

(a) The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defences and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that, subject to the terms of the Intercreditor Agreement, the Collateral Agent and any Receiver may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent or Receiver in its reasonable discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent or Receiver shall be commercially reasonable so long as the Collateral Agent or Receiver acts in good faith based on information known to it at the time it takes any such action.

(b) Subject to the terms of the Intercreditor Agreement, each Secured Party is hereby authorized at any time and from time to time, to set off and apply any and all Collateral in accordance with Section 9.06 of the Term Loan Agreement or Section 21 of the Guarantee Agreement.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, subject to the terms of the Intercreditor Agreement, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Collateral Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Article II, Article V, Section 6.3 or 8.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent

39

and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Collateral Agreement, that subject to the terms of the Intercreditor Agreement, the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1(d) or as otherwise permitted under the Term Loan Agreement) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Collateral Agreement or under any other Loan Document shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Collateral Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 9.08 of the Term Loan Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Collateral Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations have been paid in fall.

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Collateral Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Collateral Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Collateral Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Collateral Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Collateral Agreement are declared to be severable. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9. Reinstatement. This Collateral Agreement shall remain in full force and effect and continue to be effective should any application be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is,

40

pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Collateral Agreement shall be binding upon and inure to the benefit of the Grantors, the Agents and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Collateral Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Collateral Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of itself and the Lenders, hereunder.

8.11. Survival of Representations. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Collateral Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans.

8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal, provincial or territorial authority in respect of this Collateral Agreement shall be paid by the Grantors, together with interest and penalties, if any. Without limitation of its reimbursement obligations under Section 9.05 of the Term Loan Agreement or the other Loan Documents, the Grantors shall reimburse the Collateral Agent or any Receiver for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent or Receiver) paid or incurred by the Collateral Agent or Receiver in connection with the preparation, execution, delivery, administration, collection and enforcement of this Collateral Agreement and, to the extent provided in the Term Loan Agreement, in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Collateral Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Collateral Agreement.

8.14. Other Pledge Agreements. The parties acknowledge and agree that certain of the Equity Interests constituting Pledged Collateral under this Collateral Agreement (the “Applicable Equity Interests”) may also be pledged to the Collateral Agent under a pledge agreement governed by the laws of the United States (or one or more states thereof) or the Netherlands (collectively, the “Foreign Pledge Agreements” and each individually, “Foreign Pledge

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Agreement”). If, in connection with any exercise of remedies by the Collateral Agent under any Foreign Pledge Agreement, a court of competent jurisdiction in the United States or the Netherlands, as applicable, determines that the pledge of the Applicable Equity Interests is governed by such Foreign Pledge Agreement, then such Foreign Pledge Agreement (and not this Collateral Agreement) shall control and shall supersede this Collateral Agreement, in each case, solely with respect to the pledge of such Applicable Equity Interests.

8.15. Term Loan Agreement; Intercreditor Agreement Notwithstanding any other provision of this Collateral Agreement, the rights of the parties hereunder are subject to the provisions of the Term Loan Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Collateral Agent. In the event that any provision of this Collateral Agreement is in conflict with the terms of the Term Loan Agreement, the Term Loan Agreement shall control. Notwithstanding anything to the contrary contained herein, this Collateral Agreement and each other Loan Document is subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Collateral Agreement (other than Sections 2.1 and 3(a) hereof), the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Collateral Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent or any Receiver hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. The delivery of any Collateral to the ABL Agent under the ABL Credit Facility (as defined in the Term Loan Agreement) pursuant to the Loan Documents (as defined in the ABL Credit Facility) shall satisfy any delivery requirement hereunder or under any other Loan Document to the extent that such delivery is consistent with the terms of the Intercreditor Agreement.

8.16. Termination.

(a) This Collateral Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then payable under any Loan Document have been paid in full in cash (other than contingent obligations for which no claim has been asserted), and all obligations of each Loan Party under each Secured Hedging Agreement shall have been paid in full (or other arrangements satisfactory to each counterparty under each applicable Secured Hedging Agreement have been made).

(b) In connection with any termination or release pursuant to paragraph (a) (and upon receipt by the Collateral Agent of a certificate of the Borrower to the effect that such transaction will comply with the terms of the Term Loan Agreement), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Personal Property Security Act discharge statements and similar documents that such Grantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 8.16 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 8.16, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses,

42

including the reasonable out-of-pocket fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 8.16.

8.17. Entire Agreement. This Collateral Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.18. CHOICE OF LAW. THIS COLLATERAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO, INCLUDING THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

8.19. Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Ontario Court sitting in Toronto, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collateral Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Collateral Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents in any Ontario Court sitting in Toronto, and any appellate court thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Collateral Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.24. Nothing in this Collateral Agreement will affect the right of any party to this Collateral Agreement to serve process in any other manner permitted by law.

8.20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COLLATERAL AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY

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OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COLLATERAL AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.20.

8.21. Indemnity.

(a) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor hereby agrees to indemnify the Collateral Agent, each Receiver and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent, the Receiver or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, the Receiver or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Collateral Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent, any Receiver or the Lenders or any Grantor, and any claim for Intellectual Property infringement); provided that such indemnity shall not, as to the Collateral Agent, any Receiver and the Lenders, and their respective successors, assigns, agents and employees, be available to the extent such liabilities, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.21 shall remain operative and in full force and effect regardless of the termination of this Collateral Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Collateral Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent, any Receiver or any other Secured Party. All amounts due under this Section 8.21 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Term Loan Agreement.

8.22. Currency Conversions. If the Collateral Agent receives or recovers under this Collateral Agreement payment of any Obligation in a currency (the “Recovered Amount”) which is different than the currency in which the Obligation is due or owing (the “Contract Currency”), the Collateral Agent may convert the Recovered Amount to the Contract Currency at the rate of exchange which the Collateral Agent is able, acting in a reasonable manner and in good faith, to purchase the Contract Currency and apply the converted amount in accordance with the Intercreditor Agreement and the Credit Agreement.

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8.23. Receipt of a Copy. Each Grantor acknowledges receipt of a copy of this Collateral Agreement and copies of the verification statements pertaining to the financing statements filed under the Personal Property Security Act by the Collateral Agent in respect of this Collateral Agreement. To the extent permitted by applicable law, each Grantor irrevocably waives the right to receive a copy of each financing statement or financing change statement (or any verification statement pertaining thereto) filed under the Personal Property Security Act by the Collateral Agent in respect of this Collateral Agreement or any other security agreement, and releases any and all claims or causes of action it may have against the Collateral Agent or any Secured Party for failure to provide any such copy.

8.24. Information. At any time, the Collateral Agent may provide to any Person that claims an interest in Collateral copies of this Collateral Agreement or information about it or about the Collateral or the Obligations to the extent the Collateral Agent reasonably believes it is obliged to provide such information by law, including the Personal Property Security Act.

8.25. Counterparts. This Collateral Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Collateral Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Collateral Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Collateral Agreement.

8.26. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Term Loan Agreement.

8.27. Security Interest Absolute. All rights of the Collateral Agent and each Receiver hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defence available to, or a discharge of, any Grantor in respect of the Obligations or this Collateral Agreement.

8.28. Binding Effect; Several Agreement. This Collateral Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent, each Receiver and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign

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or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by the Security Documents or the Term Loan Agreement. This Collateral Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Loan Party hereunder.

8.29. Successors and Assigns. Whenever in this Collateral Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Collateral Agreement shall bind and inure to the benefit of their respective successors and assigns.

8.30. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Term Loan Agreement shall enter into this Collateral Agreement as a Grantor as provided in the Term Loan Agreement upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of (i) a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Collateral Agreement.

[Signature Page Follows]

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CREDIT SUISSE AG, Cayman Islands Branch, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

WDC HOLDING INC.

By:
Name:
Title:

By:
Name:
Title:

WESCO HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

WESCO CANADA I, LP, by its general partner WESCO HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

WDCC ENTERPRISES INC.

By:
Name:
Title:

By:
Name:
Title:

Canadian Collateral Agreement

WDINESCO III B.V.

By:
Name:
Title:

By:
Name:
Title:

TVC CANADA CORP.

By:
Name:
Title:

By:
Name:
Title:

WESCO DISTRIBUTION CANADA CO.

By:
Name:
Title:

By:
Name:
Title:

WESCO CANADA II, LP, by its general partner WESCO DISTRIBUTION II ULC

By:
Name:
Title:

By:
Name:
Title:

Canadian Collateral Agreement

WESCO DISTRIBUTION II ULC

By:
Name:
Title:

By:
Name:
Title:

WDINESCO C.V.

By:
Name:
Title:

By:
Name:
Title:

WESCO DISTRIBUTION CANADA GP INC.

By:
Name:
Title:

By:
Name:
Title:

WESCO DISTRIBUTION CANADA LP, by its general partner WESCO DISTRIBUTION CANADA GP INC.

By:
Name:
Title:

By:
Name:
Title:

Canadian Collateral Agreement

WDCH, LP, by its general partner CBC LP HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

Canadian Collateral Agreement

Exhibit A to the

Canadian Collateral Agreement

SUPPLEMENT NO.     , dated as of [                    ], 20[    ] (this “Supplement”), to the Canadian Collateral Agreement dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the Canadian Subsidiary Guarantors from time to time party thereto (together with the Canadian Borrower and Holdings, the “Grantors”, and each a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

A. Reference is made to the Term Loan Agreement, dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation, Holdings, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement or the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Term Loans. Section 8.30 of the Collateral Agreement provides that certain additional Subsidiaries of the Grantors shall become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement and the Collateral Agreement to become a Subsidiary Guarantor and a Grantor under the Collateral Agreement as consideration for Term Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.30 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder (giving effect to any supplements to schedules thereto delivered in connection herewith) are true and correct on and as of the date hereof (except any representation or warranty that relates to an earlier date). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Collateral

Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement, when taken together, bears the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule as of the date hereof of (i) (A) any and all Pledged Equity Interests and Pledged Debt Securities owned by the New Subsidiary and (B) all subsidiaries of the New Subsidiary and the percentage ownership interest of Holdings, the Borrowers or any Restricted Subsidiary (including the New Subsidiary) therein, (ii) (A) Intellectual Property owned by the New Subsidiary which is the subject of a registration or application in any Intellectual Property registry and (B) Licenses to which the New Subsidiary is a party or otherwise bound (whether as licensor or licensee) and which is otherwise material to the business of the Grantors as currently conducted, (iii) the type of entity of the New Subsidiary, its state or other jurisdiction of organization, the organizational number issued to it by its state or other jurisdiction of organization and its federal employer identification number, if applicable, (iv) the New Subsidiary’s mailing address, the location of its principal place of business or its chief executive office, and the location of its records concerning the Collateral, (v) all real property owned by the New Subsidiary and the addresses thereof (vi) all of the locations where the New Subsidiary’s Collateral is stored or located except for (A) Inventory in transit or (B) Inventory located at (x) any customer location acceptable to the Collateral Agent in its reasonable discretion and (y) at any location where the aggregate value of all Inventory of the Grantors is less than $100,000 and (vii) all of the New Subsidiary’s Deposit Accounts, Securities Accounts and Lock Boxes.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.26 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent promptly on demand for all reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including the reasonable out-of-pocket fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By

Name:
Title:

Exhibit B to the

Canadian Collateral Agreement

Exhibit C to the

Canadian Collateral Agreement

[Form of]

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Trademark Collateral”):

(i) (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, whether statutory or common law and whether established or registered in the United States, Canada or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the United States Patent and Trademark Office (or any successor office thereof), the Canadian Intellectual Property Office (or any successor office thereof), any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights, and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in any United States “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but only if and solely to the extent that the granting of the Security Interest in such application would result in the invalidation of such application or any resulting registration.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Trademarks at the United States Patent and Trademark Office and the Registrar of Trademarks at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Trademark Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

TRADEMARK SECURITY AGREEMENT

TRADEMARKS

[OWNER]

Mark	Application Number	File Date	Registration Number	Registration Date

CANADIAN TRADE MARK APPLICATIONS AND/OR REGISTRATIONS

OWNED BY WESCO DISTRIBUTION CANADA LP

Trademark	Application No.	Filing Date	Registration No.	Registration Date

B Design	0725121	March 19, 1993	TMA428369	June 3, 1994

TRYDOR DESIGN	0609276	June 14, 1988	TMA357951	June 30, 1989

BREWS DESIGN	0725120	March 19, 1993	TMA437645	December 30, 1994

B BREWS & Design	0725118	March 19, 1993	TMA441337	March 31, 1995

CANADIAN TRADE MARK APPLICATIONS AND/OR REGISTRATIONS

OWNED BY WESCO EQUITY CORPORATION

Trademark	Application No.	Filing Date	Registration No.	Registration Date

WESCO	1178221	May 16, 2003	TMA646537	August 24, 2005

WESCO THE EXTRA EFFORT PEOPLE & Design	0711285	August 19, 1992	TMA461377	August 23, 1996

WESCO LES GENS QUI SE SURPASSENT	0711041	August 14, 1992	TMA443851	June 16, 1995

WESCO BUYERS GUIDE	1130228	February 1, 2002	TMA669280	August 4, 2006

Exhibit D to the

Canadian Collateral Agreement

[Form of]

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Patent Collateral”):

(i) (a) all letters patent of the United States or Canada, or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any other country or any political subdivision thereof, including those listed on Schedule I, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Commissioner of Patents at the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Patents at the United States Patent and Trademark Office and the Commissioner of Patents at the Canadian Intellectual Property Office record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Patent Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

CANADIAN PATENT APPLICATIONS AND/OR ISSUED PATENTS

OWNED BY WESCO EQUITY CORPORATION

Title	Application No.	Filing Date	Patent No.	Issue Date

COMMUNICATIONS CABLE WITH FABRIC SLEEVE	2,729,337	June 1, 2009	N/A	N/A

METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS	2,361,750	June 21, 2000	2,361,750	January 19, 2010

SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2,638,580	August 8, 2008	N/A	N/A

CABLE GUIDE SLEEVING STRUCTURE	2,496,520	August 28, 2003	2,496,520	January 17, 2012

Exhibit E to the

Collateral Agreement

[Form of]

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Copyright Collateral”):

(i) (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other country, including registrations, recordings, supplemental registrations and applications for registration in the United States Copyright Office, the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office or the Registrar of Copyrights at the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Register of Copyrights at the United States Copyright Office and the Registrar of Copyrights at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Copyright Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

COPYRIGHT SECURITY AGREEMENT

Title Of Work	Reg. No.	Reg. Date [Pub Date]

EXHIBIT D-3

FORM OF

CANADIAN CROSS-BORDER COLLATERAL AGREEMENT

EXECUTION VERSION

CANADIAN CROSS-BORDER COLLATERAL AGREEMENT

Dated as of December 12, 2012

Among

SUBSIDIARY GUARANTORS PARTY HERETO,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

2

5.13.	Collateral Access Agreements	27
5.14.	[Intentionally omitted].	28
5.15.	Change of Name or Location	28
5.16.	Patent, Trademark and Copyright Collateral	28

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES		30

6.1.	Events of Default	30
6.2.	Remedies	30
6.3.	Grantor’s Obligations Upon Default	34
6.4.	Grant of Intellectual Property Licence	35
6.5.	Application of Proceeds	35

ARTICLE VII ATTORNEY IN FACT; PROXY		36

7.1.	Authorization for Collateral Agent and any Receiver to Take Certain Action	36
7.2.	Proxy	37
7.3.	Nature of Appointment; Limitation of Duty	37

ARTICLE VIII GENERAL PROVISIONS		37

8.1.	Waivers	37
8.2.	Limitation on Collateral Agent’s, Receiver’s and Lenders’ Duty with Respect to the Collateral	38
8.3.	Compromises and Collection of Collateral	39
8.4.	Secured Party Performance of Debtor Obligations	39
8.5.	Specific Performance of Certain Covenants	39
8.6.	Dispositions Not Authorized	40
8.7.	No Waiver; Amendments; Cumulative Remedies	40
8.8.	Limitation by Law; Severability of Provisions	40
8.9.	Reinstatement	40
8.10.	Benefit of Agreement	41
8.11.	Survival of Representations	41
8.12.	Taxes and Expenses	41
8.13.	Headings	41
8.14.	Other Pledge Agreements	41
8.15.	Term Loan Agreement; Intercreditor Agreement	42
8.16.	Termination	42
8.17.	Entire Agreement	43
8.18.	CHOICE OF LAW	43
8.19.	Jurisdiction; Consent to Service of Process	43
8.20.	WAIVER OF JURY TRIAL	43
8.21.	Indemnity	44
8.22.	Currency Conversions	44
8.23.	Receipt of a Copy	45
8.24.	Information	45

3

8.25.	Counterparts	45
8.26.	Notices	45
8.27.	Security Interest Absolute	45
8.28.	Binding Effect; Several Agreement	45
8.29.	Successors and Assigns	46
8.30.	Additional Subsidiaries	46

4

EXECUTION VERSION

CANADIAN CROSS-BORDER COLLATERAL AGREEMENT

THIS CANADIAN COLLATERAL AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) is entered into as of December 12, 2012 by and between the Subsidiary Guarantors from time to time party hereto (together with the Canadian Borrower, the “Grantors”, and each, a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

PRELIMINARY STATEMENT

WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), Holdings, WESCO International Inc., a Delaware corporation (“Holdings”), WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”) and together with the US Borrower, the “Borrowers”, and each, a “Borrower”), Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the Collateral Agent and the lenders from time to time party thereto are entering into a Term Loan Agreement, dated as of the date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Each Grantor is entering into this Collateral Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Term Loan Agreement and to secure the Obligations that the Canadian Borrower has incurred as Borrower under the Term Loan Agreement or that it has agreed to guarantee pursuant to the Guarantee Agreement, dated as of the date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among Holdings and the Subsidiary Guarantors party thereto.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Lenders, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Term Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Term Loan Agreement.

1.2. Terms Defined in PPSA. Terms defined in the Personal Property Security Act or Securities Transfer Act which are not otherwise defined in this Collateral Agreement or the Term Loan Agreement are used herein as defined in the Personal Property Security Act and the Securities Transfer Act, respectively.

1.3. Definitions of Certain Terms Used Herein. As used in this Collateral Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

5

“Article” means a numbered article of this Collateral Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, with respect to any Grantor, collectively, all of such Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under those contracts and other agreements relating to the purchase and sale of Inventory and all Accounts related thereto and any and all other material contracts between such Grantor and any party other than the Agents or any Lender, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of such Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Closing Date” means the date of the Term Loan Agreement.

“Collateral” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Control” shall have the meaning given to the uncapitalized form of that term in the Securities Transfer Act when used in relation to any financial assets.

“Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Loan Party, a banking institution, securities broker, issuer of uncertificated securities, securities intermediary or other financial institution holding such Loan party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account, Securities Account or Lock Box maintained by any Loan Party with such banking institution.

“Copyright Licence” shall mean any written agreement, now or hereafter in effect, (a) granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to licence, or (b) granting any right to any Grantor under any Copyright now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, and all rights of such Grantor under any such agreement.

6

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit E.

“Copyrights” shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of Canada or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in Canada or any other country, including registrations, recordings, supplemental registrations and applications for registration in the Canadian Intellectual Property Office (or any successor office or any similar office in any other country), including those listed on Schedule II, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Distribution Center” shall mean a location leased by a Grantor where such Grantor operates a distribution facility of inventory.

“Documents of Title” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Equipment” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Event of Default” means an event described in Section 6.1.

“Excluded Debt Securities” shall have the meaning set forth in Section 2.1(b).

“Excluded Equity Interests” shall have the meaning set forth in Section 2.1(a).

“Exhibit” refers to a specific exhibit to this Collateral Agreement, unless another document is specifically referenced.

“Fixtures” means goods which have been affixed to real or immoveable property to such an extent that it is regarded under applicable law as part of that real or immoveable property.

“Futures Account” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Futures Contract” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Goods” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

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“Instruments” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Intangibles” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall have the meaning set forth in the Term Loan Agreement.

“Inventory” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Investment Property” shall have the meaning given to the uncapitalized form of that term in the Personal Property Security Act.

“Lenders” shall have the meaning set forth in the Term Loan Agreement.

“Licence” shall mean (a) any Patent Licence, Trademark Licence, Copyright Licence or other licence or sublicence agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule II, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.

“Obligations” shall have the meaning given to “US Obligations” in the Term Loan Agreement.

“Patent” shall mean all of the following: (a) all letters patent of Canada or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of Canada or the equivalent thereof in any other country, including registrations, recordings and pending applications in the Canadian Intellectual Property Office (or any successor or any similar offices in any other country), including those listed on Schedule II, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world.

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“Patent Licence” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to licence, is in existence, or (b) granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, is in existence, and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Canadian Borrower.

“Personal Property Security Act” means the Personal Property Security Act, as in effect from time to time, of the Province of Ontario or of any other province or territory the laws of which are required as a result thereof to be applied in connection with the perfection or priority of, or remedies with respect to, the Collateral Agent’s or any Lender’s Lien on any Collateral.

“Pledged Collateral” shall have the meaning set forth in Section 2.1.

“Pledged Debt Securities” shall have the meaning set forth in Section 2.1(b).

“Pledged Equity Interests” shall have the meaning set forth in Section 2.1(a).

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged ULC Shares” shall have the meaning set forth in Section 2.6(e).

“Real Estate Subsidiaries” shall have the meaning set forth in the Term Loan Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents of Title, Investment Property, Instruments and any other rights or claims to receive money which are Intangibles or which are otherwise included as Collateral.

“Receivables Securitization Documents” shall have the meaning set forth in the Term Loan Agreement.

“Receivables Securitization Lien” means a Lien on a Grantor’s Accounts which are sold, or intended to be sold, to Receivables SPV pursuant to the Receivables Securitization Documents.

“Receivables SPV” shall have the meaning set forth in the Term Loan Agreement.

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“Receiver” means any receiver or receiver and manager for the Collateral or any of the business, undertakings, property and assets of any Grantor appointed by the Collateral Agent pursuant to this Collateral Agreement or by a court on application by the Collateral Agent.

“Section” means a numbered section of this Collateral Agreement, unless another document is specifically referenced.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Secured Hedging Agreement, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing; provided that successors and assigns with respect to clauses (a) – (c) above are permitted under the terms of the Loan Documents.

“Securities Transfer Act” means the Securities Transfer Act, as in effect from time to time, in the Province of Ontario, or of any other province or territory the laws of which are required as a result thereof to be applied in connection with the perfection of the Collateral Agent’s Lien on any Collateral.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trademark Licence” shall mean any written agreement, now or hereafter in effect, (a) granting to any third Person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to licence, or (b) granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person or that any third Person otherwise has the right to licence, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit C.

“Trademarks” shall mean all of the following: (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and intangibles of like nature, whether statutory or common law, and whether established or registered in Canada or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the Canadian Intellectual Property Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all

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rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world.

“ULC” shall have the meaning set forth in Section 2.6(e).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

PLEDGE OF SECURITIES

2.1. Pledged Collateral. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (all of the property and assets described in this Article II being hereinafter collectively referred to herein as the “Pledged Collateral”):

(a) the Equity Interests owned by such Grantor on the date hereof listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (collectively referred to herein as the “Pledged Equity Interests”); provided that such Pledged Collateral shall not include (i) the equity interests of (A) Excluded Subsidiaries described in clause (a) of the definition thereof other than the Receivables SPV or in clause (d) of the definition thereof or (B) Equity Interests in entities where such Grantor holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents or agreements with the other equity holders of such entity after the exercise of commercially reasonable efforts to remove or avoid such prohibition, and (ii) more than 65% of the issued and outstanding Equity Interest of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2)) (such Equity Interests described in the preceding proviso being referred to as “Excluded Equity Interests”);

(b) (i) the debt securities or Indebtedness (including intercompany Indebtedness) held by such Grantor on the date hereof (including all debt securities listed on Schedule I) or Indebtedness represented by an instrument or other transferable document, (ii) any debt securities or Indebtedness (including intercompany Indebtedness) in the future issued to or held by such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities or Indebtedness (collectively referred to herein as the “Pledged Debt Securities”); provided that such Pledged Collateral shall not include the [US$480,000,000] Hybrid Note made by WDCC Enterprises Inc. to WDC Holdings, Inc. (“Excluded Debt Securities”);

(c) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) and (b) above; and

(d) [Intentionally omitted].

(e) [Intentionally omitted].

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(f) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of any of the foregoing.

2.2. Delivery of the Pledged Collateral.

(a) Subject to the terms of the Intercreditor Agreement, each Grantor (i) has delivered all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document) held by such Grantor on the Closing Date to the Collateral Agent, together with duly executed undated blank membership interest, stock or note powers, as applicable, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent and (ii) following the Closing Date, agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (to the extent represented or evidenced by a certificate, instrument or other transferable document).

(b) Subject to the terms of the Intercreditor Agreement, each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Subsidiary that is not a Canadian Loan Party, other than Excluded Debt Securities and Indebtedness with an outstanding principal amount of less than US$1,000,000, to be evidenced by a duly executed promissory note the sole original of which is pledged and delivered to the Collateral Agent pursuant to the terms hereof (it being understood that guarantees of Indebtedness for borrowed money shall not be required to be evidenced by a promissory note).

(c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated membership interest, stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

2.3. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests, in each case owned by such Grantor, and includes, or after giving effect to any updates delivered pursuant to Section 2.2 will include, all Equity Interests, debt securities and promissory notes required to be pledged hereunder by such Grantor;

(b) the Transaction Related Intercompany Notes and, to the knowledge of the Grantors, the other Pledged Debt Securities have been duly authorized and validly issued by the issuers thereof and are legal, valid and binding obligations of the issuers thereof, except as limited by bankruptcy laws and equitable principles;

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(c) the Pledged Equity Interests have been duly authorized and validly issued by the issuers thereof and, apart from Pledged ULC Shares, are fully paid and non-assessable (to the extent such concepts are applicable);

(d) except for the security interests granted hereunder (or Liens otherwise permitted under the Term Loan Agreement or the other Loan Documents), such Grantor (i) is and, subject to any transfers made in compliance with the Term Loan Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Term Loan Agreement and the other Loan Documents and Liens permitted under the Term Loan Agreement or other Loan Documents, (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted under the Term Loan Agreement or the other Loan Documents), however arising, of all Persons whomsoever and (v) subject to this Section 2.3 and Section 2.6, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(e) subject to the terms of the Intercreditor Agreement, except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or except as otherwise permitted under the Term Loan Agreement or the other Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and, except for restrictions contained in agreements with respect to joint ventures permitted under the Term Loan Agreement and the terms of the Intercreditor Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created or permitted by the Loan Documents), however arising, of all Persons whomsoever;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (except as may be required in connection with such disposition of Pledged Securities by laws affecting the offering and sale of securities generally and other than such as have been obtained and are in full force and effect and assuming that any applicable foreign perfection requirements have been satisfied with respect to any non-Canadian issuer); and

(h) [Intentionally omitted].

(i) if any issuer of any of such Grantor’s Pledged Equity Interest is organized under a jurisdiction outside of Canada, such Grantor shall, to the extent reasonably requested by

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the Collateral Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or reasonably advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent therein.

2.4. Certification of ULC Interests and Limited Partnership Interests.

(a) Each Grantor acknowledges and agrees that (i) each interest in any ULC or limited partnership which is a Subsidiary and pledged hereunder and is represented by a certificate shall be a “security” within the meaning of the Securities Transfer Act and shall be governed by the Securities Transfer Act of any applicable jurisdiction and (ii) each such interest shall at all times hereafter be represented by a certificate.

(b) [Intentionally omitted].

2.5. [Intentionally omitted].

2.6. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Collateral Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 7.01 of the Term Loan Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Collateral Agreement, the Term Loan Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Collateral Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Term Loan Agreement, the other Loan Documents and applicable laws; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or

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Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(b) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.6, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.6 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.02 of the Term Loan Agreement. Subject to the terms of the Intercreditor Agreement, after all Events of Default have been cured or waived and Holdings or the US Borrower have delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, to the extent not applied to the Obligations, promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.6 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.6(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.6, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, except in the case of the Pledged ULC Shares, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the period when only the Collateral Agent is entitled to

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exercise such rights under this clause (c) to permit the Grantors to exercise such rights. Each Grantor agrees to grant the Collateral Agent an irrevocable proxy, exercisable under such circumstances and to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting and consensual rights and powers.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e) Notwithstanding any provisions to the contrary contained in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto, with regard to any Pledged Collateral which is shares or membership interests in an unlimited company or unlimited liability company incorporated or otherwise formed under the laws of the Province of Alberta, British Columbia or Nova Scotia (the “Pledged ULC Shares”), any Grantor who has granted a security interest in Pledged ULC Shares or any Grantor that is as of the date of this Collateral Agreement the sole registered and beneficial owner of all Pledged ULC Shares will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Collateral Agent or any other Person on the books and records of such Alberta, British Columbia or Nova Scotia unlimited company or unlimited liability company (“ULC”). Nothing in this Collateral Agreement, the Term Loan Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Collateral Agent or any Person other than such Grantor to be a member or shareholder of any ULC for the purposes of the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) or the Companies Act (Nova Scotia), as the case may be, until such time as written notice is given to such Grantor and all further steps are taken so as to register the Collateral Agent or other Person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to this Collateral Agreement does not make the Collateral Agent a successor to such Grantor as a member or shareholder of any ULC, and neither the Collateral Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Collateral Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Such Grantor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Collateral relating to any such Pledged ULC Shares (except insofar as such Grantor has granted a security interest in such dividend on or other distribution) that is not otherwise permitted under this Collateral Agreement or the Term Loan Agreement and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to the Collateral Agent or to any other Person pursuant hereto. To the extent any provision hereof would have the effect of constituting

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the Collateral Agent to be a member or shareholder of any ULC prior to such time that written notice is delivered to such Grantor, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Collateral Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Collateral Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Collateral Agent or other Persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, such Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Collateral Agent to: (i) be registered as member or shareholder of such ULC; (ii) have any notation entered in its favor in the share register of such ULC; (iii) be held out as member or shareholder of such ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or other Person holding a security interest in the Pledged ULC Shares; or (v) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

ARTICLE III

GRANT OF SECURITY INTEREST

(a) To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest (the “Security Interest”) in all of its right, title and interest in, to and under all present and after-acquired personal property of such Grantor, including, without limitation, the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Documents of Title;

(iv)	all Equipment;

(v)	all Fixtures;

(vi)	all Intangibles (other than Intangibles comprising Excluded Collateral (as defined below));

(vii)	all Goods;

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(viii)	all Intellectual Property;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Licences;

(xiii)	all cash or cash equivalents;

(xiv)	all Futures Contracts;

(xv)	all Deposit Accounts, Securities Accounts, and Lock Boxes;

(xvi)	all Futures Accounts;

(xvii)	all Assigned Contracts;

(xviii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any Intangibles at any time evidencing or relating to any of the foregoing;

(xix)	all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xx)	all other property and rights of every kind and description and interest therein.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, the following (collectively, the “Excluded Collateral”): (i) Excluded Equity Interests, (ii) Excluded Debt Securities, (iii) prior to March 1, 2013, any real estate, leasehold rights or leasehold improvements held by any Real Estate Subsidiary, (iv) Accounts sold or otherwise transferred (including, without limitation, by means of capital contribution) to Receivables SPV pursuant to the Receivables Securitization Documents, (v) any property of any Loan Party or any other Restricted Subsidiary with respect to which the Collateral Agent reasonably determines that (x) the costs or burdens of obtaining such security interests are excessive in relation to the benefits to the Lenders afforded thereby, or (y) any rights or property acquired under a lease, contract, property rights agreement or licence, the grant of a security interest in which shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or licence, provided that the Security Interest shall attach to any and all

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(I) monies due or to become due in respect of such asset or property right or (II) Proceeds from the sale, transfer, assignment, licence, lease or other disposition of such asset or property right. Notwithstanding anything herein to the contrary, each Grantor’s grant of security in Trademarks under this Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor’s right, title and interest in such Trademarks.

(b) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral and the Intercreditor Agreement.

(c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or ULC interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Collateral Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or ULC interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

(d) Each Grantor agrees that value has been given, that such Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the security interest granted hereunder and that such security interest is intended to attach, as to all of the Collateral in which such Grantor now has rights, when such Grantor executes this Collateral Agreement and, as to all Collateral in which such Grantor only has rights after the execution of this Collateral Agreement, when such Grantor first has such rights. For certainty, each Grantor confirms and agrees that the security interest granted hereunder is intended to attach to all present and future Collateral of such Grantor and each successor of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Lenders that:

4.1. Title, Perfection and Priority.

(a) Such Grantor has good and valid rights in and the full power and authority to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under

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Section 5.1(e), and has full power and authority to grant to the Collateral Agent for the ratable benefit of the Secured Parties the security interest in such Collateral pursuant hereto.

(b) Personal Property Security Act financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, county, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrowers to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Term Loan Agreement), which are all the filings, recordings and registrations (other than filings to be made in the Canadian Intellectual Property Office in order to perfect the Security Interest in the Collateral consisting of Canadian Patents, Trademarks and Copyrights and publication under the Civil Code of Quebec) that are necessary to perfect the Security Interest in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in Canada (or any political subdivision thereof) and its provinces and territories, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of financing change statements or registration at the Quebec Registrar of Personal and Movable Real Rights. When financing statements have been filed in the appropriate offices or registration at the Quebec Registrar of Personal and Movable Real Rights against such Grantor in the locations listed on Schedule IV, the Collateral Agent will have a fully perfected security interest, for the ratable benefit of the Secured Parties, in that Collateral of the Grantor in which a security interest may be perfected by filing.

(c) No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Personal Property Security Act or any other applicable laws covering any Collateral, (ii) any assignment which is still in effect in which any Grantor assigns any Collateral or any security agreement or similar instrument which is still in effect covering any Collateral with the Canadian Intellectual Property Office, (iii) any notice under the Financial Administration Act (Canada), as amended, or (iv) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Term Loan Agreement or the other Loan Documents.

4.2. Type and Jurisdiction of Organization, Organizational Numbers. As of the date hereof, the type of entity of such Grantor, its federal, province, territory or other jurisdiction of organization, the organizational number issued to it by its federal, province, territory or other jurisdiction of organization are set forth on Schedule IV.

4.3. Principal Location. As of the date hereof, such Grantor’s mailing address, the location of its principal place of business and its chief executive office, the place where it is located for the purpose of section 7(3) of the Personal Property Security Act of Ontario and the location of its records concerning the Collateral are disclosed in Schedule V.

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4.4. [Intentionally omitted.]

4.5. Deposit Accounts, Securities Accounts and Lock Boxes. As of the date hereof, all of such Grantor’s Deposit Accounts, Securities Accounts and Lock Boxes are listed in Schedule VII.

4.6. Exact Names. As of the date hereof, such Grantor’s name in which it has executed this Collateral Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set out in its organizational documents, no Grantor has adopted a French, English or combined French and English form of name. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or been a party to any acquisition.

4.7. Chattel Paper. As of the date hereof, Schedule VIII lists all Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Schedule VIII (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule VIII, subject only to Liens permitted under Section 5.1(e).

4.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

4.9. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including the exact legal name of each Grantor and the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date in all material respects.

4.10. Intellectual Property.

(a) Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement substantially in the forms attached hereto as Exhibits C, D and E respectively (or otherwise in form and substance reasonably satisfactory to the Collateral Agent)), and containing a description of all Collateral consisting of Canadian Patents and Canadian registered Trademarks (and Trademarks for which Canadian registration applications are pending) and Canadian registered Copyrights will be delivered on the Closing Date to the Collateral Agent for recording by the Canadian Intellectual Property Office, to protect the validity of and to establish a legal, valid and perfected security interest in such Patents, Trademarks and Copyrights in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of such Patents, Trademarks and

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Copyrights in which a security interest may be perfected by filing, recording or registration in Canada (or any political subdivision thereof) and its territories and possessions, and, upon filing of such agreement or agreements, no further or subsequent filing, refiling, recording, rerecording, registration, reregistration or other action shall be necessary or desirable (other than publication under the Civil Code of Quebec or such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of such Patents, Trademarks and Copyrights acquired or developed after the date hereof or such actions that may be required by law for renewal of such Security Interests in the future) to protect and perfect the collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights.

(b) Schedule II sets forth a correct and complete list as of the Closing Date of all (i) Intellectual Property owned by any Grantor as of the Closing Date which is the subject of a registration or application in any Intellectual Property registry and (ii) Licences to which any Grantor is a party or otherwise bound (whether as licensor or licencee) and which is otherwise material to the business of the Grantors as currently conducted. Each Grantor is the sole and exclusive beneficial and record owner of the entire right, title and interest in and to all registered Intellectual Property listed as owned by such Grantor as of the Closing Date on Schedule II. Each Grantor owns, or is licenced to use, all material Intellectual Property used in its business as currently conducted and all other Intellectual Property set forth in Schedule II. On the date hereof, and to each Grantor’s knowledge, all material Intellectual Property owned by such Grantor is valid and enforceable, and has not been abandoned. Each Grantor has performed all necessary acts and has paid all registration, renewal and maintenance fees required to maintain each and every registration and application of Intellectual Property disclosed in Schedule II.

(c) Except as could not reasonably be expected to result in the aggregate, in a Material Adverse Effect, the use of the Intellectual Property owned by each Grantor and the conduct of the business of each Grantor does not infringe upon or otherwise violate any Intellectual Property of any other Person. No written claim has been asserted or is pending, or to the Grantors’ knowledge, threatened, by any Person challenging any Grantor’s use of any Intellectual Property, nor does any Grantor know of any valid basis for any such claim, except as could not reasonably be expected to result in the aggregate, in a Material Adverse Effect. To the Grantors’ knowledge, no Person is materially infringing upon, misappropriating, or otherwise violating any rights of any Grantor in any material Intellectual Property owned by such Grantor.

(d) As of the Closing Date, the Grantors’ rights in any Intellectual Property owned or used by the Grantors are not subject to any Licences, covenants not to sue or similar arrangement other than as set forth on Schedule II or as is not material to their business.

(e) No holding, decisions or judgment has been rendered by any Governmental Authority (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), which limits the validity of or any Grantor’s ownership or rights to use or register any material Intellectual Property owned by the Grantors. No action or proceeding is pending, or, to the knowledge of the Grantors, threatened (other than office actions issued in the ordinary course of prosecution of any applications for Intellectual Property), against any Grantor on the date hereof seeking to limit the validity of any material Intellectual Property owned by any Grantor or any Grantor’s ownership interest therein or right to register the same.

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(f) Each Grantor takes reasonable steps to protect the confidentiality of such Grantor’s material trade secrets.

(g) To the extent required under applicable law, each Grantor uses and has been using appropriate statutory notices of registration in connection with such Grantor’s use of material registered Trademarks, proper marking practices in connection with the use of material Patents, and appropriate notices of copyright in connection with the publication of Copyrights material to such Grantor’s business.

4.11. [Intentionally omitted].

4.12. No Financing Statements, Guarantee and Collateral Agreements. As of the date hereof, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Collateral Agent on behalf of itself, and the Secured Parties, (b) in respect to other Liens permitted pursuant to Section 6.02 of the Term Loan Agreement, or (c) in respect of the Receivables Securitization Liens.

4.13. No Conflicts. Neither the execution and delivery by a Grantor of this Collateral Agreement, the creation and perfection of the security interest in such Grantor’s Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or formation or other constitutive documents or by-laws or limited liability company agreement of such Grantor, (B) any order of any Governmental Authority applicable to such Grantor or (C) any provision of any indenture, agreement or other instrument to which such Grantor is a party or by which such Grantor or any of its property is or may be bound, except in the case of this clause (C) could not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Grantor (other than any Lien created hereunder or under the Loan Documents).

4.14. Consumer Goods. The Collateral does not and shall not at any time include consumer goods.

ARTICLE V

COVENANTS

From the date of this Collateral Agreement, and thereafter until this Collateral Agreement is terminated, each Grantor agrees that:

5.1. General.

(a) Collateral Records. Such Grantor will maintain, at its own expense, complete and accurate books and records with respect to the Collateral owned by it and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Collateral Agent shall from time to time request.

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(b) Authorization to File Financing Statements; Ratification.

(i) Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain, subject to the Intercreditor Agreement, a perfected first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any Personal Property Security Act jurisdiction and may (A) indicate such Grantor’s Collateral as all assets of such Grantor, whether now owned or hereafter acquired, or words of similar effect, and (B) contain any other information required by the Personal Property Security Act of each applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any Personal Property Security Act jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ii) Such Grantor hereby authorizes the Collateral Agent to execute and/or file with the Canadian Intellectual Property Office (or any successor office or any similar office in any other country), as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor hereunder, including this Collateral Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) Further Assurances.

(i) Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests and subject to the limitations set forth in the Term Loan Agreement, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may specify. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments and to use commercially reasonable efforts to obtain any third party agreements (including but not limited to Collateral Access Agreements and Control Agreements), and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to perfect this grant of security interest. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral

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Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(ii) In the event that any ABL Document (as defined in the Intercreditor Agreement) is amended, modified or supplemented in a manner that confers additional or new material rights to any secured parties under any ABL Document (as defined in the Intercreditor Agreement) or which imposes new or additional material obligations on the “Loan Parties” thereunder, in each case with respect to the Collateral, then (A) such Grantor shall provide prompt notice of such amendment, modification or supplement to the Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent) and (B) at the request of the Collateral Agent, such Grantor shall negotiate in good faith an amendment, modification or supplement to this Collateral Agreement that is comparable in form and substance to such amendment, modification or supplement to such ABL Document (as defined in the Intercreditor Agreement), taking into account the relative priorities of the Secured Parties, on the one hand, and the secured parties under such ABL Document, on the other hand, in such Collateral as provided in the Intercreditor Agreement.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions not prohibited pursuant to Section 6.05 of the Term Loan Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Collateral Agreement, (ii) the Receivables Securitization Liens, and (iii) other Liens permitted under Section 6.02 of the Term Loan Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements perfecting Liens as permitted by Section 5.1(e). Other than in connection with the Liens in favor of the ABL Agent pursuant to the ABL Documents and in accordance with the Intercreditor Agreement, such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under the Personal Property Security Act of Ontario or equivalent in any other jurisdiction.

(g) [Intentionally omitted].

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

5.2. Receivables.

(a) Certain Agreements on Receivables. After the occurrence and during the continuation of an Event of Default, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in

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satisfaction of a Receivable less than the original amount thereof; provided, that so long as no Event of Default exists, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business, all in accordance with the terms of the Intercreditor Agreement.

(b) Collection of Receivables. Except as otherwise provided in this Collateral Agreement or the Term Loan Agreement, such Grantor will use commercially reasonable efforts to collect and enforce in accordance with its present policies, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) [Intentionally Omitted].

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defence exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing if such matter exceeds $7,500,000.

(e) [Intentionally omitted].

5.3. Inventory. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory in good repair and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

5.4. Delivery of Chattel Paper and Documents of Title. Subject to the terms of the Intercreditor Agreement, such Grantor will (a) deliver to the Collateral Agent promptly upon execution of this Collateral Agreement the originals of all Chattel Paper with a value in excess of $250,000, (b) hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, thereafter deliver to the Collateral Agent any such Chattel Paper, (c) upon the Collateral Agent’s request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly, but in no event more than ten (10) Business Days following receipt, deliver to the Collateral Agent) any Document of Title evidencing or constituting Collateral and (d) promptly upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Collateral Agreement, in the form of Exhibit F hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Collateral Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

5.5. [Intentionally omitted].

5.6. [Intentionally omitted].

5.7. [Intentionally omitted].

5.8. [Intentionally omitted].

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5.9. [Intentionally omitted].

5.10. [Intentionally omitted].

5.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Collateral Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

5.12. Insurance.

(a) [Intentionally omitted].

(b) All insurance policies required hereunder and under Section 5.02 of the Term Loan Agreement shall name the Collateral Agent (for the benefit of itself, and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that: (i) subject to the provisions of the Term Loan Agreement, and the Intercreditor Agreement, all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Collateral Agent.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from any Grantor’s failure to maintain such insurance or pay any premiums therefor.

5.13. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each Distribution Center and each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral having a fair market value in excess of $1,000,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. After the Closing Date, if any Grantor leases any additional real property or warehouse space (other than a Distribution Center), such Grantor shall use commercially reasonably efforts to obtain a satisfactory Collateral Access Agreement with respect to such location (unless the Inventory located at such location has an aggregate value of less than $1,000,000) within thirty (30) days after the date such location was leased. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral having an aggregate value of $1,000,000 or more is or may be located.

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5.14. [Intentionally omitted].

5.15. Change of Name or Location. Except as provided in the Term Loan Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state, province or territory of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, or the location of its records concerning the Collateral as set forth in this Collateral Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state, province or territory of incorporation or other organization, or (e) change its state, province or territory of incorporation or organization or the jurisdiction in which Collateral valued in aggregate in excess of $1,000,000 is located, in each case, unless the Collateral Agent shall have received at least ten (10) days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of itself and the Lenders, in any Collateral), provided that, any new location shall be in Canada or the US.

5.16. Patent, Trademark and Copyright Collateral.

(a) Each Grantor will not, and will not permit any of its licencees to, do any act, or knowingly omit to do any act, whereby any Patent that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and agrees, to the extent required under applicable law, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licencees or its sublicencees) will, for each Trademark that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, (i) maintain applications or registrations pertaining to such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licencees or sublicencees) will not, and will not permit any of its licencees to, do any act, or knowingly omit to do any act, whereby any Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and will, for each work covered by a Copyright that is material to the conduct of Holdings, the Borrowers and their Subsidiaries, taken as a whole, continue to publish, reproduce, display and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

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(d) Each Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, may become abandoned, lapsed or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country (other than a routine office action in the course of prosecution where a response to such office action may be filed)) regarding any Grantor’s ownership of any such Patent, Trademark or Copyright, its right to use or register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licencee or designee, acquires ownership of any Patent, Trademark or Copyright registration or application or files any application for any Patent, Trademark or Copyright with the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, such Grantor shall promptly notify the Collateral Agent with written notice of such acquisition, registration or application (and, in any event, concurrently with the delivery of the financial statements with respect to the end of the fiscal quarter in which such Grantor acquires such ownership interest), and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright), and the Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney in being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps in any proceeding before the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) that are material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of Holdings, the Borrowers and their Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, has been or is being infringed, misappropriated, diluted or otherwise violated by a third person, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation, dilution or other violation and to recover any and all damages for such infringement, misappropriation, dilution or other violation, and take such other actions as are appropriate under the circumstances to protect such Collateral.

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(h) Each Grantor will execute and deliver, or cause to be executed and delivered, to the Collateral Agent filings registered or applied for in a jurisdiction outside Canada, with any governmental recording or registration office in any jurisdiction required by the Collateral Agent, in order to perfect or protect the Liens of the Collateral Agent granted under this Collateral Agreement or other Security Document in any material Intellectual Property, upon the Collateral Agent’s request.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright Licence, Patent Licence or Trademark Licence, and each other Licence, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or to its designee, and to enforce the Security Interest granted in such Licenses hereunder.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Term Loan Agreement shall constitute an Event of Default hereunder.

6.2. Remedies.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) subject to Section 2.6(e) with respect to Pledged ULC Shares, those rights and remedies provided in this Collateral Agreement, the Term Loan Agreement, or any other Loan Document; provided that, this Section 6.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to an Event of Default;

(ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally exercise those rights and remedies available to a Secured Party under the Personal Property Security Act (whether or not the Personal Property Security Act applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or banker’s lien) when a debtor is in default under a security agreement;

(iii) without notice (except where written notice may be required pursuant to Section 2.6(e) in the case of Pledged ULC Shares, or as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise

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dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iv) concurrently with written notice to the applicable Grantor, or written notice in accordance with Section 2.6(e) in the case of Pledged ULC Shares, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof; and

(v) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to licence or sublicence, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangement to the extent that a waiver cannot be obtained).

(b) [Intentionally deleted.]

(c) The Collateral Agent, on behalf of itself and the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of itself and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(e) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have, subject to the terms of the Intercreditor Agreement, the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, subject to the terms of the Intercreditor Agreement, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of itself and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

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(f) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the applicable securities laws of Canada or any province or territory thereof, as now or hereafter in effect, (“Canadian Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Canadian Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Canadian Securities Laws and (ii) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

(h) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, in addition to its other enforcement rights expressed herein or otherwise at law, the Collateral Agent may appoint by instrument in writing one or more Receivers of any Collateral of any Grantor. Any such Receiver shall have the rights set out in paragraph (j) below. In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of such Grantor and no Secured Party shall be responsible for any act or default of any Receiver. The Collateral Agent may remove any Receiver and appoint another from time to time. No Receiver appointed by the Collateral Agent need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court. If two

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or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally. The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting any Secured Party a mortgagee in possession in respect of the Collateral.

(i) Any Receiver appointed by the Collateral Agent in accordance with Section 6.2(i) shall have such of the following rights, powers, authorities and remedies as the Collateral Agent shall grant to such Receiver in the instrument appointing such Receiver:

(i) any Receiver may exercise any rights, powers and remedies to which the Collateral Agent is entitled, save that only the Collateral Agent, and not the Receiver, shall have the right to exercise any rights or remedies with respect to Pledged ULC Shares;

(ii) any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by any Grantor or where any Collateral is located to take possession of, disable or remove any Collateral, and may use whatever means the Receiver considers advisable to do so;

(iii) any Receiver shall be entitled to immediate possession of Collateral and each Grantor shall forthwith upon demand by any Receiver deliver up possession to a Receiver of any Collateral;

(iv) any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of any Grantor and may, to the exclusion of all others, including each Grantor, enter upon, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by any Grantor and may use any of the Equipment and Intangibles of such Grantor for such time and such purposes as the Receiver sees fit. No Receiver shall be liable to any Grantor for any negligence in so doing or in respect of any rent, charges, costs, depreciation or damages in connection with any such action; and

(v) except in relation to ULC Shares, any Receiver may have, enjoy and exercise all of the rights of and enjoyed by each Grantor with respect to the Collateral or incidental, ancillary, attaching or deriving from the ownership by any Grantor of the Collateral, including the right to enter into agreements pertaining to Collateral, the right to commence or continue proceedings to preserve or protect Collateral and the right to grant or agree to Liens and grant or reserve profits à prendre, easements, rights of ways, rights in the nature of easements and licences over or pertaining to the whole or any part of the Collateral.

(j) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Collateral Agent pursuant to this Collateral Agreement.

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6.3. Grantor’s Obligations Upon Default.

(a) Upon the request of the Collateral Agent after the occurrence of and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor will:

(i) assemble and make available to the Collateral Agent or any Receiver the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent or Receiver, whether at a Grantor’s premises or elsewhere;

(ii) permit the Collateral Agent or any Receiver, by the Collateral Agent’s or Receiver’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(iii) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the securities commission of Canada or any province thereof or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent or any Receiver may request, all in form and substance reasonably satisfactory to the Collateral Agent or Receiver, and furnish to the Collateral Agent or Receiver, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent or Receiver, any information regarding the Pledged Collateral in such detail as the Collateral Agent or Receiver may reasonably specify.

(iv) [Intentionally omitted].

(b) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent or any Receiver desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent or Receiver, use its reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent or Receiver to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, each Receiver, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent or Receiver of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the

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same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent, any other Secured Party or any Receiver expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the securities laws of such provinces and territories as may be requested by the Collateral Agent or any Receiver and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 6.3(b). Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 6.3(b) and that such failure would not be adequately compensable in damages, and therefore agrees that, subject to the terms of the Intercreditor Agreement, its agreements contained in this Section 6.3(b) may be specifically enforced.

6.4. Grant of Intellectual Property Licence. For the purpose of enabling the Collateral Agent and any Receiver to exercise rights and remedies under this Collateral Agreement at such time as the Collateral Agent or Receiver shall be lawfully entitled to exercise such rights and remedies, effective upon the occurrence and continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent and each Receiver an irrevocable, worldwide, non-exclusive licence, with rights to grant sublicences, (exercisable without payment of royalty or other compensation to the Grantors), to use or otherwise exploit any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such licence access to all media in which any of the licenced items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) subject to the terms of the Intercreditor Agreement, irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Collateral Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Any licence, sublicence or other transaction entered into by the Collateral Agent or any Receiver in accordance herewith shall be automatically revoked upon any subsequent cure of such Event of Default.

6.5. Application of Proceeds. The proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, shall be applied by the Collateral Agent or any Receiver in accordance with Section 7.02 of the Term Loan Agreement.

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ARTICLE VII

ATTORNEY IN FACT; PROXY

7.1. Authorization for Collateral Agent and any Receiver to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent and each Receiver at any time and from time to time in the sole discretion of the Collateral Agent or Receiver and appoints the Collateral Agent and each Receiver as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s or Receiver’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Collateral Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent or Receiver in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Term Loan Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent, the Receiver or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to extend, settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent or Receiver may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Collateral Agreement; and such Grantor agrees to reimburse the Collateral Agent and each Receiver on demand for any payment made or any expense incurred by the Collateral Agent or Receiver in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Collateral Agreement or under the Term Loan Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, and each Receiver, for the benefit of itself and the Lenders, under this Section 7.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent, any Lender or any Receiver to exercise any such powers. The Collateral Agent agrees that (i) except for the powers granted in Sections 7.1(a)(i)-(iii) and (xv), the Collateral Agent shall not exercise any power of attorney

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granted to it under such Section 7.1(a) unless an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not exercise any power of attorney granted to it under Section 7.1(a) in a manner that would violate the terms of the Intercreditor Agreement.

7.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN AND SUBJECT TO THE PROVISIONS OF SECTION 7.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL EXCEPT FOR THE PLEDGED ULC SHARES, IN RESPECT OF WHICH SUCH RIGHTS DO NOT ARISE UNTIL AFTER THE GIVING OF NOTICE PROVIDED FOR IN SECTION 2.6(e), WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

7.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF EACH OF THE COLLATERAL AGENT AND EACH RECEIVER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS COLLATERAL AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.16. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY LENDER, NOR ANY RECEIVER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the

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Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, in accordance with Section 8.24, at least (i) fifteen (15) days prior to the date of any such public sale or (ii) prior to the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent, any Receiver or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent, Receiver or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any Receiver or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defences it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Collateral Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Collateral Agreement or any Collateral.

8.2. Limitation on Collateral Agent’s, Receiver’s and Lenders’ Duty with Respect to the Collateral. Neither the Collateral Agent nor any Receiver shall have any obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent, each Receiver and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent, nor any Receiver nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, the Receiver or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent or any Receiver to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent or any Receiver (i) to fail to incur expenses deemed significant by the Collateral Agent or Receiver to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition

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warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent or any Receiver against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent or any Receiver a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent or Receiver, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent or Receiver in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent or any Receiver would be commercially reasonable in the Collateral Agent’s or Receiver’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent or Receiver shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent or any Receiver that would not have been granted or imposed by this Collateral Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral.

(a) The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defences and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that, subject to the terms of the Intercreditor Agreement, the Collateral Agent and any Receiver may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent or Receiver in its reasonable discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent or Receiver shall be commercially reasonable so long as the Collateral Agent or Receiver acts in good faith based on information known to it at the time it takes any such action.

(b) Subject to the terms of the Intercreditor Agreement, each Secured Party is hereby authorized at any time and from time to time, to set off and apply any and all Collateral in accordance with Section 9.06 of the Term Loan Agreement or Section 21 of the Guarantee Agreement.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, subject to the terms of the Intercreditor Agreement, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Collateral Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Article II, Article V, Section 6.3 or 8.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent

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and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Collateral Agreement, that subject to the terms of the Intercreditor Agreement, the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1(d) or as otherwise permitted under the Term Loan Agreement) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Collateral Agreement or under any other Loan Document shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Collateral Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 9.08 of the Term Loan Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Collateral Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations have been paid in fall.

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Collateral Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Collateral Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Collateral Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Collateral Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Collateral Agreement are declared to be severable. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9. Reinstatement. This Collateral Agreement shall remain in full force and effect and continue to be effective should any application be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is,

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pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Collateral Agreement shall be binding upon and inure to the benefit of the Grantors, the Agents and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Collateral Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Collateral Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of itself and the Lenders, hereunder.

8.11. Survival of Representations. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Collateral Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans.

8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal, provincial or territorial authority in respect of this Collateral Agreement shall be paid by the Grantors, together with interest and penalties, if any. Without limitation of its reimbursement obligations under Section 9.05 of the Term Loan Agreement or the other Loan Documents, the Grantors shall reimburse the Collateral Agent or any Receiver for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent or Receiver) paid or incurred by the Collateral Agent or Receiver in connection with the preparation, execution, delivery, administration, collection and enforcement of this Collateral Agreement and, to the extent provided in the Term Loan Agreement, in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Collateral Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Collateral Agreement.

8.14. Other Pledge Agreements. The parties acknowledge and agree that certain of the Equity Interests constituting Pledged Collateral under this Collateral Agreement (the “Applicable Equity Interests”) may also be pledged to the Collateral Agent under a pledge agreement governed by the laws of the United States (or one or more states thereof) or the Netherlands (collectively, the “Foreign Pledge Agreements” and each individually, “Foreign Pledge

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Agreement”). If, in connection with any exercise of remedies by the Collateral Agent under any Foreign Pledge Agreement, a court of competent jurisdiction in the United States or the Netherlands, as applicable, determines that the pledge of the Applicable Equity Interests is governed by such Foreign Pledge Agreement, then such Foreign Pledge Agreement (and not this Collateral Agreement) shall control and shall supersede this Collateral Agreement, in each case, solely with respect to the pledge of such Applicable Equity Interests.

8.15. Term Loan Agreement; Intercreditor Agreement Notwithstanding any other provision of this Collateral Agreement, the rights of the parties hereunder are subject to the provisions of the Term Loan Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Collateral Agent. In the event that any provision of this Collateral Agreement is in conflict with the terms of the Term Loan Agreement, the Term Loan Agreement shall control. Notwithstanding anything to the contrary contained herein, this Collateral Agreement and each other Loan Document is subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Collateral Agreement (other than Sections 2.1 and 3(a) hereof), the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Collateral Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent or any Receiver hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. The delivery of any Collateral to the ABL Agent under the ABL Credit Facility (as defined in the Term Loan Agreement) pursuant to the -Loan Documents (as defined in the ABL Credit Facility) shall satisfy any delivery requirement hereunder or under any other Loan Document to the extent that such delivery is consistent with the terms of the Intercreditor Agreement.

8.16. Termination.

(a) This Collateral Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then payable under any Loan Document have been paid in full in cash (other than contingent obligations for which no claim has been asserted), and all obligations of each Loan Party under each Secured Hedging Agreement shall have been paid in full (or other arrangements satisfactory to each counterparty under each applicable Secured Hedging Agreement have been made).

(b) In connection with any termination or release pursuant to paragraph (a) (and upon receipt by the Collateral Agent of a certificate of the Borrower to the effect that such transaction will comply with the terms of the Term Loan Agreement), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Personal Property Security Act discharge statements and similar documents that such Grantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 8.16 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 8.16, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses,

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including the reasonable out-of-pocket fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 8.16.

8.17. Entire Agreement. This Collateral Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.18. CHOICE OF LAW. THIS COLLATERAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO, INCLUDING THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

8.19. Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Ontario Court sitting in Toronto, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collateral Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Collateral Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collateral Agreement or the other Loan Documents in any Ontario Court sitting in Toronto, and any appellate court thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Collateral Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.24. Nothing in this Collateral Agreement will affect the right of any party to this Collateral Agreement to serve process in any other manner permitted by law.

8.20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COLLATERAL AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY

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OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COLLATERAL AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.20.

8.21. Indemnity.

(a) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor hereby agrees to indemnify the Collateral Agent, each Receiver and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent, the Receiver or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, the Receiver or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Collateral Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent, any Receiver or the Lenders or any Grantor, and any claim for Intellectual Property infringement); provided that such indemnity shall not, as to the Collateral Agent, any Receiver and the Lenders, and their respective successors, assigns, agents and employees, be available to the extent such liabilities, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.21 shall remain operative and in full force and effect regardless of the termination of this Collateral Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Collateral Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent, any Receiver or any other Secured Party. All amounts due under this Section 8.21 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Term Loan Agreement.

8.22. Currency Conversions. If the Collateral Agent receives or recovers under this Collateral Agreement payment of any Obligation in a currency (the “Recovered Amount”) which is different than the currency in which the Obligation is due or owing (the “Contract Currency”), the Collateral Agent may convert the Recovered Amount to the Contract Currency at the rate of exchange which the Collateral Agent is able, acting in a reasonable manner and in good faith, to purchase the Contract Currency and apply the converted amount in accordance with the Intercreditor Agreement and the Credit Agreement.

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8.23. Receipt of a Copy. Each Grantor acknowledges receipt of a copy of this Collateral Agreement and copies of the verification statements pertaining to the financing statements filed under the Personal Property Security Act by the Collateral Agent in respect of this Collateral Agreement. To the extent permitted by applicable law, each Grantor irrevocably waives the right to receive a copy of each financing statement or financing change statement (or any verification statement pertaining thereto) filed under the Personal Property Security Act by the Collateral Agent in respect of this Collateral Agreement or any other security agreement, and releases any and all claims or causes of action it may have against the Collateral Agent or any Secured Party for failure to provide any such copy.

8.24. Information. At any time, the Collateral Agent may provide to any Person that claims an interest in Collateral copies of this Collateral Agreement or information about it or about the Collateral or the Obligations to the extent the Collateral Agent reasonably believes it is obliged to provide such information by law, including the Personal Property Security Act.

8.25. Counterparts. This Collateral Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Collateral Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Collateral Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Collateral Agreement.

8.26. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Term Loan Agreement.

8.27. Security Interest Absolute. All rights of the Collateral Agent and each Receiver hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defence available to, or a discharge of, any Grantor in respect of the Obligations or this Collateral Agreement.

8.28. Binding Effect; Several Agreement. This Collateral Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent, each Receiver and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign

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or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by the Security Documents or the Term Loan Agreement. This Collateral Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Loan Party hereunder.

8.29. Successors and Assigns. Whenever in this Collateral Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Collateral Agreement shall bind and inure to the benefit of their respective successors and assigns.

8.30. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Term Loan Agreement shall enter into this Collateral Agreement as a Grantor as provided in the Term Loan Agreement upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of (i) a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Collateral Agreement.

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CREDIT SUISSE AG, Cayman Islands Branch, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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WDC HOLDING INC.

By:
Name:
Title:

By:
Name:
Title:

WESCO HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

WDCH, LP, by its general partner CBC LP HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

TVC CANADA CORP.

By:
Name:
Title:

By:
Name:
Title:

Canadian Cross-Border Collateral Agreement

WESCO DISTRIBUTION CANADA CO.

By:
Name:
Title:

By:
Name:
Title:

WESCO DISTRIBUTION II ULC

By:
Name:
Title:

By:
Name:
Title:

Canadian Cross-Border Collateral Agreement

Exhibit A to the

Canadian Cross-Border Collateral Agreement

SUPPLEMENT NO.     , dated as of [                    ], 20[    ] (this “Supplement”), to the Canadian Cross-Border Collateral Agreement dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the Canadian Subsidiary Guarantors from time to time party thereto (together with the Canadian Borrower and Holdings, the “Grantors”, and each a “Grantor”), and Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent (the “Collateral Agent”) for the lenders party to the Term Loan Agreement referred to below.

A. Reference is made to the Term Loan Agreement, dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation, Holdings, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement or the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Term Loans. Section 8.30 of the Collateral Agreement provides that certain additional Subsidiaries of the Grantors shall become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement and the Collateral Agreement to become a Subsidiary Guarantor and a Grantor under the Collateral Agreement as consideration for Term Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.30 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder (giving effect to any supplements to schedules thereto delivered in connection herewith) are true and correct on and as of the date hereof (except any representation or warranty that relates to an earlier date). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the

A-1

Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement, when taken together, bears the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule as of the date hereof of (i) (A) any and all Pledged Equity Interests and Pledged Debt Securities owned by the New Subsidiary and (B) all subsidiaries of the New Subsidiary and the percentage ownership interest of Holdings, the Borrowers or any Restricted Subsidiary (including the New Subsidiary) therein, (ii) (A) Intellectual Property owned by the New Subsidiary which is the subject of a registration or application in any Intellectual Property registry and (B) Licenses to which the New Subsidiary is a party or otherwise bound (whether as licensor or licensee) and which is otherwise material to the business of the Grantors as currently conducted, (iii) the type of entity of the New Subsidiary, its state or other jurisdiction of organization, the organizational number issued to it by its state or other jurisdiction of organization and its federal employer identification number, if applicable, (iv) the New Subsidiary’s mailing address, the location of its principal place of business or its chief executive office, and the location of its records concerning the Collateral, (v) all real property owned by the New Subsidiary and the addresses thereof (vi) all of the locations where the New Subsidiary’s Collateral is stored or located except for (A) Inventory in transit or (B) Inventory located at (x) any customer location acceptable to the Collateral Agent in its reasonable discretion and (y) at any location where the aggregate value of all Inventory of the Grantors is less than $100,000 and (vii) all of the New Subsidiary’s Deposit Accounts, Securities Accounts and Lock Boxes.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

A-2

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.26 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent promptly on demand for all reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including the reasonable out-of-pocket fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Page Follows]

A-3

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By
Name:
Title:

A-4

Exhibit C to the

Collateral Agreement

[Form of]

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Trademark Collateral”):

(i) (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, whether statutory or common law and whether established or registered in the United States, Canada or any other country or any political subdivision thereof, (b) all registrations and recordings thereof, and applications filed in connection therewith, including in the United States Patent and Trademark Office (or any successor office thereof), the Canadian Intellectual Property Office (or any successor office thereof), any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals thereof, (d) all goodwill associated therewith or symbolized thereby, (e) all other assets, rights, and interests that uniquely reflect or embody such goodwill, (f) all rights and privileges arising under applicable law with respect to the use of any of the foregoing, (g) all income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder or with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (h) all rights to sue for past, present or future infringements, dilutions or other violations thereof, and (i) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in any United States “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but only if and solely to the extent that the granting of the Security Interest in such application would result in the invalidation of such application or any resulting registration.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Trademarks at the United States Patent and Trademark Office and the Registrar of Trademarks at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Trademark Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

TRADEMARK SECURITY AGREEMENT

TRADEMARKS

[OWNER]

Mark	Application Number	File Date	Registration Number	Registration Date

CANADIAN TRADE MARK APPLICATIONS AND/OR REGISTRATIONS

OWNED BY WESCO DISTRIBUTION CANADA LP

Trademark	Application No.	Filing Date	Registration No.	Registration Date

B Design	0725121	March 19, 1993	TMA428369	June 3, 1994

TRYDOR DESIGN	0609276	June 14, 1988	TMA357951	June 30, 1989

BREWS DESIGN	0725120	March 19, 1993	TMA437645	December 30, 1994

B BREWS & Design	0725118	March 19, 1993	TMA441337	March 31, 1995

CANADIAN TRADE MARK APPLICATIONS AND/OR REGISTRATIONS

OWNED BY WESCO EQUITY CORPORATION

Trademark	Application No.	Filing Date	Registration No.	Registration Date

WESCO	1178221	May 16, 2003	TMA646537	August 24, 2005

WESCO THE EXTRA EFFORT PEOPLE & Design	0711285	August 19, 1992	TMA461377	August 23, 1996

WESCO LES GENS QUI SE SURPASSENT	0711041	August 14, 1992	TMA443851	June 16, 1995

WESCO BUYERS GUIDE	1130228	February 1, 2002	TMA669280	August 4, 2006

Exhibit D to the

Collateral Agreement

[Form of]

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto, and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Patent Collateral”):

(i) (a) all letters patent of the United States or Canada, or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any other country or any political subdivision thereof, including those listed on Schedule I, (b) all reissues, continuations, divisions, continuations-in-part, supplementary protection certificates or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (d) all rights to sue for past, present or future infringements or other violations thereof, and (e) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office or the Commissioner of Patents at the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Commissioner of Patents at the United States Patent and Trademark Office and the Commissioner of Patents at the Canadian Intellectual Property Office record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Patent Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

CANADIAN PATENT APPLICATIONS AND/OR ISSUED PATENTS

OWNED BY WESCO EQUITY CORPORATION

Title	Application No.	Filing Date	Patent No.	Issue Date

COMMUNICATIONS CABLE WITH FABRIC SLEEVE	2,729,337	June 1, 2009	N/A	N/A

METHOD AND APPARATUS FOR DIVIDING A CONDUIT INTO COMPARTMENTS	2,361,750	June 21, 2000	2,361,750	January 19, 2010

SYSTEM FOR THE SIMULTANEOUS INTRODUCTION OF TWO ITEMS INTO A CONDUIT	2,638,580	August 8, 2008	N/A	N/A

CABLE GUIDE SLEEVING STRUCTURE	2,496,520	August 28, 2003	2,496,520	January 17, 2012

Exhibit E to the

Collateral Agreement

[Form of]

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT dated as of [                    ], 2012 (this “Agreement”), among [                    ], a [                    ] located at [                    ], [                    ], a [                    ] located at [                    ] (each, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS), a Swiss national bank located at [                    ] as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the US Collateral Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among WESCO Distribution, Inc., a Delaware corporation (the “US Borrower”), WESCO International, Inc., a Delaware corporation (“Holdings”), the US Subsidiary Guarantors from time to time party thereto and the Collateral Agent for the lenders party to the Term Loan Agreement referred to below and (b) the Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Holdings, the lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Term Loan Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor (other than the Borrowers) is an affiliate of the Borrowers, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Term Loan Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, each Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Article I of the Collateral Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of itself and the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Copyright Collateral”):

(i) (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other country, including registrations, recordings, supplemental registrations and applications for registration in the United States Copyright Office, the Canadian Intellectual Property Office (or any successor office thereof) or any similar offices in any other country or any political subdivision thereof, including those listed on Schedule I, (c) all renewals and extensions thereof, (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (e) all rights to sue for past, present or future infringements or other violations thereof, and (f) all rights corresponding thereto throughout the world; and

(ii) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office or the Registrar of Copyrights at the Canadian Intellectual Property Office, as the case may be. Each Grantor authorizes and requests that the Register of Copyrights at the United States Copyright Office and the Registrar of Copyrights at the Canadian Intellectual Property Office, as applicable, record this Agreement.

Section 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Term. The term of this Agreement shall be coterminous with the term of the Collateral Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.22 of the Collateral Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Further Assurances. Each Grantor further agrees to execute and deliver to the Collateral Agent any and all further documents and instruments, and do any and all further acts which the Collateral Agent (or the Collateral Agent’s agents or designees) reasonably requests in order to confirm this grant of security interest in and to the Copyright Collateral.

Section 8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND ANY APPLICABLE LAWS OF CANADA.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

COPYRIGHT SECURITY AGREEMENT

Title Of Work	Reg. No.	Reg. Date [Pub Date]

Schedule I

Pledged Collateral

(a) Equity Interests

Wesco:

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Equity Interest Outstanding	Type of Entity
TVC Canada Corp.	Canada-Nova Scotia	100,000,000	Common Stock	WDCH, LP	100%	Unlimited Liability Company
WESCO Distribution Canada Co.	Canada-Nova Scotia	Unlimited	Common Stock	WDCH, LP	100%	Unlimited Liability Company
WESCO Distribution Canada Co.	Canada-Nova Scotia	1,000,000	Class A Preferred Stock	TVC Canada Corp.	100%	Unlimited Liability Company
WESCO Distribution Canada GP Inc.	Canada-Nova Scotia	1,000,000,000	Common Stock	WDINESCO CV	100%	Limited Liability Company
WESCO Distribution Canada LP	Canada- Ontario	N/A	N/A	WESCO Distribution Canada GP Inc.	6.6809%	Limited Partnership
WESCO Distribution Canada LP	Canada- Ontario	N/A	N/A	WDINESCO CV	93.3191%	Limited Partnership
WESCO Distribution II ULC	Canada-Nova Scotia	1,000,000	Common Stock	WESCO Distribution Canada Co.	100%	Unlimited Liability Company
WESCO Distribution III ULC	Canada-Nova Scotia	1,000,000	Common Stock	WDINESCO CV	100%	Unlimited Liability Company
WESCO Canada I, LP	Canada- Alberta	N/A	N/A	WESCO Holdings, LLC	>99.99%	Limited Partnership
WESCO Canada I, LP	Canada- Alberta	N/A	N/A	WDC Holding Inc.	<0.01%	Limited Partnership
WESCO Canada II, LP	Canada- Alberta	N/A	N/A	WESCO Distribution II ULC	0.15%	Limited Partnership

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Equity Interest Outstanding	Type of Entity
WESCO Canada II, LP	Canada- Alberta	N/A	N/A	WESCO Distribution Canada Co.	99.85%	Limited Partnership

(c) Equity Investments

WESCO:

Nil.

Schedule II

Intellectual Property

Patents

Wesco:

TVC Canada Corp – nil

WESCO Distribution Canada Co. – nil

WESCO Distribution II ULC – nil

Trademarks

Wesco:

TVC Canada Corp – nil

WESCO Distribution Canada Co. – nil

WESCO Distribution II ULC – nil

Copyrights

Wesco:

TVC Canada Corp – nil

WESCO Distribution Canada Co. – nil

WESCO Distribution II ULC – nil

Schedule III

[Note: no mention of any Schedule III in the body of the Collateral Agreement]

Schedule IV

Title, Perfection, Priority

Entity Name	Type of Filing	Applicable Collateral Document	Jurisdictions

WESCO Distribution Canada Co.	PPSA	Canadian Collateral Agreement	Alberta, Ontario, British Columbia, Saskatchewan, Newfoundland and Labrador

WESCO Distribution II ULC	PPSA	Canadian Collateral Agreement	Nova Scotia, Alberta

Schedule V

Principal Location

Chief Executive Offices

Legal Name	Jurisdiction of Incorporation	Chief Executive Office Address	Registered Address
TVC Canada Corp.	Nova Scotia	475 Hood Road Markham, ON L3R 0S8	Stewart McKelvey 1959 Upper Water Street Suite 900 Halifax, NS B3J 3N2

WESCO Distribution Canada Co.	Nova Scotia	475 Hood Road Markham, ON L3R 0S8	Stewart McKelvey 1959 Upper Water Street Suite 900 Halifax, NS B3J 3N2

WESCO Distribution II ULC	Nova Scotia	475 Hood Road Markham, ON L3R 0S8	Stewart McKelvey 1959 Upper Water Street Suite 900 Halifax, NS B3J 3N2

Schedule VI

Collateral Locations

Locations of Inventory

Name of Applicable Loan Party	Property ID	City	State	Zip	Country	Property Address	Leased / Owned	Estimated Value of Inventory (if greater than $3 million)	Estimated Value of Other Collateral (if greater than $100,000)	Description of Other Collateral (if greater than $100,000)
WESCO Distribution Canada Co.	2095	Burnaby	BC	V5B 4V6	Canada	6000 Lougheed Highway	Owned	$7,725,812	$259,044	N/A
WESCO Distribution Canada Co.	2120	St. Johns	NF	A1B 2C9	Canada	95 O’Leary Street	Owned	N/A	N/A	N/A
WESCO Distribution Canada Co.	2330	Ottawa	ON	K1G 4K6	Canada	2320 St. Laurent Boulevard	Owned	N/A	N/A	N/A
WESCO Distribution Canada Co.	2350	Hamilton	ON	L8H 2Y6	Canada	1910 Barton Street, East	Owned	N/A	N/A	N/A
WESCO Distribution Canada Co.	2365	Kitchener	ON	N2G 4J3	Canada	10 Goodrich Drive	Owned	N/A	N/A	N/A
WESCO Distribution Canada Co.	2550	Calgary	AB	T2H 2G5	Canada	810 59th Avenue, SE	Owned	$3,782,923	N/A	N/A
WESCO Distribution Canada Co.	2640	Victoria	BC	V8T 4T4	Canada	481 Cecelia Road	Owned	N/A	N/A	N/A
WESCO Distribution Canada Co.	2680	Prince George	BC	V2N 1V9	Canada	2223 Nicholson Street, North	Owned	N/A	N/A	N/A

Real Property

Wesco:

Name of Applicable Loan Party	Property ID	City	State	Zip	Country	Property Address[1]	Leased / Owned	Estimated Value Apportioned to Owned Property	Purpose[2]	Subject to Mortgage
WESCO Distribution Canada Co.	2095	Burnaby	BC	V5B 4V6	Canada	6000 Lougheed Highway	Owned	$4,107,360	Branch - Distribution Center	No
WESCO Distribution Canada Co.	2120	St. Johns	NF	A1B 2C9	Canada	95 O’Leary Street	Owned	$821,472	Branch	No
WESCO Distribution Canada Co.	2330	Ottawa	ON	K1G 4K6	Canada	2320 St. Laurent Boulevard	Owned	$1,516,564	Branch	No
WESCO Distribution Canada Co.	2350	Hamilton	ON	L8H 2Y6	Canada	1910 Barton Street, East	Owned	$1,263,803	Branch	No
WESCO Distribution Canada Co.	2365	Kitchener	ON	N2G 4J3	Canada	10 Goodrich Drive	Owned	$1,074,233	Branch	No
WESCO Distribution Canada Co.	2550	Calgary	AB	T2H 2G5	Canada	810 59th Avenue, SE	Owned	$3,159,508	Branch	No
WESCO Distribution Canada Co.	2640	Victoria	BC	V8T 4T4	Canada	481 Cecelia Road	Owned	$3,159,508	Branch	No

[1]	* Under contract to sell once SPV mortgages are paid off

(+)    Currently under negotiation for sale once SPV mortgages are paid off

[2]	“Excess” means there is still a lease on the property; however, it is not in use.

Name of Applicable Loan Party	Property ID	City	State	Zip	Country	Property Address[1]	Leased / Owned	Estimated Value Apportioned to Owned Property	Purpose[2]	Subject to Mortgage
WESCO Distribution Canada Co.	2680	Prince George	BC	V2N 1V9	Canada	2223 Nicholson Street, North	Owned	$758,282	Branch	No

Leases

Wesco:

TVC Canada Corp – nil

WESCO Distribution Canada Co. – nil

WESCO Distribution II ULC – nil

Schedule VII

Deposit Accounts

Country	Bank Name	Legal Name of Account Holder	Account Sub Title / Description	Account Number
Canada	SCOTIABANK	TVC Canada Corp	Basic business account (CAD)	778420040614
Canada	SCOTIABANK	TVC Canada Corp	business investment account (CAD)	778420038113
Canada	SCOTIABANK	TVC Canada Corp	Basic business account (USD)	778420239518

Schedule VIII

Letter of Credit Rights

Wesco:

TVC Canada Corp – nil

WESCO Distribution Canada Co. – nil

WESCO Distribution II ULC – nil

EXHIBIT D-4

FORM OF

GUARANTEE AGREEMENT

EXECUTION VERSION

GUARANTEE AGREEMENT

Dated as of December 12, 2012

By

WESCO DISTRIBUTION, INC.,

as US Borrower,

WDCC ENTERPRISES INC.,

as Canadian Borrower,

WESCO INTERNATIONAL, INC.,

as Holdings,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

in favor of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent on behalf of the Secured Parties

i

GUARANTEE AGREEMENT

GUARANTEE dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Guarantee Agreement”) made by Wesco International, Inc., a Delaware corporation (“Holdings”), Wesco Distribution, Inc., a Delaware corporation (the “US Borrower”), WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”, and, together with the US Borrower, the “Borrowers”), each of the other Persons listed from time to time on Schedule I hereto (the “US Subsidiary Guarantors”), each of the other Persons listed from time to time on Schedule II hereto (the “Canadian Subsidiary Guarantors”), each of the other Persons listed from time to time on Schedule III hereto (the “Canadian Cross-Border Guarantors”), each of the other Persons listed from time to time on Schedule IV hereto (the “Netherlands Subsidiary Guarantors”), in favor of Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) on behalf of the Secured Parties (as defined in the Term Loan Agreement referred to below).

PRELIMINARY STATEMENT

Holdings, the US Borrower and the Canadian Borrower are parties to a Term Loan Agreement dated as of December 12, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) with certain Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Term Loans under the Term Loan Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Documents and the Secured Hedging Agreements (together, the “Finance Documents”) and it is in the interest of each such Guarantor to make this Guarantee Agreement in favor of the Administrative Agent for the Secured Parties. It is a condition precedent to the making of Term Loans by the Lenders under the Term Loan Agreement that each Guarantor shall have executed and delivered this Guarantee Agreement.

The potential obligations of each Guarantor under this Guarantee Agreement are not disproportionate to the benefits derived by such Guarantor from the making of extensions of credit to the Borrowers under the Term Loan Agreement and the other financing arrangements described above and/or to each such Guarantor’s net worth.

The execution, delivery and performance by each Guarantor of this Guarantee Agreement has been duly authorized by all necessary corporate, unlimited liability company or limited liability company action on the part of such Guarantor.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans under the Term Loan Agreement, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1. Definitions. Capitalized terms used in this Guarantee Agreement and not otherwise defined herein have the meanings set forth in the Term Loan Agreement.

1

(a) The rules of construction specified in Section 1.02 of the Term Loan Agreement also apply to this Guarantee Agreement.

(b) As used in this Guarantee Agreement, the following terms have the meanings specified below:

“Borrowers” has the meaning specified in the preamble of this Guarantee Agreement.

“Canadian Borrower” has the meaning specified in the preamble of this Guarantee Agreement.

“Canadian Cross-Border Guarantors” has the meaning specified in the preamble of this Guarantee Agreement.

“Canadian Obligations Guarantors” means, collectively, Holdings, the US Borrower, the US Subsidiary Guarantors, the Canadian Cross-Border Guarantors, the Canadian Subsidiary Guarantors and the Netherlands Subsidiary Guarantors.

“Canadian Obligations” shall have the meaning set forth in Term Loan Agreement.

“Canadian Subsidiary Guarantors” has the meaning specified in the preamble of this Guarantee Agreement.

“Claiming Guarantor” has the meaning specified in Section 13(a).

“Contributing Guarantor” has the meaning specified in Section 13(a).

“Corresponding Obligations” means (i) with respect to each US Obligations Guarantor under this Guarantee Agreement, the US Obligations and/or (ii) with respect to each Canadian Obligations Guarantor under this Guarantee Agreement, the Canadian Obligations, as applicable.

“Deductible Amount” has the meaning specified in Section 16(d).

“Finance Documents” has the meaning specified in the preliminary statement to this Guarantee Agreement.

“Guarantors” means, collectively, the US Obligations Guarantors and the Canadian Obligations Guarantors.

“Guarantee Agreement” has the meaning specified in the preamble to this Guarantee Agreement.

“Guarantee Supplement” means a Guarantee supplement in substantially the form of Exhibit A hereto.

2

“Holdings” has the meaning specified in the preamble of this Guarantee Agreement.

“Netherlands Subsidiary Guarantors” has the meaning specified in the preamble of this Guarantee Agreement.

“Parallel Debt” has the meaning set forth in Section 16(a).

“Received Amount” has the meaning set forth in Section 16(d).

“Subsidiary Guarantors” shall mean the US Subsidiary Guarantors, the Canadian Subsidiary Guarantors, the Canadian Cross-Border Guarantors and the Netherlands Subsidiary Guarantors, collectively.

“Term Loan Agreement” has the meaning specified in the preliminary statement to this Guarantee Agreement.

“US Borrower” has the meaning specified in the preamble of this Guarantee Agreement.

“US Obligations Guarantors” means Holdings, the US Subsidiary Guarantors, the Canadian Cross-Border Guarantors and WDINESCO II B.V.; provided that, for the avoidance of doubt, US Obligations Guarantors shall not include any CFC Subsidiary or CFC Subsidiary Holding Company.

“US Obligations” shall have the meaning set forth in Term Loan Agreement.

“US Subsidiary Guarantors” has the meaning specified in the preamble of this Guarantee Agreement.

Section 2. Guarantee; Limitation of Liability.

(a) (i) Each US Obligations Guarantor unconditionally guarantees, jointly with the other US Obligations Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the US Obligations. Each US Obligations Guarantor further agrees that the US Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any US Obligation; provided that nothing in this provision shall permit any amendment or modification of any agreement or document to which any US Obligations Guarantor is a party without the consent of such US Obligations Guarantor (to the extent required by the terms of such agreement or document). Each US Obligations Guarantor waives presentment to, demand of payment from and protest to the US Borrower or any other US Loan Party of any US Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(ii) Each Canadian Obligations Guarantor unconditionally guarantees, jointly with the other Canadian Obligations Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Canadian

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Obligations. Each Canadian Obligations Guarantor further agrees that the Canadian Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Canadian Obligation; provided that nothing in this provision shall permit any amendment or modification of any agreement or document to which any Canadian Obligations Guarantor is a party without the consent of such Canadian Obligations Guarantor (to the extent required by the terms of such agreement or document). Each Canadian Obligations Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrower or any other Canadian Loan Party of any Canadian Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS TO THE CONTRARY, NEITHER CANADIAN BORROWER, ANY CANADIAN SUBSIDIARY GUARANTOR NOR ANY NETHERLANDS SUBSIDIARY GUARANTOR (OTHER THAN WDINESCO II B.V.) SHALL GUARANTEE OR SHALL BE DEEMED TO HAVE GUARANTEED, OR SHALL OTHERWISE BE LIABLE WITH RESPECT TO, DIRECTLY OR INDIRECTLY, ANY OF THE US OBLIGATIONS.

(c) Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Corresponding Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrowers or any other Person.

Section 3. No Limitations, Etc.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 25, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Corresponding Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be discharged, terminated, reduced or impaired or otherwise affected by, whether or not any Guarantor shall have had notice or knowledge of any of them, (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for the Corresponding Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Corresponding Obligations, (v) the existence of any dispute between the Borrowers and any Secured Party with respect to the existence of any Event of Default or (vi) any other act or omission that may or might in any manner or to any extent vary

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the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Corresponding Obligations). Each Guarantor expressly authorizes the Administrative Agent to take and hold security for the payment and performance of the Corresponding Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Corresponding Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives (i) any defense based on or arising out of any defense of the Borrowers or any other Loan Party or the unenforceability of the Corresponding Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers or any other Loan Party, other than the payment in full in cash, or, in the case of non-payment obligations, performance in full of all the Corresponding Obligations; (ii) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (A) proceed against the Borrowers, any other guarantor (including any other Guarantor) of the Corresponding Obligations or any other Person, (B) proceed against or exhaust any security held from the Borrowers, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrowers or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Corresponding Obligations, except behavior which amounts to gross negligence or willful misconduct; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices or notings of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Secured Hedging Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Corresponding Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in this Section 3(b) and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Corresponding Obligations, make any other accommodation with the Borrowers or any other Loan Party or exercise any other right or remedy available to them against the Borrowers or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Corresponding Obligations have been paid in full in cash or, in the case of non-payment obligations, fully performed. To the fullest extent permitted by

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applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrowers or any other Loan Party, as the case may be, or any security.

(c) Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full in cash of the Corresponding Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) the obligations of each Guarantor hereunder are independent of the obligations of the Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrowers or any of such other guarantors and whether or not the Borrowers is joined in any such action or actions;

(ii) payment by any Guarantor of a portion, but not all, of the Corresponding Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Corresponding Obligations which has not been paid; and without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Corresponding Obligations, such judgment, to the fullest extent permitted by applicable law, shall not be deemed to release such Guarantor from its covenant to pay the portion of the Corresponding Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Corresponding Obligations; and

(iii) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (A) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Corresponding Obligations; (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Corresponding Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (C) request and accept other guaranties of the Corresponding Obligations and take and hold security for the payment hereof or the Corresponding Obligations; (D) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Corresponding Obligations, any other guaranties of the Corresponding Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Corresponding

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Obligations; (E) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Corresponding Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Hedging Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrowers or any security for the Corresponding Obligations; and (F) exercise any other rights or remedies available to it under the Loan Documents or Secured Hedging Agreements; provided that nothing in this clause (iii) shall permit any amendment or modification of any agreement or document to which any Guarantor is a party without the consent of such Guarantor (to the extent required by the terms of such agreement or document).

Section 4. Bankruptcy, etc.

(a) The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrowers or any other Guarantor or by any defense which the Borrowers or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding, to the fullest extent permitted by applicable law, unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Corresponding Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrowers or any Guarantor (or, if interest on any portion of the Corresponding Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Corresponding Obligations if such case or proceeding had not been commenced) shall be included in the Corresponding Obligations because it is the intention of the Guarantors and the Secured Parties that the Corresponding Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrowers of any portion of such Corresponding Obligations. The Guarantors will permit any trustee in bankruptcy, interim receiver, receiver and manager, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) If acceleration of the time for payment of any amount payable by the Borrowers under the Term Loan Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers, all such amounts otherwise subject to acceleration under the terms of the Term Loan Agreement or any other Loan Document shall

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nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

Section 5. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Corresponding Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise.

Section 6. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Corresponding Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 7. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that this Guarantee Agreement constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 8. General Limitation on Guarantee Obligations. In any action or proceeding involving any federal, state or provincial corporate limited partnership, unlimited liability company or limited liability company law, or any applicable state, provincial, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee Agreement would otherwise be held or determined to be compromised, void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guarantee Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 13) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 9. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrowers or any other Loan Party to pay any Corresponding Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Corresponding Obligation plus any accrued and unpaid interest on such Corresponding Obligation (including interest which, but for the Borrowers’ becoming the subject of a case under the Bankruptcy Code, would have accrued on such Corresponding Obligations whether or not

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such claim is allowed against the Borrowers for such interest in the related bankruptcy case). Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrowers or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Sections 12, 13 and 14.

Section 10. Representations and Warranties. Each Subsidiary Guarantor represents and warrants that each of the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Term Loan Agreement applicable to it is true and correct.

Section 11. Covenants. The Canadian Borrower and each Guarantor (other than the US Borrower in its capacity as a Borrower under the Term Loan Agreement) covenants and agrees that, unless and until the indefeasible payment in full in cash of the Corresponding Obligations (other than contingent obligations for which no claim has been asserted), the Canadian Borrower and each such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that Holdings or either Borrower has agreed to cause such Guarantor or such Subsidiary to perform or observe.

Section 12. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 14), the Borrowers agree that (a) in the event a payment shall be made by any Guarantor under this Agreement, the applicable Borrower shall indemnify such Guarantor for the full amount of such payment of Corresponding Obligations and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Guarantee Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party under the Corresponding Obligations, the applicable Borrower shall indemnify such Guarantor in an amount equal to the fair market value of the assets so sold.

Section 13. Contribution and Subrogation.

(a) (i) Each US Obligations Guarantor (a “US Contributing Guarantor”) agrees (subject to Section 14) that, in the event a payment shall be made by any other US Obligations Guarantor hereunder in respect of any US Obligation, or assets of any other US Obligations Guarantor shall be sold, foreclosed or otherwise realized upon pursuant to any Security Document to satisfy any US Obligation owed to any Secured Party, and such other US Obligations Guarantor (the “US Claiming Guarantor”) shall not have been fully indemnified by the US Borrower as provided in Section 12, the US Contributing Guarantor shall indemnify the US Claiming Guarantor in an amount equal to (A) the amount of such payment or (B) the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the US Contributing Guarantor (as determined immediately prior to such payment or sale) and the denominator shall be the aggregate net worth of all the US Obligations Guarantors (as determined immediately prior to such payment or sale) and (ii) each Canadian Obligations Guarantor (a “Canadian Contributing Guarantor” and, together with a US Contributing Guarantor, each a “Contributing Guarantor”) agrees (subject to Section 14) that, in the event a payment shall be made by any other Canadian Obligations

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Guarantor hereunder in respect of any Canadian Obligation, or assets of any other Canadian Obligations Guarantor shall be sold, foreclosed or otherwise realized upon pursuant to any Security Document to satisfy any Canadian Obligation owed to any Secured Party, and such other Canadian Obligations Guarantor (the “Canadian Claiming Guarantor” and, together with a US Claiming Guarantor, each a “Claiming Guarantor”) shall not have been fully indemnified by the Canadian Borrower as provided in Section 12, the Canadian Contributing Guarantor shall indemnify the Canadian Claiming Guarantor in an amount equal to (A) the amount of such payment or (B) the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Canadian Contributing Guarantor (as determined immediately prior to such payment or sale) and the denominator shall be the aggregate net worth of all the Canadian Obligations Guarantors (as determined immediately prior to such payment or sale). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 13 shall be subrogated to the rights of such Claiming Guarantor under Section 12 to the extent of such payment.

(b) The obligations of the Guarantors under the Loan Documents, including their liability for the Corresponding Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of contribution or subrogation arising under Sections 12, 13 and 14. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

Section 14. Subordination.

(a) Notwithstanding any provision of this Guarantee Agreement to the contrary, all rights of the Guarantors under Sections 12 and 13 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Corresponding Obligations (other than contingent obligations for which no claim has been asserted). No failure on the part of the Borrowers or any Guarantor to make the payments required by Sections 12 or 13 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) Unless otherwise set forth in any other Loan Document, the Borrowers and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrowers or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Corresponding Obligations (other than contingent obligations for which no claim has been asserted).

(c) Each Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnification against any Secured Party until such time as the relevant Corresponding Obligations have been paid in full and have terminated.

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Section 15. Amendments, Release of Guarantors, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Guarantors (with the consent of the requisite number of Lenders specified in the Term Loan Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16. Parallel Debt.

(a) For the purpose of ensuring the validity and enforceability of the right of pledge to be created pursuant to Security Documents governed by Netherlands law, each Guarantor hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount due by that Guarantor in respect of the Corresponding Obligations from time to time. The payment undertaking of each Guarantor under this Section 16 is to be referred to as its “Parallel Debt”.

(b) The Parallel Debt of each Guarantor will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent one or more of its Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 Netherlands Civil Code with respect to the relevant Parallel Debt without any notice being required.

(c) Each of the Guarantors and the Administrative Agent hereby acknowledge that:

(i) the Parallel Debt of a Guarantor constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of that Guarantor; and

(ii) the Parallel Debt of a Guarantor represents the Administrative Agent’s own separate and independent claim to receive payment of that Parallel Debt from that Guarantor;

it being understood that, in each case, the amount which may become payable by that Guarantor as its Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations of such Guarantor.

(d) The Administrative Agent hereby confirms and accepts that to the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt of a US Obligations Guarantor, the Administrative Agent shall distribute that amount among the Secured Parties that are creditors of the US Obligations of such US Obligations Guarantor in accordance with Section 7.02 of the Term Loan Agreement. The Administrative Agent hereby confirms and accepts that to the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt of a Canadian Obligations Guarantor, the Administrative Agent shall distribute that amount among the Secured Parties that are creditors of the Canadian Obligations of such Canadian Obligations Guarantor in accordance with Section 7.02 of the

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Term Loan Agreement. The Administrative Agent, not only in its own name but also on behalf of the other Secured Parties, agrees and confirms that upon irrevocable receipt by the Administrative Agent of any amount in payment of the Parallel Debt of a Guarantor (a “Received Amount”), the relevant Corresponding Obligations of that Guarantor towards the Secured Parties shall be reduced, if necessary pro rata in respect of each Secured Party individually, by amounts totaling an amount (a “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received by the Secured Parties as a payment of the relevant Corresponding Obligations owed by that Guarantor on the date of receipt by the Administrative Agent of the Received Amount.

(e) For the purpose of this Section 16, but subject to paragraph (d) above the Administrative Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Secured Party, and its claims against the Guarantors under this Section 16 shall not be held on trust.

(f) Each Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnification against any Loan Party for amounts paid under the Parallel Debt until such time as the relevant Corresponding Obligations have been paid in full and have terminated.

Section 17. Release of Guarantors. A Guarantor (other than the US Borrower in its capacity as a Borrower under the Term Loan Agreement) shall automatically be released from this Guarantee Agreement and its obligations hereunder upon consummation of any disposition or other transaction or designation permitted by the Term Loan Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary; provided that no such release shall occur if such Guarantor is, and upon consummation or designation shall remain, a guarantor in respect of any obligations pursuant to the ABL Credit Facility or any related document delivered in connection therewith, the Receivables Securitization Documents or the Real Estate Loan Agreements. The Administrative Agent will, at such Guarantor’s expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence the release of such Guarantor from its Guarantee hereunder pursuant to this Section 17; provided that such Guarantor shall have delivered to the Administrative Agent a written request therefor and a certificate of such Guarantor to the effect that the transaction is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

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Section 18. Guarantee Supplements. Upon the execution and delivery by any Person of a Guarantee Supplement, (a) such Person shall be referred to as an “Additional Guarantor” and shall become either a Canadian Cross-Border Guarantor, a Canadian Subsidiary Guarantor, a Netherlands Subsidiary Guarantor or a US Subsidiary Guarantor, as applicable, hereunder, and each reference in this Guarantee Agreement to a “Canadian Cross-Border Guarantor”, a “Canadian Subsidiary Guarantor”, a “Netherlands Subsidiary Guarantor” or a “US Subsidiary Guarantor”, as applicable, shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guarantee Agreement”, “hereunder”, “hereof” or words of like import referring to this Guarantee Agreement, and each reference in any other Loan Document to the “Guarantee Agreement”, “thereunder”, “thereof” or words of like import referring to this Guarantee Agreement, shall mean and be a reference to this Guarantee Agreement as supplemented by such Guarantee Supplement.

Section 19. Notices, Etc. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Term Loan Agreement.

Section 20. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 21. Right of Set-off. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Guarantor against any and all of the Corresponding Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guarantee Agreement or any other Loan Document and although such Corresponding Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section 21 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE ADMINISTRATIVE AGENT’S CONSENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY,

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OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS

Section 22. Continuing Guarantee; Assignments under the Term Loan Agreement. This Guarantee Agreement is a continuing Guarantee and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Corresponding Obligations (other than contingent obligations for which no claim has been asserted), (b) be binding upon each Guarantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Term Loan Agreement (including, without limitation, all or any portion of its Commitments, the Term Loans owing to it ) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.04 of the Term Loan Agreement. Except as expressly provided in the Term Loan Agreement, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 23. Execution in Counterparts. This Guarantee Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall constitute an original but all of which taken together shall constitute a single contract and shall become effective when (i) it shall have been executed by the Guarantors and the Administrative Agent and (ii) the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page to this Guarantee Agreement by facsimile transmission or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Guarantee Agreement.

Section 24. Term Loan Agreement; Intercreditor Agreement. Notwithstanding any other provision of this Guarantee Agreement, the rights of the parties hereunder are subject to the provisions of the Term Loan Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. In the event that any provision of this Guarantee Agreement is in conflict with the terms of the Term Loan Agreement, the Term Loan Agreement shall control. Furthermore, notwithstanding any other provision of this Guarantee Agreement, the rights of the parties hereunder are subject to the provisions of the Intercreditor Agreement. To the extent any provision of this Guarantee Agreement is in conflict with the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control.

Section 25. Termination. This Guarantee Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Term Loan Agreement has terminated pursuant to its express terms and (ii) all of the

14

Obligations have been indefeasibly paid and performed in full (other than contingent obligations for which no claim has been asserted) and no commitments of the Agents or the Lenders which would give rise to any Obligations are outstanding.

Section 26. Entire Agreement. This Guarantee Agreement embodies the entire agreement and understanding between the Guarantors and the Administrative Agent relating to the Guarantee Agreement and supersedes all prior agreements and understandings between the Guarantors and the Administrative Agent relating to the Guarantee Agreement.

Section 27. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH OF THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTEE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AGREEMENT AGAINST GUARANTORS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS GUARANTEE AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE TERM LOAN AGREEMENT. NOTHING IN THIS GUARANTEE

15

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTEE AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27.

16

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WESCO INTERNATIONAL, INC.,
as Holdings

By:
Name:
Title:

WESCO DISTRIBUTION, INC.,
as US Borrower

By:
Name:
Title:

WDCC ENTERPRISES INC.,
as Canadian Borrower

By:
Name:
Title:

[EACH ENTITY LISTED ON SCHEDULE I],
as Subsidiary Guarantors

By:
Name:
Title:

[Signature Page to Guarantee]

[EACH ENTITY LISTED ON SCHEDULE II],
as Subsidiary Guarantors

By:
Name:
Title:

[EACH ENTITY LISTED ON SCHEDULE III],
as Subsidiary Guarantors

By:
Name:
Title:

[EACH ENTITY LISTED ON SCHEDULE IV],
as Subsidiary Guarantors

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as the Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Guarantee]

EXHIBIT A

[FORM OF] GUARANTEE SUPPLEMENT

SUPPLEMENT NO.     , dated as of [                    ], 20[    ], to the Guarantee Agreement dated as of December 12, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Guarantee Agreement”) made by Wesco International, Inc., a Delaware corporation (“Holdings”), Wesco Distribution, Inc., a Delaware corporation (the “US Borrower”), WDCC Enterprises Inc., an Alberta corporation (the “Canadian Borrower”, and, together with the US Borrower, the “Borrowers”), each of the other Persons listed from time to time on Schedule I thereto (the “US Subsidiary Guarantors”), each of the other Persons listed from time to time on Schedule II thereto (the “Canadian Subsidiary Guarantors”), each of the other Persons listed from time to time on Schedule III thereto (the “Canadian Cross-Border Guarantors”), each of the other Persons listed from time to time on Schedule IV thereto (the “Netherlands Subsidiary Guarantors”), in favor of Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) on behalf of the Secured Parties (as defined in the Term Loan Agreement referred to below) .

A. Reference is made to the Term Loan Agreement dated as of December 12, 2012 (the “Term Loan Agreement”) by and among Holdings, the US Borrower, the Canadian Borrower, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement or the Guarantee Agreement, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make the Term Loans. Section 18 of the Guarantee Agreement provides that additional Subsidiaries of the Borrowers shall become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement and the Guarantee Agreement to become a Guarantor under the Guarantee Agreement as consideration for Term Loans previously made.

A-1

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 18 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a [US Subsidiary][Canadian Subsidiary][Canadian Cross-Border Subsidiary][Netherlands Subsidiary] Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a [US Subsidiary][Canadian Subsidiary][Canadian Cross-Border Subsidiary][Netherlands Subsidiary] Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a [US Subsidiary][Canadian Subsidiary][Canadian Cross-Border Subsidiary][Netherlands Subsidiary] Guarantor and (b) represents and warrants that the representations and warranties made by it as a [US Subsidiary][Canadian Subsidiary][Canadian Cross-Border Subsidiary][Netherlands Subsidiary] Guarantor thereunder (giving effect to any supplements to schedules thereto delivered in connection herewith) are true and correct on and as of the date hereof. Schedule [    ] to the Guarantee agreement is hereby supplemented to include the New Subsidiary as a [US Subsidiary Guarantor][Canadian Subsidiary Guarantor][Canadian Cross-Border Guarantor][Netherlands Subsidiary Guarantor]. Each reference to a “[US Subsidiary][Canadian Subsidiary][Canadian Cross-Border Subsidiary][Netherlands Subsidiary] Guarantor”, “Guarantor” or “Additional Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

Section 3. This Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall constitute an original but all of which taken together shall constitute a single contract and shall become effective when (i) it shall have been executed by the New Subsidiary and the Administrative Agent and (ii) the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, set forth under its signature hereto is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

Section 5. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

A-2

Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Term Loan Agreement.

Section 9. The New Subsidiary agrees to reimburse the Administrative Agent promptly on demand for all reasonable costs and expenses incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR],
as a [US Subsidiary Guarantor][Canadian Subsidiary Guarantor][Canadian Cross-Border Subsidiary Guarantor][Netherlands Subsidiary Guarantor]

By:
Name:
Title:

Legal Name:

Jurisdiction of Organization:

A-3

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

A-4

Schedule I

US Subsidiary Guarantors

Legal Name	Jurisdiction of Organization

I-1

Schedule II

Canadian Subsidiary Guarantors

Legal Name	Jurisdiction of Organization

II-1

Schedule III

Canadian Cross-Border Guarantors

Legal Name	Jurisdiction of Organization

II-1

Schedule IV

Netherlands Subsidiary Guarantors

Legal Name	Jurisdiction of Organization

III-1

EXHIBIT E

[FORM OF] MORTGAGE

THIS MORTGAGE SECURES FUTURE ADVANCES AND IS A FUTURE ADVANCE MORTGAGE UNDER APPLICABLE [                    ] LAW.

THIS MORTGAGE (“Mortgage”), dated as of [            ], made by [            ], a [            ], having an office at [            ], as mortgagor and assignor (in such capacities and together with any successors in such capacities, the “Mortgagor”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an office at 11 Madison Avenue, New York, New York 10010, in its capacity as Collateral Agent for the Lenders (as such terms are hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors or assigns in such capacities, the “Mortgagee”).

R E C I T A L S:

A. Pursuant to that certain Term Loan Agreement dated as of [                    ], 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise), among WESCO International, Inc., a Delaware corporation (“Holdings”), WESCO Distribution, Inc., a Delaware corporation (“US Borrower”), WDCC Enterprises Inc., an Alberta corporation (“Canadian Borrower”), the Lenders (as such term and each other capitalized term used but not defined in this Mortgage having the meaning given it in the Credit Agreement), and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders, the Lenders have agreed to make Term Loans to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans to the Borrower are conditioned upon, among other things, the execution and delivery of this Mortgage by Mortgagor.

B. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that the Mortgagor execute and deliver the applicable Security Documents, including this Mortgage.

C. Mortgagor is a wholly owned Subsidiary of the [US/Canadian] Borrower[s] and will derive substantial benefit from the making of the Loans by the Lenders. In order to induce the Lenders to make Loans, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the [Canadian] Borrower[s] under the Credit Agreement pursuant to the terms of the Guarantee Agreement.

D. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the “[Canadian] Obligations” (as defined in the Credit Agreement) (the “Obligations”).

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

The following terms in this Mortgage shall have the following meanings:

“Allocated Indebtedness” shall have the meaning assigned to such term in Section 11.14(i) hereof.

“Allocation Notice” shall have the meaning assigned to such term in Section 11.14(i) hereof.

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking of the Mortgaged Property (including but not limited to any taking of all or any part of the Mortgaged Property in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of the Mortgaged Property by any Governmental Authority, civil or military, or any settlement in lieu thereof).

“Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’ Liens and other claims arising by operation of law) judgments or demands against, all or any portion of the Mortgaged Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a lien on the Mortgaged Property or which might result in foreclosure of all or any portion of the Mortgaged Property.

“Collateral” shall have the meaning assigned to such term in Section 11.14(i) hereof.

“Contracts” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Default Rate” shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.07 of the Credit Agreement.

“Fixtures” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvements used in connection with the use and enjoyment of the Land or any other Improvements or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are real property or fixtures under the UCC or any other applicable law including, without limitation, all HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, power, waste removal, elevators, maintenance or other systems or equipment, utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land.

“Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.

“Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to the Credit Agreement.

“Land” shall mean the land owned by the Mortgagor and more particularly described on Exhibit A attached hereto, together with all of the Mortgagor’s reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and together with any greater or additional estate therein as may be acquired by Mortgagor.

“Landlord” shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

“Leases” shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.

“Mortgage” shall have the meaning assigned to such term in the Preamble hereof.

“Mortgaged Property” shall have the meaning assigned to such term in Section 2.1 hereof.

“Mortgagee” shall have the meaning assigned to such term in the Preamble.

“Mortgagor” shall have the meaning assigned to such term in the Preamble.

“Mortgagor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.

“Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

“Permitted Liens” shall mean any Liens permitted under Section 6.02 of the Credit Agreement.

“Premises” shall mean, collectively, the Land and the Improvements.

“Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

“Property Material Adverse Effect” shall mean, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (i) the business or operations of the Mortgagor as presently conducted at the

Mortgaged Property; (ii) the value or utility of the Mortgaged Property; or (iii) the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

“Prudent Operator” shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

“Records” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Permit.

“Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

“Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of any other jurisdiction as to the matter in question, “UCC” shall mean the Uniform Commercial Code in effect in such state.

Section 1.2 Interpretation. The rules of construction set forth in Section 1.02 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis.

ARTICLE II

GRANTS AND SECURED OBLIGATIONS

Section 2.1 Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, warrants, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee a security interest in and upon, all of the Mortgagor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):

(i) Land;

(ii) Improvements;

(iii) Leases;

(iv) Rents;

(v) Permits;

(vi) Contracts;

(vii) Records; and

(viii) Proceeds;

Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor’s right, title or interest in any Excluded Collateral (as defined in the [US][Canadian][Canadian Cross-Border] Collateral Agreement);

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Obligations.

Section 2.2 Assignment of Leases and Rents. As additional security for the payment and performance in full of the Obligations and subject to the provisions of Article V hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Mortgagor’s Interest”):

(i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

(ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;

(iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

(iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

Section 2.3 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the indefeasible payment and performance of the Obligations in full when due.

Section 2.4 Future Advances. This Mortgage shall secure all Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Security Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Security Documents, but also any and all other indebtedness which may hereafter be owing by the Mortgagor to the Secured Parties under the Credit Agreement or the other Security Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Security Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

Section 2.5 [Reserved].

Section 2.6 [Reserved].

Section 2.7 No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.7 shall survive the termination hereof and the discharge of the Mortgagor’s other obligations under this Mortgage and the other Loan Documents.

Section 2.8 Replacement of Fixtures. Except as permitted under the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, such consent not to be unreasonably witheld, conditioned or delayed, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Security Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

Section 3.1 Incorporation of Credit Agreement. The Mortgagor represents, warrants, covenants and agrees that each of the representations, warranties, covenants and other agreements of the Mortgagor under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

Section 3.2 Warranty of Title. The Mortgagor represents and warrants that:

(i) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;

(ii) it has good and marketable fee simple title to the Premises and the Landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Liens in favor of the Mortgagee pursuant to this Mortgage and other Permitted Liens; and

(iii) irrespective of recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located, this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are, as of the date hereof, subject only to Liens in favor of the Mortgagee pursuant to the Mortgage and other Permitted Liens.

Section 3.3 Condition of Mortgaged Property. The Mortgagor represents and warrants that:

(i) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use and subdivision laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded, except where the failure so to comply could not result in a Property Material Adverse Effect;

(ii) as of the date hereof, Mortgagor has neither received any notice of nor has any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property that could have a Property Material Adverse Effect and has no knowledge of any state of facts that may exist which could give rise to any such claims;

(iii) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts promulgated by the Federal Emergency Management Agency or any successor thereto or, if any portion of the Premises is located within such area as evidenced by the Federal Emergency Management Agency Standard Flood Hazard Determination provided to the Mortgagee by the Mortgagor pursuant to the Credit Agreement, the Mortgagor has obtained the flood insurance prescribed by the Credit Agreement or otherwise requested by Mortgagee from time to time;

(iv) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof, except where the lack of such assessment status could not result in a Property Material Adverse Effect; and

(v) except as disclosed in Schedule 3.07(d) to the Credit Agreement, there are no options or rights of first offer, last look or first refusal or other similar options or rights to purchase or acquire all or any portion of the Mortgaged Property.

Section 3.4 Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute, a Permitted Lien.

ARTICLE IV.

CERTAIN COVENANTS OF MORTGAGOR

Section 4.1 Payment and Performance. The Mortgagor shall, to the extent provided in the Credit Agreement, pay and perform the Obligations in full as and when the same shall become due under the Security Documents and when they are required to be performed thereunder.

Section 4.2 Title. The Mortgagor shall

(i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property except where the failure to keep in effect the same could not result in a Property Material Adverse Effect and (B) protect, preserve and defend its and Mortgagee’s interest in the Mortgaged Property and title thereto;

(ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property subject to Permitted Liens, (B) forever warrant to defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain this Mortgage and a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Liens; and

(iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by on (1) counsel satisfactory to the Mortgagee at the reasonable expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied to the payment of the Obligations or otherwise in accordance with the applicable provisions of the Credit Agreement.

Section 4.3 Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed.

Section 4.4 Inspection. Mortgagor shall permit Mortgagee, and its agents, representative and employees, upon reasonable prior written notice to Mortgagor and during regular business hours, to inspect the Mortgaged Property and all books and records located thereon; provided, that such inspections shall not materially interfere with the use and operation of the Mortgaged Property and shall otherwise be in compliance with Section 5.07 of the Credit Agreement.

Section 4.5 Limitation on Liens; Transfer Restrictions.

(i) Except for the Permitted Liens and the Lien of this Mortgage the Mortgagor may not, without the prior written consent of the Mortgagee, such consent to be in Mortgagee’s sole discretion, permit to exist or grant any Lien on all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.

(ii) Except to the extent permitted by the Credit Agreement, the Mortgagor may not, without the prior written consent of the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed, sell, convey, assign, lease or otherwise transfer all or any part of the Mortgaged Property.

Section 4.6 Insurance. The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof

ARTICLE V.

CONCERNING ASSIGNMENT OF LEASES AND RENTS

Section 5.1 Present Assignment; License to the Mortgagor.

(i) Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate to protect the security afforded by this Mortgage (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. This assignment is an absolute assignment and not an assignment for additional security only. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license granted in the immediately preceding sentence shall automatically cease and terminate without any notice by Mortgagee (such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law), or any action or proceeding or the intervention of a receiver appointed by a court.

(ii) Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that without regard to the recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “Choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

(iii) Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (A) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (B) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (C) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.2 Collection of Rents by the Mortgagee.

(i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall, upon the occurrence and during the continuance of an Event of Default, be applied in accordance with the provisions of Section 8.2(ii) of this Mortgage. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default (other than to the extent such collection and application of Rents shall constitute payment in full in cash of all Obligations) or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

(ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee (which Mortgagee agrees to give only upon the occurrence and during the continuance of an Event of Default) and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

Section 5.3 Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

ARTICLE VI.

TAXES AND CERTAIN STATUTORY LIENS

Section 6.1 Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Mortgagor shall, promptly after the Mortgagee’s request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

Section 6.2 Stamp and Other Taxes. The Mortgagor shall pay, to the extent applicable and in accordance with the Credit Agreement, any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the applicable provisions of the Credit Agreement.

Section 6.3 Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Mortgage or any other Security Document, the Mortgagor shall promptly pay any such taxes, assessments or other charges resulting therefrom in accordance with Section 2.20 of the Credit Agreement.

Section 6.4 Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor.

ARTICLE VII.

CASUALTY EVENTS AND RESTORATION

Section 7.1 Casualty Event. If there shall occur any Casualty Event (or, in the case of any condemnation, taking or other proceeding in the nature thereof, upon the occurrence thereof or notice of the commencement of any proceedings therefor), the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent thereof. The Proceeds of each Casualty Event shall be applied, allocated and distributed in accordance with the applicable provisions of the Credit Agreement.

Section 7.2 Condemnation. In the case of any taking, condemnation or other proceeding in the nature thereof, the Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any taking or condemnation and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it at the reasonable expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection therewith and in seeking and obtaining any award or payment on account thereof. The Proceeds of any taking, condemnation or other proceeding shall be applied, allocated and distributed in accordance with the applicable provisions of the Credit Agreement.

Section 7.3 Restoration. In the event the Mortgagor is permitted or required to perform any restoration of the Improvements in accordance with the applicable provisions of the Credit Agreement, the Mortgagor shall complete such restoration in accordance with provisions thereof.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.1 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, beyond any applicable notice and cure periods, the Mortgagee may, at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

(i) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the applicable provisions of the Credit Agreement.

(ii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 8.2 hereof or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

(iii) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

Section 8.2 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

(i) If any Event of Default shall have occurred and be continuing, beyond any applicable notice and cure periods, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor’s interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Obligations, or any part thereof, remain unpaid during the continuance of an Event of Default beyond any applicable notice and cure periods, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

(ii) The proceeds of any sale made under or by virtue of this Article VIII, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article VIII or otherwise, shall be applied in accordance with the applicable provisions of the Credit Agreement.

(iii) The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article VIII and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.

(iv) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(v) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 8.2 in respect of any or a number of individual parcels.

Section 8.3 Additional Remedies in Case of an Event of Default.

(i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof and, to the extent permitted by applicable law, the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. The Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

(ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

(iii) Any monies collected by the Mortgagee under this Section 8.3 shall be applied in accordance with the provisions of Section 8.2(ii) hereof.

Section 8.4 Legal Proceedings After an Event of Default.

(i) After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

(ii) The Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Obligations or any portion thereof The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.

(iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (I) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (II) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (III) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (IV) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.

Section 8.5 Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, whether or not purporting to be in “accord and satisfaction” or delivered with words of similar import, and the Mortgagor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

ARTICLE IX.

SECURITY AGREEMENT AND FIXTURE FILING

Section 9.1 Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default beyond any applicable notice and cure periods, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee’s option, upon the occurrence and during the continuance of an Event of Default beyond any applicable notice and cure periods, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. Upon the occurrence and during the continuance of an Event of Default beyond any applicable notice and cure periods, the Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days’ prior notice of the time and place of any intended disposition.

Section 9.2 Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

The name and address of the debtor (Mortgagor) is:

[    ]

[    ]

[    ]

The name and address of the Secured Party (Mortgagee) is:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

11 Madison Avenue

New York, New York 10010

The Mortgagor’s organizational identification number is [ ].

The Mortgagor is the record owner of the real estate described in this instrument.

Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

This document covers personal property which is or is to become fixtures.

In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.

ARTICLE X.

FURTHER ASSURANCES

Section 10.1 Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

Section 10.2 Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time reasonably request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer, confirm and evidence unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its reasonable efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 10.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

Section 10.3 Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other person, additional security for the Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee’s Lien and rights under this Mortgage.

ARTICLE XI.

MISCELLANEOUS

Section 11.1 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

Section 11.2 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee in its sole discretion shall have consented to such merger in writing.

Section 11.3 Concerning Mortgagee.

(i) The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

(ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.

(iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

(iv) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder.

The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.

Section 11.4 Mortgagee May Perform; Mortgagee Appointed Attorney-in Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any representation or warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the applicable provisions of the Credit Agreement. Neither the provisions of this Section 11.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 11.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of representation or warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee’s discretion, to take any action and to execute any instrument consistent with the terms hereof and the other Security Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 11.5 Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its successors and assigns, (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns and (iii) in the event there is more than one mortgagor party hereto, all undertakings hereunder shall be deemed joint and several. No other persons shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

Section 11.6 Termination; Release. When all the Obligations have been paid in full and the Commitments of the Lenders to make any Loan under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.

Section 11.7 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Security Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

Section 11.8 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.8.

Section 11.9 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PARTY HERETO AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH SUCH OTHER PARTY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO

BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.11 Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

Section 11.12 No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

Section 11.13 No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof. Notwithstanding the foregoing, nothing set forth herein shall be deemed to prohibit Mortgagor from contracting for labor, services or materials in the ordinary course of its business.

Section 11.14 Mortgagee’s Right To Sever Indebtedness.

(i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Obligations and that the Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the “Collateral”), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C)

the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an “Allocation Notice”) to the Mortgagor allocate a portion (the “Allocated Indebtedness”) of the Obligations to the Mortgaged Property and sever from the remaining Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Mortgagor unrelated to the other transactions contemplated by the Credit Agreement, any other Security Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 11.14, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of Section 8.2(ii) hereof.

(ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

(iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 11.14, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

(iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 11.14 shall be effective only to the maximum extent permitted by law.

Section 11.15 Credit Agreement. In the event of a conflict or inconsistency between the terms of the Credit Agreement and the terms of this Mortgage, the terms of the Credit Agreement shall govern.

Section 11.16 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshaling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the payment or performance of the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

ARTICLE XII

LEASES

Section 12.1 Mortgagor’s Affirmative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall:

(i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;

(ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

(iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

Section 12.2 Mortgagor’s Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall not, without the prior written consent of the Mortgagee:

(i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) months in advance of the respective period in respect of which such Rent is to accrue, except:

(A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month’s Rent;

(B) the amount held by Landlord as a reasonable security deposit thereunder; and

(C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

(ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

(iii) enter into any amendment or modification of any Lease if the same could reasonably be expected to result in a Property Material Adverse Effect;

(iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect or;

(v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases unless the same would not cause a Property Material Adverse Effect.

ARTICLE XIII

LOCAL LAW PROVISIONS

Section 13.1 The provisions of this Article XIII shall govern if any conflict or inconsistency exists between these provisions and the remainder of this Mortgage.

[AS APPLICABLE]. [Local counsel to provide].

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered [under seal] the day and year first above written.

[ ],
a [jurisdiction] [entity type]

By:
Name:
Title:

ACKNOWLEDGMENT

State of County of	) ) )	ss.:

Before me, a Notary Public in the said State and County, duly commissioned and qualified, personally appeared [                    ], to me known (or satisfactorily proven to me) to be an authorized officer of [                    ], a [jurisdiction] [entity type], and acknowledged that he executed the same on behalf of [                    ] as his free act and deed.

Sworn to and subscribed before me this      day of                     ,             .

Notary Public

My commission expires:

[SEAL]

This instrument prepared by and after recording return to:

[                    ]

EXHIBIT A

LEGAL DESCRIPTION

[to be attached]

EXHIBIT F

[Reserved]

F-1

EXHIBIT G

[RESERVED]

EXHIBIT H

[FORM OF]

COMPLIANCE CERTIFICATE

Fiscal year/Quarter ended: [Date]

This Compliance Certificate is delivered pursuant to Section 5.04(c) of the Term Loan Agreement, dated as of [                    ], 2012 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESCO DISTRIBUTION, INC., a Delaware corporation (the “US Borrower”), WDCC ENTERPRISES INC., an Alberta corporation (the “Canadian Borrower”), WESCO INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES TO THE AGENTS AND THE LENDERS THAT:

(1) I am a duly appointed Financial Officer of Wesco International, Inc.;

(2) [Use paragraph X for fiscal year-end financial statements and paragraph Y for fiscal quarter-end financial statements]

[X.] Attached hereto as Exhibit A are the annual financial statements as required by Section 5.04(a) of the Credit Agreement for the fiscal year of Holdings and its consolidated Subsidiaries ended as of the above date, in accordance with GAAP consistently (except as otherwise disclosed therein) applied, together with an opinion of Holdings’s auditors as required by Section 5.04(a) of the Credit Agreement.

[Y.] Attached hereto as Exhibit A are the quarterly financial statements as required by Section 5.04(b) of the Credit Agreement for the fiscal quarter of Holdings and its consolidated Subsidiaries ended as of the above date and the then elapsed portion of the fiscal year[, and comparative figures for the same periods in the immediately preceding fiscal year]1. Such financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

(3) I have reviewed the terms of the Loan Documents and I have made, or have caused to be made under my supervision, a review in reasonable detail of the

[1]	Include bracketed language unless this Compliance Certificate is being delivered with respect to the fiscal quarter ending December 31, 2012.

H-1

business and financial condition of Holdings and its consolidated Subsidiaries during the accounting period covered by the financial statements attached as Exhibit A (the “Financial Statements”).

(4) To my knowledge, no Default or Event of Default has occurred and is continuing as of the date of this Compliance Certificate[, except as set forth below].

[Set forth below are all exceptions to paragraph (4) above specifying the nature of the condition or event, the period during which it has existed and the corrective action which Holdings has taken, is taking or proposes to take with respect to each such condition or event:]

[(5) Attached hereto as Attachment No. 1 are computations setting forth Holdings’ calculation of Excess Cash Flow.]2

(6) [Attachment No. 2 attached hereto, sets forth the information required pursuant to Sections 1, 2, 6, 7, 8, 9, 10, 12, 13 and 14 of the Perfection Certificate.][There have been no changes since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to Section 5.06(b) of the Credit Agreement.]3

[(7) Attached hereto as Attachment No. 3 is a list of the names of all Excluded Subsidiaries and all Unrestricted Subsidiaries as of the date hereof and that each such Subsidiary set forth on this list qualifies as an Excluded Subsidiary or Unrestricted Subsidiary, as applicable.]4

[(8) Attached hereto as Attachment No. 4 are Holdings’ calculations and uses of the Available Amount (and the components thereof) for the last ended fiscal period.]5

The undersigned officer is executing this Compliance Certificate not in his/her individual capacity but in his/her capacity as an authorized officer of Holdings.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[2]	Item number 6 is required only if this Compliance Certificate is delivered with financial statements required by Section 5.04(a) of the Credit Agreement.
[3]

Choose either the first sentence or second sentence of item number 6. Item number 6 is required only if this Compliance Certificate is delivered with financial statements required by Section 5.04(a) of the Credit Agreement.

[4]	Item number 7 is required only if this Compliance Certificate is delivered with financial statements required by Section 5.04(a) of the Credit Agreement.
[5]	Item number 8 is required only if this Compliance Certificate is delivered with financial statements required by Section 5.04(a) of the Credit Agreement.

H-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

WESCO INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Compliance Certificate]

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

(Fiscal Year Ended                     (“Statement Date”))

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                     , 20     and pertains to the period from January 1, 20     to December 31, 20     (the “Calculation Period”). Section references herein relate to sections of the Credit Agreement. Notwithstanding the descriptions set forth below regarding components of the financial ratio, calculations are made pursuant to, and in accordance with, the terms of the Credit Agreement.

Credit Agreement Compliance Reporting as of the Statement Date

Actual
Excess Cash Flow	$	[	]

Attachment No. 1-1

I. Excess Cash Flow

Calculation of Excess Cash Flow1

I.	Calculation of Excess Cash Flow

A.	Consolidated Net Income

	1.	Consolidated Net Income for the Calculation Period	US$	[	]

B.	Excess Cash Flow

	1.	income tax expense for the Calculation Period to the extent deducted in arriving at Consolidated Net Income on Line I.A.1	US$	[	]

2.

all non-cash charges during the Calculation Period, including amounts attributable to depreciation, amortization and amortized debt discount, to the extent deducted in arriving at Consolidated Net Income on Line I.A.1

			US$	[	]

3.

aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by any Credit Party during the Calculation Period (other than in the ordinary course of business) to the extent deducted in arriving at Consolidated Net Income on Line I.A.1

			US$	[	]

4.

reductions to noncash working capital of the Credit Parties for the Calculation Period (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year)[2]

			US$	[	]

	5.	non-cash gains or credits included in arriving at Consolidated Net Income on Line I.A.1	US$	[	]

	6.	Capital Expenditures made in cash during such period	US$	[	]

7.

permanent repayments of Indebtedness (other than mandatory prepayments of Term Loans under Section 2.13 of the Credit Agreement and voluntary prepayments of Term Loans that reduce the mandatory prepayment under Section 2.13 of the Credit Agreement) made during the Calculation Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness with new Indebtedness

			US$	[	]

8.

aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by a Credit Party during the Calculation Period (other than in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income on Line I.A.1

			US$	[	]

9.

cash payments by a Credit Party during the Calculation Period in respect of long-term liabilities (other than Indebtedness) not expensed or otherwise deducted in determining Consolidated Net Income on Line I.A.1

			US$	[	]

10.

the amount expended in cash during the Calculation Period with respect to Permitted Acquisitions and Investments permitted under Section 6.04(i) of the Credit Agreement (other than Investments permitted as a result of clause (b) of the definition of “Available Amount” in the Credit Agreement)

			US$	[	]

[1]	The descriptions set forth below are summaries as qualified in their entirety by reference to the full text of the calculations set forth in the Credit Agreement.
[2]

Provided that, for purposes of determining changes in such noncash working capital during such fiscal year, (A) acquisitions occurring during such fiscal year shall be deemed to have occurred on the first day of such fiscal year), and (B) any reduction to noncash working capital for such fiscal year shall, for purposes of determining Excess Cash Flow for such fiscal year, be offset (but not beyond the amount of such reduction) by the excess, if any, of the aggregate amount of all repayments of borrowings under the ABL Credit Facility and the Receivables Facility (or any other facility permitted under Section 6.01(n) or (p) of the Credit Agreement) during such fiscal year, other than repayments subtracted in determining such Excess Cash Flow pursuant to clause (b)(iii) of the definition of “Excess Cash Flow” in the Credit Agreement, over the aggregate amount of all borrowings under the ABL Credit Facility and the Receivables Facility (or any other facility permitted under Section 6.01(n) or (p) of the Credit Agreement) during such fiscal year),

F-1-1

11.

payments made in cash during the Calculation Period by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the US Borrower to holders of minority equity interests in such Restricted Subsidiary that are not Affiliates of such Restricted Subsidiary, including pursuant to dividends declared or paid on equity interests held by such holders, to the extent permitted under the Credit Agreement

		US$	[	]

12.

the aggregate amount of expenditures actually made by the Credit Parties in cash during the Calculation Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed or otherwise deducted in determining Consolidated Net Income on Line I.A.1

		US$	[	]

13.

the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Credit Parties during the Calculation Period that are required to be made in connection with any prepayment of Indebtedness

		US$	[	]

14.	the amount of cash taxes paid during the Calculation Period	US$	[	]

15.	earnout payments and deferred purchase price payments made in cash during the Calculation Period	US$	[	]

16.

additions to noncash working capital for the Calculation Period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) (provided that, for purposes of determining changes in such noncash working capital during such fiscal year, acquisitions occurring during such fiscal year shall be deemed to have occurred on the first day of such fiscal year)

		US$	[	]

17.

Excess Cash Flow (Line I.A.1 + Line I.B.1 + Line I.B.2 +Line I.B.3 + Line I.B.4) - (Line I.B.5 + Line I.B.6 + Line I.B.7 + Line I.B.8 + Line I.B.9 + Line I.B.10+ Line I.B.11 + Line I.B.12 + Line I.B.13 + Line I.B.14 + Line I.B.15 + Line I.B.16 + Line I.B.16)[3]

		US$	[	]

[3]

Provided that no amount paid or expended under Lines I.B.5-I.B.16 shall be deducted in determining Excess Cash Flow to the extent financed with the proceeds of Indebtedness of a Credit Party or of the issuance or sale of equity interests of Holdings or proceeds of casualty or condemnation or other proceeds that would not be included in Consolidated Net Income.

F-1-2

ATTACHMENT NO. 2

TO COMPLIANCE CERTIFICATE

(Fiscal Year Ended                      (“Statement Date”))

This Attachment No. 2 is attached to and made a part of a Compliance Certificate dated as of                     , 20     and pertains to the period from January 1, 20     to December 31, 20     (the “Calculation Period”).

PERFECTION CERTIFICATE INFORMATION

Attachment No. 2-1

ATTACHMENT NO. 3

TO COMPLIANCE CERTIFICATE

(Fiscal Year Ended                     (“Statement Date”))

This Attachment No. 3 is attached to and made a part of a Compliance Certificate dated as of                     , 20     and pertains to the period from January 1, 20     to December 31, 20     (the “Calculation Period”).

EXCLUDED SUBSIDIARIES:

UNRESTRICTED SUBSIDIARIES:

Attachment No. 3-1

ATTACHMENT NO. 4

TO COMPLIANCE CERTIFICATE

(Fiscal Quarter/Year Ended                      (“Statement Date”))

This Attachment No. 4 is attached to and made a part of a Compliance Certificate dated as of                     , 20     and pertains to the period from                     , 20     to                     , 20     (the “Calculation Period”). Section references herein relate to sections of the Credit Agreement. Notwithstanding the descriptions set forth below regarding components of the Available Amount, calculations are made pursuant to, and in accordance with, the terms of the Credit Agreement.

IV. Available Amount Calculation

IV. Calculation of Available Amount1

A.	Calculation

	1.	US$45,000,000	US$	45,000,000

	2.	The sum of, without duplication:

(a)

the aggregate Excess Cash Flow for each fiscal year of Holdings, commencing with the fiscal year of Holdings ended December 31, 2013, that was not required to be applied to prepay Term Loans pursuant to Section 2.13(d) of the Credit Agreement so long as, in respect of any distribution made pursuant to Section 6.06(vi) of the Credit Agreement or any payment of Subordinated Indebtedness made pursuant to Section 6.09(b)(ii) of the Credit Agreement, the Secured Leverage Ratio would not exceed 3.00:1.00 on a pro forma basis after giving effect to such distribution or payment, as of the last day of the Calculation Period

			US$	[	]

		(b) cash proceeds from the issuance of common stock of Holdings otherwise permitted under the Credit Agreement	US$	[	]

(c)

the net proceeds of sales of Investments made using the Available Amount in an amount not exceeding the original amount of such Investment to the extent previously deducted in computing Available Amount

			US$	[	]

(d)

returns, profits, distributions and similar amounts received on Investments made using the Available Amount (in an amount not to exceed the amount of such original Investment to the extent previously deducted in computing Available Amount)

			US$	[	]

(e)

the investments of the Borrowers and their Restricted Subsidiaries in any Unrestricted Subsidiary to the extent made using the Available Amount that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated into the Borrowers or any of their Restricted Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Borrowers or any of their Restricted Subsidiaries, in each case, in an amount not to exceed the amount of the original investment in such Unrestricted Subsidiary to the extent previously deducted in computing Available Amount

			US$	[	]

[1]	The descriptions set forth below are summaries as qualified in their entirety by reference to the full text of the calculations set forth in the Credit Agreement.

Attachment No. 4-1

	3.	Sub-Total: Line I.A.1 + Line I.A.2(a) + Line I.A.2(b) + Line I.A.2(c) + Line I.A.2(d) + Line I.A.2(e)	US$	[	]

4.

such amounts as previously applied in determining the permissibility of a transaction under Sections 6.01(k), 6.01(l), 6.04(a), 6.04(c), 6.04(g), 6.04(o), 6.06(vi) or 6.09(b)(ii) of the Credit Agreement or otherwise where such permissibility was (or may have been) contingent on the receipt or availability of such amount

			US$	[	]

	5.	amounts specified under Section 6.09(b)(i) of the Credit Agreement	US$	[	]

B.	Available Amount (Line I.A.3 - Line I.A.4 - Line I.A.5)		US$	[	]

Attachment No. 4-2

EXHIBIT I-1

[Form of]

TRANCHE B-1 NOTE

[SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS TERM NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, IN EACH CASE SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE US BORROWER AT THE FOLLOWING ADDRESS: [                    ].]

$	New York, New York [Date]

FOR VALUE RECEIVED, the undersigned, WESCO DISTRIBUTION, INC., a Delaware corporation (the “US Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of                      DOLLARS ($        ), or, if less, the aggregate unpaid principal amount of all Tranche B-1 Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. The US Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Tranche B-1 Note (this “Term Note”) may endorse and attach a schedule to reflect the date, Type and amount of each Tranche B-1 Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the US Borrower hereunder or under the Credit Agreement.

This Term Note is one of a series of Tranche B-1 Term Notes issued to evidence the Tranche B-1 Term Loans made to the US Borrower pursuant to Article II of the Term Loan Agreement, dated as of [                    ], 2012 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, WDCC Enterprises Inc., an Alberta corporation, Wesco International, Inc., a Delaware corporation, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms

I-1-1

used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Term Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Term Note in respect thereof.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note may become, or may be declared to be, immediately due and payable as provided therein.

The undersigned hereby waives presentment, demand, protest and all other notices of any kind.

THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-1-2

WESCO DISTRIBUTION, INC.,
as the US Borrower

By:
Name:
Title:

I-1-3

TERM LOANS TO THE US BORROWER AND PRINCIPAL PAYMENTS

Date	Interest Period	Amount of Principal Repaid		Unpaid Principal Balance			Notation Made By
		Alternate Base Rate	LIBO Rate	Alternate Base Rate	LIBO Rate	Total

I-1-4

EXHIBIT I-2

[Form of]

TRANCHE B-2 NOTE

[SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS TERM NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, IN EACH CASE SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE CANADIAN BORROWER AT THE FOLLOWING ADDRESS: [                    ].]

$	New York, New York [Date]

FOR VALUE RECEIVED, the undersigned, WDCC ENTERPRISES INC., an Alberta corporation (the “Canadian Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of                      CANADIAN DOLLARS (C$        ), or, if less, the aggregate unpaid principal amount of all Tranche B-2 Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. The Canadian Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Tranche B-2 Note (this “Term Note”) may endorse and attach a schedule to reflect the date, Type and amount of each Tranche B-2 Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Canadian Borrower hereunder or under the Credit Agreement.

This Term Note is one of a series of Tranche B-2 Term Notes issued to evidence the Tranche B-2 Term Loans made to the Canadian Borrower pursuant to Article II of the Term Loan Agreement, dated as of [                    ], 2012 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrower, Wesco Distribution, Inc., a Delaware corporation, Wesco International, Inc., a Delaware corporation, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms

I-2-1

used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Term Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Term Note in respect thereof.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note may become, or may be declared to be, immediately due and payable as provided therein.

The undersigned hereby waives presentment, demand, protest and all other notices of any kind.

THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-2-2

WDCC ENTERPRISES INC.,
as the Canadian Borrower

By:
Name:
Title:

I-2-3

TERM LOANS TO THE CANADIAN BORROWER AND PRINCIPAL PAYMENTS

Date	Interest Period	Amount of Principal Repaid		Unpaid Principal Balance			Notation Made By
		Canadian Prime Rate	CDOR Rate	Canadian Prime Rate	CDOR Rate	Total

I-2-1